Exhibit 10.1

Pursuant to 17 CFR 230.406, confidential information has been omitted in places marked “[* * *]” and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

Pursuant to Instruction 2 to Item 601 of Regulation S-K, NeuStar, Inc., as assignee of Lockheed Martin IMS, has filed an agreement with the Northeast Carrier Acquisition Company, LLC, which is one of seven agreements that are substantially identical in all material respects other than the parties to the agreements.  North American Portability Management, LLC succeeded to the interests of Northeast Carrier Acquisition Company, LLC and each of the other entities listed below.  The following list identifies the other parties to the six agreements that have been omitted pursuant to Instruction 2 to Item 601:

•                  LNP, LLC (Midwest)

•                  Southwest Region Portability Company, LLC

•                  Western Region Telephone Number Portability, LLC

•                  Southeast Number Portability Administration Company, LLC

•                  Mid-Atlantic Carrier Acquisition Company, LLC

•                  West Coast Portability Services, LLC

AGREEMENT

FOR

NUMBER PORTABILITY ADMINISTRATION CENTER/
SERVICE MANAGEMENT SYSTEM

BETWEEN

LOCKHEED MARTIN IMS

AND

NORTHEAST CARRIER ACQUISITION COMPANY , L.L.C.

ARTICLE 1 - DEFINITIONS

ARTICLE 2 - SCOPE OF WORK

ARTICLE 3 - TERM

ARTICLE 4 - COMPENSATION AND NPAC/SMS USER AGREEMENTS

4.1 COMPENSATION
4.2 NPAC/SMS USER AGREEMENTS

ARTICLE 5 - RELATIONSHIP

ARTICLE 6 - PRICING AND ADJUSTMENT

6.1 GENERAL
6.2 SERVICE ELEMENT CHARGES
(a) Monthly Charges
(b) Per User/Per Request Charges
(c) Non-Recurring Charges
6.3 USER TRAINING
6.4 INTEROPERABILITY TESTING
6.5 EXPENSES
6.6 TARGET AMOUNTS; SHORTFALL AND CREDITS; BILLING
(a) Target Amounts, Optional Target Schedule
(b) Determining Allocable Target Shortfalls and Credits
(c) Invoicing of Monthly Charges for Users; Monthly Summary of Charges
(d) Certain Charges Incurred Prior to Acceptance
6.7 MOST FAVORED CUSTOMER
6.8 ADOPTION OF NANC FLOWS

ARTICLE 7 - BENCHMARKING

7.1 BENCHMARK OVERVIEW
7.2 BENCHMARKER
7.3 BENCHMARK
7.4 BENCHMARK INFORMATION
7.5 BENCHMARKING RESULTS

ARTICLE 8 - OBLIGATIONS OF CONTRACTOR

8.1 TESTING OF NPAC/SMS
(a) Testing; Readiness of Users
(b) Network Testing
(c) Delays
8.2 ACCEPTANCE; EFFECT OF DELAYS ON PAYMENTS
8.3 PROVISION OF NPAC/SMS; SERVICE LEVEL ADJUSTMENTS
8.4 COMPLIANCE WITH SERVICE LEVEL REQUIREMENTS; MONITORING AND REPORTING
8.5 SECURITY; UNAUTHORIZED ACCESS; INSPECTION
8.6 PROCUREMENT; STAFFING RESPONSIBILITIES; LOCATION CHANGES
8.7 TRAINING
8.8 TAXES
8.9 LICENSES AND PERMITS
8.10 LAWS AND REGULATIONS
8.11 IMMIGRATION LAW COMPLIANCE
8.12 QUALITY
8.13 NOTIFICATION OF ADDITIONAL SERVICES, ENHANCEMENTS AND MODIFICATIONS

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ARTICLE 9 - OWNERSHIP OF INTELLECTUAL PROPERTY; SOURCE CODE ESCROW

9.1 OWNERSHIP OF INTELLECTUAL PROPERTY
9.2 GRANT OF LICENSE ON CONDITION OF TERMINATION BY CUSTOMER
9.3 GRANT OF LICENSE ON CONDITION OF FORCE MAJEURE OR CONTRACT EXPIRATION
9.4 SOFTWARE ESCROW

ARTICLE 10 - PROBLEM RESOLUTION

10.1 HOTLINE SERVICE
10.2 PROBLEM CORRECTION

ARTICLE 11 - PROJECT STAFF

11.1 PROJECT EXECUTIVES AND OVERSIGHT
11.2 PROJECT MANAGERS
11.3 CONDUCT OF PERSONNEL

ARTICLE 12 - DISASTER RECOVERY

12.1 CONTRACTOR’S RESPONSIBILITY FOR DISASTER RECOVERY
12.2 DISASTER RECOVERY PLANS
12.3 DISASTER RECOVERY EXERCISES FOR THE NPAC/SMS
12.4 IMPLEMENTING SWITCH TO DISASTER RECOVERY SITE; RESTORATION
12.5 DATA LOSS DURING A DISASTER RECOVERY
12.6 OCCURRENCE OF FORCE MAJEURE
12.7 ALLOCATION OF RESOURCES FOR DISASTER RECOVERY OR FORCE MAJEURE
12.8 PERMANENT LOSS OF CONTRACTOR’S NPAC/SMS DATA CENTERS
(a) Loss of NPAC/SMS Production Computer System site
(b) Loss of NPAC/SMS Disaster Recovery Computer System site
(c) Customer’s Right to Terminate for Cause

ARTICLE 13 - ADDITIONAL SERVICES

13.1 REQUESTED BY CUSTOMER
13.2 PROPOSED BY CONTRACTOR
13.3 CHANGES PURSUANT TO BENCHMARKING AND AGREED-UPON CHANGES IN SERVICE LEVELS
13.4 STATEMENT OF WORK
13.5 STAFFING
13.6 ENHANCEMENTS TO NPAC/SMS SOFTWARE

ARTICLE 14 - BUSINESS RECORDS AND AUDITS

14.1 CONTRACTOR’S REGULAR AUDITS; CUSTOMER’S RIGHT TO AUDIT
14.2 ACCESS FOR AUDITS
14.3 PROVISION OF FACILITIES FOR AUDITS
14.4 AUDIT OF FEES
14.5 RECORD RETENTION
14.6 COMPLIANCE WITH AUDIT RECOMMENDATIONS

ARTICLE 15 - CONFIDENTIAL INFORMATION

15.1 CONFIDENTIAL INFORMATION DEFINED; OBLIGATIONS
15.2 EXCLUSIONS
15.3 RETURN OR DESTRUCTION
15.4 INJUNCTIVE RELIEF
15.5 LOSS OF CONFIDENTIAL INFORMATION

ARTICLE 16 - DELAYS; PERFORMANCE CREDITS AND CORRECTIVE REPORTING; DEFAULTS; FORCE MAJEURE

16.1 NOTICE OF DELAYS

16.2 DELAYS IN IMPLEMENTATION OF INITIAL SERVICES
16.3 PERFORMANCE CREDITS
16.4 ALLOCATION OF DAMAGES AMONG USERS
16.5 CONTRACTOR DEFAULTS
16.6 FORCE MAJEURE

ARTICLE 17 - INDEMNIFICATION

17.1 MUTUAL INDEMNIFICATION
17.2 CONTRACTOR INDEMNIFICATION
17.3 PROCEDURES

ARTICLE 18 - INFRINGEMENTS

18.1 CONTRACTOR’S OBLIGATION TO INDEMNIFY FOR INFRINGEMENT
18.2 CONTRACTOR’S OBLIGATIONS IF USE IS THREATENED

ARTICLE 19 - LIABILITY; LIMITATION OF LIABILITY

19.1 DIRECT DAMAGES
19.2 CONSEQUENTIAL DAMAGES
19.3 EXCLUSIONS

ARTICLE 20 - INSURANCE

20.1 CONTRACTOR’S INSURANCE REQUIREMENTS
20.2 CONTRACTOR’S FAILURE TO MAINTAIN INSURANCE
20.3 SELF INSURANCE
20.4 CUSTOMER’S INSURANCE REQUIREMENTS
20.5 CUSTOMER’S FAILURE TO MAINTAIN INSURANCE
20.6 ADDITIONAL INSURANCE

ARTICLE 21 - WARRANTIES

21.1 HARMFUL CODE OR DATA
21.2 NO LIENS OR VIOLATIONS OF THIRD PARTY RIGHTS
21.3 CONFORMANCE WITH SPECIFICATIONS AND OTHER STANDARDS
21.4 AUTHORITY
21.5 EXCLUSIVE WARRANTIES

ARTICLE 22 - ASSIGNMENT, OTHER TRANSFER, AND SUBCONTRACTING

22.1 CONSENT REQUIRED
22.2 ASSIGNMENT OF MONIES DUE

ARTICLE 23 - TERMINATION

23.1 TERMINATION BY CUSTOMER
23.2 NONWAIVER
23.3 USERS’ LIABILITY FOR PAYMENTS
23.4 RETURN OF PROPERTY UPON TERMINATION

ARTICLE 24 - TRANSITION AT EXPIRATION OR TERMINATION OF THIS AGREEMENT

24.1 CONTRACTOR’S OBLIGATION TO ASSIST WITH TRANSITION
24.2 OPTIONAL EXTENSION UPON TERMINATION OR NON-RENEWAL WITHOUT LICENSE
24.3 OPTIONAL EXTENSION UPON TERMINATION OR NON-RENEWAL WITH LICENSE, LOSS OF NEUTRALITY OR REGULATORY TERMINATION
24.4 TRANSITION SERVICES

ARTICLE 25 - REGULATORY AND LEGISLATIVE CONSIDERATIONS

25.1 USERS ARE COMMUNICATIONS COMMON CARRIERS
25.2 CHANGES IN LAW AND REGULATIONS

ARTICLE 26 - INTERNAL DISPUTE RESOLUTION AND ARBITRATION

26.1 INTERNAL DISPUTE RESOLUTION
26.2 ARBITRATION
26.3 CONTINUATION OF SERVICES
26.4 DISPUTES REGARDING CUSTOMER’S APPLICATION OF ALLOCATION

ARTICLE 27 - GENERAL

27.1 SUCCESSORS AND ASSIGNS
27.2 ATTORNEYS’ FEES
27.3 SERVICE PARITY
27.4 ADVERTISING OR PUBLICITY
27.5 NON-WAIVER
27.6 NOTICES
27.7 GOVERNING LAW
27.8 SEVERABILITY
27.9 REMEDIES
27.10 SURVIVAL
27.11 JOINT WORK PRODUCT
27.12 HEADINGS
27.13 COUNTERPARTS

ARTICLE 28 - NONEXCLUSIVE MARKET RIGHTS

ARTICLE 29 - CENTRALIZATION

ARTICLE 30 - ENTIRE AGREEMENT

EXHIBITS:

Exhibit A	Request for Proposal (Customer RFP dated September 20, 1996)
Exhibit B	NANC NPAC/SMS Functional Requirements Specification
Exhibit C	NANC NPAC/SMS Interoperable Interface Specification
Exhibit D	Contractor Response to RFP
Exhibit E	Pricing Schedules
Exhibit F	Project Plan and Test Schedule
Exhibit G	Service Level Requirements
Exhibit H	Reporting and Monitoring Requirements
Exhibit I	Key Personnel
Exhibit J	Form of NPAC/SMS User Agreement
Exhibit K	External Design
Exhibit L	Additional Terms and Conditions of Software License
Exhibit M	Software Escrow Agreement

CONTRACTOR SERVICES AGREEMENT

THIS CONTRACTOR SERVICES AGREEMENT (“Agreement”) is made and entered into this 7th day of November, 1997 (“Effective Date”) by and between the Northeast Carrier Acquisition Company, L.L.C. (the “Customer”), a New York limited liability company, having offices at c/o Carville B. Collins, Piper & Marbury L.L.P., 36 South Charles Street, Baltimore, Maryland 21201 and Lockheed Martin IMS (“Contractor”), a New York corporation, having offices at 1200 K Street NW, 11th Floor, Washington, DC 20005.

WITNESSETH:

WHEREAS, Customer is the limited liability company created by its Members under and pursuant to the Limited Liability Company Operating Agreement made as of the 5th of September, 1996 (the “Operating Agreement”) for the purposes of engaging in business activities related to implementing number portability; and,

WHEREAS, a group of service providers who currently provide or intend to provide facilities-based local exchange services in the State of New York through the porting of telephone numbers formed Customer on September 4, 1996, pursuant to the State of New York Public Service Commission’s (“PSC”) Order in Case No. 94-C-0095, entitled “Proceeding on Motion of the Commission to Examine Issues Related to the Continuing Provision of Universal Service and to Develop a Framework for the Transition to Competition in the Local Exchange Market. Number Portability Trial - Progress Report,” issued on January 23, 1996 , to develop, evaluate, recommend and implement, if possible, a permanent service provider portability solution, and such formation was endorsed by the PSC in its further Order in Case No. 94-C-0095, entitled, “Number Portability - Final Report of Number Portability Trial,” issued on November 25, 1996 (“PSC Orders”); and,

WHEREAS, the Federal Communications Commission (“FCC”) has issued its First Report and Order adopted June 27, 1996 and released July 2, 1996 in its Docket 95-116 regarding telephone number portability specifying proposed rules applicable to NPAC/SMS, as defined below; and its First Memorandum Opinion and Order on Reconsideration adopted March 6, 1997 and released March 11, 1997, in its Docket 95-116, recognizing the formation of Customer (“FCC Orders”); and,

WHEREAS, the North American Numbering Council (“NANC”) issued the Local Number Portability Administration (“LNPA”) Selection Working Group report, dated April 25, 1997, to address all issues delegated to NANC by the FCC Orders regarding LNPA selection, and, in Section 4 thereof, “LNPA Vendor Selection,” has endorsed the LLCs actions and role in vendor selection; and,

WHEREAS, Customer issued a Request for Proposal (“RFP”) on September 20, 1996, attached hereto as Exhibit A, in order to obtain a Number Portability Administration Center/Service Management System (“NPAC/SMS”) service vendor to provide a turnkey database solution to

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local number portability in the State of New York and other States in the Northeastern region; and,

WHEREAS, Contractor has reviewed and analyzed the RFP and has developed and submitted to Customer its Proposal dated October 25, 1996 and revisions thereto (hereinafter collectively the “Proposal”), and said Proposal sets forth Contractor’s offer and representations including, without limitation, conclusions, recommendations, and benefits incident to the appropriate facilities, hardware, system, software, and services, required to provide Users, as defined below, with the functional and operational performance capabilities and capacities specified in the RFP; and,

WHEREAS, Contractor represents that it is fully qualified to furnish NPAC/SMS to Customer; and,

WHEREAS, based on the representations contained in Contractor’s Proposal, presentations, other printed material, correspondence, discussions, and in reliance upon the expertise of Contractor in developing, designing and delivering systems, Customer wishes to retain the professional services of Contractor as the provider of NPAC/SMS in the Service Area, as defined below, and desires to have Contractor furnish such services to Users from the Contractor’s NPAC/SMS Data Centers, as defined below, utilizing the same computer systems, software and disaster recovery computer system and facility as provided to the Centralized NPAC LLCs, as defined below; and,

WHEREAS, Contractor desires to provide NPAC/SMS in the Service Areas, as defined below, and provide Services to Users from its NPAC/SMS Data Centers in accordance with the terms and conditions as set forth herein.

NOW, THEREFORE, for and in consideration of the premises and the mutual promises and covenants contained herein, it is hereby agreed as follows:

ARTICLE 1 - DEFINITIONS

As used throughout this Agreement, the following terms shall have the meanings set forth below unless otherwise indicated:

1.1                                 The term “Acceptance Date” shall have the meaning set forth in Section 8.2.

1.2                                 The term “Additional Services” shall have the meaning set forth in Section 13.1.

1.3                                 The term “Ad Hoc Report” means any report of any aspect of Per User/Per Request Charges or activity other than a Standard Report prepared by Contractor at the request of a User.

1.4                                 The term “Agreement” includes all the terms and conditions contained herein, including any Statement of Work and any Exhibit, appendix, attachment or documents referenced herein or incorporated herein by reference, including any and all amendments to this Agreement and each of the foregoing instruments.  In the event of a conflict between or among the terms and

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conditions contained herein, in any Statement of Work or any such Exhibit, appendix or attachment, the following shall control in descending order of precedence:  (a) Exhibit M - Software Escrow Agreement, (b) any Statement of Work (but only with respect to the subject matter thereof), (c) the terms and conditions contained herein, (d) Exhibit E - Pricing Schedule, (e) Exhibit F - Project Plan and Test Schedule, (f) Exhibit G - Service Level Requirements, (g) Exhibit H - Reporting and Monitoring Requirements,  (h) Exhibit B -  NANC Functional Requirements Specification, (i) Exhibit C - NANC NPAC/SMS Interoperable Interface Specification, (j) Exhibit K - External Design, (k) any other documents identified as Exhibits, (l) any other appendices or attachments referenced in this Agreement, (m) Exhibit D - Response to RFP, and (n) Exhibit A - Request for Proposal.

1.5                                 The term “Allocation Model” means the initial price allocation algorithm which shall be provided to Contractor by Customer and which, upon issuance by the FCC and/or state regulatory agency having competent jurisidiction over the NPAC/SMS, shall be superseded by the FCC-determined and/or state regulatory agency-determined price allocation algorithm provided to Contractor by Customer from time to time, which shall specify (i) which Service Element Charges shall be allocated among Users; and (ii) the method of allocation to be used for such Service Element Charges and any other amounts which may appropriately be billed to Users hereunder or under the NPAC/SMS User Agreements and with respect to which Contractor requests billing or allocation instructions from Customer. Contractor acknowledges that the Allocation Model may require different allocations among Users for different states within the Service Area.  Customer may amend the Allocation Model by delivery of an amended Allocation Model to Contractor at least thirty (30) days prior to the Billing Cycle with respect to which such Allocation Model is to be effective.

1.6                                 The term “Billing Cycle” means any calendar month, or portion thereof, during which Services are rendered hereunder.

1.7                                 The term “Business Day” means Monday through Friday of each week, excluding New Year’s Day, Memorial Day, July 4th, Labor Day, Thanksgiving Day, and December 24th and the 25th.

1.8                                 The term “Centralized NPAC LLCs” shall have the meaning given to such term in Article 29 hereof.

1.9                                 The term “Confidential Information” has the meaning defined in Section 15.1.

1.10                           The term “Contractor” refers to Lockheed Martin IMS, a New York corporation, having offices at 1200 K Street NW, 11th Floor, Washington, DC 20005 and shall include its permitted successors or assigns pursuant to Article 22 of this Agreement.

1.11                           The term “Contractor Delays” shall mean any delays directly or indirectly the result of Contractor having failed to meet or perform any of its obligations hereunder.

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1.12                           The term “CPI” means the Consumer Price Index for the City of Chicago, Illinois, for all items, as published by the Bureau of Labor Statistics of the United States Department of Labor, or if such Consumer Price Index shall be discontinued, any comparable statistics on the cost of living for the City of Chicago as may be mutually agreed upon by the Parties.

1.13                           The term “Custom Enhancement” means any Enhancement made by Contractor at the request of Customer in order to adapt the NPAC/SMS Software to Customer’s specific requirements, which Enhancements will have no utility or limited utility to other customers, service providers or other users in other service areas in which Contractor provides similar services in accordance with procedures set forth in Article 13 - “Additional Services “.

1.14                           The term “Customer” means the Northeast Carrier Acquisition Company, L.L.C. and its permitted successors or assigns pursuant to Article 22 of this Agreement.

1.15                           The term “Defects” shall mean, collectively or individually, a failure of the NPAC/SMS to meet the Specifications or a demonstrable mistake in any Documentation, and shall include Minor Defects and Material Defects.

1.16                           The term “Delay Extensions” shall have the meaning given to such term in Section 8.1(c).

1.17                           The term “Deliverables” means Documentation, other than escrowed proprietary technical manuals and documentation, and other materials developed for or delivered to Customer by Contractor under this Agreement or under any Statement of Work issued hereunder.

1.18                           The term “Documentation” means technical or user manuals and other similar written reference or instructional materials that relate to the Users’ use or operation of NPAC/SMS.

1.19                           The term “Effective Date” means the date set forth in the preamble to this Agreement.

1.20                           The term “Enhancements” means changes or additions, other than Maintenance Modifications, to the NPAC/SMS Software and related Documentation, including all new releases, Custom Enhancements, and User Enhancements that improve existing functions, add new functions, or significantly improve performance by changes in system design or coding.

1.21                           The term “Final Delivery Date” shall mean November 3, 1997, as such date may be extended by Delay Extensions.

1.22                           The term “Intellectual Property” means rights under patents, copyrights, trade secret law, and any other statutory provision or common law doctrine, relating to rights in and to Software, designs, formulas, procedures, methods, ideas, inventions and improvements, works of authorship and other material, recordings, graphs, drawings, reports, analyses, other writings, any information in any form and other property of any type not specifically listed herein, whether or not the foregoing are protected or protectable under Intellectual Property rights now or in the future

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1.23                           The term “LSMS” means a User’s Local Service Management System or its equivalent , including all software, minicomputers, front-end processors, workstations, computers, terminals, local area network (“LAN”) servers and associated peripheral equipment, lines and cabling used to connect and transmit data to and from the NPAC/SMS and other Users.

1.25                           The term “Maintenance Modifications” means any modifications or revisions, other than Enhancements, to the NPAC/SMS Software or Documentation that correct Defects, support new releases of the operating systems with which the NPAC/SMS Software is designed to operate, support new input/output (“I/O”) devices or provide other incidental updates and corrections.

1.26                           The term “Material Defect” shall mean a Defect that adversely affects the ability of the NPAC/SMS to port telephone numbers successfully in accordance with the Specifications

1.27                           The term “Member” shall mean a company which has joined the LLC pursuant to the Operating Agreement.

1.28                           The term “Minor Defect” shall mean a Defect other than a Material Defect.

1.29                           The term “Network Testing Readiness Date” shall mean the day following the Turnup Testing Completion Date.

1.30                           The term “Neutral Third Party” means an entity which (i) is not a telecommunications carrier,  as defined in the Communications Act of 1934 as amended; (ii) is not owned by, or does not own, any telecommunications carrier; provided that ownership interests of five percent (5%) or less shall not be considered ownership for purposes of this Article; or (iii) is not affiliated, by common ownership or otherwise, with a telecommunications carrier.

1.31                           The term “Normal Business Hours” means 7:00 a.m. to 7:00 p.m. Central Time during Business Days.

1.32                           The term “NPAC/SMS” means the total solution provided by Contractor as described in this Agreement for providing, maintaining, administering, and operating a number portability administration center and service management system for the Service Area, including, but not limited to, the data processing system used to provide NPAC/SMS, the NPAC/SMS Software (including Enhancements or Maintenance Modifications), Additional Services performed pursuant to Statements of Work, Contractor utilities, hardware, Third Party software, peripherals, communications equipment and services, and other facilities used by Contractor at its NPAC/SMS Data Centers to provide Services under this Agreement, including, without limitation, the points of presence required to be provided by Contractor in the Service Area pursuant to Section 12.13 of Exhibit A - Request for Proposal, to which Users can connect to the NPAC/SMS, and other points of presence that may be provided pursuant to a Statement of Work if the “Service Area” is expanded as contemplated in the definition thereof in Section 1.46.

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1.33                           The term “NPAC/SMS Data Centers” means the two (2) geographically distinct locations where Contractor provides the facilities, equipment and personnel to operate the NPAC/SMS Production Computer System and the NPAC/SMS Disaster Recovery Computer System.

1.34                           The term “NPAC/SMS Disaster Recovery Computer System” means the dedicated computer system that provides a software and hardware test capability for ongoing NPAC/SMS development and provides a dedicated NPAC/SMS disaster recovery arrangement, which, as of the Effective Date, is located at 777 Old Saw Mill River Road, Tarrytown, New York, and which is the same disaster recovery computer system utilized to provide NPAC/SMS for the Centralized NPAC LLCs.

1.35                           The term “NPAC/SMS Production Computer System” means the dedicated computer system that provides NPAC/SMS to Users, which, as of the Effective Date, is located at 200 South Wacker Drive, Chicago, Illinois, and which is the same primary computer system utilized to provide NPAC/SMS for the Centralized NPAC LLCs.

1.36                           The term “NPAC/SMS Software” means all computer programming code created, written and developed for or in anticipation of the NPAC/SMS application in any form.  If not otherwise specified, the NPAC/SMS Software shall include both Object Code and Source Code.  The NPAC/SMS Software shall include any Maintenance Modifications created by Contractor from time to time, and shall include Enhancements thereto when added to the NPAC/SMS Software in connection with a Statement of Work issued hereunder.

1.37                           The term “NPAC/SMS User Agreement” means the agreement between Contractor and a User for NPAC/SMS in the form attached to this Agreement as Exhibit J - NPAC/SMS User Agreement Form.

1.38                           The term “Object Code” means the machine-readable form of any computer programming code.

1.39                           The terms “Party” or “Parties” mean Contractor and/or Customer

1.40                           The term “Project” means the work being performed under this Agreement to enable Contractor to offer the Services, including work performed under any Statement of Work relating to Additional Services.

1.41                           The term “Project Executive” means the individual designated by each of the Parties to act as its primary contact between the Parties for the resolution of issues and problems concerning operation of the NPAC/SMS, as provided for under Section 11.1.

1.42                           The term “Project Manager” means the individuals designated by each of the Parties to act as its primary interface between the Parties with respect to the furnishing of Additional Services, as provided for under Section 11.2.

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1.43                           The term “Project Plan” means the timetable for accomplishing a Project, as set out in Exhibit F - Project Plan and Test Schedule, or in the applicable Statement of Work for any Additional Services.

1.44                           The term “Services” means the delivery of NPAC/SMS services in the manner provided under this Agreement and shall include Additional Services.

1.45                           The term “Service Area” means New York, and any other jurisdictions or market service areas to which NPAC/SMS is provided under this Agreement, which may include the states of Maine, Vermont, New Hamshire, Massacheusetts, Rhode Island and Connecticut.

1.46                           The term “Service Element” means any of the individual service items identified and priced in Exhibit E - Pricing Schedules.

1.47                           The term “Service Element Charges” means (i) all Service Element fees and charges for Service Elements allocable to a User pursuant to the Allocation Model, and (ii) all other Service Element fees and charges for Services incurred by a User.

1.48                           The term “Service Levels” means the service levels for NPAC/SMS specified in Exhibit G, as amended from time to time as provided for in this Agreement.

1.49                           The term “Service Provider” means an entity which (i) is a facilities-based carrier intending to provide telecommunications services within the Service Area and (ii) has entered into an NPAC/SMS User Agreement with Contractor to receive Services under this Agreement.

1.50                           The term “Software” means computer programs and related Documentation and includes application programs, operating system programs, utilities, templates, parameter tables and settings, interfaces to external programs, tools, program related data, and local area network management software.

1.51                           The term “Source Code” means the human-readable form of any computer programming code and related Documentation, including all comments and any procedural code such as job control language.

1.52                           The term “Specifications” means the functional, technical and design specifications for Services set forth in any Statement of Work, Exhibit B - NANC NPAC/SMS Functional Requirements Specification, Exhibit C - NANC NPAC/SMS Interoperable Interface Specification, Exhibit K - External Design, Exhibit D - Response to RFP, Exhibit A - Request for Proposal, any other documents identified as Exhibits, and any other appendices or attachments referenced in this Agreement, with any conflict between or among such documents controlled pursuant to the precedence order described in the definition of “Agreement” in Section 1.4.

1.53                           The term “Standard Report” means a report designated in Section 9 of Exhibit B - NANC NPAC/SMS Functional Requirements Specifications.

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1.54                           The term “Statement of Work” means any Statements of Work entered into under Article 13.

1.55                           The term “Termination Event” shall have the meaning given to such term in Section 24.1 hereof.

1.56                           The term “Test Window” shall be the period of time, defined by a start date and completion date, assigned to each User which will be participating in Turnup Testing, as set forth in the Turnup Test Plan.

1.57                           The term “Third Party” means any individual, corporation, partnership, association or other entity, other than the Parties hereto.

1.58                           The term “Turnup Testing Completion Date” shall mean the date upon which the incumbent Local Exchange Carrier (“LEC”) and a minimum of two (2) competitive LECs of the Service Providers covered by the Turnup Test Plan are scheduled to have completed Turnup Testing under said plan.

1.59                           The term “Turnup Testing Start Date” shall mean the date established in the Turnup Test Plan for the commencement of Turnup Testing for the first User under said plan.

1.60                           The term “Turn-up Test Plan” shall mean the final version of the NPAC/SMS Turnup Test Plan for the Service Area agreed to by the Parties, the schedule of which may be amended from time to time by the Parties for Delay Extensions and Contractor Delays.

1.61                           The term “Unauthorized Access” includes (i) a breach of security on a system, LAN or telecommunications network which contains, processes or transmits a User’s proprietary or Confidential Information, or (ii) unauthorized or illegal activities by Contractor, its employees, subcontractors or agents to obtain money or information from or through any Customer or Users, or in any way damage Customer, the Users using User Data, an LSMS or the NPAC/SMS.

1.62                           The terms “User” or “Users” means, individually or collectively, (i) any and all Service Providers and/or (ii)(a) any and all providers of telecommunications related services in the Service Area, having a need to access any part of the NPAC/SMS, such as to route, bill or rate calls, and (b)  which has or have entered into an NPAC/SMS User Agreement(s) with Contractor in the form of Exhibit J hereto to access and use Services under this Agreement.

1.63                           The term “User Charges” means, as to any User, the sum of (i) such User’s Service Element Charges, (ii) to the extent not reflected in Service Element Charges, such User’s fees and charges incurred in connection with any Statement of Work hereunder, determined in the manner specified by said Statement of Work and (iii) all other amounts which may appropriately be billed to Users hereunder or under the NPAC/SMS User Agreements.

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1.64                           The term “User Data” means all data and information, however recorded, provided to Contractor by Users to enable Contractor to provide NPAC/SMS to Users under this Agreement.

1.65                           The term “User Enhancement” means any Enhancement made by Contractor in order to adapt the NPAC/SMS Software to special requirements of a specific User, which Enhancement will have no utility or limited utility to other Users in the Service Area and, if applicable, other users in service areas of any Centralized NPAC LLCs.

ARTICLE 2 - SCOPE OF WORK

Contractor shall (i) adapt the NPAC/SMS Software to meet Customer’s requirements and test the NPAC/SMS Software according to the terms and conditions of this Agreement, for implementation under the schedule in Exhibit F - Project Plan and Test Schedule; (ii) provide all facilities, equipment, Software, personnel and materials necessary to manage, maintain and operate the NPAC/SMS Data Centers; and (iii) provide Services to Users according to the terms and conditions of this Agreement and the NPAC/SMS User Agreement, including from time to time, providing Additional Services upon the execution of Statements of Work by both Parties under Article 13.

ARTICLE 3 - TERM

This Agreement shall be effective as of the Effective Date of this Agreement and shall continue for a period of five (5) years after the Acceptance Date, or, if Customer elects Target Option B pursuant to Section 6.6 (a), through March 31, 2003 (in either case, the “Initial Term”), unless terminated earlier under the terms and conditions of this Agreement.  After the Initial Term, this Agreement shall automatically renew for consecutive one (1) year terms unless an election not to renew is made by (i) Customer by providing at least ninety (90) days written notice to Contractor prior to the end of the Initial Term or any subsequent renewal term or (ii) by Contractor by providing at least one hundred and eighty (180) days written notice to Customer prior to the end of the Initial Term or any subsequent renewal term.

ARTICLE 4 - COMPENSATION AND NPAC/SMS USER AGREEMENTS

4.1                               Compensation

In consideration for the fulfillment by Contractor of its obligation to provide NPAC/SMS as detailed hereunder, Customer hereby grants to Contractor the right to provide Services to Users in the Service Area for the term of this Agreement.  Contractor acknowledges that the opportunity to provide the Services is a substantial business opportunity to it.

Contractor shall be compensated for Services by the fees paid by Users pursuant to their respective NPAC/SMS User Agreements and under Exhibit E - Pricing Schedules, as provided in Article 6 - Pricing and Adjustment.  Customer shall have no obligation to pay Contractor any compensation for any Services or other work provided under this Agreement, unless expressly

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authorized by a Statement of Work issued in accordance with Article 13 - Additional Services or a written modification to this Agreement.

4.2                               NPAC/SMS User Agreements

Contractor shall enter into NPAC/SMS User Agreements with Users for the provision of Services.  The NPAC/SMS User Agreement shall be in exactly the form attached to this Agreement as Exhibit J - NPAC/SMS User Agreement Form.  Contractor shall provide a monthly report to Customer of the name and address of all Users currently under contract with Contractor for Services,which report shall set forth in a separate section all new Users added since the last such report.  Contractor shall also provide a copy of this report to any requesting User at no additional charge.

Contractor shall not provide Services within the Service Area to any Third Party except upon execution of an NPAC/SMS User Agreement.  Any Third Party requesting services from Contractor similar to NPAC/SMS in the Service Area shall be required to complete an application for such Services, the form of which is an attachment to Exhibit J - NPAC/SMS User Agreement Form and may only be amended or modified by the Parties.  Contractor shall determine whether any Third Party qualifies for Services as a User, based upon a good-faith, reasonable interpretation of the information provided by such Third Party pursuant to its application and the definitions of “Service Provider” and “User “ in this Agreement, before entering into an NPAC/SMS User Agreement with such Third Party.  If Contractor is unsure whether a Third Party requesting such access falls within clause (i) of the definition of “Service Provider” or clause (ii)(a) of the definition of “User,” Contractor shall refer such application to Customer for its decision on whether the Third Party qualifies as a “Service Provider” or “User “ under either of the above-referenced applicable clauses of the definitions of “Service Provider” or “User” before entering into an NPAC/SMS User Agreement with such Third Party.  Contractor shall have no obligation to investigate the accuracy of any information provided by a Third Party applying for access to the NPAC/SMS as a User.  However, notwithstanding the preceding sentence, if Contractor’s Project Executive knows that a User is not or ceases to qualify as a “User” under this Agreement, such Project Executive shall notify Customer and take appropriate action under such User’s NPAC/SMS User Agreement, including, without limitation and, if appropriate, terminating such agreement.

Both Parties agree that membership in Customer is not a requirement or qualification for access.

ARTICLE 5 -  RELATIONSHIP

Contractor’s relationship to Customer in the performance of this Contract is that of an independent contractor.  Personnel furnished by Contractor (hereinafter “Contractor’s Employee(s)”) to perform Services hereunder shall at all times remain under Contractor’s exclusive control and direction and shall be employees of Contractor and not employees of Customer.  Contractor shall pay all wages, salaries and other amounts due Contractor’s Employee(s) relative to this Contract and shall be responsible for all obligations respecting them

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relating to FICA, income tax withholdings, unemployment compensation and other similar responsibilities and, as such, Contractor is filing all required forms and necessary payments appropriate to the Contractor’s tax status. In the event the Contractor’s Employee(s)’ independent status is denied or changed and the Contractor or Contractor’s Employee(s) are declared to have “common law” status with respect to work performed for Customer, Contractor agrees to indemnify and hold Customer,  Members and their parents, affiliates and subsidiaries harmless from all fines, penalties, liabilities, claims, obligations and costs, including legal fees, which may be incurred as a result of such changes in status.

Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between Contractor and Customer.  Neither Party is, by virtue of this Agreement, authorized as an agent, employee or legal representative of the other.  Except as specifically set forth herein, neither Party shall have power to control the activities and operations of the other and their status is, and at all times will continue to be, that of independent contractors.  Neither Party shall have any power or authority to bind or commit the other.

ARTICLE 6 - PRICING AND ADJUSTMENT

6.1                               General

Contractor shall be compensated for rendering the Services hereunder by charging Users at the prices set forth in Exhibit E - Pricing Schedules (the “Pricing Schedules”) for such Services in accordance with the Allocation Model.  Customer will deliver an Allocation Model to Contractor on or before September 30, 1997; provided, however, that if Customer fails to provide an Allocation Model by such date and until thirty (30) days after such Allocation Model is so provided, Contractor shall be entitled to allocate all allocable charges hereunder pro rata to the Users, and shall invoice such Users accordingly.

Except as provided in a Statement of Work or as otherwise specifically provided hereunder, Contractor will not increase the prices set forth in the Pricing Schedules during the Initial Term of this Agreement.  Thereafter, the prices for Services may be increased upon not less than ninety (90) days prior written notice to Customer; provided, however, that (i) any such price increase will not exceed the total percentage increase, if any, in the CPI for the twelve (12) month period immediately preceding Contractor’s proposed price increase, or eight percent (8%), whichever is less, and (ii) prices may not be increased more than once in any twelve (12) month period.

6.2                               Service Element Charges

(a)                                  Monthly Charges.

Monthly Charges will be assessed to Users for each Service Element requested by Users from those listed under Category 1 in Schedule 1 of the Pricing Schedules.  The applicable monthly rate charges appearing in Schedule 1 of the Pricing Schedules shall be assessed for each month for which the Services are provided.  For the purpose of pro-rating charges for partial months, each month will be deemed to have thirty (30) days.  Contractor may take requests for these Services directly from any User, and will report

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the respective User charges to Customer in the Monthly Summary of Charges.  Contractor will invoice such charges to the respective Users which requested and received said Service Elements.

(b)                                 Per User/Per Request Charges.

Per User/Per Request charges apply only when a specific Service Element listed under Category 2 in Schedule 1 of the Pricing Schedules has been requested or used by a User, and will be accumulated and billed on a monthly basis as described in more detail below.  The following shall apply to specific Per User/Per Request Service Elements:

(i)                  NPAC User Support Contacts: NPAC/SMS Hotline Calls.

A flat per-contact charge set forth in Category 2 of Schedule 1 to the Pricing Schedules will be assessed by Contractor for contacts received by Contractor from a User for “Billable NPAC User Support Manual Requests”, as defined in Footnote 3 to Schedule 1 of the Pricing Schedules, in excess of five (5) per day, commencing three (3) months after the date such User completes Turnup Testing.  An initial phone call, e-mail message, facsimile transmission, or any other form of written or oral communication from a User, and all follow-up contacts relating directly to the subject matter of the initial call, shall constitute a single “contact” hereunder.  Contractor may take requests for these Services directly from any User, and will report the respective User charges to Customer in the Monthly Summary of Charges.  Contractor will invoice such charges to the respective Users which requested and received said NPAC User Support Contacts.

(ii)               Ported Telephone Numbers.

Promptly after the end of each calendar month, Contractor shall aggregate the total number of telephone numbers ported (as defined in footnote 4 to Schedule 1 of the Pricing Schedules) during the month and multiply such total by the applicable price per “TN Porting Event” set forth in Category 2 of Schedule 1 of the Pricing Schedules (the product of such multiplication being referred to herein as the “Aggregate Porting Charge”).  Each User in the Service Area shall be charged for a portion of the Aggregate Porting Charge for the subject month in the manner specified by the Allocation Model.  In the event Contractor’s charges to Users are based on an initial Allocation Model, or are invoiced to Users in the absence of an Allocation Model as set forth in Section 6.1, such charges shall be “trued-up” to charges that would have applied had an FCC or state regulatory agency Allocation Model been available.

(iii)            Reports.

All Standard Reports will be prepared for a fixed fee as set forth in Schedule 1 of the Pricing Schedules.  All Ad Hoc Reports will be prepared by Contractor and charged at an hourly rate for the time required to define and develop the Ad Hoc Report format.  Contractor may take requests for these Services directly from any User, and will report the respective User charges to Customer in the Monthly Summary of Charges.  Contractor will invoice such charges to the respective Users which requested and received said reports

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(c)                                  Non-Recurring Charges.

Non-Recurring Charges will be assessed to Users for each Service Element listed under Category 3 in Schedule 1 of the Pricing Schedules.  Contractor may take requests for these Services directly from any User, and will report the respective User charges to Customer in the Monthly Summary of Charges.  Contractor will invoice such charges to the respective Users which requested and received said Service Elements.

6.3                               User Training

Training Charges will be assessed to Users for each of their respective personnel who attend training courses on the use of the NPAC/SMS during the term of this Agreement at the fees per person set forth in Schedule 2 of the Pricing Schedules.  The prices set forth in said Schedule 2 of the Pricing Schedules are based on a three (3) day training course.  The introduction of future Enhancements or other changes to the NPAC/SMS may increase course length and pricing, with any such changes to be described in a Statement of Work relating to the implementation of any such Enhancement or change.  Contractor will provide classroom space and hands-on training plus a copy of the training materials for each participant.  Other costs such as travel and expenses of participants are not included and will be the responsibility of the course participants or the Users they represent, as determined between them.  If more than three participants from the same User attend the same class, each participant’s training fee will be reduced by ten percent (10%).  Contractor will also travel and conduct training courses at a User’s site, provided that a minimum of three participants will take the on-site course.  The price for such training arrangements is ninety percent (90%) of standard training prices set forth in Schedule 2 of the Pricing Schedules, plus reasonable expenses of the person or persons presenting the course (e.g., travel, hotel, meals, etc.).  Contractor may take requests for these Services directly from any User, and will report the respective User charges to Customer in the Monthly Summary of Charges.  Contractor will invoice such charges to the respective Users which requested and received said training.

6.4                               Interoperability Testing

Interoperability Testing will be performed in accordance with an Interoperability Test Plan to be prepared by Contractor, and will be charged to Users (or, if applicable, a Third Party supplier of LSMS or Service Order Administration (“SOA”) services designated by a User as its provider of LSMS or SOA services, referred to herein as an “LSMS/SOA Supplier”) in accordance with Schedule 3 of the Pricing Schedules.  The Initial Test charges shown in Schedule 3 of the Pricing Schedules will be required to be paid in connection with initial testing of a User’s or LSMS/SOA Supplier’s LSMS or SOA software.  A certain amount of re-testing of a User’s or LSMS/SOA Supplier’s LSMS or SOA software will be required in connection with any new release of the LSMS or SOA software by the User or LSMS/SOA Supplier.  The extent of any such re-testing, and the related fees and charges therefor, will be addressed in a Statement of Work relating to such re-testing.  Re-testing of LSMS or SOA software required in connection with a new release of NPAC/SMS Software initiated by Contractor will not be charged to Users or LSMS/SOA Suppliers.  Additional testing beyond the scope of testing or time frame specified in the

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Interoperability Test Plan (due, for example, to the need or desire of a User to perform material amounts of re-testing following remediation of defects or other alterations to LSMS or SOA software made during the course of Interoperability Testing) shall be charged at a flat rate per day (or portion thereof) as set forth in said Schedule 3.  Contractor may take requests for these Services directly from any User, and will report the respective User charges to Customer in the Monthly Summary of Charges.  Contractor will invoice such charges to the respective Users which requested and received such Interoperability Testing.

6.5                               Expenses

Except as otherwise provided in this Agreement and any Statement of Work, all expenses (including travel and travel-related expenses) incurred by Contractor in connection with the provision of Services are included in the fees and shall not be reimbursed by Customer, or Users, unless agreed upon by Customer in writing.

6.6                               Target Amounts; Shortfall and Credits; Billing

(a)                                  Target Amounts, Optional Target Schedule.

Contractor and Customer have established monthly target amounts for specific periods during the Initial Term hereof as set forth on Schedule 5 of the Pricing Schedules (the “Monthly Target Amounts”). The Monthly Target Amounts will serve as revenue targets for Contractor during such periods and will be used to determine the Allocable Target Shortfalls and Allocable Target Credits as defined and described below. The Parties agree that the Monthly Target Amounts set forth as “Option A” in Schedule 5 of the Pricing Schedules will be the revenue targets under this Agreement unless, on or before September 15, 1997, Customer provides written notice to Contractor that it elects to have the Monthly Target Amounts as set forth as “Option B” in Schedule 5 of the Pricing Schedules serve as the revenue targets under this Agreement.  Any such election by Customer will be irrevocable.

(b)                                 Determining Allocable Target Shortfalls and Credits.

Promptly after the end of each Billing Cycle, Contractor shall compare (i) the sum (the “Target Shortfall/Credit Compare Amount”) of (A) the aggregate amount of User Charges incurred by all Users within the Service Area with respect to Service Elements set forth on Schedule 1 of the Pricing Schedules from the beginning of the calendar year in which such Billing Cycle occurs (the “Subject Year”) to the end of such Billing Cycle and (B) the excess, if any, by which the aggregate Allocable Target Shortfalls (as defined below), if any, for all prior Billing Cycles in the Subject Year exceed the aggregate Allocable Target Credits (as defined below), if any, for the same period (the “Net Shortfall Amount”), to (ii) the aggregate sum of the Monthly Target Amount for such Billing Cycle plus the Monthly Target Amounts for all prior Billing Cycles in the Subject Year (such sum being referred to herein as the “Applicable Aggregate Target Amount”). If at the end of any Billing Cycle, the applicable Target Shortfall/Credit Compare Amount is less than the Applicable Aggregate Target Amount, then the difference (or shortfall amount) shall be an “Allocable Target Shortfall.”  Conversely, if at the end of any Billing Cycle, the applicable Target Shortfall/Credit Compare Amount exceeds the Applicable Aggregate

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Target Amount, then the excess shall be an “Allocable Target Credit,” but only up to the amount of the Net Shortfall Amount, if any, as of such Billing Cycle.  Allocable Target Shortfalls and Credits are determined on a Subject Year by Subject Year basis, with no carryover to any following year of any prior year’s end of the year Net Shortfall Amount or Schedule 1 User Charges in excess of the aggregate of such prior year’s Monthly Target Amounts.  Each User’s share of any Allocable Target Shortfalls or Credits for any Billing Cycle will be determined in accordance with the Allocation Model and as agreed to in the User Agreement.  A sample calculation of the Allocable Target Shortfalls and Credits applying the foregoing methodology is set forth as part of Schedule 6 of the Pricing Schedules.

(c)                                  Invoicing of Monthly Charges for Users; Monthly Summary of Charges.

Promptly after the end of each Billing Cycle, Contractor shall prepare and send to each User an invoice for the amount of its User Charges, plus such User’s share of the Allocable Target Shortfall, if any, and less the sum of (i) such User’s share of the Allocable Target Credit, if any, and (ii) such User’s allocable share of any liquidated damages, if any, assessed against Contractor pursuant to Article 16 hereof.  Contractor shall also prepare and deliver to Customer a report (the “Monthly Summary of Charges”) setting forth the billing calculation above for each User in the Service Area, and for all Users within the Service Area.  All invoices shall be due and payable within forty-five (45) days of the date of the invoice, as provided in the NPAC/SMS User Agreement.

(d)                                 Certain Charges Incurred Prior to Acceptance.

It is understood by the Parties that certain Services hereunder, including without limitation those described in Sections 6.2(a),6.2(c), 6.3 and 6.4 hereof, may be requested by or provided to Users prior to Acceptance of the NPAC/SMS, and that such Service Element Charges may be invoiced to the appropriate Users in accordance with Section 6.6(c) above, notwithstanding that Acceptance shall not have occurred.

6.7                               Most Favored Customer

Contractor’s Terms to Users for the Services shall be at least as favorable as the Terms provided by Contractor to any other customer receiving NPAC/SMS-type services.  Subject to the following paragraphs in this Section, if Contractor provides more favorable Terms to another customer for NPAC/SMS services of the type received by Users, Contractor shall extend such Terms to Customer and Users, taking into account any inherent differences resulting from providing such services on a “centralized” versus a “dedicated” basis.  As used in this Article, “Terms” includes, but is not limited to, rates, prices, charges, target amounts, liquidated damages, contractual terms and conditions, or any other contractual element (including, without limitation, service level requirements) affecting the price of NPAC/SMS Services offered or the rights or obligations of the Parties or Users under either this Agreement or the NPAC/SMS Users Agreement or any similar agreement with another customer of Contractor receiving NPAC/SMS-type services (the latter being referred to herein as a “Comparable Agreement”).  Contractor shall promptly advise Customer in writing when it has entered into a Comparable Agreement and

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inform Customer of any more favorable Terms (and, as provided below, any corresponding less favorable Terms) in such agreement.

Subject to the following paragraph, if Contractor provides more favorable Terms to another customer under a Comparable Agreement, Customer may substitute all or any portion of such more favorable Terms for the Terms of this Agreement or the NPAC/SMS User Agreement, including, if appropriate, the lowest charges included in such Terms, retroactive to the date the more favorable Terms became effective as to such other customer of Contractor.

Notwithstanding the foregoing, if any such more favorable Term of a Comparable Agreement was the product of negotiations which resulted from or resulted in one or more corresponding less favorable Terms elsewhere in such agreement, Customer must also substitute or add, as the case may be, such corresponding less favorable Term or Terms to this Agreement or the NPAC/SMS User Agreements along with the more favorable Term.  The inclusion of such less favorable Terms with the more favorable Terms shall occur only where the more favorable and less favorable Terms are (i) directly related by subject matter and the changes reflecting such Terms are made as part of the same generation of revisions to the Comparable Agreement (prior to the effectiveness thereof) or (ii) are part of the same amendment thereto (after effectiveness).  Contractor shall bear the burden of showing that the changes were so related.

Upon receiving Contractor’s notice of the provision of more favorable Terms in a Comparable Agreement, Customer must respond within ninety (90) days whether or not it wishes to adopt such Term or Terms (except that such period shall be extended, as reasonably necessary, if Customer is in good faith discussions with Contractor regarding the consequence and/or implementation of such Term or Terms within such ninety (90) days), and if Customer does not respond within such period, Customer shall be deemed to have waived the application of this Section 6.7 in such instance.

6.8                               Adoption of NANC Flows

In addition to all other charges payable in accordance with this Article 6 and the Pricing Schedules, Contractor shall be compensated for additional development of the NPAC/SMS Software relating to the implementation of the process flows adopted as the NANC NPAC/SMS Functional Requirements Specification 1.0 and the NANC NPAC/SMS Interoperable Interface Specification 1.0 (together, the “NANC 1.0 Flows”).  The total charge for the changes arising out of the NANC 1.0 Flows shall be $[* * *], which shall be allocated among the Centralized NPAC LLCs equally (with four Centralized NPAC LLCs, each would be allocated $[* * *]).  The amount allocated to Customer shall be paid by Users in forty-eight (48) equal monthly installments commencing January 1, 1998 and continuing through and including December 31, 2001 (with four (4) Centralized NPAC LLCs, Customer’s allocated monthly share would be $[* * *]).  The amount invoiced to each User in any month shall be determined in accordance with the Allocation Model in effect for such month. The payments provided for in this Section shall not be applied against the Annual Target Amounts.

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ARTICLE 7 - BENCHMARKING

7.1                               Benchmark Overview

Within sixty (60) days after the Effective Date, Customer and Contractor shall establish the objective measurement and comparison process (utilizing as the baselines the Service Levels established under Exhibit G - Service Level Requirements, as the same may be amended by this Article 7 - Benchmarking) (the “Benchmarking Process”) in order to ensure that Contractor provides Customer and Users with technology and service level standards equal to or greater than other organizations receiving similar services.

7.2                               Benchmarker

Each comparison measurement of the Benchmarking Process (the “Benchmark”) shall be conducted by a person (the “Benchmarker”) who is either:

(a)                                  an employee or employees of Contractor; or

(b)                                 at Customer’s option, a Third Party selected by Customer, provided that (i) neither such Third Party nor any of its affiliates competes or intends to compete, directly or indirectly, with Contractor for the provision of NPAC/SMS in the Service Area or in any other service area and (ii) such Third Party signs an appropriate confidentiality agreement with Customer and Contractor regarding the Confidential Information, substantially in accordance with the provisions of Article 15 hereof.

The fees and expenses charged by the Third Party Benchmarker shall be paid by Customer.

7.3                               Benchmark

The Benchmarker shall conduct the Benchmarking Process annually or at such other frequency as may be mutually agreed upon by the Parties.  Customer and Contractor shall agree upon the period during which the Benchmarking Process shall be conducted.

7.4                               Benchmark Information

Customer and Contractor shall jointly determine the objective Third Party information that will be required to conduct or support the Benchmark (the “Benchmark Information”).  Customer and Contractor shall:

(a)                                  review the Benchmark Information and

(b)                                 schedule a meeting to address any issues either Party may have with the Benchmark Information.

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Contractor shall provide the Benchmark Information (including information relating to other customer sites, if available) at no additional cost to Customer.

7.5                               Benchmarking Results

Within thirty (30) days after the completion of the Benchmarking Process, the Benchmarker shall produce a written report of the results thereof, together with supporting schedules and documentation (such report, the “Benchmarking Results”), and shall deliver the Benchmarking Results to the Project Executives for Customer and Contractor.  If Customer and Contractor agree, after reviewing the Benchmarking Results, that adjustments to the Service Levels are necessary or appropriate, the Parties shall amend the Service Levels accordingly.  If any such adjustment to the Service Levels would also involve or necessitate a change to or modification of the NPAC/SMS, Contractor shall propose a Statement of Work in accordance with Article 13, which shall be agreed to and performed in accordance with the provisions of Section 13.4, and any amendment to the Service Levels agreed to by the Parties shall take effect upon the completion and acceptance of the work subject to any such Statement of Work.  In the event either Party disputes the Benchmarking Results or whether adjustments are necessary or appropriate, the Benchmarking Results or need for adjustments to Service Levels shall be subject to the dispute resolution procedures set forth in Article 26 - Internal Dispute Resolution and Arbitration.

ARTICLE 8 - OBLIGATIONS OF CONTRACTOR

8.1                               Testing of NPAC/SMS

(a)                                  Testing; Readiness of Users.

Turn-up Testing (as described in footnote 6 to Schedule 1 of the Pricing Schedules) will be completed in accordance with the Turnup Test Plan and the Project Plan, the current version of which and any subsequent versions of which, shall be as set forth in Exhibit F - Project Plan and Test Schedule, which Project Plan and Test Schedule shall conform to any and all requirements of the FCC.  Prior to commencing Turnup Testing, each User must have a Certified System (as defined in Section 7.3(b) of the NPAC/SMS User Agreement, the form of which is attached hereto as Exhibit J) prior to the scheduled commencement date of such User’s Test Window.

(b)                                 Network Testing.

On the Network Test Readiness Date, Contractor shall make the NPAC/SMS available to the Users which have completed Turnup Testing for the purposes of conducting network-to-network testing of the porting of telephone numbers pursuant to the Project Plan and Test Schedule at Exhibit F, which shall conform to any and all requirements of the FCC (“Network Testing”). Customer will determine whether or not the NPAC/SMS is operating in accordance with the Specifications.  Contractor will use reasonable efforts to cooperate with Customer and Customer’s Network Testing coordinator in performing such Network Testing.

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(c)                                  Delays.

The commencement and successful completion of Turn-up Testing and Network Testing in a timely manner by the three (3) Users referred to in the definition of “Turn-up Testing Completion Date” in Section 1.58 above (the “Acceptance Test Users”) shall be considered a material term of this Agreement.  Subject to Section 16.1, if applicable, the Final Delivery Date shall be extended on a day-for-day basis for any delay in completing such testing which is not directly or indirectly the result of Contractor Delays (such delays, “Delay Extensions”); provided, however, that if Contractor reasonably establishes to Customer’s satisfaction that a longer delay is necessary because personnel, facilities or other resources (including those of subcontractors) could not, through the application of best efforts by Contractor, be made available to allow performance by Contractor in a timely manner based on a day-for-day extension alone, then the Final Delivery Date shall be extended by such additional days as may be considered appropriate under the circumstances.

8.2                               Acceptance; Effect of Delays on Payments

If not accepted sooner by Customer, the NPAC/SMS shall be deemed to have been accepted (“Acceptance”) upon the day following the Final Delivery Date or, if later, the date upon which the Acceptance Test Users shall have completed Network Testing and Contractor shall have corrected, at its own expense, any Material Defects identified by Contractor, Customer or a User during such testing (such date, the “Acceptance Date”).  Customer with the input of the affected Acceptance Test User(s) will determine whether or not such Material Defects have been corrected so that the NPAC/SMS is operating in accordance with the Specifications.  Minor Defects will not delay Acceptance, but Contractor will use its best efforts to correct such Minor Defects within sixty (60) days following Acceptance.  If the Acceptance Date has not occurred as of October 1, 1997 (as extended, if necessary, day-for-day, for any Contractor Delay days) for any reason other than Contractor Delays or a Force Majeure Event, Contractor may commence including Allocable Target Shortfalls and Allocable Target Credits in its invoices to Users in accordance with Section 6.6 hereof.  Customer’s Acceptance of the NPAC/SMS is not a waiver of the warranty in Section 21.3 that the NPAC/SMS is operating in accordance with the Specifications.

8.3                               Provision of NPAC/SMS; Service Level Adjustments

Contractor shall provide the NPAC/SMS and the Services at or above the Service Levels, and in a manner such that each Service Provider and each User receives the applicable Services at the same Service Levels.  Customer shall have the applicable remedies set forth herein, for any failure by Contractor to provide the NPAC/SMS and the Services at or above the Service Levels and Users shall have such recourse and remedies as are set forth in the NPAC/SMS User Agreement.

Either Customer or Contractor may, at any time, initiate discussions to review any Service Level.  If Customer and Contractor agree on an adjustment to the Service Levels, the parties shall amend the Service Levels accordingly.  If any such adjustment to the Service Levels would also involve or necessitate a change to or modification of the NPAC/SMS, Contractor shall propose a Statement of Work in accordance with Article 13, which shall be agreed to and performed in accordance with the provisions of Section 13.4, and any amendment to the Service Levels agreed

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to by the Parties shall take effect upon the completion and acceptance of the work subject to any such Statement of Work.

8.4                               Compliance with Service Level Requirements; Monitoring and Reporting

Contractor will monitor its compliance with the Service Levels hereunder and certain other aspects of user and system functionality, and issue reports to Customer thereon (“Reports”).  Standard Reports (as defined in Section 9 of Exhibit B) and other Reports to be provided on a periodic basis hereunder, and the fees to be charged therefor, if any, are described in Exhibit H - Reporting and Monitoring Requirements.  Contractor will also prepare Ad Hoc Reports (which include Reports not specifically included on Exhibit H and Reports included on Exhibit H, but requested by Customer or a User at other than the time established for the regular issuance thereof), the preparation of which will be charged in accordance with Exhibit E - Pricing Schedules.  The Project Executives will agree upon the form of Standard Reports within thirty (30) days prior to the Network Testing Readiness Date.  Each Report shall (i) have an executive summary and a glossary of defined terms, (ii) present monthly, quarterly and year-to-date cumulative data (including comparisons with similar data from the immediately prior year, if applicable) where appropriate, (iii) make use of tables, graphs and other similar methods of presenting the information and statistics contained therein, and (iv) also have such narrative analysis and summaries as Contractor feels would aid the understanding of the data presented in statistical, tabular and graphical form.  The Reports, and the systems and procedures for requesting and creating them, shall meet the user and system functionality requirements of Sections 9.1 and 9.2 of Exhibit B - NANC NPAC/SMS Functional Requirements Specifications.

The distribution of Reports shall be controlled by the recipient thereof.  Distribution of Reports within the Contractor’s organization shall be limited to those persons who have a “need to know” and Contractor shall provide to Customer for its approval, and update from time to time as necessary, a list of Contractor personnel who will receive distributions of various Reports.  Contractor’s Project Executive or other appropriate representative of Contractor will be available upon reasonable notice to discuss any Report with Customer’s Project Executive or other appropriate representative of Customer, or in the case of Reports relating to a particular User, with a representative of that User.

Customer reserves the right, at Customer’s expense, to contract with Third Parties to verify the monitoring functions of Contractor referred to above or review reports on Customer’s behalf; provided that (i) neither such Third Party nor any of its affiliates competes or intends to compete, directly or indirectly, with Contractor for the provision of NPAC/SMS in the Service Area or in any other service area and (ii) such Third Party signs an appropriate confidentiality agreement with Customer and Contractor regarding the Confidential Information, substantially in accordance with the provisions of Article 15 hereof.

8.5                               Security; Unauthorized Access; Inspection

Contractor shall maintain and enforce at the NPAC/SMS Data Centers safety and physical security procedures that conform to Section 7 of Exhibit A - Request for Proposal and the

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procedures set forth at Sections 2.7 and 2.12.8 (Primary NPAC Physical Access Security) of Exhibit D - Response to RFP (collectively, the “Safety/Security Requirements”).

In the event Contractor becomes aware of an Unauthorized Access to the NPAC/SMS, User Data, or an LSMS, Contractor shall immediately (i) notify Customer and the applicable User(s) in writing; (ii) investigate the Unauthorized Access; and (iii) subject to reasonable access, security, and confidentiality requirements, provide Customer, Users, and their respective designees with reasonable access to all resources and information in Contractor’s possession as may be necessary to investigate the Unauthorized Access.  Customer (together with affected User(s)) shall have the right to conduct and control any investigation relating to the Unauthorized Access as it determines is appropriate.

Subject to Contractor’s reasonable access, security, and confidentiality requirements, Customer, upon twenty-four (24) hours prior written notice to Contractor’s Project Executive, shall have the right to make visits to the Data Center to review Safety/Security Requirements respecting User Data (“Safety/Security Visits”); provided, however, that such Safety/Security Visits may be made no more than four (4) times in any twelve (12) month period (excluding any follow-up visits referred to in the following sentence).  If any of the safety and physical security procedures in effect at the NPAC/SMS Data Centers does not at a minimum comply with those specified in the Safety/Security Requirements, Contractor shall (i) implement corrective measures, and (ii) give notice of such implementation to Customer and permit Customer to make one or more follow-up visits to the affected Data Center, as necessary, to confirm the deficiency has been rectified.  Customer’s rights under this paragraph shall not in any way limit Customer’s right, with reasonable notice, to visit the Data Center for reasons other than a Safety/Security Visit.

8.6                               Procurement; Staffing Responsibilities; Location Changes

Contractor shall be responsible for and shall pay all expenses and costs of the procurement or provision of all hardware, systems software, telecommunications services, facilities, and supplies required to support the provision of NPAC/SMS, and the operation of the NPAC/SMS Data Centers, by Contractor.  All facilities shall comply with Section 12.13 of Exhibit A - Request for Proposal.  Each User shall be responsible for providing and shall pay all expenses and costs of the procurement or provision of all hardware, systems software, telecommunications services, facilities and supplies required by User to access NPAC/SMS from such User’s facilities, to the point of presence, as specified in Section 1.34.

Contractor shall be responsible for staffing the NPAC/SMS Data Centers and providing appropriate personnel to provide the NPAC/SMS.  Contractor must manage its own labor relations with any trade or union represented among its employees and shall negotiate and be responsible for adjusting all disputes between itself, its employees, and any union representing such employees.  If Contractor has knowledge of any actual or potential labor dispute which is delaying or threatens to delay the timely performance of the Project, Contractor shall give prompt notice to Customer.  Contractor shall confirm the notice in writing within twenty-four (24) hours.

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Any change in the location of an NPAC/SMS Data Center must be approved in advance by Customer, which approval shall not be unreasonably withheld or delayed, and must be accomplished without impairing the level of Services rendered hereunder by Contractor. Any incremental expense incurred by Users as a result of relocation of an NPAC/SMS Data Center shall be reimbursed to Users by Contractor, unless such relocation is done at the request of Customer (alone or on behalf of Users), in which case, Customer shall first enter into a Statement of Work setting forth the manner in which Contractor shall be reimbursed for any expense incurred in connection with such relocation.

8.7                               Training

Contractor shall develop and provide comprehensive training courses for User personnel consistent with the requirements of Sections 12.8.4 and 12.8.6 of Exhibit A - Request for Proposal.  The pricing for training courses and materials shall be as set forth in Section 6.3 and Exhibit E - Pricing Schedules.  All training provided by Contractor shall include written course materials that may be kept, reproduced, and distributed by the Users, provided that any reproductions of such materials shall include any copyright or similar proprietary notices placed on the materials by Contractor. Users shall have the right to make unlimited copies of training materials provided by Contractor, at no additional charge, for internal use.  A User may cancel a training course scheduled by Contractor at any time upon written notice to Contractor; provided, however, that the User shall be liable to Contractor for all reasonable expenses incurred by Contractor in preparation for the course that are not otherwise recoverable by Contractor if such training course is canceled by the User less than two (2) weeks prior to the start of such course.  In order to ensure that only qualified students pass Contractor’s training programs, Contractor shall monitor the progress of Users’ employees as they are trained, shall periodically test students as a course proceeds, and shall provide written certification of satisfactory performance of course requirements for those students that successfully meet such requirements.

There shall be no restrictions on any User having an individual trained in the operation of NPAC/SMS train other employees of the User, except that each User must notify Contractor at the time the training course is scheduled if it desires the individual(s) being enrolled to be trained as trainers.  All individuals trained as trainers must schedule and attend, at the User’s expense, any additional training courses mandated by Contractor to maintain such individual’s expertise as a trainer with respect to any Enhancement or Maintenance Modification to the NPAC/SMS Software.  Contractor shall have no responsibility for certifying any employees trained by such User’s trainers.

Notwithstanding anything to the contrary above, a User may train its personnel internally.  In such event, Contractor shall provide the above-referenced training materials directly to User.  User may then use such materials to train its personnel internally , but, prior to using the NPAC/SMS, such personnel will be required to pass a certification examination of the same or similar nature given to those individuals taking Contractor’s training courses.

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8.8                               Taxes

Contractor agrees to pay, and to hold Customer and the Users harmless against, any penalty, interest, additional tax or other charge that may be levied or assessed as a result of the delay or failure of Contractor for any reason to pay any tax or file any return or information required by law, rule or regulation or by this Agreement to be paid or filed by Contractor, unless such delay or failure by Contractor is on account of the delay or failure of a User to remit to or reimburse Contractor for any taxes which a User is obligated to pay by law, rule or regulation or under this Agreement or its respective NPAC/SMS User Agreement.  Customer shall have no liability to Contractor for any taxes.

8.9                               Licenses and Permits

Contractor shall, at its sole cost and expense, obtain all licenses, authorizations and permits required by applicable legislative enactment and regulatory authorizations in connection with the performance of its obligations under this Agreement.  Contractor shall indemnify and hold Customer, Members, Users and their respective affiliates harmless from and against any and all liabilities, damages (including without limitation punitive or special damages), losses or expenses (including attorney’s fees) arising out of any breach by Contractor of this Section.

8.10                        Laws and Regulations

Contractor shall comply, at its expense, with all applicable federal, state, county, and local laws, ordinances, regulations, and codes in the performance of its obligations under this Agreement (including procurement of required permits and certificates), including the Fair Labor Standards Act and the Occupational Safety and Health Act.  Contractor shall indemnify and hold Customer, Members, Users and their respective affiliates harmless from and against any and all liabilities, damages (including without limitation punitive or special damages), losses or expenses (including attorney’s fees) arising out of any breach by Contractor of this Section.

8.11                        Immigration Law Compliance

Contractor warrants, represents and agrees that it will not assign any individual to perform work under this Agreement who is an unauthorized alien under the Immigration Reform and Control Act of 1986, as amended or its implementing regulations.

In the event any employee of Contractor working under this Agreement is discovered to be an unauthorized alien, Contractor will immediately remove that individual and replace that individual with one who is not an unauthorized alien.

Contractor shall indemnify and hold Customer, Members, Users and their respective affiliates harmless from and against any and all liabilities, damages (including without limitation punitive or special damages), losses or expenses (including attorney’s fees) arising out of any breach by Contractor of this Section.

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8.12                        Quality

Contractor shall provide high-quality service and support to Users consistent with the NPAC/SMS Service Level Requirements specified in Exhibit G and as modified through the “Benchmarking” process set forth in Article 7 herein.

The Contractor will measure performance against these Service Level Requirements, report appropriately in accordance with Section 8.4, promote an effective quality assurance process consistent with the provisions of Exhibit D - Response to RFP, and confirm User satisfaction through the survey process.

Contractor shall retain a competent and experienced staff and ensure that each staff member is aware of, committed to, and actively involved in total quality improvement.  Each NPAC/SMS staff member shall be personally responsible to Contractor for the quality of his or her work.  The NPAC/SMS quality manager and functional managers will ensure that sufficient resources are committed to this effort.

Contractor agrees that it will comply with Customer’s reasonable requests for the additional collection and reporting of specific quality data that Customer needs to measure Services and Deliverables against Customer quality objectives.  Any such request for additional collection and reporting will be accomplished through the Statement of Work process.  Customer and Contractor may also agree to apply particular quality standards to specific Statements of Work.

8.13                        Notification of Additional Services, Enhancements and Modifications

Contractor shall provide written notification to all Users on a monthly basis of any proposed Additional Services, Enhancements, Custom Enhancements, User Enhancements and/or Maintenance Modifications to the NPAC/SMS.  In addition to the above notification requirement, Contractor may also post notice of any proposed Additional Services, Enhancements, Custom Enhancements, User Enhancements and/or Maintenance Modifications to the NPAC/SMS on an Electronic Bulletin Board.

ARTICLE 9 - OWNERSHIP OF INTELLECTUAL PROPERTY; SOURCE CODE ESCROW

9.1                               Ownership of Intellectual Property

Except as otherwise expressly provided in this Agreement or any applicable Statement of Work, Contractor shall own all Intellectual Property created under this Agreement by or for Contractor, including the NPAC/SMS Software and any Enhancements and Maintenance Modifications.  Contractor shall not own any standard interface connecting the NPAC/SMS to Users, which interface shall be in the public domain.

9.2                               Grant of License on Condition of Termination by Customer

In the event of termination of this Agreement by Customer under Section 23.1 (a), (b), (c) or (d) and, in the case of Sections 23.1(a) and (b), under circumstances where Customer has not

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alternatively elected to extend this Agreement pursuant to Section 24.2, Contractor shall grant to Customer a nontransferable (other than to its permitted successors and assigns pursuant to Exhibit L - Additional Terms and Conditions of License), restricted, perpetual, royalty-free, non-exclusive license to use and modify the NPAC/SMS Software and to sublicense the NPAC/SMS Software to any contractor providing services similar to NPAC/SMS to the Users or to any other entity performing a function similar to that of Customer, for use in creating, managing and operating a data center similar to the NPAC/SMS Data Center in the Service Area as it exists at the time of termination.  Other terms and conditions of the above referenced license are set forth in Exhibit L.

9.3                               Grant of License on Condition of Force Majeure or Contract Expiration

In the event of termination of this Agreement by Customer under Section 12.6 or Section 12.8 or under circumstances where this Agreement has not been renewed pursuant to Article 3 and has not been extended pursuant to Section 24.2, Contractor shall grant to Customer a renewable five (5) year, nontransferable (other than to its permitted successors and assigns pursuant to Exhibit L), restricted, non-exclusive license to use and modify the NPAC/SMS Software and to sublicense the NPAC/SMS Software to any contractor providing services similar to NPAC/SMS to the Users or to any other entity performing a function similar to that of Customer, for use in creating, managing and operating a data center similar to the NPAC/SMS Data Center in the Service Area as it exists at the time of termination or Agreement expiration.  A monthly royalty fee will be required for the duration of the five (5) year license or until the effective date of termination by Customer.  Said monthly royalty fee shall be calculated as set forth in Exhibit L.  Other terms and conditions of the above referenced license are set forth in Exhibit L.

9.4                               Software Escrow

Contractor shall deposit the Source Code, Object Code and related Documentation for NPAC/SMS Software into an escrow account pursuant to an escrow agreement to be entered into between Contractor, Customer and an escrow agent.  The escrow agreement shall authorize release of the Source Code, Object Code and related Documentation to Customer as a licensee (consistent with Sections 9.2 and 9.3 above) on certain terms and conditions upon the occurrence of a Termination Event or Non-Renewal (as such terms are defined in Section 24.1 below).  The escrow agreement shall be in the form of Exhibit M hereto, subject to any changes to such form of agreement that the parties agree to accept from the escrow agent.

ARTICLE 10 - PROBLEM RESOLUTION

10.1                        Hotline Service

Contractor shall provide a “Hotline Service” to Users to (i) help Users in answering routine questions and resolving problems with respect to use of the NPAC/SMS and (ii) enable Users to report any defect in the NPAC/SMS or any failure of the NPAC/SMS to perform in accordance with the Specifications, which defects and/or failures shall be responded to by Contractor in accordance with Section 10.2.  In addition to telephone access, the “Hotline Service” shall also

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include access by means of electronic mail service when made available by Contractor.  The Hotline Service shall be made available seven (7) days a week, twenty-four (24) hours a day.  Contractor will provide personnel to answer the Hotline Service during Normal Business Hours and will have personnel “on call” for calls to the Hotline Service during all other hours.  All common carrier charges incurred by Users and all costs of telephone and terminal equipment incurred by Users shall be the responsibility of the Users using the Hotline Service. Users may contact the Hotline Service at 1-888-NPAC HELP.  Contractor shall make a diligent effort to promptly acknowledge Users’ contacts to the Hotline Service.  Users will be charged for their contacts to the Hotline Service pursuant to Section 6.2(b)(i) hereof.

10.2                        Problem Correction

When a problem occurs which Contractor or a User determines is caused by a Defect, Contractor will use its best efforts to identify and begin remedial efforts with respect to such problem at no charge within the following timeframes:

(a)                                  With respect to Material Defects, within one hour.

(b)                                 With respect to Minor Defects, within two Business Days.

Additionally, in connection with Material Defects, the Contractor shall prepare updated system status reports from the NPAC/SMS Data Center approximately every thirty (30) minutes following notice of the problem and make that information available to Users via the NPAC/SMS Hotline provided for under Section 10.1.  If Contractor is unable to promptly correct Defects, it shall provide Users with procedures that will enable them to bypass or otherwise work around the problem through efforts that are appropriate in view of (i) the impact of the problem on their operations and (ii) the ability to implement bypass or work-around procedures to minimize such impact during Contractor’s remedial efforts.

As part of the Services rendered under this Agreement, Contractor shall promptly correct any errors or inaccuracies in User Data and any reports provided by Contractor under this Agreement that were caused by Contractor.

ARTICLE 11 - PROJECT STAFF

11.1                        Project Executives and Oversight

Each Party shall appoint an individual who, from the Effective Date of this Agreement, shall serve as the primary contact for that Party with the other Party (the “Contractor Project Executive” and the “Customer Project Executive,” as applicable).  The initial Contractor Project Executive and Customer Project Executive are identified in Exhibit I - Key Personnel.

The Contractor Project Executive and Customer Project Executive shall be responsible for coordinating the day to day resolution of issues and problems concerning operation of the NPAC/SMS.  Customer agrees that, unless Contractor is otherwise notified by Customer,

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Customer’s Project Executive has the authority to act on behalf of Customer for all purposes under this Agreement (including without limitation, all consent, approval and delivery requirements), such that Contractor shall (i) require action from, and shall be entitled to rely upon actions taken by, Customer’s Project Executive in all circumstances where action is required of Customer under this Agreement (e.g., consents, approvals, etc.) and (ii) satisfy all its requirements of delivery of items to Customer under this Agreement (including, without limitation, consents, approvals, notices, the NPAC/SMS, Deliverables and other items referred to on Exhibit F - Project Plan and Test Schedule) if Contractor makes delivery of such items to Customer’s Project Executive (leaving open only the determination of whether any such delivery was made to Customer’s Project Executive on or prior to the required delivery date).  Notwithstanding the above, Customer’s Project Executive is not authorized to modify or amend the terms of this Agreement.

Within thirty (30) days after the Effective Date of this Agreement, the Contractor Project Executive and Customer Project Executive shall meet to discuss issues concerning Project execution, including, but not limited to:

(a)                                  determining location and frequency of meetings;

(b)                                 establishing appropriate committees;

(c)                                  resolving contract issues between the Parties;

(d)                                 managing the Project schedule and any changes;

(e)                                  generally overseeing the performance of this Agreement; and

(f)                                    providing strategic direction.

Based upon their review of these issues, Contractor Project Executive and Customer Project Executive shall establish, as they deem necessary, appropriate written policies and procedures for the management of the Project and implementation of the terms of this Agreement.  Such policies and procedures shall be incorporated into an amended Exhibit I - Key Personnel, and shall become a part of this Agreement.

Contractor shall use its best efforts to ensure that its Project Executive (initial and replacement) serves for a minimum of one year, and Customer shall use its best efforts to ensure that there is some level of continuity of service by its Project Executive (initial and replacement).  Contractor’s appointment of any Contractor Project Executive shall be subject to Customer’s consent, which consent shall not be unreasonably withheld or delayed.  The Contractor Project Executive may also serve as Contractor’s Project Manager for Projects calling for the appointment of a Project Manager.

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11.2                        Project Managers

For Projects related to Additional Services or any other Project where Project Managers will facilitate completion of the Project, Contractor and Customer shall each designate a Project Manager who shall act as the primary interface between the Parties with respect to the furnishing of such Additional Services in the applicable Statement of Work.  The Parties’ respective Project Managers shall be responsible for insuring the continuity of communications between the Parties as the Project proceeds.  Each Project Manager shall designate an authorized representative to act in his or her absence.

Each month or at such other intervals as may be mutually agreed to, there shall be a meeting to discuss the progress of the Project.  At such meetings the Contractor’s Project Manager shall present a written report to Customer’s Project Manager with respect to Project status and progress.  Contractor’s Project Manager shall also be responsible for (1) producing and verifying the delivery schedule for all new Projects; (2) coordinating logistics and delivery of all Deliverables; and (3) conducting project quality review meetings as necessary.

11.3                        Conduct of Personnel

While at the locations of Contractor and Customer, Contractor’s and Customer’s personnel, contractors and subcontractors shall (i) comply with host company’s requests, rules and regulations regarding personal and professional conduct generally applicable to such locations, and safety and physical security procedures applicable to such locations; provided that, such persons are made aware of such requests, rules, regulations and procedures sufficiently in advance in order to have time to comply; and (ii) otherwise conduct themselves in a businesslike and professional manner.

In the event that Customer or Contractor, as the case may be, determines in good faith that a particular employee or subcontractor of the other is not conducting himself or herself properly under this Section 11.3, either Party may provide the other Party with written notice and documentation in respect of such conduct.  Upon receipt of such written notice, the other Party shall promptly investigate the matter and take appropriate action which may include (i) removing the non-compliant person from the Project staff, (ii) providing the other Party with prompt written notice of such removal, and (iii) replacing the non-compliant person with a similarly qualified individual.

Neither Party nor any User shall require waivers or releases of any personal rights from representatives of the other in connection with visits to its premises and both Parties agree that no such releases or waivers shall be pleaded by them or third persons in any action or proceeding.

ARTICLE 12 - DISASTER RECOVERY

12.1                        Contractor’s Responsibility for Disaster Recovery

As part of the NPAC/SMS, Contractor shall be responsible for providing disaster recovery arrangements consistent with the disaster recovery and back-up processes specified in Exhibit G - Service Level Requirements.

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In the event of a disaster, Contractor shall not increase its charges under this Agreement or charge Users or Customer usage fees in addition to the fees payable under this Agreement.

12.2                        Disaster Recovery Plans

Contractor shall provide Customer with separate disaster recovery and back-up plans for the NPAC/SMS Production Computer System site and the NPAC/SMS Disaster Recovery Computer System site, which plans are subject to Customer’s approval.

The disaster recovery and back-up plans shall address both operational and managerial processes and procedures, including back-up and restoration procedures, and shall be a complete, stand-alone document.  The plans shall describe in reasonable detail how Contractor will perform testing, and what will be tested, to validate the managerial processes and procedures implemented by Contractor.

Contractor will, at Customer’s request, review the disaster recovery and back-up plans with Customer.  Such review will address such areas as the disaster recovery and back-up strategy, including procedures, data center facilities, back-up frequency, and disaster recovery processor capacity.  Contractor will make such changes in the plans as may be jointly agreed to by the Parties.  Contractor will also revise the disaster recovery and back-up plans following any significant changes in the NPAC/SMS hardware and software environment, when necessary, in its discretion, after consultation with Customer.

12.3                        Disaster Recovery Exercises for the NPAC/SMS

Customer may request a complete disaster recovery exercise for the NPAC/SMS Production Computer System once a year (at a time agreed to by Contractor and Customer), unless at any point in time during the twelve (12) months prior to such request Contractor has successfully “cut-over” to the NPAC/SMS Disaster Recovery Computer System and operated thereon during the normal course of operations.  Contractor shall certify to Customer, in a written report, that the disaster recovery plans are fully operational and shall include in such report the detailed results of such exercise.

12.4                        Implementing Switch to Disaster Recovery Site; Restoration

If a failure of the NPAC/SMS Production Computer System is detected, in accordance with the Methods and Procedures Document (operating procedures as agreed between the Project Executives, as then in effect), and cannot be immediately corrected, the cutover to the NPAC/SMS Disaster Recovery Computer Site must be completed within ten (10) minutes thereafter.  Contractor shall prepare updated system status reports from the NPAC/SMS Data Center approximately every thirty (30) minutes and make that information available to Users via the NPAC/SMS Hotline provided for under Section 10.1.  Whenever it is determined that the NPAC/SMS is to be restored at the NPAC/SMS Production Computer System, such restoration shall be accomplished within the time frame specified in Exhibit G - Service Level

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Requirements.  Contractor is responsible for executing all phases of the disaster recovery and restoration.

12.5                        Data Loss During a Disaster Recovery

Contractor shall provide the necessary data communications and computer equipment and develop the necessary procedures to ensure that the NPAC/SMS Production Computer System site databases are recoverable by the NPAC/SMS Disaster Recovery Computer System.

Contractor is responsible for informing Users of the database status after Contractor employs any database recovery procedures.  Contractor will notify the Users of the time period during which transactions were lost so that they may effect restoration to the best of their abilities.  Any User updates required because of a data loss under this Article shall not be considered a billable event.

12.6                        Occurrence of Force Majeure

Upon the occurrence of a Force Majeure Event, as described in Section 16.6, at the Contractor’s NPAC/SMS Production Computer System site or the NPAC/SMS Disaster Recovery Computer System site, Contractor shall immediately invoke the disaster recovery procedures as set forth in this Article 12.

If any Force Majeure Event results in a failure to deliver the NPAC/SMS from both the NPAC/SMS Production Computer System site and the NPAC/SMS Disaster Recovery Computer System site, Users may, upon written notice to Contractor, cease payment of the charges payable under this Agreement, except for services already rendered, until the recovery from such Force Majeure Event has been completed at either of such NPAC/SMS Data Centers or an alternate location provided by Contractor.

If a Force Majeure Event, as defined in Section 16.6, at both the NPAC/SMS Production Computer System site and the NPAC/SMS Disaster Recovery Computer System site prevents Contractor from reinstating the NPAC/SMS within thirty (30) days of such Force Majeure Event, Customer may terminate this Agreement as of a date specified by Customer (such termination shall not be deemed a termination for cause under Article 23 - Termination).  Contractor shall notify Customer within five (5) Business Days after such Force Majeure Event whether it expects to reinstate the NPAC/SMS within thirty (30) days.  If Contractor will not reinstate within such period, Customer must notify Contractor within five (5) Business Days following its receipt of Contractor’s notice if Customer intends to terminate this Agreement.  If Customer elects not to terminate based on Contractor’s representation that it will reinstate the NPAC/SMS by a certain date, Contractor shall keep Customer informed of its progress toward such reinstatement.  If Contractor informs Customer that Contractor is not able to meet its projected completion date for reinstatement, Customer shall again have the right to terminate this Agreement, within five (5) Business Days following its receipt of such notice from Contractor.  Failure by Contractor to notify Customer that Contractor will not meet the projected completion date does not waive Customer’s right to terminate this Agreement.

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12.7                        Allocation of Resources For Disaster Recovery or Force Majeure

Whenever a Force Majeure Event or a disaster causes Contractor to allocate limited resources between or among Customer and Contractor’s other customers, Customer shall receive at least the same priority in respect of such allocation as that received by Contractor’s other customers.

12.8                        Permanent Loss of Contractor’s NPAC/SMS Data Centers

The following Contractor obligations and Customer rights apply in the event of a permanent loss of Contractor’s NPAC/SMS Data Centers:

(a)                                  Loss of NPAC/SMS Production Computer System site.

If the NPAC/SMS Production Computer System site is physically irreparable and the application cannot be moved back, Contractor shall implement steps to ensure that the NPAC/SMS Disaster Recovery Computer System site is capable of providing all functions of the NPAC/SMS and that any personnel, procedures or other facilities necessary to provide those services on an ongoing basis at the NPAC/SMS Disaster Recovery Computer System site are provided.  At the same time, Contractor shall establish a replacement NPAC/SMS Production Computer System site which must be made operational within six (6) months.  Within thirty (30) days after such loss, Contractor shall establish a contingency plan to provide back-up NPAC/SMS capability at another location pending restoration of the NPAC/SMS Production Computer System, in the event of the loss of or interruption in Services from the NPAC/SMS Disaster Recovery Computer System.

(b)                                 Loss of NPAC/SMS Disaster Recovery Computer System site.

If, at any time, a disaster renders the NPAC/SMS Disaster Recovery Computer System site unusable, then Contractor shall establish a replacement NPAC/SMS Disaster Recovery Computer System site capable of providing all of the NPAC/SMS disaster recovery services, which shall be made operational within six (6) months.  Within thirty (30) days after such loss, Contractor shall establish a contingency plan to provide back-up NPAC/SMS capability at another location pending restoration of the NPAC/SMS Disaster Recovery Computer System, in the event of the loss of or interruption in Services from the NPAC/SMS Production Computer System.

(c)                                  Customer’s Right to Terminate for Cause.

If Customer elects not to exercise its right to terminate for a Force Majeure event under Section 12.6 and Contractor fails to restore the NPAC/SMS after the loss of either or both of the NPAC/SMS Data Centers within the time frames allowed in subsections (a) and (b) above, Customer shall have the right to terminate this Agreement for cause as provided for in Article 23 - Termination.

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ARTICLE 13 - ADDITIONAL SERVICES

13.1                        Requested by Customer

During the term of this Agreement, Customer may request that Contractor provide new or additional services under this Agreement or make certain changes in the Services provided under this Agreement, including, without limitation, (i) the addition of new or different functionality to the NPAC/SMS, (ii) a modification, reduction or expansion of existing functionality of the NPAC/SMS,  (iii)  the offering of additional support, training, consulting services or any other addition to or modification or expansion of the Services or alteration of the Specifications, or (iv) an increase or decrease in any new or additional services or changes previously requested pursuant to this Article 13 (collectively (including changes, modifications and reductions) “Additional Services”).  Customer shall initiate its request for Additional Services by delivering a proposal to Contractor detailing the Additional Services being requested and any requirements to be met.  Contractor may request further information or clarification, if needed by Contractor to formulate a response, and within three (3) weeks (or such longer or shorter period agreed to by the Parties) after Contractor’s receipt of Customer’s request (or, if later, Contractor’s receipt of any information or clarification requested by it), Contractor shall respond with a proposed Statement of Work, which shall be prepared and finalized in accordance with the requirements of this Article 13.  Contractor shall not accept any such requests from or enter into Statements of Work with Users without Customer’s written approval.

All requests for User Enhancements by any User must be made through Customer in the form of a request for Additional Services pursuant to Article 13 - Additional Services, and the requesting User shall be responsible for any charges or fees for such User Enhancement as provided in the related Statement of Work.

Customer will not object to the incorporation of User Enhancements.  Furthermore, all User requests for Additional Services will be forwarded by Customer to Contractor under the provisions set forth herein.

As part of its response to any request from Customer for Additional Services that Customer states are intended to benefit more than one User, Contractor shall state (1) the price if paid by Users by a specified date and (2) the price if paid by Users over the remaining term of this Agreement.  Customer may elect the pricing option it prefers.  Customer’s election of either option shall not preclude further negotiations between the Parties as to price.

13.2                        Proposed by Contractor

During the term of this Agreement, Contractor may propose Additional Services to Customer, including without limitation Enhancements developed by Contractor arising out of its own research and development or in connection with a request for services from another Customer of Contractor.  Contractor will initiate this process by delivering a proposal to Customer detailing the Additional Services being proposed.  If Customer wishes to accept the proposal for Additional Services, it shall so notify the Contractor in writing, and Contractor shall respond

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within three (3) weeks (or such longer or shorter period agreed to by the Parties) with a proposed Statement of Work, which shall be prepared and finalized in accordance with the requirements of Section 13.4, below.

13.3                        Changes Pursuant to Benchmarking and Agreed-Upon Changes in Service Levels

During the term of this Agreement, whether pursuant to the Benchmarking Process or pursuant to Section 8.3, Customer and Contractor may agree upon a change in the Services or Service Levels that would necessitate the rendering of Additional Services.  In such cases, Contractor shall prepare a proposed Statement of Work which shall be prepared and finalized in accordance with the provisions of this Article.

13.4                        Statement of Work

Each proposed Statement of Work submitted by the Contractor pursuant to this Article 13 shall be specifically identified as a Statement of Work relating to this Agreement, and shall set forth at least the following:

(a)                                  Description of the work to be performed by Contractor, with reference to the Specifications for the Additional Services or Enhancements, if any;

(b)                                 Identification of any Enhancements as a Custom Enhancement or an User Enhancement, if applicable;

(c)                                  Delivery schedule for performance and completion of the work and initiation of the Additional Services, including milestones and delivery dates for all Deliverables, where appropriate;

(d)                                 Completion and acceptance criteria (including testing procedures and quality standards);

(e)                                  Designation of the names and addresses of the Project Managers of each Party and resume material concerning other key personnel provided by Contractor;

(f)                                    Any changes to the fees to be charged to Users, and the schedule of effective date(s) for said changes in the fee structure, with the prices set forth in Schedule 4 to Exhibit E - Pricing Schedules forming the basis for any labor charges for the labor categories set forth therein if persons within such categories are engaged providing the Additional Services (with other rates and categories to be agreed to by the Parties as necessary in connection with the Statement of Work); and

(g)                                 Identification of any impact on Service Levels, disaster recovery, and back-up plans, including proposed revisions thereto.

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Upon receipt of Contractor’s proposal under this Article 13, Customer and, in the case of a User Enhancement, the User which requested the User Enhancement, will review the Statement of Work and may request changes and modifications.  Contractor will then prepare a final Statement of Work containing the provisions agreed upon by both Parties.  Upon Customer’s acceptance of the final Statement of Work submitted by Contractor, the Statement of Work shall be executed by both Parties.  Each Statement of Work shall incorporate and be subject to the terms and conditions of this Agreement.  In the event of any inconsistency between the terms and conditions of a Statement of Work and those in the Agreement, the Statement of Work shall govern.

If a Statement of Work is never finalized between the Parties, the requested or proposed Additional Services (including, without limitation, any Enhancement) will not become a part of the NPAC/SMS or the NPAC/SMS Software.

13.5                        Staffing

Contractor shall use its best efforts to ensure that the key individuals assigned to perform such Additional Services under any Statement of Work will continue to be assigned to and perform services for the engagement during the entire Project related thereto.

If Customer, within thirty (30) days after commencement of work on a Project by a key individual designated by Contractor, determines that said individual does not demonstrate the training or skills to perform the services in a satisfactory fashion or is not performing the services in a professional, effective and efficient manner, Customer shall notify Contractor in writing detailing its objections.  Contractor’s and Customer’s Project Managers (or, if the key individual under discussion is the Project Manager, other representatives of Contractor and Customer) shall meet to resolve Customer’s objections.  If so agreed after said meeting, Contractor shall replace such individual and/or add one or more additional key individuals with appropriate training and skills, and shall agree on any changes to the Project Plan necessitated by the staffing changes.

If any person performing services under a Statement of Work discontinues work on the Project for any reason (including, without limitation, due to having been replaced at the request of Customer pursuant to the preceding paragraph), or becomes sick, disabled or otherwise incapacitated or unable to perform his or her duties, Contractor shall use its best efforts to replace such person with another of like educational background, professional experience, training and skills.  There shall be no charge for (i) the time required by the substitute individual to become knowledgeable enough regarding the services to make a productive contribution substantially equal to that of the person replaced, or for (ii) any work performed by key individuals replaced at the request of Customer that the Parties agree is unsatisfactory or unusable.

13.6                        Enhancements to NPAC/SMS Software

Certain requests for Additional Services from Customer pursuant to this Article may result in the development of Enhancements to the NPAC/SMS Software by Contractor.  The ownership of such Enhancements shall be determined in accordance with Section 9.1.  Contractor will be free

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to offer any Enhancement to other customers without any compensation to Customer or adjustment in the fees charged to Users; provided, however, that in the case of a Custom Enhancement or a User Enhancement, Contractor will meet with the Customer or User, as the case may be, to agree upon an equitable method of rebating all or a portion of the development cost for the Custom Enhancement or User Enhancement, taking into account the nature and extent of the proposed usage by Contractor, anticipated revenues, and other equitable considerations.

ARTICLE 14 - BUSINESS RECORDS AND AUDITS

14.1                        Contractor’s Regular Audits; Customer’s Right to Audit

Contractor shall, at its cost, conduct a regular annual audit of its NPAC/SMS Data Center operations by its internal auditors.  Such audit shall, among other things, address the accuracy of Contractor’s invoices for services; security, back-up, and disaster recovery procedures; and overall compliance with industry standards for similar data center operations.  Contractor shall provide Customer with a copy of each such audit promptly upon its completion.

Customer may, at its expense, and subject to the limitations and restrictions provided elsewhere in this Article 14 - Business Records and Audits, conduct an audit of NPAC/SMS Data Center operations of the same scope as Contractor’s annual audit, upon reasonable advance notice to Contractor; provided, however, that (i) such Customer audit may be conducted no more frequently than once in any twelve (12) month period, except if such audit is required by judicial or regulatory authority, in which case such audit can occur in any number and at any time and (ii) Contractor shall reimburse Customer for the total cost of performing such Customer audit if such audit reveals a condition of material noncompliance by Contractor requiring Contractor to take remedial actions and incur expenses therefor as provided under Section 14.6 below.

14.2                        Access for Audits

As part of the Services, Contractor shall, subject to reasonable confidentiality restrictions, provide to Customer and its designees reasonable access during Normal Business Hours to:

(a)                                  Contractor’s staff;

(b)                                 books and records and supporting documentation relating to the Services and the fees payable under this Agreement, excluding Contractor’s cost information;

(c)                                  use the NPAC/SMS system and the Software used to perform the Services (without access to the Source Code thereof); and,

(d)                                 the service locations or other facilities, as may be necessary for Customer or its designees to perform the audits described above.

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Customer and its representatives will comply with any reasonable restrictions imposed by Contractor to minimize any disruption to Contractor’s normal operations.

14.3                        Provision of Facilities for Audits

For a reasonable period of time, Contractor shall provide to Customer and its designees on Contractor’s premises reasonable amounts of office space, office furnishings (including lockable cabinets), telephone and facsimile service, utilities and office-related equipment and duplicating services as Customer or such auditors and inspectors may reasonably require to perform the audits described in this Article 14.  Customer will comply with any reasonable restrictions imposed by Contractor to minimize any disruption to Contractor’s normal operations.  Such facilities and related assistance shall be provided as part of the Services.

14.4                        Audit of Fees

Upon reasonable notice from Customer, no more frequently than once in any twelve (12) month period (unless otherwise required by any regulatory authority), Customer may audit the fees charged to Users for any period not previously audited by Customer, for which Contractor is required to retain records, to determine that such fees are accurate and in compliance with this Agreement, except that Customer may audit previously audited fees if, as the result of a current audit or the receipt or discovery of any other information, Customer has reasonable cause to believe that inaccuracies or discrepancies exist which previous audits failed to disclose.  If, as a result of an audit, Customer determines that Contractor has overcharged Users, Customer shall notify Contractor of the amount of such overcharge and if Contractor agrees with the results of Customer’s audit or if Customer prevails in any arbitrated dispute regarding such audit, Contractor shall promptly refund to affected Users the amount of the overcharge, plus interest, at the rate of one and one quarter percent (1 1/4%) per month or the highest rate allowed by law, whichever is lower, from the date payment was received.  In the event any such audit reveals an overcharge to Users during any audited period exceeding five percent (5%) or more of a particular fee category, Contractor shall reimburse Customer for the cost of such audit.  If Contractor disagrees with the results of said audit, Contractor and Customer shall resolve any dispute in accordance with the provisions of Article 26 below.

14.5                        Record Retention

Contractor shall keep, based upon U.S. generally accepted accounting principles, books, records and supporting documentation sufficient to document the NPAC/SMS and the invoices paid or payable by Users for the NPAC/SMS for the current fiscal year and at least the four (4) immediately preceding fiscal years of Contractor

14.6                        Compliance with Audit Recommendations

If any audit by an auditor designated by Customer or a regulatory authority results in Contractor being notified that it is not in compliance with any law, regulation, audit requirement or generally

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accepted accounting principle relating to the NPAC/SMS, Contractor shall take actions to comply with such audit.

Contractor shall bear the expense of any such compliance work,unless such compliance work is required to bring the NPAC/SMS, Customer or a User into compliance with a legal, regulatory or audit requirement that (i) is imposed on Customer or a User and impacts the NPAC/SMS or the Services rendered hereunder and (ii) has not been, by this Agreement (including, without limitation, by any Statement of Work), previously identified to Contractor as a requirement of the NPAC/SMS or Services.  Contractor will not undertake any compliance work, the expense of which is not to be borne by Contractor, without a Statement of Work executed by the Parties.

ARTICLE 15 - CONFIDENTIAL INFORMATION

15.1                        Confidential Information Defined; Obligations

“Confidential Information” means all information, materials and ideas that relate to the subject matter of this Agreement or the performance by the disclosing party of its obligations hereunder, which is disclosed or otherwise provided by one Party (“the Disclosing Party”) (in writing, electronically, orally, or in any other form, tangible or intangible, except that with respect to oral or intangible disclosures, the substance of such disclosure must be memorialized in writing and delivered to the receiving party within fourteen (14) days of the initial disclosure) to the other Party (“the Receiving Party”) and that is marked as “confidential” and/or “proprietary”, including, without limitation, User Data, Software, proprietary aspects of the functional requirements and the systems interface, pricing and financial information and customer records of either Party or of any Users.  User Data shall be the property of the User furnishing such data.

The Disclosing Party shall have the right to correct any inadvertant failure to designate information as “confidential” and/or “proprietary” by written notification to the Receiving Party.  The Receiving Party shall, from that time forward, treat such information as Confidential Information under this Agreement.

During the course of this Agreement, either Party may receive or have access to Confidential Information of the other Party or a User.  The Receiving Party shall not, without first obtaining the Disclosing Party’s written consent, disclose to any Third Party (other than, in the case of User Data, the rightful owner of such data), commercially exploit or use for any purpose other than the performance of its obligations under this Agreement any Confidential Information, or information or materials developed by the Receiving Party based on Confidential Information, that it has received or to which it has had access.  Each Party shall use no less than the same means it uses to protect its similar confidential and proprietary information, but in any event not less than reasonable means, to prevent the disclosure and to protect the confidentiality of the Confidential Information of the Disclosing Party.

15.2                        Exclusions

Confidential Information shall not include:

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(a)                                  information generally available to, or known to, or which becomes known by, the public through no wrongful act of the Receiving Party;

(b)                                 information known by the Receiving Party prior to receipt from the Disclosing Party; where the Receiving Party received such information without knowledge of any obligation of confidentiality with respect thereto in favor of the Disclosing Party;

(c)                                  information disclosed by a Third Party to the Receiving Party, where the Receiving Party received such information without knowledge of any obligation of confidentiality with respect thereto in favor of the Disclosing Party

(d)                                 information independently developed by the Receiving Party without the use of information disclosed by the Disclosing Party;

(e)                                  information disclosed to a Third Party by the Disclosing Party without restriction; and

(f)                                    information lawfully required to be disclosed to any governmental agency or which is otherwise required to be disclosed by law, provided that before making such disclosure the Receiving Party shall give the Disclosing Party an adequate opportunity to object to such disclosure or take action to assure confidential handling of such information.

15.3                        Return or Destruction

Upon the request of the Disclosing Party, which may be made at any time, the Receiving Party shall return to the Disclosing Party, or, at the option of the Disclosing Party, shall destroy or permanently erase, the Confidential Information provided by the Disclosing Party and all copies thereof (in written, electronic or other form), and shall destroy or permanently erase any information and materials developed by it based on the Disclosing Party’s Confidential Information.  User Data shall be returned to the Disclosing Party, in the form and on the media then in use.  Upon the request of the Disclosing Party, the Receiving Party shall certify that the destruction or permanent erasure of Confidential Information provided for herein has occurred.  Notwithstanding anything to the contrary above, User Data or Confidential Information that is necessary to provide or receive Services and operate the NPAC/SMS, shall not be returned or destroyed

15.4                        Injunctive Relief

Each Party acknowledges that the unauthorized disclosure or use of Confidential Information may cause irreparable harm and significant injury, the amount of which may be extremely difficult to estimate.  If the Receiving Party fails to abide by its obligations under this Article, the Disclosing Party may seek immediate injunctive relief, in addition to any other rights and remedies available to it at law or in equity.

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15.5                        Loss of Confidential Information

In the event of any unauthorized disclosure or loss of, or inability to account for, Confidential Information of the Disclosing Party, the Receiving Party will notify the Disclosing Party immediately.

15.6                        Third Parties

Customer acknowledges that any Third Party having a need to obtain access to Confidential Information of Contractor as a result of its actions as a representative, agent or subcontractor of Customer, or otherwise through its relationship with Customer shall, as a condition to such access, be required to execute a confidentiality agreement directly with Contractor, which confidentiality agreement shall include the substantive restrictions set forth in this Article 15 and shall otherwise be in a form reasonably satisfactory to Contractor and Customer.

ARTICLE 16 - DELAYS; PERFORMANCE CREDITS AND CORRECTIVE REPORTING; DEFAULTS; FORCE MAJEURE

16.1                        Notice of Delays

Time is of the essence in Contractor’s performance of its obligations under this Agreement.  Contractor shall promptly notify Customer in writing of any anticipated or known Contractor Delay by the date of performance specified in this Agreement, if any, for the affected obligation, the reasons for the delay, and the expected duration of the delay.  In the event of any failure of Customer or User to perform an obligation which delays or threatens to delay a scheduled performance date of Contractor under this Agreement (“Customer/User Delay”), Contractor shall promptly notify Customer in writing of such delay or threatened delay, and Contractor’s scheduled performance date shall be extended day-for-day for any such actual delay of Customer or User directly affecting such scheduled performance date.  If Contractor fails to notify Customer of a Customer/User Delay of which Customer or the applicable User does not otherwise have prior notice (i.e., pursuant to a Project Plan), Contractor may not use such Customer/User Delay as an excuse for its failure to meet a scheduled performance date.

16.2                        Delays in Implementation of Initial Services

In the event that Contractor fails to deliver the NPAC/SMS on or before the Final Delivery Date for any reason other than a Force Majeure Event, Contractor shall pay to the Customer, as liquidated damages and not as a penalty, the sum of seventy-five hundred dollars ($[* * *] ) per day for each day following the Final Delivery Date (or such later time as the Force Majeure Event shall have ceased, if applicable) until the first to occur of (i) Contractor’s delivery of the NPAC/SMS or (ii) the termination of this Agreement by Customer in accordance with Section 23.1 hereof; provided, however, that in no event shall the liquidated damages payable pursuant to this Section exceed Four Hundred Thousand Dollars ($[* * *]) in the aggregate.

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16.3                        Performance Credits

Commencing ninety (90) days after the Acceptance Date, or, if Customer elects Target Option B pursuant to Section 6.6(a) hereof, after January 1, 1998, in the event that a Service Affecting Event (as defined below) shall have occurred for any reason other than the occurrence of a Force Majeure Event or a Customer/User Delay, Contractor shall pay to either Customer or affected Users, as applicable, as “Performance Credits” (and as liquidated damages and not as a penalty) an aggregate sum equal to the amount set forth under the heading “Performance Credit Amount” for each such Service Affecting Event, as set forth in Exhibit G, provided, however, that in no event shall the annual aggregate amount of Performance Credits exceed Four Hundred Thousand Dollars ($[* * *]).  For purposes hereof, a “Service Affecting Event” shall mean the failure of Contractor to meet a “Service Affecting” Service Commitment Level set forth in Exhibit G - Service Level Requirements; provided, however, that if the same facts and circumstances directly or indirectly result in the failure to meet more than one Service Level, all such related failures, for purposes of calculating Performance Credits which shall be due in connection therewith, shall be deemed to be a single Service Affecting Event.

In the event that a Non-Service Affecting Event (as defined below) shall have occurred for any reason, Contractor shall not be required to pay any Performance Credits.  For each Non-Service Affecting Event, Contractor shall (i) notify Customer in writing of such Non-Service Affecting Event, including in such notification an explanation of the cause of the Non-Service Affecting Event and a detailed summary of the course of actions, if any, necessary to mitigate the likelihood of such cause recurring and (ii) diligently pursue the identified course of action to completion.  For purposes hereof, a “Non-Service Affecting Event” shall mean the failure of Contractor to meet one of the Service Levels other than those which give rise to Service Affecting Events.

16.4                        Allocation of Damages Among Users

The aggregate amount of accrued liquidated damages under Sections 16.2 and 16.3 above shall be allocated among Users as directed by Customer and credited against the next succeeding monthly billing to such Users for Service or, in the event Customer terminates this Agreement as a result of any such failure, shall be allocated and credited in the same manner, with the balance, if any, remaining after applying said amounts against any final billings to be paid to such Users by Contractor.  Liquidated damages pursuant to Section 16.2 shall be considered as compensation for direct damages for the delay suffered by the Users other than those specified in Section 19.1(g) and Contractor shall remain liable for any of the direct damages specified in Section 19.1(g).

16.5                        Contractor Defaults

Contractor shall be in default (“Default”) under this Agreement if Contractor shall:

(a)                                  chronically fail to provide the NPAC/SMS at one or more of the “Service Affecting” Service Levels, which failure is evidenced by recurring events of the same or

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similar nature that are indicative of a systemic problem and which either have been unaffected by Contractor’s repeated cure efforts or are reasonably unlikely to be cured with Contractor’s diligent efforts over a reasonable period, which in any event shall be no less than thirty (30) days; or

(b)                                 fail to perform any of its other material obligations, i.e., material breach, under this Agreement (including the obligations referred to in Section 21.3, but excluding the obligations referred to in Section 16.5(a) above) and such failure continues for a period of thirty (30) days following receipt of written notice of such failure from Customer; provided, however, that where such failure (other than with respect to a payment obligation) cannot reasonably be cured within such thirty (30) day period, so long as Contractor is diligently pursuing such cure, the time for curing such failure shall be extended for such period as may be necessary for Contractor to complete such cure.

Upon any Default hereunder by Contractor, Customer may, subject to Articles 19 and 26 hereof, pursue any legal remedies it may have under applicable law or principles of equity.

16.6                        Force Majeure

Any failure or delay by Customer, a User or Contractor in the performance of its obligations under this Agreement shall not be deemed a Default of this Agreement to the extent such failure or delay was caused, directly or indirectly, by fire, flood, earthquake, elements of nature or acts of God, acts of war, terrorism, riots, civil disorders, rebellions or revolutions in the United States, court order, non-performance by the non-performing Party’s first-tier subcontractors (i.e., not subcontractors of subcontractors) due to a Force Majeure Event, or any other similar cause beyond the reasonable control of such Party and without the fault or negligence of such Party and cannot reasonably be circumvented by the non-performing Party through the use of alternate sources, work-around plans or other means (a “Force Majeure Event”).  Notwithstanding the foregoing, any failure or delay by Contractor which results from Contractor’s failure to comply with a requirement of this Agreement intended to prevent such a failure or delay shall not be considered subject to this Article.

Notwithstanding the foregoing, Contractor’s liability for loss or damage to Customer’s material in Contractor’s possession or control shall not be modified by this clause.

ARTICLE 17 - INDEMNIFICATION

17.1                        Mutual Indemnification

Each Party shall defend against suits, claims and demands and shall indemnify and hold harmless the other, its corporate affiliates, Members, Members’ affiliates and their respective officers, directors, employees, and agents and their successors and assigns against and from any and all losses, liabilities, damages, and expenses (including, without limitation, reasonable attorneys’ fees) included in a settlement (between the indemnifying Party and a Third Party) of such suits, claims or demands, or awarded to a Third Party by a court or appropriate administrative agency

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of competent jurisdiction, including without limitation, those based on contract or tort arising out of or in conjunction with, but only to the extent that such losses, liabilities, damages, claims, demands, and expenses arise out of or in connection with, (i) personal injury (including death) or damage to tangible property arising from the negligent or intentional acts or omissions of the indemnifying Party or its subcontractors, or the officers, directors, employees, agents, successors and assigns of any of them during the term of this Agreement or any transition period as provided for in Article 24 herein, or (ii) assertions under Workers’ Compensation or similar laws made by persons furnished by the indemnifying Party during the term of this Agreement, or any transition period as provided for in Article 24 herein.

17.2                        Contractor Indemnification

Contractor shall defend, indemnify and hold harmless Customer,  Members and their officers, directors, employees, and agents and their successors and assigns against and from any and all losses, liabilities, suits, damages, claims, demands, and expenses (including, without limitation, reasonable attorneys’ fees) included in a settlement (between Contractor and any Third Party) of such suits, claims or demands, or awarded to a Third Party by a court or appropriate administrative agency of competent jurisdiction, including, without limitation those based on contract or tort arising out of or in conjunction with, but only to the extent that such losses, liabilities, damages claims, demands, and expenses arise out of, or in connection with, personal injury (including death) or damage to tangible personal property caused by defective or malfunctioning or improperly provided Software or Services provided by Contractor during the term of this Agreement.  For the purposes of this Article, Third Party includes a regulatory agency having jurisdiction over Customer, its members, or Users.

17.3                        Procedures

With respect to all indemnification obligations under this Agreement, the indemnified Party shall promptly notify the indemnifying Party of any written claim, loss, or demand for which the indemnifying Party is responsible under this Article and shall cooperate with the indemnifying Party as reasonably required.  An indemnified Party shall be entitled, upon its request and at its expense, to participate in the defense of any lawsuit arising from an indemnifiable claim when and for so long as such Party is a named party to such lawsuit; provided, however, that the indemnified Party may not settle any such lawsuit without the indemnifying Party’s consent.

ARTICLE 18 - INFRINGEMENT

18.1                        Contractor’s Obligation to Indemnify for Infringement

Contractor shall defend, indemnify and hold harmless Customer, Members, Users and their respective affiliates from and against any losses, damages, expenses (including, without limitation, attorneys’ fees and costs), demands, claims, suits, and liabilities that may result by reason of any alleged violation, infringement or misappropriation of a patent, trade secret, copyright or other proprietary interest based on NPAC/SMS provided by Contractor during the term of this Agreement, including any materials and/or equipment utilized or supplied by

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Contractor in connection with the provision of NPAC/SMS by Contractor during the term of this Agreement.  Customer shall promptly notify Contractor of any claim of infringement or misappropriation for which Contractor is responsible and shall cooperate with Contractor to facilitate the defense or settlement of such claim.  Contractor shall (i) keep Customer reasonably apprised of the continuing status of any claim, including any lawsuit resulting therefrom and (ii) when and for so long as Customer is a named party to any such lawsuit, shall permit Customer, upon Customer’s written request and at Customer’s expense, to participate in the defense of such lawsuit; provided, however, that Customer may not settle any such lawsuit without Contractor’s consent.

18.2                        Contractor’s Obligations If Use Is Threatened

If use of NPAC/SMS shall be prevented or appears likely to be prevented by an injunction or court order or by settlement resulting from any such claim, Contractor shall, at its expense, either:

(a)                                  by license or release from claim of violation, infringement or misappropriation, procure for Customer and Users the right to continue using the NPAC/SMS Software; or

(b)                                 modify the NPAC/SMS Software so it is functionally equivalent to the original NPAC/SMS Software, but is no longer subject to a claim of violation, infringement or misappropriation; or

(c)                                  remove any infringing materials and replace same with equally suitable materials free from claim of infringement or misappropriation; or

(d)                                 with regard to Custom Enhancement(s) or User Enhancement(s), if none of the foregoing alternatives is reasonably available to Contractor, reimburse the affected User(s) for the total cost of Custom Enhancement(s) or User Enhancement(s) as applicable, as depreciated.  Such reimbursement shall be calculated on the basis of five years straight-line depreciation from the Acceptance Date of the subject Custom Enhancement or User Enhancement, as applicable.  Contractor shall be relieved of such reimbursement liability five years after such date.

Contractor’s refund to and reimbursement of Users under this Section shall not constitute an election of remedies or otherwise limit the rights and remedies available to affected Users under this Agreement.

ARTICLE 19 - LIABILITY; LIMITATION OF LIABILITY

19.1                        DIRECT DAMAGES

EACH PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY DIRECT DAMAGES ARISING OUT OF OR RELATING TO A BREACH OF ITS OBLIGATIONS UNDER THIS AGREEMENT.

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WITHOUT LIMITING THE GENERAL MEANING OF THE TERM “DIRECT DAMAGES”, CONTRACTOR AGREES THAT THE FOLLOWING SHALL BE CONSIDERED “DIRECT DAMAGES” FOR CUSTOMER AND USERS AND THAT CONTRACTOR SHALL NOT ASSERT THAT THEY ARE INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL LOSSES OR DAMAGES TO THE EXTENT THEY RESULT FROM CONTRACTOR’S FAILURE TO FULFILL ITS OBLIGATIONS UNDER THIS AGREEMENT:

(a)                                  COSTS OF RECREATING OR RELOADING ANY SERVICE PROVIDER DATA LOST OR DAMAGED;

(b)                                 COSTS OF IMPLEMENTING A WORK AROUND IN RESPECT OF A FAILURE TO PROVIDE THE SERVICES;

(c)                                  COSTS OF REPLACING LOST OR DAMAGED PROPERTY, EQUIPMENT, SOFTWARE AND MATERIALS;

(d)                                 COSTS AND EXPENSES INCURRED TO CORRECT DEFECTS IN NPAC/SMS SOFTWARE USED IN PROVIDING THE SERVICES;

(e)                                  ANY LIQUIDATED DAMAGES PROVIDED FOR IN THIS AGREEMENT; PROVIDED, HOWEVER, THAT WHERE LIQUIDATED DAMAGES SHALL HAVE BEEN PROVIDED, THEY SHALL BE IN LIEU OF ALL OTHER DIRECT DAMAGES ARISING OUT OF OR ASSOCIATED WITH THE FACTS AND CIRCUMSTANCES GIVING RISE TO THE LIQUIDATED DAMAGES, INCLUDING WITHOUT LIMITATION, THE OTHER TYPES OF DIRECT DAMAGES DESCRIBED ABOVE IN THIS SECTION 19.1, EXCLUDING SECTION 19.1(g) HEREIN; PROVIDED, FURTHER, HOWEVER, THAT RECEIPT OF LIQUIDATED DAMAGES SHALL NOT LIMIT RECOVERY OF DIRECT DAMAGES ARISING OUT OF OR ASSOCIATED WITH THE FACTS OR CIRCUMSTANCES LEADING TO A TERMINATION BY CUSTOMER UNDER SECTION 23.1 OF THIS AGREEMENT;

(f)                                    COSTS AND EXPENSES INCURRED TO PROCURE THE SERVICES FROM AN ALTERNATE SOURCE, TO THE EXTENT IN EXCESS OF CONTRACTOR’S CHARGES UNDER THIS AGREEMENT; AND STRAIGHT TIME, OVERTIME OR RELATED EXPENSES INCURRED BY A USER, INCLUDING OVERHEAD ALLOCATIONS OF THE USER FOR THE USER’S EMPLOYEES, WAGES AND SALARIES OF ADDITIONAL EMPLOYEES, TRAVEL EXPENSES, OVERTIME EXPENSES, TELECOMMUNICATIONS CHARGES AND SIMILAR CHARGES, DUE TO THE FAILURE OF CONTRACTOR TO PROVIDE THE SERVICES;

(g)                                 ANY FINES, PENALTIES, INTEREST OR OTHER COSTS, INCLUDING ATTORNEYS FEES, IMPOSED UPON CUSTOMER OR ANY USER BY ANY

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REGULATORY AGENCY BECAUSE OF DELAYS, ERRORS OR OMISSIONS ATTRIBUTABLE TO CONTRACTOR; AND

(h)                                 ANY OTHER TYPE OF DAMAGES NORMALLY CONSIDERED DIRECT DAMAGES IN A PARTICULAR CIRCUMSTANCE.

19.2                        CONSEQUENTIAL DAMAGES

NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE FURNISHING, PERFORMANCE OR USE OF ANY SOFTWARE OR SERVICES PROVIDED UNDER THIS AGREEMENT OR ANY STATEMENT OF WORK OR THE PERFORMANCE OR NONPERFORMANCE OF OBLIGATIONS UNDERTAKEN IN THIS AGREEMENT OR ANY STATEMENT OF WORK.  EACH PARTY WAIVES ANY CLAIM TO PUNITIVE DAMAGES AGAINST THE OTHER.

19.3                        EXCLUSIONS

THE LIMITATIONS OR EXCULPATIONS OF LIABILITY SET FORTH IN THE FIRST SENTENCE OF SECTION 19.2 ARE NOT APPLICABLE TO:

(a)                                  INDEMNIFICATION CLAIMS;

(b)                                 LIABILITY RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF A PARTY; OR

(c)                                  ANY BREACH OF A PARTY’S CONFIDENTIALITY OBLIGATIONS.

ARTICLE 20 - INSURANCE

20.1                        Contractor’s Insurance Requirements

Contractor must maintain and cause Contractor’s subcontractors to maintain: (i) Workers’ Compensation insurance as prescribed by the law of the applicable state, (ii) employer’s liability insurance with limits of at least $2,000,000 each occurrence and in the aggregate, (iii) commercial general liability insurance (including contractual liability and products liability coverage) with combined single limits of at least $10,000,000 for bodily injury and property damage and with limits of $10,000,000 in the general aggregate, and (iv) professional liability insurance with combined single limits of at least $10,000,000 and with limits of $10,000,000 in the general aggregate.  Neither Contractor nor Contractor’s insurer(s) shall have a right of subrogation against Customer based on any loss or liability insured against under the foregoing insurance.  Contractor’s policies for the insurance under clause (iii) and (iv) above must be endorsed to name Customer as an additional insured and state: “Northeast Carrier Acquisition Company, L.L.C. is to be notified in writing at least thirty (30) days prior to cancellation of or any material change in the coverage limits.”  Also, Contractor must furnish certificates

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evidencing the foregoing insurance coverage within thirty (30) days following execution of this Agreement.

20.2                        Contractor’s Failure to Maintain Insurance

If Contractor fails to maintain the insurance required by Article 20, Customer may procure such insurance.  In such event, Customer shall invoice Contractor and Contractor shall promptly reimburse Customer for any premiums and other charges paid by Customer for such coverage.

20.3                        Self Insurance

Contractor may self insure the risks for which insurance is otherwise required under this Article 20 upon written request to and approval, in writing, by Customer.  Approval by Customer of self-insurance shall not be unreasonably withheld and shall be based upon Customer’s reasonable assessment that Contractor’s net worth, financial history and stability appear to be sufficient to satisfy any obligation Contractor could reasonably be expected to incur during the term of this Agreement.

20.4                        Customer’s Insurance Requirements

Customer must maintain and cause Customer’s subcontractors to maintain: (i) Workers’ Compensation insurance as prescribed by the law of the applicable state, (ii) employer’s liability insurance with limits of at least $2,000,000 each occurrence and in the aggregate, (iii) commercial general liability insurance (including contractual liability and products liability coverage) with combined single limits of at least $10,000,000 for bodily injury and property damage and with limits of $10,000,000 in the general aggregate, and (iv) professional liability insurance with combined single limits of at least $10,000,000 and with limits of $10,000,000 in the general aggregate.  Neither Customer nor Customer’s insurer(s) shall have a right of subrogation against Contractor based on any loss or liability insured against under the foregoing insurance.  Customer’s policies for the insurance under clause (iii) and (iv) above must be endorsed to name Contractor as an additional insured and state: “Lockheed Martin IMS is to be notified in writing at least thirty (30) days prior to cancellation of or any material change in the coverage limits.”  Also, Customer must furnish certificates evidencing the foregoing insurance coverage within thirty (30) days following  execution of this Agreement.

20.5                        Customer’s Failure to Maintain Insurance

If Customer fails to maintain the insurance required of it by Section 20.4, Contractor may procure such insurance.  In such event, Contractor shall invoice Customer and Customer shall promptly reimburse Contractor for any premiums and other charges paid by Contractor for such coverage.

20.6                        Additional Insurance

In addition to any insurance required to be maintained pursuant to this Article, Contractor may, at its election, obtain insurance with respect to any losses, liabilities, damages or expenses

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(including, without limitation, reasonable attorneys’ fees) incurred by Contractor arising out of, resulting from or in connection with any error, omission or failure of the facilities, equipment, systems or personnel of Users or any of their affiliates, agents, successors or assigns used or involved in any way in the provision of services utilizing the NPAC/SMS Services to any end-user customer or any Third Party.  If Contractor obtains such insurance, Contractor shall, on a quarterly basis, invoice Users in accordance with the Allocation Model then in effect for one-half of the premiums or other charges for the first $50,000,000 of such coverage, which amounts shall be invoiced to Users as part of the monthly billing process and reimbursed by Users in accordance with such invoice.  The aggregate maximum amount that can be invoiced to Users per year shall be no more than $25,000.  Any deductible for this insurance shall be paid by Contractor.  This insurance must be purchased from an outside agent and is not to be covered by self-insurance as described in Section 20.3.  In addition, Contractor will provide to Customer a certificate of insurance.  Should Contractor purchase this insurance the level of coverage must be reviewed with Customer with the intent that reductions be based on a risk assessment.

ARTICLE 21 - WARRANTIES

21.1                        Harmful Code or Data

Contractor warrants that the NPAC/SMS Software will not contain, either now or in the future, any malicious code, program, or other internal component (e.g. software virus, software worm, software time bomb, Trojan Horse or similar component), which could damage, destroy, or alter Software or hardware of Users, or which could, in any manner, reveal, damage, destroy, or alter any data or other information accessed through or processed by the NPAC/SMS Software in any manner or which could adversely affect the operation of a computer or its memory by a User.  Contractor shall immediately advise Customer and Users, in writing, upon reasonable suspicion or actual knowledge that the NPAC/SMS Software provided under this Agreement may result in the harm described above.

21.2                        No Liens or Violations of Third Party Rights

Contractor warrants that the NPAC/SMS Software and the other Deliverables provided under this Agreement are free from liens and encumbrances.  Contractor further warrants that Contractor will maintain reasonable policies and practices to protect against improper incorporation of Third Party Intellectual Property into the NPAC/SMS Software, Custom Software or other Deliverables.  Contractor represents that it does not have any knowledge of any proceeding or threatened claims, suits, challenges or other legal actions relating to Contractor’s Intellectual Property intended to be used in performance of Contractor’s obligations under this Agreement and warrants that it will promptly notify Customer if it becomes aware of any such legal action.

21.3                        Conformance with Specifications and Other Standards

Contractor warrants that the NPAC/SMS shall operate without Defects during the term of this Agreement.  In addition to its obligations under Section 10.2, Contractor shall correct any Material Defects within thirty (30) days (or within such shorter period as may be specified

51

elsewhere in this Agreement) after the Material Defect is brought to Contractor’s attention in writing at no additional charge to Customer or Users.  In addition to its obligations under  Section 10.2, Contractor shall correct any Minor Defects within sixty (60) days (or within such shorter period as may be specified elsewhere in this Agreement) after the Defect is brought to Contractor’s attention in writing at no additional charge to Customer or Users.  Contractor’s failure to comply with its obligations under this Article shall constitute a Default for the purposes of Section 16.5.

Contractor warrants that all Services shall be performed in accordance with the highest professional standards and shall be in accordance with such requirements or restrictions as may be lawfully imposed by governmental authority as contemplated in accordance with Article 25 herein.  Services not performed in accordance with the requirements of this Agreement (that may or may not constitute a Default as defined herein) shall be re-performed at no cost to Customer or the Users.

21.4                        Authority

Each Party represents to the other that it has full authority to enter into and perform all of its obligations under this Agreement, and that the person signing this Agreement on behalf of the Party has been properly authorized to enter into this Agreement.  Each Party further acknowledges that it has read this Agreement, understands it, and agrees to be bound by all of its terms, conditions and provisions.

21.5                        EXCLUSIVE WARRANTIES

THE WARRANTIES SET FORTH IN THIS AGREEMENT OR A STATEMENT OF WORK ARE THE EXCLUSIVE WARRANTIES MADE BY CONTRACTOR.  ALL OTHER EXPRESS OR IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE DISCLAIMED.

ARTICLE 22 - ASSIGNMENT, OTHER TRANSFER, AND SUBCONTRACTING

22.1                        Consent Required

Except as provided otherwise in this Article, neither Party shall (i) assign or otherwise transfer  any rights or obligations under this Agreement or any Statement of Work without the prior written consent of the other Party, or (ii) subcontract any obligations under this Agreement without the prior written consent of the other Party, and, in each case, such consent shall not be unreasonably withheld or delayed.  Notwithstanding anything to the contrary in the preceding sentence, Contractor shall not require the prior consent of Customer to subcontract any portion of the work covered under this Agreement or under any Statement of Work to any subcontractor specifically mentioned in its Proposal..  Any such assignment made without the prior written consent of the other Party shall be void.  Contractor’s request for consent to an assignment or

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transfer of rights or obligations to any entity which is not a Neutral Third Party shall constitute adequate grounds for withholding such consent.

22.2                        Assignment of Monies Due

Notwithstanding the foregoing, Contractor may, upon written notice to Customer, assign monies due or that are to become due under a Statement of Work, provided that no such assignment may impose upon Customer or Users any obligations in addition to or different than those set forth in this Agreement or the subject Statement of Work, or preclude Customer or Users from dealing solely and directly with Contractor in all matters pertaining to this Agreement or the subject Statement of Work, including the negotiation of amendments and the settlement of disputed invoices.

ARTICLE 23 - TERMINATION

23.1                        Termination by Customer

Customer shall have the right, upon written notice to Contractor, to terminate this Agreement or any applicable Statements of Work :

(a)                                  if a Default by Contractor has occurred and is continuing under this Agreement; or,

(b)                                 if (i) a receiver, trustee, administrator, or administrative receiver is appointed for Contractor or its property, (ii) Contractor makes an assignment for the benefit of creditors, (iii) any proceedings are commenced against Contractor under any bankruptcy, insolvency, or debtor’s relief law, and such proceedings are not vacated or set aside within ninety (90) days from the date of commencement thereof, or (iv) Contractor is liquidated or dissolved; or,

(c)                                  if Contractor is merged with or acquired by an entity which is not a Neutral Third Party; or

(d)                                 if Contractor otherwise ceases to be a Neutral Third Party, and such cessation continues for a period of thirty (30) days following the date that an executive officer of Contractor first becomes aware of the event causing the cessation of neutrality (with Contractor having an obligation to diligently conduct quarterly investigations of its affiliates’ activities that may impact Contractor’s neutrality); provided, however, that where such cessation of neutrality cannot reasonably be cured within such thirty (30) day period, so long as Contractor is diligently pursuing such cure, and regulatory authorities having jurisdiction over such matters (after having reviewed the details of the event(s) causing Contractor’s cessation of neutrality) have not specifically required Customer to terminate this Agreement due to such cessation of neutrality, the time for curing such

53

failure shall be extended for such period as may be necessary for Contractor to complete such cure; or

(e)                                 under the circumstances related to a regulatory event as set forth in Article 25.

23.2                        Nonwaiver

The termination rights provided to Customer under this Article 23 are not intended to constitute an election of remedies, and, except as provided otherwise in this Agreement or the subject Statement of Work, Customer is entitled to any additional rights and remedies available to it at law or in equity, subject to the limitations and exclusions in this Agreement.  All rights and remedies of Customer herein created or otherwise existing at law or in equity are cumulative, and the exercise of one (1) or more rights or remedies shall not be taken to exclude or waive the right to exercise any of the others.

23.3                        Users’ Liability for Payments

Except as provided in Articles 9 and 24 herein and Section 7 of the NPAC/SMS User Agreement, in the event of termination under this Article, Users shall be liable only for payment to Contractor for Services performed prior to the effective date of the termination, and Users shall not be liable for anticipated profit or fee on Services not performed.  Except as otherwise provided in this Agreement, Customer shall have no liability for any payments to Contractor.

23.4                        Return of Property Upon Termination

Subject to Article 24 - Transition at Expiration or Termination of this Agreement, upon termination and regardless of any dispute between the Parties, all property, equipment, data, documents or other materials of Customer or the Users pertaining to this Agreement in the possession of Contractor, its employees, agents or subcontractors shall be returned to their owners within fifteen (15) days of the notice of termination or such later date as Customer may designate.

 ARTICLE 24 - TRANSITION AT EXPIRATION OR TERMINATION OF THIS AGREEMENT

24.1                        Contractor’s Obligation to Assist With Transition

Upon termination of this Agreement by Customer under either Article 23 or Article 12 hereof (hereafter “Termination Event”), or upon expiration of the Agreement as the result of an election not to renew under Article 3 hereof (“Non-Renewal”), Contractor shall assist Customer in the orderly transition of the Services specified herein from Contractor to a successor contractor or administrator for NPAC/SMS (in either case, the “Successor Contractor”), consistent with the requirements of this Article 24 - Transition at Expiration or Termination of this Agreement.

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24.2                        Optional Extension Upon Termination or Non-Renewal Without License

Upon the occurrence of a Termination Event (other than a Termination Event under Section 23.1(c), (d), or (e) or Article 12) or Non-Renewal and, in each case, upon Customer’s request in lieu of being granted a license under Article 9 hereof, Contractor shall agree to extend this Agreement with Customer for a period the last day of which shall not extend beyond the earlier of (i) the date that Customer completes its transition to a Successor Contractor for the provision of NPAC/SMS in the Service Area or (ii) the date that is eighteen (18) months after (A) in the case of such a Termination Event, the date notice of termination is given by Customer (“Termination Event Notice Date”), or (B) in the case of Non-Renewal, the date the notice of non-renewal is given or received by Customer, as applicable (“Non-Renewal Notice Date”).  Any such extension shall be at a price and level of Service in effect on the date of such termination or expiration of the Agreement, as applicable, as adjusted pursuant to Section 6.1 if such extension extends beyond the Initial Term.  In addition, upon any such extension, Contractor shall provide any Transition Services (as defined below) requested by Customer; provided that (i) Contractor shall be paid for such services at reasonable rates, consistent with the charges underlying the pricing schedules set forth in Exhibit E and (ii) Contractor shall have no obligation to perform any such Transition Services under this Section 24.2 after the end of the extension period.  Notwithstanding anything to the contrary above, Contractor’s obligation to perform Services during any extension period is subject to Customer using diligent efforts to transition to a Successor Contractor beginning no later than the Termination Event Notice Date or Non-Renewal Notice Date, as applicable.

24.3                        Optional Extension Upon Termination or Non-Renewal With License, Loss of Neutrality or Regulatory Termination

Upon the occurrence of (A) a Termination Event (other than a Termination Event under Section 23.1(c) or (d) or Article 12) or Non-Renewal and, in each case, under circumstances where Customer has obtained a license under Article 9 hereof,or (B) a Termination Event under Section 23.1(c) or (d), whether or not Customer has obtained a license under Article 9 hereof, or (C) a Termination Event under Section 23.1(e), Contractor shall, upon Customer’s request, extend this Agreement with Customer for a period the last day of which shall not extend beyond the earlier of (i) the date that Customer completes its transition to a Successor Contractor for the provisioning of NPAC/SMS in the Service Area or (ii) the date that is one hundred and eighty (180) days after the Termination Event Notice Date or Non-Renewal Notice Date, as applicable.  Any such extension shall be at a price and level of Service in effect on the date of such termination or the expiration of the Agreement, as applicable, as adjusted pursuant to Section 6.1 if such extension extends beyond the Initial Term.  In addition, upon any such extension, Contractor shall provide any Transition Services (as defined below) requested by Customer; provided that (i) Contractor shall be paid for such services at reasonable rates, consistent with the charges underlying the pricing schedules set forth in Exhibit E and (ii) Contractor shall have no obligation to perform any such Transition Services under this Section 24.3 after the end of the extension period.  Notwithstanding anything to the contrary above, Contractor’s obligation to perform Services during any extension period is subject to Customer using diligent efforts to

55

transition to a Successor Contractor beginning no later than the Termination Event Notice Date or Non-Renewal Notice Date, as applicable.

24.4                        Transition Services

Contractor shall cooperate with Customer in effecting the orderly transition of the Services to a Successor Contractor by performing the services set forth below (collectively, the “Transition Services”) where requested by Customer upon or in anticipation of a Termination Event or Non-Renewal.  The Transition Services shall be provided through the period of any extension under Section 24.2 or 24.3, or if the Agreement is not being extended pursuant to such Sections, for a period not to exceed one hundred and eighty (180) days after the expiration or termination of the Agreement.  Contractor shall be paid for the performance of such Transition Services at reasonable rates, consistent with the charges underlying the pricing schedules in Exhibit E.  Customer shall submit its request for Transition Services in writing to Contractor on or immediately prior to the expiration or termination date.

At Customer’s request, which request shall be made as provided above, Contractor agrees to provide the following Transition Services in accordance with this Section 24.4:

(a)                                  provide Customer with a list or summary, as applicable, of all hardware, software, and communications inventories and documentation of operational and procedural practices required for the orderly transition to a Successor Contractor for the Services;

(b)                                 consistent with Contractor’s contractual obligations to Third Parties regarding nondisclosure, provide Customer and/or its designees all Contractor information that is reasonably necessary to enable Customer and/or its designees to provide the Services.  Contractor shall use its best efforts to secure in its agreements with Third Parties the right to provide such Third Party information to Customer and/or its designees under these circumstances;

(c)                                  with respect to Third Party Software used to provide the Services, Contractor shall provide reasonable assistance to Customer in obtaining licenses from the appropriate vendors;

(d)                                 with respect to any other agreements for necessary Third Party services being used by Contractor to perform the Services, Contractor shall:

(i)                                     use its best efforts to transfer or assign such agreements to Customer or the Successor Contractor, and

(ii)                                  pay any transfer fee or non-recurring charge imposed by the applicable Third Party vendors, which fee or charge Customer agrees to reimburse to Contractor; and

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(e)                                  Contractor shall return to Customer (without retaining copies) all intellectual property, including software, documentation, and procedures including all tapes, disks, and printed matter provided by Customer and Users, and the contents of the NPAC/SMS database pertaining to Customer.

Customer agrees to allow Contractor to use, at no charge, those Customer facilities necessary to perform the Transition Services for as long as Contractor is providing the Transition Services.

ARTICLE 25 - REGULATORY AND LEGISLATIVE CONSIDERATIONS

25.1                        Users are Communications Common Carriers

Contractor expressly recognizes that (i) Customer, Members and the Users and the NPAC/SMS are or may be subject to certain federal and state statutes and rules and regulations promulgated thereunder, as well as rules, regulations, orders, opinions, decisions and possible approval of the FCC, NANC  and other regulatory bodies having jurisdiction or delegated authority over Customer, Member and the Users and the NPAC/SMS and (ii) this Agreement is subject to changes and modifications required as a result of any of the foregoing; provided, however, that the Parties hereby agree that this Agreement and the NPAC/SMS User Agreements shall remain in full force and effect in accordance with their respective terms and each of the Parties and each of the Users shall continue to perform all of its respective obligations under this Agreement and the NPAC/SMS User Agreements, as applicable, in accordance with the respective terms thereof until the Parties can agree upon any amendment (which shall include any Statement of Work) that may be required to this Agreement as a result of any such regulatory change; and provided, further, however, that if the Parties are unable to agree upon any required amendment (or Statement of Work), the Parties agree to resolve such dispute pursuant to an “expedited” arbitration proceeding in accordance with the procedures set forth in Section 4 of the form of Escrow Agreement attached hereto as Exhibit M (“Expedited Arbitration”).  Notwithstanding anything to the contrary above, Customer may terminate this Agreement if the required amendment or Statement of Work is technically or economically unfeasible or if the regulatory change requires Customer to terminate this Agreement, except that Customer agrees it will give Contractor at least ten (10) days advance written notice of its intent to terminate this Agreement on such basis and agrees that if, within ten (10) days of its receipt of such notice, Contractor delivers its written objection to Customer disputing the basis on which Customer is exercising its termination right, Customer will resolve such dispute with Contractor in an Expedited Arbitration proceeding, with the focus of such proceeding being whether the required amendment or Statement of Work is technically or economically unfeasible or whether the regulatory change requires Customer to terminate this Agreement, as applicable.  The Parties shall cooperate fully with each other in obtaining any necessary regulatory approvals of the NPAC/SMS or other regulatory proceeding regarding regarding NPAC/SMS.

25.2                        Changes in Law and Regulations

Customer shall notify Contractor of any relevant changes in applicable legislative enactment and regulations that Customer becomes aware of in the ordinary course of its business in accordance

57

with the provisions of Section 27.6.  Any necessary modifications to the NPAC/SMS as a result of such changes shall be made in accordance with the provisions of Article 13 and subject to Section 25.1  Contractor shall be responsible for any fines and penalties imposed on Users and/or Contractor arising from any noncompliance by Contractor, its subcontractors or agents with the laws and regulations in respect of the NPAC/SMS.  A User shall be responsible for any fines and penalties imposed on it or Contractor relating to Contractor’s provision of the NPAC/SMS and arising from the failure of such User to comply with laws and regulations to which it is subject.

ARTICLE 26 - INTERNAL DISPUTE RESOLUTION AND ARBITRATION

26.1                        Internal Dispute Resolution

Except in circumstances where the time required for application of this dispute resolution procedure would cause irreparable harm, any claim, controversy or dispute arising out of or relating to this Agreement, which cannot otherwise be resolved after good faith negotiations by the Parties, shall be resolved as follows:

(a)                                  The dispute shall initially be referred jointly to the Contractor Project Executive and Customer Project Executive.  The Contractor Project Executive and Customer Project Executive shall attempt to resolve the dispute within seven (7) calendar days of such submission.

(b)                                 If the Contractor Project Executive and Customer Project Executive are unable to resolve the dispute within such time period, the dispute shall be submitted in writing to the lead executive officer respectively of Customer and Contractor.  The lead executive officers shall attempt to resolve the dispute within fourteen (14) calendar days of such submission.

(c)                                  If the matter has not been resolved under the above procedure within twenty-one (21) days of the commencement of such procedure , which period may be extended by mutual agreement, any Party wishing to pursue the matter must resort to final and binding arbitration as provided in the Section 26.2.

The above calendar day periods may be extended by mutual written agreement of Customer and Contractor.

26.2                        Arbitration

Any dispute arising out of or related to this Agreement, which cannot be resolved by negotiation, shall be settled by binding arbitration in New York, New York in accordance with the J.A.M.S/Endispute Arbitration Rules and Procedures (“Endispute Rules”), as amended by this Agreement.  The costs of arbitration, including the fees and expenses of the arbitrator, shall be shared equally by the parties unless the arbitration award provides otherwise.  Each party shall bear the cost of preparing and presenting its case.  The parties agree that this provision and the Arbitrator’s authority to grant relief shall be subject to the United States Arbitration Act, 9 U.S.C.

58

1-16 et seq. (“USAA”), the provisions of this Agreement, substantive law, and the ABA-AAA Code of Ethics for Arbitrators in Commercial Disputes.  The parties agree that the arbitrator shall have no power or authority to make awards for punitive or exemplary damages.  The Arbitrator’s decision shall follow the plain meaning of the provisions of this Agreement and the relevant documents, and shall be final and binding.  The Arbitrator shall render a written and reasoned opinion setting forth both findings of fact and conclusions of law.  Any Party may appeal a decision of the arbitrator to the FCC or a State Commission, if the matter is within the jurisdiction of the FCC or a State Commission.  Any Party aggrieved by a decision on appeal to the FCC or a State Commission may exercise the right to obtain judicial review thereof in accordance with applicable law.  The award may be confirmed and enforced in any court of competent jurisdiction.  All post proceedings, except those before the FCC or a State Commission, shall be governed by the USAA.

26.3                        Continuation of Services

Contractor agrees to continue to honor its ongoing obligations, if any, under this Agreement without interruption in the event of a bona fide dispute concerning payment or a dispute concerning any provision of this Agreement, pending final resolution of such dispute pursuant to this Article.

26.4                        Disputes Regarding Customer’s Application of Allocation

Contractor shall be notified of, and be entitled to participate in (without any obligation on the part of Customer to ensure such participation), any dispute resolution proceeding between Customer and Users concerning how Customer has allocated charges to Users under the Allocation Model for the purpose of ensuring that Contractor is made whole with respect to all rates, charges or other amounts at issue and to which Contractor is entitled under this Agreement.

ARTICLE 27 - GENERAL

27.1                        Successors and Assigns

This Agreement and any Statements of Work entered pursuant to it shall be binding upon the Parties’ respective successors and assigns.

27.2                        Attorneys’ Fees

The Party substantially prevailing in any legal action between the Parties concerning this Agreement shall receive reimbursement of its reasonable attorneys’ fees and court costs incurred from the other Party.

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27.3                        Service Parity

Contractor shall provide the Services under this Agreement in a manner such that each User shall receive the applicable Services for which it contracts under its NPAC/SMS User Agreement at the same Service Levels as every other User receiving such Services.

27.4                        Advertising or Publicity

Neither Party shall identify, either expressly or by implication, the other Party or its corporate affiliates or use any of their names, trademarks, trade names, service marks, or other proprietary marks in any advertising, sales presentations, news releases, releases to any professional or trade publication, advertising or other promotional materials without such other Party’s prior written consent, which shall not be unreasonably withheld or delayed.

27.5                        Non-Waiver

No course of dealing or failure of either Party to enforce strictly any term, right, obligation or provision of this Agreement or any Statement of Work or to exercise any option provided hereunder or thereunder shall be construed as a waiver of such provision.

The acceptance by Customer, or the provision by Contractor, of any credits under this Agreement or any Statement of Work shall not be deemed to be a waiver by Customer of any of its rights under this Agreement or any Statement of Work or at law or in equity.

27.6                        Notices

All notices or other communications required or permitted to be given under this Agreement shall be in writing (unless otherwise specifically provided herein) and delivered or addressed as follows:

If to Customer:	To the Customer’s Project Executive at the address set forth in Exhibit I

With a copy to:	Carville Collins
Piper & Marbury L.L.P.
36 South Charles Street
Baltimore, Maryland 21201

If to Contractor:	To the Contractor’s Project Executive at the address set forth in Exhibit I

With a copy to:	Lockheed Martin IMS
1200 K Street NW, 11th Floor
Washington, DC 20005
Attn: Mr. Joseph Franlin
Fax No.: (202) 408-5922

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All notices or other communications shall be deemed effectively given: (a) when delivered, if personally delivered, including courier, facsimile or overnight delivery service, (except that notices received after 3:00 p.m. local time will be deemed received on the following Business Day); (b) on the date of delivery (or, if refused, the refusal date shown on the return receipt) if mailed certified or registered mail, return receipt requested; or (c) four (4) days after mailing if mailed first class.

27.7                        Governing Law

The construction, interpretation and performance of this Agreement and all transactions under it shall be governed by the laws of the State of New York excluding its choice of laws rules. Contractor agrees to submit to the jurisdiction of any court within the Service Area wherein an action is commenced against Customer under this Agreement.

27.8                        Severability

If any provision of this Agreement shall be held invalid or unenforceable, such provision shall be deemed deleted from the Agreement and replaced by a valid and enforceable provision which so far as possible achieves the Parties’ intent in agreeing to the original provision.  The remaining provisions of the Agreement shall continue in full force and effect.

27.9                        Remedies

The rights and remedies provided herein shall be cumulative and in addition to any other remedies available at law or in equity.

27.10                 Survival

All obligations that by their nature survive the expiration or termination of this Agreement, including, but not limited to,  Section 8.9 - Licenses and Permits, Section 8.10 - Laws and Regulations, Section 8.11 - Immigration Law Compliance, Article 9 - Ownership Of Intellectual Property; Source Code Escrow, Article 15 - Confidential Information, Article 17 - Indemnification, Article 18 - Infringement, Article 19 - Liability, Limitation of Liability and Article 24 - Transition Services, shall remain in effect after its expiration or termination until such obligations expire according to their respective terms.

27.11                 Joint Work Product

This Agreement is the joint work product of representatives of Customer and Contractor; accordingly, in the event of ambiguities, no inferences will be drawn against either Party, including the Party that drafted the Agreement in its final form.

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27.12                 Headings

The Article headings contained herein are for purposes of convenience only and shall not be deemed to constitute a part of this Agreement or to affect the meaning or interpretation of this Agreement in any way.

27.13                 Counterparts

This Agreement may be executed simultaneously in two (2) counterparts, each of which shall be deemed an original, but both of which together shall constitute one (1) and the same instrument.

ARTICLE 28 - NONEXCLUSIVE MARKET RIGHTS

Contractor expressly acknowledges that Customer is not by this Agreement granting, and has no authority to grant, Contractor the exclusive right to provide NPAC/SMS Services in the Service Area.

ARTICLE 29 - CENTRALIZATION

Customer acknowledges that several of the provisions of this Agreement including but not limited to those Sections addressing Benchmarking, Testing, Service Levels, Additional Services, Audits and Security Checks may be affected by a decision by Customer to have Contractor provide a centralized NPAC/SMS solution.  Specifically, such a centralized approach may require coordination among regional limited liability companies that have also contracted with Contractor for the same centralized NPAC/SMS solution (“Centralized NPAC LLCs”).  For instance, Contractor may not be able to provide certain Additional Services requested by Customer (i.e., pursuant to a Statement of Work) because implementation of the requested Additional Services may impact other Centralized NPAC LLCs’ use of the NPAC/SMS.  In such cases, Contractor will notify all affected Centralized NPAC LLCs of such impact and, if Customer desires to pursue the Additional Services within the context of a centralized NPAC/SMS, Customer will undertake to coordinate a joint Statement of Work with the other affected Centralized NPAC LLCs to provide direction to Contractor with respect to the proposed Additional Services and determine the method of payment therefor, if any.  Additionally, with respect to certain provisions of this Agreement that give Customer the right to verify that the NPAC/SMS is operating consistent with certain standards (including, without limitation, Benchmarking, Audits and Safety/Security Visits), Customer will use its best efforts to coordinate and consolidate its visits and activities with respect to the NPAC/SMS with other Centralized NPAC LLCs so as to minimize the disruption to Contractor’s normal operations.

ARTICLE 30 - ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between Contractor and Customer relating to the subject matter hereof and shall not be modified or rescinded in any manner except by a written amendment executed by both Parties.  Other than as expressly provided herein, both Contractor and Customer agree that no prior or contemporaneous oral representations form a part of their agreement.  Estimates and forecasts furnished by Customer shall not constitute commitments.  The provisions of this Agreement supersede all contemporaneous oral agreements

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and all prior oral and written quotations, communications, agreements and understandings of the Parties with respect to the subject matter of this Agreement.

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IN WITNESS WHEREOF, Contractor and Customer have executed this Agreement in duplicate on the day and year below written.

LOCKHEED MARTIN IMS	NORTHEAST CARRIER
ACQUISITION COMPANY, L.L.C.

By:	By:
(Signature)	(Signature)

(Name & Title Typed or Printed)	(Name & Title Typed or Printed)

(Date)	(Date)

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EXHIBIT  A

REQUEST FOR PROPOSAL (NORTHEAST NPAC/SMS RFP)

NPAC/SMS SERVICES

[Due to its length, this document is not attached.
The RFP is available on the internet at
http://www.fcc.gov/ccb/nanc
A copy is also

available upon request for the cost of copying and handling from
NECAC, by request made to the attention of Carville Collins]

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EXHIBIT  B

NANC NPAC/SMS FUNCTIONAL

REQUIREMENTS SPECIFICATION

NPAC/SMS SERVICES

[Due to its length, this document is not attached.
The FRS is available on the internet at
http://www.npac.com/docs/frs1001.doc
A copy is also

available upon request for the cost of copying and handling from
NECAC, by request made to the attention of Carville Collins]

66

EXHIBIT  C

NANC NPAC/SMS INTEROPERABLE

INTERFACE SPECIFICATION

NPAC/SMS SERVICES

[Due to its length, this document is not attached.
The IIS is available on the internet at
http://www.npac.com/docs/iis1001.doc
A copy is also

available upon request for the cost of copying and handling from
NECAC, by request made to the attention of Carville Collins]

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EXHIBIT  D

RESPONSE TO RFP

NPAC/SMS SERVICES

[Due to its length, this document is not attached.
A copy of the Response to the RFP is
available upon request for the cost of copying and handling from
NECAC, by request made to the attention of Carville Collins]

CONFIDENTIAL

EXHIBIT  E

PRICING SCHEDULES

NPAC/SMS SERVICES

EXHIBIT E - PRICING SCHEDULES

The following schedules set forth the prices at which Contractor will be compensated for rendering the Services under the Agreement.  A general description of these charges and the methods of billing therefor are set forth in Section 6 of the Agreement.  See Agreement for other applicable charges.

Schedule 1

Service Element Fees/Unit Pricing

Category	Service Element		Unit	Price
[* * *]
	[* * *]		[* * *]	$	[* * *]
	[* * *]	(1)	[* * *]	$	[* * *]
	[* * *]	(2)	[* * *]	$	[* * *]
	[* * *]		[* * *]	$	[* * *]
	[* * *]		[* * *]	$	[* * *]
[* * *]
	[* * *]		[* * *]	$	[* * *]	(3)
	[* * *]	(4)	[* * *]
				$	[* * *]
				$	[* * *]
				$	[* * *]

				$	[* * *]
				$	[* * *]
				$	[* * *]
	[* * *]		[* * *]	$	[* * *]
	[* * *]		[* * *]	$	[* * *]
[* * *]
	[* * *]	(5)	[* * *]	$	[* * *]
	[* * *]	(6)	[* * *]	$	[* * *]

(1)          Monthly port charges [* * *] The specific cost elements include

(2)          See Note 1 above.

(3)          [* * *]

(4)          The TN Porting Event [* * *]

The TN Porting Event [* * *]

(5)          The one-time Log-on ID [* * *]

(6)          The Mechanized Interface [* * *]

Schedule 2

Training Charges

Year	Cost Per Participant
[* * *]	$	[* * *]
[* * *]	$	[* * *]
[* * *]	$	[* * *]
[* * *]	$	[* * *]
[* * *]	$	[* * *]

Schedule 3

Interoperability Testing

Category & Service Element	Unit	Price
[* * *]
[* * *]	[* * *]	$	[* * *]
[* * *]	[* * *]	$	[* * *]
[* * *]
[* * *]	[* * *]	$	[* * *]
[* * *]	[* * *]	$	[* * *]

Schedule 4

Schedule of Representative Hourly Labor Charges

Applicable to Statements of Work

For Contract Years 1 Through 5

Labor Category	Year 1		Year 2		Year 3		Year 4		Year 5
[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]
[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]
[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]
[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]
[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]
[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]

Schedule 5

Schedule of Target Amounts

Target Options (1)	Monthly Targets for Nov/Dec 1997 (2)		Monthly Targets for 1Q 1998 (2)		Monthly Targets for 2Q 1998 thru 4Q 2001 (2)		Monthly Targets for 1Q 2002 thru 2Q 2002 (2)		Monthly Target for July 2002		Total Contract Targets
[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]
[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]

Notes:

(1)          [* * *]

(2)          [* * *]

Schedule 6

Sample Annual Target and Allocable Target Shortfall/Credit Calculation

The following is an example of how Allocable Target Shortfalls and Allocable Targets are determined in connection with the Quarterly Targets.  A description of the methodology (including defined terms used below) is set forth in Section 6.6 of the Agreement.

	[* * *]		[* * *]		[* * *]
[* * *]

[* * *]	$	[* * *]	$	[* * *]	$	[* * *]
[* * *]	$	[* * *]	$	[* * *]	$	[* * *]

[* * *]	$	[* * *]	$	[* * *]	$	[* * *]
[* * *]	$	[* * *]	$	[* * *]	$	[* * *]

[* * *]

[* * *]	$	[* * *]	$	[* * *]	$	[* * *]

[* * *]

[* * *]	$	[* * *]	$	[* * *]	$	[* * *]

[* * *]	[* * *]		$	[* * *]	$	[* * *]

[* * *]	$	[* * *]	$	[* * *]	$	[* * *]

[* * *]	$	[* * *]	$	[* * *]	$	[* * *]
[* * *]	$	[* * *]	$	[* * *]	$	[* * *]

[* * *]	$	[* * *]	$	[* * *]	$	[* * *]

* Note:

[* * *]
[* * *]

EXHIBIT  F

PROJECT PLAN AND TEST SCHEDULE

NPAC/SMS SERVICES

[Due to its length, this document is not attached.
The Project Plan is available on the internet at
http://www.npac.com/secure/docs/timeline.mpp
and the Test Schedule is available on the internet at
http://www.npac.com/ne/docs/ne_schedule.htm
A copy is also

available upon request for the cost of copying and handling from
NECAC, by request made to the attention of Carville Collins]

EXHIBIT  G

SERVICE LEVEL REQUIREMENTS

NPAC/SMS SERVICES

EXHIBIT G

SERVICE LEVEL REQUIREMENTS

The following is a schedule of Service Affecting and Non-Service Affecting Service Levels for the NPAC/SMS in the Service Area.  The  Service Levels below are subject to  change  from time to time as provided in the Agreement.

The following are definitions of certain of the terms used in the Service Level Requirements table set forth below in this Exhibit G:

(a)                                  The term “Service Availability” shall mean the NPAC/SMS service is available if one or more Users are able to access and invoke all NPAC/SMS capabilities through their respective interfaces, to either the NPAC/SMS Production Computer System or the NPAC/SMS Disaster Recovery Computer System.  Service Availability measures the reliability of the services provided by the NPAC/SMS, and does not include time due to scheduled service downtime, if any.  The term “Service Unavailability” shall have the correlative meaning.

(b)                                 The term “Interface Availability” shall mean an NPAC/SMS interface is available to each User that is able to establish, maintain, and utilize an association with the NPAC/SMS system designated as the “live” system (either the NPAC/SMS Production Computer System or the NPAC/SMS Disaster Recovery Computer System) at any point in time.  Interface Availability measures the reliability of the NPAC/SMS interfaces collectively, excluding interface outages resulting from Service Unavailability events and scheduled service downtime.

(c)                                  The terms “Business Day,” “Normal Business Hours,” “NPAC/SMS Software,”  “Parties” and “Statement of Work” shall have the meanings ascribed to them in Section 1 of the Agreement.

SERVICE LEVEL REQUIREMENTS

NPAC/SMS

No.	Procedure	Service Commitment Level	Service Affecting/ Non-Service Affecting	Performance Credit	Report Frequency and Performance Credit Calculation Interval
1.	Service Availability (Customer)	Maintain a 99.9% minimum Service Availability	Service Affecting

>99.85% but <99.90%: $[* * *]; >99.80% but <99.85%: $[* * *]; >99.75% but <99.80%: $[* * *]; >99.70% but <99.75%: $[* * *]; >99.65% but <99.70%: $[* * *]; >99.60% but <99.65%: $[* * *]; <99.60%: $[* * *]

Monthly

2.	Scheduled Service Unavailability (Customer)	Scheduled Service Unavailability will be equal to or less than 2 hours per month, or such longer period otherwise agreed to by the Parties	Service Affecting	$[* * *] for each hour or portion thereof in excess of 2 hours or such longer period ofherwise agreed to by the Parties	Monthly

No.	Procedure	Service Commitment Level	Service Affecting/ Non-Service Affecting	Performance Credit	Report Frequency and Performance Credit Calculation Interval
3.	SOA/LSMS Acknowledgement Response Times (Customer)	Response time (i.e., means NPAC processing time) for 95% of the responses will be equal to or less than 3 seconds, except for miscellaneous transactions, such as queries, audits and edits	Service Affecting	$[* * *]	Monthly

4.	LSMS Broadcast Time (Customer)	A mean time maximum of 60 seconds from activation to broadcast	Service Affecting	$[* * *]	Monthly

5.	SOA to NPAC Interface Transaction Rates (Customer)	Maintain a minimum of 2 transactions per second per User SOA for 95% of the transactions.	Service Affecting	$[* * *]	Monthly

6.	NPAC to LSMS Interface Transaction Rates (Customer)	Maintain a minimum of 25 transactions per second per User LSMS for 95% of the transactions (excluding the impact of delays caused by Users)	Service Affecting	$[* * *]	Monthly

No.	Procedure	Service Commitment Level	Service Affecting/ Non-Service Affecting	Performance Credit	Report Frequency and Performance Credit Calculation Interval
7.	SOA/LSMS Interface Availability (User)	Maintain an Interface Availability at a minimum of 99.9%	Service Affecting

>99.85% but <99.90%: $[* * *]; >99.80% but <99.85%: $[* * *]; >99.75% but <99.80%: $[* * *]; >99.70% but <99.75%: $[* * *]; >99.65% but <99.70%: $[* * *]; >99.60% but <99.65%: $[* * *]; <99.60%: $[* * *]

Monthly

8.	Unscheduled Backup Cutover time (Customer)	A maximum of 10 minutes to cutover to the backup site	Service Affecting	$[* * *]	Per Event

9.	NPAC/SMS Partial Disaster Restoral Interval (Customer)	Partial restoration will be equal to or less than 24 hours (Partial restoration meaning the capability of receiving, processing and broadcasting updates)	Service Affecting	$[* * *] for each day or portion thereof in excess of 24 hours	Per Event

10.	NPAC/SMS Full Disaster Restoral (Customer)	Full restoration will occur at a maximum of 48 hours	Service Affecting	$[* * *] for each day or portion thereof in excess of 24 hours	Per Event

No.	Procedure	Service Commitment Level	Service Affecting/ Non-Service Affecting	Performance Credit	Report Frequency and Performance Credit Calculation Interval
11.	Administration of any NPAC/SMS Tables (Customer)	99.5% error free updating	Service Affecting	$[* * *]	Monthly

12.	User Problem Resolution	Minimum 90% calls during Normal Business Hours answered by live operators within 10 seconds	Non-Service Affecting	[* * *]	Monthly

13.	User Problem Resolution	Less than 2.0% abandoned call rate	Non-Service Affecting	[* * *]	Monthly

14.	User Problem Resolution	99.0% callback within 30 minutes for requests made during other than Normal Business Hours	Non Service Affecting	[* * *]	Monthly

15.	User Problem Resolution	A minimum of 99.5% of all commitments to get back to the User after the initial contact will be met	Non-Service Affecting	[* * *]	Monthly

16.	Logon Administration	Process 99.0% of all approved requests within 12 business hours of receipt	Non-Service Affecting	[* * *]	Monthly

17.	Logon Administration	Assign User class correctly for 99.5% of all processing opportunities	Non-Service Affecting	[* * *]	Monthly

18.	System Security	Monitor and record unauthorized system access	Non-Service Affecting	[* * *]	Per Event

No.	Procedure	Service Commitment Level	Service Affecting/ Non-Service Affecting	Performance Credit	Report Frequency and Performance Credit Calculation Interval
19.	System Security	Remedy logon security permission errors immediately after User notification	Non-Service Affecting	[* * *]	Per Event

20.	NPA Split/Mass Changes	Notify Users within 10 business days of receipt of notification of the need for an NPA split/mass change	Non-Service Affecting	[* * *]	Per Event

21.	Scheduled Service Unavailability Notification

Notice of scheduled Service Unavailability for routine maintenance NPAC/SMS to be given a minimum of 2 weeks in advance.

Notice of scheduled Service Unavailability for non-routine maintenance NPAC/SMS to be given as follows:

•     During Normal Business Hours - a minimum of 7 days in advance

•     During Non-Normal Business Hours - a minimum of 24 hours in advance

			Non-Service Affecting	[* * *]	Per Event

22.	Unscheduled Service Unavailability Notification	Notify User within 15 minutes of detection of an occurrence of unscheduled Service Unavailability	Non-Service Affecting	[* * *]	Per Event

No.	Procedure	Service Commitment Level	Service Affecting/ Non-Service Affecting	Performance Credit	Report Frequency and Performance Credit Calculation Interval
23.	Unscheduled Service Unavailability Notification	Provide 30-minute updates of NPAC status following an occurrence of unscheduled Service Unavailability through recorded announcement and client bulletins	Non-Service Affecting	[* * *]	Per Event

24.	Software Release Notification	Notify Users of general availability of NPAC/SMS Software releases at least 30 calendar days in advance	Non-Service Affecting	[* * *]	Per Event

25.	Delayed Software Release Notification	Notify Users of delayed NPAC/SMS Software releases at least two weeks before the scheduled delivery date	Non-Service Affecting	[* * *]	Per Event

26.	Software Release Management	Provide documentation and training on schedule	Non-Service Affecting	[* * *]	Per Event

27.	Document Order Administration	Mail to requester within one (1) Business Day	Non-Service Affecting	[* * *]	Per Event

EXHIBIT  H

REPORTING AND MONITORING REQUIREMENTS

NPAC/SMS SERVICES

EXHIBIT H — REPORTING AND MONITORING REQUIREMENTS

Name of Report	Items Covered	Frequency of Issuance*	Pricing

Reports for Individual Service Provider/Users

Reports described in the following items in Section 9.2 of Exhibit B — NPAC/SMS Functional Requirement Specifications:

•     RP9-1 Service and Network Data Reports

•     RP9-2 Service Provider Reports

•     RP9-3 Subscription Data Reports

•     RP9-4 System Reports

•     RP9-5 Security Reports

•     RP9-6 Log File Reports

•     RP9-7 Audit Reports

•     RR9-1 Data Integrity Reports

		R	[* * *]

Monthly and Quarterly Management and Performance Reports to Customer

As to the entire Service Area:

•     Information and data covered by reports listed in “Reports for Individual Service Provider/Users” above

•     Actual performance compared with Service Levels in Exhibit G

•     Significant changes in or new installations of:

•     System Software

•     System hardware

•     Communications Networks

•     Application Software

•     Key Personnel

•     All Software/hardware problems (even if not impacting system availability)

•     “Top 10” most frequent trouble reports

		M, Q	[* * *]

Annual Management and Performance Reports

Same as monthly/quarterly reports, and also including:

•      Summary of significant events and accomplishments of the year

•      Comparison of goals for previous period with actual performance

•      Plans/goals for following year

	A	[* * *]

*KEY:

R =      Report Issued on Request of Service Provider or User

M =      Monthly (due by the 15th calendar day of each month following the month with respect to which the Report relates, except for the December Report which shall be due by the following February 1 — see key for Annual Report, below)

Q =      Quarterly (the Monthly Reports for March, June, September and December, which are due by the 15th calendar day of each month following the close of each quarter, shall also serve as Quarterly Reports, and shall present information for the calendar quarter in which such month falls in addition to monthly information for said month)

A =      Annually (due by February 1 of each year for the immediately preceding January - December period; the December Monthly/Quarterly Report shall also serve as the Annual Report, and shall present information for the full year in addition to the monthly information for December and the quarterly information for the fourth calendar quarter of the year)

EXHIBIT  I

KEY PERSONNEL

NPAC/SMS SERVICES

EXHIBIT I
KEY PERSONNEL

1.                                       INTRODUCTION

This Exhibit I identifies the initial Project Executives and Project Managers, as required under Section 11 - Project Staff.

2.                                       PROJECT EXECUTIVES

The following Project Executives are identified:

•                  Lockheed Martin IMS

Contractor’s Project Executive

Name:	Jan Trout-Avery
Phone:	312-382-8092
Fax:	312-382-8080
E-mail:	Jan.trout-avery@npac.com

• Mid-Atlantic Carrier Acquisition		LNP (Midwest) LLC
Customer Project Executive		Customer Project Executive
Name:	David Heath	Name:	Roger Marshall
Phone:	703-918-6892	Phone:	847-248-5482
Fax:	703-918-0756	Fax:	847-248-3970
E-mail:	davidh@mci.net

• Northeast Carrier Acquisition		Southwest Region Portability
Customer Project Executive		Customer Project Executive
Name:	David Heath	Name:	Marilyn Murdock
Phone:	703-918-6892	Phone:	816-275-3990
Fax:	703-918-0756	Fax:	816-275-0683
E-mail:	davidh@mci.net	E-mail:	mm0771@kcmaill.sbc.com

2.                                       PROJECT MANAGERS

The following Project Managers for the initial implementation of the NPAC/SMS are identified:

Customer’s Project Manager	Contractor’s Project Manager
Name:	Name:
Phone:	Phone:
Fax:	Fax:
E-mail:	E-mail:

THE ABOVE PROJECT EXECUTIVES AND PROJECT MANAGERS ARE SUBJECT TO CHANGE FROM TIME TO TIME AS DEFINED IN SECTION 11.1.  THE PROJECT EXECUTIVES AT THE TIME OF EXECUTION OF A USER AGREEMENT ARE IDENTIFIED IN ATTACHMENT D OF THE USER AGREEMENT.

EXHIBIT  J

FORM

OF

NPAC/SMS USER AGREEMENT

NPAC/SMS SERVICES

CONFIDENTIAL

EXHIBIT J

NPAC/SMS USER AGREEMENT FORM

THIS NUMBER PORTABILITY ADMINISTRATION CENTER/SERVICE MANAGEMENT SYSTEM (“NPAC/SMS”) USER AGREEMENT (“Agreement”) is made and entered into this       day of       ,               (“Effective Date”) by and between                                       (“User”) having offices at                                                          and Lockheed Martin IMS (“Contractor”), a New York corporation, having offices at 1200 K Street NW, 11th Floor, Washington, DC 20005.

WITNESSETH:

WHEREAS, the Contractor has entered into the Master Contract (as defined below) with the Northeast  Carrier Acquisition Company, L.L.C., a New York limited liability company (“Customer”) to provide the Number Portability Administration Center and Service Management System and Services to support the implementation and provision of local number portability in the Service Area (as defined in the Master Contract); and

WHEREAS, the User wishes to receive the Services (as defined below) of Contractor in the Service Area; and

WHEREAS, Contractor is willing to provide the Services to User and desires to do so for the compensation and in accordance with the terms and conditions herein and in the Master Contract; and

WHEREAS, the representatives of the Contractor and User possess proper and sufficient authority to agree.

NOW, THEREFORE, for and in consideration of the premises and the mutual promises and covenants contained herein, it is hereby agreed as follows:

ARTICLE 1 - DEFINITIONS

All capitalized terms used herein and not expressly defined herein shall have the respective meanings given to such terms in the Master Contract.  As used throughout this Agreement, the following shall have the meanings set forth below unless otherwise indicated:

1.1                                 The term “Agreement” shall mean the terms and conditions contained herein and any other appendix, attachment, exhibit or documents made a part hereof or incorporated herein by reference (including the Application), including any and all amendments to this Agreement.

1.2                                 The term “Application” shall mean the Application for Services submitted by User to Contractor in order to apply to receive Services in the Service Area, as the same may be amended from time to time as provided in Section 7.4 hereof.  A copy of User’s completed Application is attached hereto as Attachment A.

1.3                                 The term “Certified System” shall have the meaning set forth in Section 7.3(b) hereof.

1.4                                The term “Confidential Information” shall have the meaning set forth in Section 15.1 and 15.2 of the Master Contract.

1.5                                The term “Contractor” refers to Lockheed Martin IMS, a New York corporation, having offices at 1200 K Street NW, 11th Floor, Washington, DC 20005 and shall include its permitted successors or assigns pursuant to Article 22 of the Master Contract .

1.6                                 The term “Customer” shall mean the Northeast Carrier Acquisition Company, L.L.C.

1.7                                 The term “Effective Date” shall mean the date of  this Agreement, as set forth in the preamble to this Agreement.

1.8                                 The term “Master Contract” shall mean that certain Agreement for Number Portability Administration Center / Service Management System dated November 7, 1997, between Contractor and Customer, including all Exhibits, appendices, attachments and other documents included in the definition of “Agreement” thereunder, as the same may be amended from time to time.  A copy of the Master Contract in effect as of the Effective Date is attached hereto as Attachment B.

1.9                                 The term “Party” or “Parties” shall mean Contractor and/or Users.

1.10                          The term “Service Establishment Date” shall have the meaning set forth in Article 8 hereof.

1.11                          The term “Services” means the delivery of NPAC/SMS services in the manner provided under this Agreement and the Master Contract, and shall include Additional Services.

1.12                           The term “Statements of Work” shall have the meaning set forth in Section 7.12 hereof.

1.13                           The term “Test Schedule” shall have the meaning set forth in Section 6.3 hereof.

1.14                          The term “Third Party” shall mean any individual, corporation, partnership, association or other entity, other than the Parties to this Agreement or the Customer.

1.15                          The term “User Data” shall have the meaning set forth in Section 1.64 of the Master Contract.

ARTICLE 2 - MASTER CONTRACT TO GOVERN

2.1                                 Incorporation of Master Contract

The Parties acknowledge and agree that this Agreement will be subject to all of the terms and conditions of the Master Contract.  This Agreement shall be interpreted subject to, and in a manner consistent with, the Master Contract.  If any term or condition of this Agreement is in conflict with a term or condition of the Master Contract, the term or condition of the Master Contract shall govern (and the inconsistent term or condition in this Agreement shall be of no force or effect).

2.2                                 Amendments to the Master Contract

User acknowledges that (i) the Master Contract may be amended from time to time and (ii) that any such amendments may be material to User and may include amendments to, among other things, the rates and charges for the Services.  User hereby agrees to be bound by any such amendments to the Master Contract that affect this Agreement (including, without limitation, any changes to the above-referenced rates and charges), and to execute any amendments necessary to this Agreement in order to cause it to conform to the Master Contract, as amended.  Contractor  shall make a reasonable effort to keep User advised of any impending changes to the Master Contract, and shall furnish User with any amendments to the Master Contract.

ARTICLE 3 - TERM

This Agreement shall commence on the Effective Date and shall expire coincident with the expiration of the Master Contract (giving effect to any and all renewal(s) of the Master Contract as provided in Article 3 thereof), unless terminated earlier pursuant to Section 10.1 hereof.

ARTICLE 4 - COMPENSATION

The rates and charges for the Services, including a general discussion concerning the allocation thereof, are set forth in Article 6 and Exhibit E of the Master Contract.  In general, for any specific billing period, the amount that User will compensate Contractor for certain rates and charges pursuant to this Agreement will be an allocated amount of the aggregate of such rates and charges of all Users in the Service Area during such billing period.  The Allocation Model will be determined based upon an order of either the Federal Communications Commission (“FCC”), or the state public utilities commission (“State Commission”) having jurisdiction over the applicable rates and charges, and will be subject to change without notice to User pursuant to order of either the FCC or the State Commission.  Customer will determine and provide Contractor with the initial Allocation Model which shall apply pending a decision of either the FCC or applicable State Commission, and will thereafter provide Contractor with an updated Allocation Model based upon orders of the FCC or State Commissions.  Contractor’s invoice to User will indicate the User’s allocated amount of rates and charges, which shall be the amount due and owing Contractor pursuant to Section 7.1 hereof.

User hereby acknowledges that the Master Contract also provides that Contractor and Customer may agree to changes in the rates and charges for the Services under Statements of Work entered into thereunder, and otherwise under provisions of the Master Contract.  User hereby further acknowledges and agrees that any such changes in the rates and charges may be made without prior advance notice to User hereunder, and User agrees to be bound thereby.

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF THE PARTIES

5.1                                 Representations and Warranties of Contractor

Contractor hereby represents and warrants to User as follows:

(a)                                  Contractor has the full authority to enter into and perform all of its obligations under this Agreement.  Contractor has read this Agreement and the Master Contact, understands the same, and agrees to be bound by all the terms, conditions and provisions of this Agreement and, to the extent it affects this Agreement, the Master Contract.

(b)                                 Contractor warrants that the NPAC/SMS Software will not contain, either now or in the future, any malicious code, program, or other internal component (e.g. software virus, software worm, software time bomb, Trojan Horse or similar component), which could damage, destroy, or alter Software or hardware of User, or which could, in any manner, reveal, damage, destroy, or alter any data or other information accessed through or processed by the NPAC/SMS Software in any manner or which could adversely affect the operation of a computer or its memory by User.  Contractor shall immediately advise User, in writing, upon reasonable suspicion or actual knowledge that the NPAC/SMS Software may result in the harm described above.

(c)                                  Contractor warrants that the NPAC/SMS shall operate without Defects during the term of this Agreement.

5.2                                 Representations and Warranties of User

User hereby represents and warrants to Contractor as follows:

(a)                                  User has the full authority to enter into and perform all of its obligations under this Agreement.  User has read this Agreement and the Master Contract, understands the same, and agrees to be bound by all the terms, conditions and provisions of this Agreement and, to the extent it affects this Agreement, the Master Contract.

(b)                                 All of the information provided by User in its Application for Services was true and correct as of the date initially provided to Contractor, and shall remain true and correct in all material respects throughout the term of this Agreement, giving effect to any amendments thereto pursuant to Section 7.4 hereof.

ARTICLE 6 - OBLIGATIONS OF CONTRACTOR

6.1                                 Provision of Services

Except with respect to the training and testing referred to in Sections 6.2(c), 6.3, 7.3(b) and 7.5 below, beginning on the Service Establishment Date and throughout the term of this Agreement, Contractor shall provide the Services to User hereunder in accordance with its obligations under the Master Contract, including, without limitation, the following obligations generally described (with Article/Section references below in this Section 6.1 referring to Articles/Sections in the Master Contract):

(a)                                  the obligation to provide the Services in accordance with the Service Levels, as provided under Section 8.3, and to do so with parity among Users, as provided under Section 27.3;

(b)                                 the obligation to monitor compliance with the Service Levels and to report thereon, as provided under Section 8.4;

(c)                                  the obligation to maintain safety and physical security at the NPAC/SMS Data Centers and to report events of Unauthorized Access of which it is aware, as provided under Section 8.5;

(d)                                 the obligation to (i) pay the expenses of providing the NPAC/SMS and the costs of operating the NPAC/SMS Data Centers and (ii) provide appropriate staffing at the NPAC/SMS Data Centers, in each case, as provided in Section 8.6;

(e)                                  the obligation to provide training courses for User personnel, as provided in Section 8.7;

(f)                                    the obligation to indemnify User for any charges that may be levied against User as the result of Contractor’s failure to pay Contractor’s taxes, as provided in Section 8.8;

(g)                                 the obligation to (i) obtain all licenses and authorizations required of Contractor (as provided in Section 8.9) and to comply with all laws (as provided in Sections 8.10 and 8.11), in each case, in order to perform its obligations hereunder, and (ii) pay all fines imposed on User for Contractor’s noncompliance;

(h)                                 the obligation to provide high quality service to User and to measure and report thereon, as provided in Section 8.12;

(i)                                     the obligation to (i) provide a “Hotline Service” to enable User to obtain answers to routine questions, resolve problems and report defects or failures in the NPAC/SMS (as provided in Section 10.1) and (ii) use its best efforts to correct problems caused by the NPAC/SMS (as provided in Section 10.2);

(j)                                     the obligation to (i) provide system status reports to User in the event of a disaster at a NPAC/SMS Data Center (as provided in Section 12.4) and (ii) inform User of the database status after employing disaster recovery procedures (as provided in Section 12.5);

(k)                                  the obligation to maintain the confidentiality of User Data as provided in Article 15;

(l)                                     the obligation to indemnify Users pursuant to Section 18.1 and the obligation to pursue one (1) or more of the various alternatives set forth in Section 18.2 if use of the NPAC/SMS is prevented or likely to be prevented;

(m)                               the obligation to include User as an additional insured on its required insurance as provided in Section 20.1; and

(n)                                 the obligation to correct any Defects in the NPAC/SMS, as provided in Section 21.3.

6.2                                 Connectivity Consultation; Testing and Training Scheduling

(a)                                  Contractor agrees to make itself available to consult with User, at User’s request, regarding the number and type of data circuits required by User to connect to the NPAC/SMS given the configuration of User’s system.

(b)                                 Upon the request of User pursuant to Section 7.3(a) below, Contractor shall schedule the testing of User’s system (the date on which testing is scheduled to begin being referred to herein as the “Start Test Date”), taking into account, among other things, the date on which User’s Application was submitted in relation to the Applications of other Users, the expected date on which User’s System will be a Certified System (pursuant to Section 7.3(b) below), the date on which User anticipates its data circuits will be installed, and the availability of testing “slots,” given the scheduled testing of other Users.

(c)                                  Upon the request of User pursuant to Section 7.5 below, Contractor shall use its best efforts, subject to its existing training commitments for the personnel of other Users, to schedule the training of User’s personnel such that the training is completed prior to User’s anticipated Service Establishment Date.

6.3                                 Testing of User’s Certified System

Upon receipt of notice and proper evidence from User that it has a Certified System, Contractor shall test User’s Certified System beginning on the Start Test Date in accordance with the Turnup Test Plan referenced in Section 8.1 of the Master Contract.  On or prior to the Start Test Date, Contractor and User shall agree on an appropriate test events schedule for User’s Certified System, based on the activities required under the Turnup Test Plan, with such test events schedule then being attached hereto as Attachment C (the “Test Schedule”).  If User has completed Turnup Testing as of the Network Test Readiness Date, Contractor shall also include User’s Certified System in the Network Testing Contractor will perform pursuant to Section 8.1(b) of the Master Contract.

ARTICLE 7 - OBLIGATIONS OF USER

7.1                                 Payment of Fees

User  agrees to pay Contractor for the Services it receives hereunder and all other amounts for which it is appropriately invoiced by Contractor pursuant to this Agreement or the Master Contract within forty-five (45) days of receipt of Contractor’s invoices therefor.  Late payments will be subject to a 1.25% interest charge per month or, if lower, the maximum rate permitted by law.

Contractor shall make commercially reasonable efforts to accommodate User’s requests for billing by Electronic Data Interexchange or other special billing formats.  Any requests for special formats which require a Statement of Work under Article 13 of the Master Contract must first be submitted to Customer for approval.

Except as otherwise required by a rule or order of the FCC or applicable State Commission, Contractor shall not back bill User for Contractor billing errors after more than six (6) months have passed since issuance of the invoice upon which the charges should have appeared; provided, however, that the foregoing limitation shall not apply with respect to taxes that are imposed by law on User but which are required by law to be collected and remitted by Contractor.

7.2                                 Disputed Invoices

Any billing disputes shall be promptly presented to Contractor in reasonable detail, in writing.  Any requests for adjustment shall not be cause for delay in payment of the undisputed balance due.  User may withhold payment of any amounts which are subject to a bona fide dispute; provided it shall pay all undisputed amounts owing to Contractor that have been separately invoiced to User.  If re-invoice occurs following the forty-five (45) day payment schedule, such invoice for the undisputed amount shall be paid within ten (10) business days of receipt by User. User and Contractor shall seek to resolve any such disputes expeditiously, but in any event within less than thirty (30)  days after receipt of notice thereof.  If the Parties are unable to resolve a dispute within such period, then they may resort to the procedures set forth in Article 13 of this Agreement.  All disputed amounts ultimately paid or awarded to Contractor shall bear interest from the forty-fifth (45th) day following the original invoice therefor in accordance with Section 7.1.

Notwithstanding the foregoing, User may not withhold payment of any amounts invoiced by Contractor based solely upon a dispute concerning how User is  allocated charges under the Allocation Model.

7.3                                 Schedule Testing; User System Certification; Delivery of User System for Testing

(a)                                  Once User has determined the expected date on which its system will be a Certified System and the expected date on which User’s data circuits will be installed, it shall request

Contractor to schedule testing of its Certified System in accordance with Section 6.2(b) above.  User shall promptly notify Contractor upon becoming aware of any circumstances which make it unlikely that User’s Certified System will be available for testing on the scheduled Start Test Date, in which case, Contractor shall offer User an alternative Start Test Date, after reexamination of the factors referred to in Section 6.2(b) above.

(b)                                 Prior to the Start Test Date in Section 6.2(b), above, User shall have its System Order Administration and Local Service Management System tested and certified that it meets the NPAC/SMS Interoperable Interface Specification set forth in Exhibit C to the Master Contract (the “Certified System”).  Once User has a Certified System, it shall (i) deliver written notice and proper evidence thereof to Contractor in order to begin testing on the Start Test Date and (ii) shall agree with Contractor on an appropriate Test Schedule.  The amount and timing of payment of testing charges is set forth in Article 6 and Exhibit E of the Master Contract.

7.4                                 Update Application Information

User will immediately notify Contractor in writing of any changes that need to be made to the information in its Application in order to maintain the truth and accuracy of such Application information.  User’s notice of any such changes in information shall be attached to and become a part of User’s Application (Attachment A).

7.5                                 Training of User Personnel

User shall request Contractor to schedule the training of its personnel with respect to the NPAC/SMS, which training, and User rights in connection therewith, will be consistent with the provisions of Section 8.7 in the Master Contract.  User may cancel a training course scheduled by Contractor at any time upon written notice to Contractor; provided, however, that User shall be liable to Contractor for all reasonable expenses incurred by Contractor in preparation for the course that are not otherwise recoverable by Contractor if such training course is canceled by User less than two (2) weeks prior to the start of such course.

User may have an individual trained in the operation of the NPAC/SMS train other employees of User; provided that, User must notify Contractor at the time the training course is scheduled if it desires the individual(s) being enrolled to be trained as trainers.  User agrees that all its employees trained as trainers will schedule and attend, at User’s expense, any additional training courses necessitated from time to time to maintain such individual’s expertise as a trainer with respect to any Enhancement or Maintenance Modification to the NPAC/SMS Software.  The amount and timing of  payment of training charges is set forth in Article 6 and Exhibit E of the Master Contract.

7.6                                 Use of User Data

User shall treat User Data as Confidential Information of the other Users which have provided such information.  User Data shall not be:

(a)                                  used by User other than for the purpose of routing, rating, or billing calls or performing network maintenance in connection with providing telecommunications services; or

(b)                                 disclosed, sold, assigned, made available, leased or otherwise provided to any Third Party (other than the rightful owner of such data), except (i) as provided for in this Agreement or the Master Contract or (ii) as provided for by law or rule, regulation or order of the FCC or other regulatory agencies having jurisdiction over NPAC/SMS Service; or

(c)                                  transferred or otherwise provided to a Third Party LSMS; or

(d)                                 commercially exploited.

7.7                                 Security, Unauthorized Access

User shall protect and limit access to any logon identification code password(s) to its employees who have a need for such access for uses permitted under this Agreement, and shall be responsible for all usage of its codes or any User Data.

7.8                                 User Provided Data

User shall provide all User Data to Contractor in the manner agreed upon by the Parties.  User agrees that Contractor will not be responsible or liable for any loss, damage or inconvenience suffered by User or by any Third Party arising out of Contractor’s inability to perform the Services due to a failure of User to provide all of the necessary User Data when required or by reason of any deficiencies in the User Data furnished to Contractor by User.  All User Data shall remain the property of the User furnishing it, as specified in Article 15 of the Master Contract.

7.9                                 Facilities Expenses; Contact with End-User Customer

(a)                                  User shall be responsible for providing, and shall pay all expenses and costs of the procurement and provision of, all hardware, system software, telecommunications services, facilities and supplies required to access the NPAC/SMS from such User’s facilities up to the point of presence, including without limitation, all common carrier charges and all costs of telephone and terminal equipment.

(b)                                 User shall have the sole obligation to interact with its end-user customers in all matters pertaining to its provision of services to such customers, including the placing and handling of service orders, service installation, operation and termination, dispute handling and resolution, and billing and collection matters.

7.10                           Compliance with Laws

User shall comply, at its expense, with all applicable laws regarding the provision of local number portability and all applicable rules, regulations and rules of the FCC, and the State Commission having appropriate jurisdiction over User or its business.  Contractor shall propose a

Statement of Work to cover the costs, if any, incurred by Contractor in taking any actions to comply with such laws, regulations or rules, but shall not undertake any of the work set forth in the Statement of Work without User’s agreement to the Statement of Work.

7.11                           Appointment of Project Representative

User shall (i) maintain a Project Representative who shall act as the primary interface between User and Contractor’s Project Executive with respect to matters arising under this Agreement and (ii) notify Contractor of any changes in the identity of such designee.  User’s initial Project Representative and Contractor’s Project Executive are identified in Attachment D to this Agreement.

7.12                           Statements of Work

User may order services from Contractor in connection with special, one-time situations that require additional staffing and resources to perform such services which lie outside the scope of the Services or require that work be performed on an over-time basis; provided, however, that User hereby agrees that any such requests of Contractor shall be made through Customer pursuant to Section 7.13 below.  Contractor’s rates and charges are referenced in Section 13.4(f) of the Master Contract.

7.13                           Interface with Customer on Master Contract Issues

User shall make any requests for Additional Services and Statements of Work (as described in Section 13.4 of the Master Contract) under the Master Contract and coordinate any other activities under the Master Contract through Customer’s Project Executive.  As of the date hereof, Customer’s Project Executive is identified in Attachment D to this Agreement.

ARTICLE 8 - CONDITIONS TO SERVICE ESTABLISHMENT

Contractor shall on or after the Acceptance Date provide the Services of uploading and downloading telephone numbers to User hereunder upon satisfaction by User of each of the following conditions, unless otherwise waived by Contractor in writing (the date on which such services are first provided hereunder being referred to herein as the “Service Establishment Date”):

(a)                                  all of the information in the Application is true and correct in all material respects as of such date;

(b)                                 successful completion of testing of User’s Certified System pursuant to the Turnup Test Plan (and, if applicable, Network Testing) and Section 6.3 hereof; and

(c)                                  completion of training of User’s personnel pursuant to Section 7.5 hereof.

ARTICLE 9 - CONFIDENTIAL INFORMATION

During the term of this Agreement, either Party may receive or have access to Confidential Information of the other Party or of other Users.  Except as provided in Section 7.6 hereof, the Receiving Party shall not, without first receiving the Disclosing Party’s written consent, disclose to any Third Party, or use for any purpose other than the performance of its obligations under this Agreement, any Confidential Information, or information or materials developed by the receiving Party based on Confidential Information, that it has received or to which it has had access during the term of this Agreement. Each Party shall use no less than the same means (but in any event not less than reasonable means) it uses to protect its similar confidential and proprietary information to prevent the disclosure and to protect the confidentiality of the Confidential Information of the other Party and other Users.

ARTICLE 10 - TERMINATION; FORCE MAJEURE

10.1                           Termination

This Agreement shall terminate upon the occurrence of the following:

(a)                                  immediately upon termination or expiration of the Master Contract in accordance with its terms (giving effect to any and all renewal(s) of the Master Contract as provided in Article 3 thereof); provided, however, that in the event Customer elects to extend the Master Contract pursuant to Section 24.2 thereof, then the Master Contract will not be deemed to have terminated for purposes of this Agreement until the end of the period of such extension;

(b)                                 immediately, if User is not or ceases to qualify as a Service Provider or User in the Service Area, or was porting numbers and is no longer porting numbers in the Service Area, or if User violates any restrictions on use imposed under Section 7.6 hereof;

(c)                                  upon written notice of termination to Contractor for Contractor’s chronic failure to provide the Services pursuant to Section 16.5 of the Master Contract; or

(d)                                 upon written notice of termination by the non-breaching party to the breaching party following a breach by a party of its representations and warranties hereunder or a failure by a party to perform any of its material obligations hereunder (except, in the case of Contractor, the obligation referenced in Section 10.1(c) hereof), and where such breach or failure is continuing at the time of the termination and has continued for a period of at least thirty (30) days following receipt of written notice of such failure or breach from the non-breaching party; provided, however, that where such failure or breach (other than with respect to a payment obligation) cannot reasonably be cured within such thirty (30) day period, so long as the breaching party is diligently pursuing such cure, the time for curing such failure shall be extended for such period as may be necessary for the breaching party to complete such cure.

Subject to Section 6.1(k) hereof (and related Section 15.3. of the Master Contract), upon termination and regardless of any dispute between the Parties, all property, equipment, data, documents, or other material of User, excluding User Data necessary in the provision and operation of Services, pertaining to this Agreement in the possession of Contractor, its employees, agents or subcontractors, shall be returned to User within fifteen (15) days of the date of the notice of termination.

The termination rights provided to the Parties under this Article 10 are not intended to constitute an election of remedies, and the Party terminating this Agreement is entitled to any additional rights and remedies available to it at law or in equity, subject to the limitations and exclusions in this Agreement.  All rights and remedies of the Parties herein created or otherwise existing at law or in equity are cumulative, and the exercise of one (1) or more rights or remedies shall not be taken to exclude or waive the right to exercise any of the others.

10.2                           Force Majeure

Any failure or delay by User in the performance of its obligations under this Agreement shall not be a ground for termination hereunder to the extent such failure or delay was caused, directly or indirectly, by a Force Majeure Event, as defined in Section 16.6 of the Master Contract. If any Force Majeure Event occurs with respect to User, rendering the User unable to access the NPAC/SMS in any manner, the User delayed or unable to perform shall give immediate notice to Contractor, stating the nature of the Force Majeure Event and any action being taken to avoid or minimize its effect, and the User may elect to suspend charges and Services under this Agreement for the duration of the Force Majeure Event.  Once the Force Majeure Event ceases, User shall resume performance under this Agreement.

ARTICLE 11 - LIMITATIONS OF LIABILITY; INSURANCE

11.1                           Damages

Each Party’s liability for damages arising out of its breach of its obligations under this Agreement shall be limited to direct damages and neither Party shall have any liability whatsoever for consequential, incidental, special, punitive or indirect damages (including, without limitation, lost profits) of the other Party or any Third Party, even if a Party has been advised of the possibility of such damages; provided, however, that (i) for purposes of this Agreement, Contractor agrees that the direct damages of the nature listed in Section 19.1 of the Master Contract shall be “direct damages” hereunder with respect to User and (ii) the Parties agree that the limitations and exculpation of liability set forth in this Article 11 (except for the limitation as to punitive damages) are not applicable to (a) indemnification claims hereunder, (b) liability resulting from the gross negligence or willful misconduct of a Party, or (c) any breach of a Party’s confidentiality obligations hereunder.

Notwithstanding the foregoing, with respect to breaches of a Party’s confidentiality obligations hereunder (a “Confidentiality Breach”), clause (c) of the foregoing sentence shall not be effective, and a Party’s liability shall be limited to direct damages, if the breaching Party (a) promptly documents to the other Party’s reasonable satisfaction, in a writing certified by an officer of the breaching Party, that the Confidentiality Breach was inadvertent and not the result of any failure by such Party, its officers, employees, agents and independent contractors to use all reasonable efforts to comply with their confidentiality obligations pursuant to this Agreement (including without limitation compliance with such party’s internal confidentiality procedures) and (b) uses its best efforts to effect a prompt cure of such Confidentiality Breach and at its own expense takes all steps reasonably requested by the other Party to (i) identify the source or causes of the Confidentiality Breach, (ii) prevent any further such breaches, (iii) retrieve any Confidential Information which may have been disseminated in connection with the Confidentiality Breach, (iv) cooperate in the other Party’s pursuit of legal or equitable remedies against any Third Parties (including the breaching Party’s employees, agents and independent contractors) responsible for such breach, and (v) cooperate with the other party in its efforts to mitigate the effects of the Confidentiality Breach.  Nothing in this provision shall limit or be deemed a waiver of any other remedies available to the non-breaching Party under law, equity or contract with respect to any Confidentiality Breach.

11.2                           Insurance

User must maintain (i) Worker’s Compensation insurance as prescribed by the law of the applicable state, and (ii) commercial general liability insurance (including contractual liability and products liability coverage) with combined single limits of at least $2,000,000 for bodily injury and property damage and with limits of $2,000,000 in the general aggregate.  User’s policy with respect to the insurance referred to in (ii) above must be endorsed to name Contractor as an additional insured and state that “Lockheed Martin IMS is to be notified in writing at least thirty (30) days prior to any cancellation of, or change in, the coverage limits.”  User must furnish certificates evidencing the foregoing insurance coverage with its Application.

11.3                        Self Insurance

User may self insure the risks for which insurance is otherwise required under this Article 11 upon written request to and approval, in writing, by Contractor.  Approval by Contractor of self-insurance shall not be unreasonably withheld and shall be based upon Contractor’s reasonable assessment that User’s net worth, financial history and stability appear to be sufficient to satisfy any obligation User could reasonably be expected to incur during the term of this Agreement.

11.4                        Failure to Maintain Insurance

If User fails to maintain the insurance required by this Article 11 without having received Contractor’s approval to self insure pursuant to Section 11.3, Contractor may, but shall have no obligation to, procure such insurance.  In such event, Contractor shall invoice User directly for all premiums and other charges incurred in connection therewith and User shall promptly reimburse Contractor for all such premiums and other charges incurred by Contractor in obtaining such coverage.

ARTICLE 12 - INDEMNIFICATION AND LIMITATION OF LIABILITY

12.1                           Mutual Indemnification

Each Party shall defend against suits, claims and demands and shall indemnify and hold harmless the other, their officers, directors, employees, and agents and their successors and assigns against and from any and all losses, liabilities, damages, and expenses (including, without limitation, reasonable attorneys’ fees) included in a settlement (between the indemnifying Party and a Third Party) of such suits, claims or demands, or awarded to a Third Party by a court or appropriate administrative agency of competent jurisdiction, including without limitation, those based on contract or tort arising out of or in conjunction with, but only to the extent that such losses, liabilities, damages, claims, demands, and expenses result from or in connection with, (i) personal injury (including death) or damage to tangible property arising from the negligent or intentional acts or omissions of the indemnifying Party or its subcontractors, or the officers, directors, employees, agents, successors and assigns of any of them during the term of this Agreement, or (ii) assertions under Workers’ Compensation or similar laws made by persons furnished by the indemnifying Party during the term of this Agreement or any transition period as provided under Article 24 of the Master Contract.

12.2                           Contractor Indemnification

Contractor shall defend, indemnify and hold harmless User and User’s Affiliates and their officers, directors, employees, and agents and their successors and assigns against and from any and all losses, liabilities, suits, damages, claims, demands, and expenses (including, without limitation, reasonable attorneys’ fees) included in a settlement of such suits (between Contractor and a Third Party), claims or demands, or awarded to a Third Party by a court or appropriate administrative agency of competent jurisdiction, including, without limitation those based on contract or tort arising out of or in conjunction with, but only to the extent that such losses, liabilities, damages, claims, demands, and expenses arise out of, or in connection with, personal injury (including death) or damage to tangible personal property caused by defective or malfunctioning or improperly provided Software or Services provided by Contractor during the term of this Agreement or any transition period as provided under Article 24 of the Master Contract.  For the purposes of this Article, Third Party includes a regulatory agency having jurisdiction over Customer, Members, or Users.

12.3                           Procedures

The indemnified Party shall promptly notify the indemnifying Party of any written claim, loss, or demand for which the indemnifying Party is responsible under this Article and shall cooperate with the indemnifying Party as reasonably required. An indemnified Party shall be entitled, upon its request and at its expense, to participate in the defense of any lawsuit arising from an indemnifiable claim when and for so long as such Party is a named party to such lawsuit; provided, however, that the indemnified Party may not settle any such lawsuit without the indemnifying Party’s consent.

ARTICLE 13 - ARBITRATION

13.1                           Arbitration Procedures

Any dispute arising out of or related to this Agreement, which cannot be resolved by negotiation, shall be settled by binding arbitration in New York, New York in accordance with the J.A.M.S/Endispute Arbitration Rules and Procedures (“Endispute Rules”), as amended by this Agreement.  The costs of arbitration, including the fees and expenses of the arbitrator, shall be shared equally by the Parties unless the arbitration award provides otherwise.  Each Party shall bear the cost of preparing and presenting its case.  The Parties agree that this provision and the arbitrator’s authority to grant relief shall be subject to the United States Arbitration Act, 9 U.S.C. 1-16 et seq. (“USAA”), the provisions of this Agreement, substantive law, and the ABA-AAA Code of Ethics for Arbitrators in Commercial Disputes.  The Parties agree that the arbitrator shall have no power or authority to make awards or issue orders of any kind that provides for punitive or exemplary damages.  The arbitrator’s decision shall follow the plain meaning of this Agreement and the relevant documents, and shall be final and binding. The arbitrator shall render a written and reasoned opinion setting forth both findings of fact and conclusions of law.  The award may be confirmed and enforced in any court of competent jurisdiction.  All post proceedings shall be governed by the USAA.  Any Party may appeal a decision of the arbitrator to the FCC or a State Commission, if the matter is within the jurisdiction of the FCC or a State Commission.  Any Party aggrieved by a decision on appeal to the FCC or a State Commission may exercise the right to obtain judicial review thereof in accordance with applicable law.

13.2                           Exclusions from Arbitration

The following disputes shall not be subject to arbitration under this Article 13, but shall be subject to i) such recourse and remedies set forth herein or ii) where no specific recourse and remedies are set forth, such recourse and remedies as are available at law or in equity:

(a)                                  disputes arising under this Agreement with respect to the delivery of Services consistent with the Service Levels and/or in conformity with the Specifications. Such disputes, if any, shall be referred by User to Customer for resolution with Contractor pursuant to the dispute resolution procedures set forth in Article 26 of the Master Contract; except that, User may bring an action regarding Customer’s resolution of such dispute before the FCC, NANC or any state regulatory agency having jurisdiction over the NPAC/SMS; or,

(b)                                 disputes arising under this Agreement or the Master Contract concerning how Customer has allocated charges to Users under the Allocation Model, which disputes, if any, (i) may be referred to Customer for resolution and User may bring an action regarding Customer’s resolution of such dispute before the FCC, NANC or any state regulatory agency having jurisdiction over the NPAC/SMS, or (ii) may be brought before any regulatory agency having jurisdiction thereof; or,

(c)                                  disputes in circumstances where the time required for arbitration would cause irreparable harm; or,

(d)                                 any dispute between the owner of User Data and User regarding misuse of the subject User Data; or,

(e)                                  any other disputes which the Parties agree in writing to exclude from arbitration.

13.3                           Joinder to Arbitration under Master Contract

Upon written notice to User, either Contractor, Customer, any other User or any arbitrator appointed under Section 26.2 of the Master Contract may join User to, or User may unilaterally join, any arbitration brought under the Master Contract where User’s presence in the arbitration is necessary for complete relief, and User hereby agrees to submit to the jurisdiction of the arbitrator in such instance.

ARTICLE 14 - ASSIGNMENT

(a)                                  User may not assign or otherwise transfer all or a portion of its rights or obligations under this Agreement without the prior written consent of Contractor, which consent shall not be unreasonably withheld or delayed, except that User may, without the consent of Contractor, make such an assignment or transfer to an affiliate or subsidiary of User or a Third Party; provided that such affiliate, subsidiary or Third Party is a Service Provider or User that meets the criteria in the Application and User shall remain the ultimate obligor with respect to any assigned or transferred obligations; provided further, that such assignment is not prohibited by law, rule or order of the FCC or other regulatory agencies having jurisdiction over the Services.

(b)                                 Contractor may not assign or otherwise transfer all or a portion of its rights or obligations under this Agreement, unless such assignment is to a party to whom Contractor has assigned its rights and obligations under the Master Contract in accordance with the terms and conditions of the Master Contract, in which case, no consent to such assignment is required from User.

(c)                                  Except as otherwise expressly provided herein, this Agreement shall inure to the benefit of and shall bind the heirs, executors, personal representatives, administrators, successors and assigns of Contractor and User.

ARTICLE 15 - REGULATORY

Contractor expressly recognizes that User and the NPAC/SMS are or may be subject to certain federal and state statutes and rules and regulations promulgated thereunder, as well as rules, regulation, orders, opinions, decisions and possible approval of the FCC and other regulatory bodies having jurisdiction over User and the NPAC/SMS.  The Parties acknowledge that this Agreement is subject to changes and modifications required as a result of any of the foregoing; provided, however, that the Parties hereby agree that this Agreement shall remain in full force and effect in accordance with its terms and each of the Parties hereto shall continue to perform all of its respective obligations hereunder in accordance with the terms hereof until Contractor and

Customer can agree upon any amendment that may be required hereto as a result of any such regulatory change.  Notwithstanding the foregoing, User acknowledges that (i) certain regulatory changes could result in termination of the Master Contract by Customer (as discussed in Section 25.1 of the Master Contract) and, in turn, this Agreement (pursuant to Section 10.1(a) hereof), and (ii) that neither Customer nor Contractor shall have any liability to User at law or in equity as a result of such termination.  The Parties shall cooperate fully with each other and Customer in obtaining any necessary regulatory approvals of the NPAC/SMS and in any other regulatory proceedings regarding the NPAC/SMS or the Services hereunder.

ARTICLE 16 - NO CUSTOMER LIABILITY

USER ACKNOWLEDGES AND AGREES THAT CUSTOMER IS ENTITLED, IN ITS SOLE AND COMPLETE DISCRETION, TO EXERCISE OVERSIGHT OF CONTRACTOR’S COMPLIANCE WITH THE MASTER CONTRACT, TO NEGOTIATE AMENDMENTS TO THE MASTER CONTRACT AND TO TERMINATE THE MASTER CONTRACT IN ACCORDANCE WITH ITS TERMS.  NOTWITHSTANDING THE FOREGOING, IN EACH INSTANCE, USER AGREES THAT, EXCEPT AS PROVIDED IN SECTIONS 13.2(a) AND 13.2(b) HEREOF, IT HAS NO CAUSE OF ACTION OF ANY TYPE OR CHARACTER AGAINST CUSTOMER AND THAT IT SHALL MAKE NO CLAIM, UNDER ANY THEORY OF LIABILITY INCLUDING WITHOUT LIMITATION, ANY CONTRACT CLAIM, CLAIM FOR ANY CAUSE WHATSOEVER INCLUDING WITHOUT LIMITATION, INTERFERENCE WITH CONTRACTUAL RELATIONSHIPS OR ANY RELATED CAUSE OF ACTION AGAINST CUSTOMER FOR ITS ADMINISTRATION, NEGOTIATION OF ANY STATEMENT OF WORK, RENEGOTIATION OR TERMINATION OF THE MASTER CONTRACT.

ARTICLE 17 - NOTICES

17.1                           Any notice or demand which under the terms of this Agreement or under any statute must or may be given or made by Contractor or the User shall be in writing and shall be given or made by telegram, tested telex, confirmed facsimile, or similar communication or by certified or registered mail addressed to the respective parties as follows:

To the User:	(User’s billing address as set forth in User’s Application)

Attn:
Fax No.:
With a Copy to:

Attn:
Fax No.:

To Contractor:	To Contractor’s Project Executive at the address set forth on Exhibit I to the Master Contract

With a copy to:	Lockheed Martin IMS
1200 K Street NW, 11th Floor
Washington, DC 20005
Attn: Mr. Joseph Franlin
Fax No.: (202) 408-5922

17.2                           All notices or other communications shall be deemed effectively given: (a) when delivered, if personally delivered, including courier or overnight delivery (except that notices received after 3:00 p.m. local time will be deemed received on the following Business Day); (b) on the date of delivery (or, if refused, the refusal date shown on the return receipt) if mailed certified or registered mail, return receipt requested; or (c) four (4) days after mailing if mailed first class.

ARTICLE 18 - GENERAL

18.1                           Relationship of the Parties

Nothing contained in this Agreement shall be deemed or construed as creating a joint venture or partnership between Contractor and the User.  Neither Party is, by virtue of this Agreement, authorized as an agent, employee or legal representative of the other.  Except as specifically set forth herein, neither Party shall have power to control the activities and operations of the other and their status is, and at all times will continue to be, that of independent contractors.  Neither Party shall have any power or authority to bind or commit the other.

18.2                           Headings

The Article/Section headings contained herein are for purposes of convenience only and shall not be deemed to constitute a part of this Agreement or to affect the meaning or interpretation of this Agreement in any way.

18.3                           Third-Party Beneficiaries

(a)                                  The Parties agree that Customer shall be a third party beneficiary under Article/Sections 7.6, 7.7, 9, 10.1, 13, and 16 of this Agreement.  Customer shall have the right to enforce such provisions in its own name; provided, however, any dispute between Customer and User shall be subject to the arbitration provisions of Article 13 as if Customer were the Contractor.

(b)                                 The Parties agree that any owner of User Data shall be a third party beneficiary under Section 7.6 of this Agreement with respect to the misuse of such owner’s User Data by User hereunder.  Such owner shall have the right to enforce such provisions in its own name.  Any dispute between the owner of User Data and User regarding misuse of the such User Data, however, shall not be subject to the arbitration provisions of Article 13.

(c)                                  Except as provided in Section 18.3(a) and (b) with respect to Customer, the Parties do not intend to create or vest any rights in any Third Parties, other than Customer.

18.4                           Compliance with Laws

Contractor and all persons furnished by Contractor shall comply at their own expense with all applicable federal, state, local and foreign laws, ordinances, regulations and codes, including identification and procurement of required permits, certificates, licenses, insurance, approvals and inspections in performance under this Agreement.  Contractor agrees to indemnify the User for any loss or damage that may be sustained by reason of any failure to do so.

18.5                           Severability

If any provision of this Agreement shall be held invalid or unenforceable, such provision shall be deemed deleted from the Agreement and replaced by a valid and enforceable provision which so far as possible achieves the Parties’ intent in agreeing to the original provision.  The remaining provisions of the Agreement shall continue in full force and effect.

18.6                           Survival

All obligations that by their nature survive the expiration or termination of this Agreement, including, but not limited to, Article 9 - Confidential Information, Section 11.1, Article 12 - Indemnification, Article 13 - Arbitration and Article 16 - No Customer Liability, shall remain in effect after its expiration or termination until such obligations expire according to their respective terms.

18.7                           No Releases Required

Neither Party shall require waivers or releases of any personal rights from representatives of the other in connection with visits to its premises and both Parties agree that no such releases or waivers shall be pleaded by them or third persons in any action or proceeding.

18.8                           Advertising or Publicity

Neither Party shall identify, either expressly or by implication, the other Party or its corporate affiliates or use any of their names, trade names, service marks, or other proprietary marks in any advertising, sales presentations, news releases, releases to any professional or trade publication, advertising, or other promotional materials without such other Party’s prior written consent, which shall not be unreasonably withheld or delayed, or for any other purpose.

18.9                           Governing Law

This Agreement, including all matters relating to the validity, construction, performance and enforcement thereof, shall be governed by the laws of the State of New York without giving reference to its principles of conflicts of law.

18.10                     Attorney’s Fees

The Party substantially prevailing in any legal action between the Parties concerning this Agreement shall receive reimbursement of its reasonable attorney’s fees and court costs incurred by the other Party.

ARTICLE 19 - ENTIRE AGREEMENT

This Agreement, together with the Master Contract, sets forth the entire understanding between the Parties with regard to the subject matter hereof and supersedes any prior or contemporaneous agreement, discussions, negotiations or representations between the Parties, whether written or oral, with respect thereto.  This Agreement may not be amended except by the mutual written agreement of the Parties, and the written consent of Customer

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives effective as of the Effective Date.

USER MARTIN IMS	LOCKHEED

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

ATTACHMENT A

Application for Services

[Copy of User’s Application for Services to be attached]

ATTACHMENT B

Master Contract for Services

[Copy of Master Contract for Services

is supplied contemporaneous with providing User this User Agreement]

ATTACHMENT C

Test Schedule for User Certified System

[Copy of Test Schedule pursuant to Sections 6.3 and 7.3(b) to be attached]

ATTACHMENT D

Key Personnel

1.                                       INTRODUCTION

This Attachment identifies the current representatives of the companies.

2.                                       CONTRACTOR

The following is the current Project Executive for Contractor:

Name:

Phone:

3.                                       USER

The following is the current Project Representative for User:

Name:

Phone:

4.                                       CUSTOMER

The following is the current Project Executive for Customer:

Name:

Phone:

EXHIBIT  K

EXTERNAL DESIGN

NPAC/SMS SERVICES

[Due to its length, this document is not attached.
The Response to the RFP is available on the internet at
http://www.npac.com/secure/docs/SPExtDesignV1_4.doc
A copy is also

available upon request for the cost of copying and handling from

NECAC, by request made to the attention of Carville Collins]

EXHIBIT  L

ADDITIONAL TERMS AND CONDITIONS OF SOFTWARE LICENSE

EXHIBIT L

ADDITIONAL TERMS AND CONDITIONS OF LICENSE

In addition to the terms and conditions set forth in Section 9.2 or 9.3 of the Agreement, as applicable, the license of the Object Code and Source Code for the NPAC/SMS Software granted to Customer under Section 9.2 or 9.3 shall include the following terms and conditions:

(a)                                 The licensee shall be Customer (or its permitted successors or assigns), and is non-transferable and non-exclusive.

(b)                                The license shall be for use only in connection with providing services similar to the Services to the Users or to any other entity performing a function similar to that of Customer for use in creating, managing and operating a data center similar to the NPAC/SMS Data Center for the Service Area as it exists at the time of the grant of the license.  In addition to the above, at the time of the grant of the license, Contractor shall deliver to Customer a current copy of the NPAC/SMS data base records in machine readable format as well as in a format compatible with the current version of the NPAC/SMS Software.

(c)                                 The license shall authorize Customer to use, modify, enhance and copy the NPAC/SMS Software to the extent necessary or appropriate under the rights granted in paragraph (b) above.  All other rights shall be reserved to Contractor.

(d)                                The license shall be subject to a confidentiality agreement that incorporates the same confidentiality provisions set forth in Article 15 of the Agreement.  All persons accessing the Object Code or Source Code (including any subcontractor or Successor Contractor personnel) shall be required to sign such confidentiality agreement directly in favor of Contractor (a copy of which shall be delivered to Contractor).

(e)                                 Any sublicense shall be conditioned on the sublicensee’s written acceptance of all of the terms and conditions of the license to provide Customer the services set forth in paragraph (b) above and acknowledgment that Contractor is an intended third party beneficiary of sublicensee’s acknowledgment.

(f)                                   The license shall be terminable at will by Customer, and by Contractor for a material breach of license terms by Customer, its representatives, agents or sublicensees, which breach cannot be cured within thirty (30) days; provided, however, that where such breach (other than with respect to a payment obligation) cannot be reasonably cured within such thirty (30) day period, so long as Customer is diligently pursuing such cure, the time for curing such breach shall be extended for such period as may be reasonably necessary for Customer to complete such cure.  Notwithstanding the foregoing, with respect to breaches of the obligations with respect to maintaining the confidentiality of the Software (a

“Confidentiality Breach”), Contractor may not terminate this license solely on the basis of a Confidentiality Breach (a) which does not create a material adverse effect to Contractor’s business and (b) where Customer has promptly documented to Contractor’s reasonable satisfaction, in a writing certified by an officer of Customer, that the Confidentiality Breach was inadverte nt and not the result of any failure by Customer, its officers, employees, agents and independent contractors to use all reasonable efforts to comply with their confidentiality obligations to Contractor pursuant to this Agreement (including without limitation compliance with internal Customer confidentiality procedures).

In the event of any Confidentiality Breach, Customer shall use its best efforts to effect prompt cure of such Confidentiality Breach and shall at its own expense take all steps reasonably requested by Contractor to (a) identify the source or causes of the Confidentiality Breach, (b) to prevent any further such breaches, (c) to retrieve any Contractor materials which may have been disseminated in connection with the Confidentiality Breach, (d) to cooperate in Contractor’s pursuit of legal or equitable remedies against any third parties (including Customer’s employees, agents and independent contractors) responsible for such breach, and (e) to cooperate with Contractor’s efforts to mitigate the effects of the Confidentiality Breach.  Customer’s compliance with this subparagraph shall be a condition for Contractor’s obligation to limit its termination rights hereunder.

Nothing in this clause (f) shall limit or be deemed a waiver of any other remedies available to Contractor under law, equity or contract with respect to any Confidentiality Breach or other breach by Customer of this Agreement.

(g)                                Contractor will not cause the NPAC/SMS Software to contain any feature which would render inaccessible or materially impair in any way the operation of the Object Code and Source Code (including, but not limited to, software locks or drop-dead devices).  Contractor warrants that the NPAC/SMS Software in the form licensed will substantially perform in compliance with the specifications for ninety (90) days from the date of delivery.  Except in circumstances where the license is granted following a termination of the Agreement as a result of a breach caused by failure of the NPAC/SMS Software to perform in accordance with the Specifications (a “Software Failure License”), Contractor warrants that the NPAC/SMS Software in the form licensed is accurate and complete as to the software run on the NPAC/SMS Production Computer System at the time of delivery.  Except with respect to a Software Failure License, Contractor warrants that the NPAC/SMS Software in the form licensed can be compiled and run by a programmer reasonably expert in the field and using software tools, libraries, compilers, etc. that are commercially available as of the date of the last release of the NPAC/SMS Software.  Otherwise the license provided herein shall be “as is”.  Contractor shall only be obligated to provide support, maintenance and training if the parties reach mutual agreement therefor, including providing for payment for such services.

(h)                                Contractor’s indemnification for infringement shall be as set forth in Article 18 of the Agreement.  However, such indemnification for infringement shall not apply to the extent the infringement would not have occurred absent modifications, enhancements, combinations or other actions taken by Customer or its sulicensee or any of their representatives, agents or subcontractors.

(i)                                    Customer shall covenant to cooperate with Contractor in connection with any breaches of license terms by Customer representatives, agents and sublicensees, including former employees of such representatives, agents and sublicensees who are given Source Code access and subsequently leave such employ.

(j)                                    Notwithstanding the license, Contractor shall retain ownership of and all rights in the Source Code and Object Code, subject only to license to Customer (and rights granted others by Contractor).  Customer shall own modifications it makes pursuant to the license, subject to Contractor’s ownership of underlying code and documentation. Customer shall not transfer or license its modifications of Source Code to the extent such transfer or license would include or reveal any portion of the Source Code or any of Contractor’s Confidential Information.

(k)                                 Upon termination of the license: (i) Customer shall return or destroy, at Contractor’s option, all copies of the Source Code and Object Code in all media and any other materials containing part or all of the Source Code, except for Customer owned modifications, enhancements and related work product; (ii) Customer shall provide Contractor with a complete copy of all Source Code release/access records with respect to the Source Code, as well as any fee or royalty-related records requested by Contractor in connection with a final royalty audit; and (iii) Customer obligations of confidentiality survive any termination.

(l)                                    The insurance requirements set forth in Article 20 shall remain in full force during the term of the license.

(m)                              The royalty for use of the NPAC/SMS Software and related Documentation (the “Royalty”) shall be paid monthly in advance in an amount equal to one-sixtieth of the Unrecovered Software Cost (as determined below).

(n)                                 Defined Terms for Royalty.

Contractor shall, upon request for a license at the time of termination of the NPAC/SMS Agreement, calculate the amount of the Royalty.  For purposes of determining the Royalty, the following terms shall have the meanings specified:

“Unrecovered Software Costs” shall equal one quarter of (i) the product of the total Development Costs multiplied by the Applicable Margin Factor, less (ii) aggregate Software Revenue.

“Development Costs” shall mean the aggregate amount of all costs incurred by Contractor in designing, coding, developing, testing, implementing, maintaining and enhancing the NPAC/SMS Software and related Documentation before or during the term of this Agreement, but excluding Statements of Work Development Costs.

“Statements of Work Development Costs” shall mean reimbursable Development Costs incurred by Contractor in the performance of its obligations under Statements of Work for one or more Centralized NPAC LLCs or any user of the NPAC/SMS Software for whom a Centralized NPAC LLC is a liaison to Contractor.

“Applicable Margin Factor” shall be the quotient of (i) one (1) divided by (ii) the remainder of one (1) minus the Reasonable Margin (expressed as a decimal equivalent of the percentage, i.e., for a Reasonable Margin of 6%, use .06).

“Reasonable Margin” shall mean the quotient (expressed as a percentage) of (i) Total LNP Revenue, less the sum of all direct costs of providing the Services to all Centralized NPAC LLCs for the period for which Total LNP Revenue was calculated, divided by (ii) Total LNP Revenue.  For purposes of this calculation, “direct costs” shall be calculated in accordance with generally accepted accounting principles applied on a consistent basis throughout the term of the NPAC/SMS Agreement.

“Total LNP Revenue” shall mean all revenue of Contractor under Article 6 of any NPAC/SMS Agreement with any Centralized NPAC LLC (such agreements, the “Centralized NPAC Agreements”) related to the provision of Services by Contractor to the Centralized NPAC LLCs during the twelve months ended on the last day of the last fiscal quarter ending prior to termination of the NPAC/SMS Agreement.

“Software Revenue” shall mean the dollar amount which is the product of (i) the Software Cost Percentage multiplied by (ii) the sum of (A) the aggregate of (x) all TN Porting Event charge revenue received by Contractor under any of the Centralized NPAC Agreements and (y) the aggregate amount of any and all Allocable Target Shortfall Amounts (as defined in Section 6.6 of each Centralized NPAC Agreement) received by Contractor under a Centralized NPAC Agreement.

“Software Cost Percentage” shall be the quotient (expressed in terms of a percentage) of the aggregate amount of Development Costs divided by the aggregate costs, excluding Reimbursed Development Costs, incurred by Contractor (before or during the term of the NPAC/SMS Agreement) in providing that portion of the Services (as defined in each of the Centralized NPAC Agreements) that is billed for via the TN Porting Event charge.

(o)                                 Customer may, upon request made within 30 days of receiving Contractor’s determination of the Aggregate Royalty, have Contractor’s determination of the Royalty reviewed by a neutral Third Party.  Upon Customer’s request, Contractor and Customer shall mutually determine a Third Party to review Contractor’s determination of the Royalty.  Either Party shall have reasonable grounds to oppose the selection of the Third Party nominated by the other on the basis of ongoing relationships between the Party, or its members or affiliates, and the nominated Third Party, and each Party shall, and shall require the nominee to, disclose to the other Party any such ongoing relationships.  Once such Third Party is selected and upon receipt by Contractor of an executed confidentiality agreement from such Third Party, Contractor shall provide the Third Party access to the books and records of Contractor and supporting materials as is reasonably necessary to audit Contractor’s determination of the Royalty.  If the Third Party concludes that Contractor’s determination of the Royalty is incorrect the Royalty shall be the lesser of the amounts determined by the Contractor and the Third Party, retroactive to the granting of the license.

(p)                                 All disputes between Contractor and Customer with respect to the license herein or matters relating hereto shall be resolved in accordance with the dispute resolution mechanism provided in the Agreement.

EXHIBIT  M

SOFTWARE ESCROW AGREEMENT

NPAC/SMS SERVICES

Preferred Agreement

The Preferred Agreement caters to those customers who demand more sophisticated escrow arrangements.  It is a three-party contract that involves constant administration by DSI and frequent correspondence between DSI, the depositor and the beneficiary.  The depositor and beneficiary will receive signed confirmations from DSI that every deposit has been inspected; an account history report every six months to notify them of  the status of the escrow; and ongoing monitoring services to ensure compliance of contract terms.

Purpose

DSI’s Preferred Agreement is generally used when:

•                  Both parties agree that a high level of escrow protection is needed.

•                  The beneficiary wants to sign the agreement.

•                  The beneficiary wants the option to request a release of deposit materials directly from DSI.

•                  The beneficiary wants to negotiate unique release conditions, such as loss of support.

Features

Preferred customers benefit from these unique features:

•                  Tailored release conditions.

•                  Modification of terms for unique requirements.

•                  Written notification detailing the contents of the initial deposit and each update.

•                  Semi-annual account histories listing all deposit activity.

•                  DSI direct billing to beneficiary.

•                  Technical verification options.

•                  Audit rights to both parties.

•                  Audit trail of deposit created through inspection, and date stamping of all deposit materials.

•                  Deposit inspection with signed receipt for both the depositor and beneficiary.

•                  Grant of use rights and deposit content definition.

Customers who want DSI’s premier escrow service should choose the Comprehensive Preferred Agreement which provides these additional features:

•                  Basic verification of deposit materials. This includes documentation of the hardware and software environments needed to read the computer media, maintain the source code, and compile the source code.

•                  Continual deposit maintenance in which DSI notifies the depositor semi-annually to make updates.  DSI then notifies the beneficiary of any update activity.

•                  Unlimited deposit updates and/or replacements, plus one additional storage unit.

San Francisco • Boston • New York • Chicago • Dallas • Atlanta • San Diego • Los Angeles • Toronto • London

For More Information Call: (800) 962-0652 or Visit Us At www.dsiescrow.com

EXHIBIT  M

SOFTWARE ESCROW AGREEMENT

Account Number

THIS SOFTWARE ESCROW AGREEMENT (“Agreement”) is made and entered into this         day of            ,               (“Effective Date”) by and among DSI Technology Escrow Services Inc., a Delaware corporation, having offices at 2100 Norcross Parkway, Suite 150, Norcross, Georgia 30071 (“Escrow Agent”), NeuStar, Inc., a Delaware corporation, having its principal offices at 46000 Center Oak Plaza, Sterling, VA 20166, USA (“Contractor”), and North American Portability Management, L.L.C., an Illinois limited liability company, having offices at                                  (“Customer”).

RECITALS

A.                                   Contractor and Customer have entered into that certain amended and restated Agreement for Number Portability Administration Center/Service Management System dated as of November, 7, 1997 (as it may be amended from time to time, the “NPAC/SMS Agreement”; all capitalized terms used herein shall have the meanings ascribed therein).

B.                                     Under certain circumstances following the termination of the NPAC/SMS Agreement, Customer is entitled to receive a copy of and a limited license to use the NPAC/SMS Software in accordance with Sections 9.2 and 9.3 of the NPAC/SMS Agreement.

C.                                     Contractor and Customer agree and hereby establish an escrow with Escrow Agent to provide for the retention and administration of the Escrow Materials (described below) pursuant to the following terms and conditions.

AGREEMENT

1.                                      Deposits

Section 1.1                                   Obligation to Make Deposit.  Upon the signing of this Agreement by the parties, Contractor shall deliver to Escrow Agent copies of the NPAC/SMS Software and all NPAC/SMS Software related documentation (the “Escrow Materials”) as required by Section 9.4 of the NPAC/SMS Agreement.  The Escrow Materials shall include at least those materials described in Exhibit A attached hereto.

Section 1.2                                   Identification of Tangible Media.  Prior to the delivery of the Escrow Materials to Escrow Agent, Contractor shall conspicuously label for identification each document, schematic, magnetic tape, disk, or other tangible media comprising the Escrow Materials.  Additionally, Contractor shall complete Exhibit B, which shall identify Escrow Materials by the item label description, the type of media and the quantity.  At the time of deposit, Exhibit B must be completed and signed by Contractor and delivered to Escrow Agent with the Escrow Materials.  Unless and until Contractor makes the initial deposit with Escrow Agent, Escrow Agent shall have no obligation with respect to this Agreement, except the obligation to notify the parties regarding the status of the deposit account as required in Section 2.2 below.

Section 1.3                                   Deposit Inspection.  When Escrow Agent receives the Escrow Materials and Exhibit B, Escrow Agent will conduct a deposit inspection by visually matching the labeling of the tangible media containing the Escrow Materials to the item descriptions and quantity listed on the Exhibit B. In addition to the deposit inspection, Customer may elect to cause a verification of the Escrow Materials in accordance with Section 1.6 below.

Section 1.4                                   Acceptance of Deposit.  At completion of the deposit inspection, if Escrow Agent determines that the labeling of the tangible media matches the item descriptions and quantity on Exhibit B, Escrow Agent will sign Exhibit B and mail a copy thereof to Contractor and Customer.  If Escrow Agent determines the labeling does not match the item descriptions or quantity on Exhibit B, Escrow Agent will (a) note the discrepancies in writing on Exhibit B; (b) sign Exhibit B with the exceptions noted; and (c) provide a copy of Exhibit B to Contractor and Customer.  Escrow Agent’s acceptance of the deposit occurs upon the signing of Exhibit B by Escrow Agent.  Delivery of the signed Exhibit B to Customer is Customer’s notice that the Escrow Materials have been received and accepted by Escrow Agent.

Section 1.5                                   Contractor’s Representations.  Contractor represents and warrants as follows as to each deposit of the Escrow Materials:

a.                                       Contractor lawfully possesses all title, rights, and interest in and to all of the Escrow Materials deposited with Escrow Agent;

b.                                      With respect to all of the Escrow Materials, Contractor has the right and authority to grant to Escrow Agent and Customer the rights as provided in this Agreement;

c.                                       The Escrow Materials are not subject to any lien or other encumbrance as of the date hereof,

d.                                      The Escrow Materials consist of all materials required by the NPAC/SMS Agreement to be deposited with Escrow Agent; and

e.                                       The Escrow Materials are readable and useable in their current form or, if any portion of the Escrow Materials are encrypted, the decryption tools and decryption keys have also been deposited.

Section 1.6                                   Verification.  Customer shall have the right at any time, at Customer’s expense, to verify itself, or if the Escrow Materials have been delivered to Escrow Agent, cause a verification by Escrow Agent of, any Escrow Materials, including inspection and testing of the Escrow Materials.  A verification determines, in different levels of detail, the accuracy, completeness and sufficiency of the Escrow Materials and quality of the media.  Customer shall notify Contractor and Escrow Agent in writing of Customer’s request for verification no less than twenty one (21)  days prior to such verification.  Contractor shall have the right to be present at the verification.

Section 1.7                                   Deposit Updates.  Unless otherwise provided by the NPAC/SMS Agreement, Contractor shall update the Escrow Materials within sixty (60) days of each release of a new version of the product, which is subject to the NPAC/SMS Agreement.  Such updates will be added to the existing deposit.  Contractor shall update the Escrow Materials (e.g., Enhancements and Maintenance Modifications to any Escrow Materials previously deposited), within sixty (60) days after each release of a new version (i.e., when change is placed in production), which is subject to the NPAC/SMS Agreement.  Such updates will be added to the existing deposit. The information provided on Exhibit A and Exhibit B shall be revised to reflect any updates.  The processing of all deposit updates shall be in accordance with Section 1.2 through Section 1.6 above.  All references in this Agreement to the Escrow Materials shall include the initial Escrow Materials and any updates made pursuant to this Section 1.7.

Section 1.8                                   Removal of Escrow Materials.  The Escrow Materials may be removed, exchanged and/or destroyed only on written instructions signed by Contractor and Customer, or as otherwise provided in this Agreement.

2.                                      Confidentiality and Record Keeping

Section 2.1                                   Confidentiality.  Escrow Agent shall maintain the Escrow Materials in a secure, environmentally safe, locked facility which is accessible only to authorized employees of Escrow Agent. Escrow Agent shall exercise at least the same degree of care in holding the Escrow Materials as it would exercise in holding its own similar materials, but in any event no less care than is customary in the industry.  Except as provided in this Agreement, Escrow Agent shall not disclose, transfer, make available, or use the Escrow Materials or other information disclosed to it pursuant to this Agreement.  Escrow Agent shall not disclose the content of this Agreement to any third party.  Escrow Agent shall maintain complete written records of all Escrow Materials deposited with Escrow Agent and all other documents and records relating to this Agreement.  If Escrow Agent receives a subpoena or other order of a court or other judicial tribunal pertaining to the disclosure or release of the Escrow Materials, Escrow Agent will immediately notify the parties to this Agreement.  It shall be the responsibility of Contractor and/or Customer to challenge any such order; provided, however, that Escrow Agent does not waive its rights to present its position with respect to any such order.  Escrow Agent will not be required to disobey any court or other judicial tribunal order.

Section 2.2                                   Status Reports.  Escrow Agent will issue to Contractor and Customer a report profiling the history of the deposit account created hereunder at least semi-annually.  Escrow Agent may provide copies of the account history pertaining to this Agreement upon the request of any party to this Agreement.

Section 2.3                                   Audit Rights.  During the term of this Agreement, Contractor and Customer shall each have the right to inspect the written records of Escrow Agent pertaining to this Agreement.  Any inspection shall be held during normal business hours and following reasonable prior notice.

3.                                      Grant of Rights to Escrow Agent

Section 3.1                                   Title to Media.  Contractor hereby transfers to Escrow Agent the title to the media upon which the proprietary technology and materials are written or stored.  However, this transfer does not include the ownership of the proprietary technology and materials contained on the media such as any copyright, trade secret, patent or other intellectual property rights.

Section 3.2                                   Right to Make Copies.  Escrow Agent shall have the right to make copies of the Escrow Materials as reasonably necessary to perform this Agreement.  Escrow Agent shall copy all copyright, nondisclosure, and other proprietary notices and titles contained on the original Escrow Materials onto any copies made by Escrow Agent.  With all Escrow Materials submitted to Escrow Agent, Contractor shall provide any and all instructions as may be necessary to duplicate the Escrow Materials including but not limited to the hardware and/or software needed.

Section 3.3                                   Right to Release.  As of the Effective Date of this Agreement, Contractor hereby grants to Escrow Agent the right to release the Escrow Materials to Customer in accordance with Section 4, below.  Except upon such a release, Escrow Agent is not authorized to, and shall not sublicense, assign or otherwise transfer or release the Escrow Materials.

4.                                      Release of Deposit

Section 4.1                                   Filing For Release.  Customer may request that the Escrow Materials be released by providing to Escrow Agent (i) a duly executed certificate of an officer of Customer certifying that the NPAC/SMS Agreement has been terminated under the circumstances where Customer is entitled to receive a license to the NPAC/SMS Software as set forth in Sections 9.2 and 9.3 of the NPAC/SMS Agreement (the “Release Condition”) and (ii) a written request for the release of the Escrow Materials.  Customer shall also provide a copy of each to Contractor, which shall be forwarded by fax and recognized overnight commercial courier to the addresses then in effect as provided in the NPAC/SMS Agreement.  Upon receipt of such certificate and request, Escrow Agent shall provide a copy of both to Contractor by fax or recognized same day or overnight commercial courier.

Section 4.2                                   Release of Escrow Materials.  If Escrow Agent does not receive Contrary Instructions (as defined below) within ten (10) days following Escrow Agent’s mailing of a copy of the request for release to Contractor, Escrow Agent shall deliver the Escrow Materials to Customer within thirteen (13) days of the date of Escrow Agent’s mailing of Customer’s original request for release; provided, however, that Escrow Agent is entitled to receive any fees due Escrow Agent before making such release; and provided further that Escrow Agent mails a copy of the request for release to Contractor via a recognized overnight commercial carrier.  This Agreement will terminate upon the release of the Escrow Materials held by Escrow Agent.  “Contrary Instructions” for the purposes of this Article 4 shall mean the filing with Escrow Agent of a duly executed certificate of an officer of Contractor, stating that the Release Condition has not occurred or has been cured in accordance with the terms of the NPAC/SMS Agreement.  On delivery of Contrary Instructions to Escrow Agent, Contractor shall also provide a copy of each to Customer, which shall be forwarded by fax and recognized overnight commercial courier to the addresses then in effect as provided in the NPAC/SMS Agreement.  Upon receipt of Contrary Instructions, Escrow Agent shall provide a copy thereof to Customer by fax or recognized same-day or overnight commercial courier.

Section 4.3                                   Escrow Agent’s Retention in the Event of a Dispute. If Escrow Agent timely receives Contrary Instructions, Escrow Agent shall not release the Escrow Materials and subject to Section 5.2 of this Agreement, shall continue to store the Escrow Materials until (i) Escrow Agent is delivered a copy of joint written instructions from Contractor and Customer dated after the date of Contrary Instructions, or (ii) Escrow Agent is delivered a copy of an order of the arbitration panel selected by the parties certified by the delivering party to be the final order of such arbitration panel, in either case directing the Escrow Agent as to the disposition of the Escrow Materials.  If the provisions of either Section 4.1 or this Section are satisfied, Escrow Agent shall have no right or obligation to evaluate the merits of the demand or refuse to deliver the Escrow Materials to Customer.

Section 4.4                                   Resolution of Specific Dispute Regarding Release. Contractor shall only dispute the release of the Escrow Materials on the basis that a Release Condition has not occurred or has been cured in accordance with the terms of the NPAC/SMS Agreement.  Any dispute regarding the occurrence and continuation of a Release Condition shall be resolved in accordance with the provisions of the NPAC/SMS Agreement, subject to any arbitration being expedited as provided herein.  Within seven (7) days of Contractor’s delivery of Contrary Instructions, Contractor and Customer shall each identify to the other (and Escrow Agent) its nominee as arbitrator.  Each party shall instruct its nominee to select a third arbitrator jointly with the nominee of the other party within seven (7) days of the selection of the latter of the two (2) arbitrators.  The arbitrators nominated by the parties shall also be instructed to notify the parties (and Escrow Agent) of the identity of the third arbitrator within two (2) days after the naming of the third arbitrator and the arbitration panel shall have authority only to determine whether or not Escrow Agent shall release the Escrow Materials.  Contractor shall submit its memorandum of fact and law to the arbitrators and Customer within four (4) days of notice of the completion of the arbitration panel.  Customer shall have four (4) days thereafter to submit its memorandum of fact and law to the arbitrators.  Thereafter, Contractor shall have three (3) days to submit its reply to Customer’s memorandum.  The arbitration panel shall be instructed to commence a hearing on the points at issue five (5) days following the submission of Customer’s papers, which hearing shall continue day to day until complete.  If such hearing is not commenced within thirty-four (34) days from the delivery of the certificate as described in Section 4.1(i) due to substantial delays demonstrably caused directly and solely by Contractor without a reasonable basis, then the Escrow Materials shall be immediately released by Escrow Agent.  Each of Contractor and Customer shall be allotted not more than four (4) days to present its principal case at the hearing and Contractor shall be allotted one (1) day for rebuttal.  In preparing for the hearing each party agrees to cooperate with the other in allowing expedited depositions of relevant key witnesses.  The arbitration panel shall be instructed to rule on the release of the Escrow Materials at the close of the hearing.  Any other dispute or disagreement between Contractor and Customer relating to this Escrow Agreement shall be resolved by arbitration as more fully set forth in Article 26 of the

NPAC/SMS Agreement, and subject to Contractor’s right to petition a court of competent jurisdiction for injunctive relief or a temporary restraining order in connection with an alleged violation of Contractor’s intellectual property rights, as provided in the NPAC/SMS Agreement.

Section 4.5                                   Effect of Release. If (i) the Escrow Materials are released to Customer by the Escrow Agent, and (ii) Contractor thereafter obtains a final judgment of a court in accordance with the NPAC/SMS Agreement concluding that termination was wrongful or did not occur or that the Release Condition did not occur or was cured such that Customer has no right to be in possession of the Escrow Materials, then Customer shall cause all copies of any of the Escrow Materials to be promptly delivered to the Contractor.  Customer shall also ensure that all of Customer’s agreements with third parties to which it discloses the Escrow Materials include provisions implementing the foregoing return and protective provisions.

5.                                      Term and Termination

Section 5.1                                   Term of Agreement.  The term of this Agreement is year to year, renewing automatically from year to year until such time as (a) Contractor and Customer jointly instruct Escrow Agent in writing as to the disposition of the Escrow Materials or (b) this Agreement is terminated by Escrow Agent for nonpayment in accordance with Section 5.2 or by resignation in accordance with Section 5.3 of this Agreement.  The parties acknowledge that a termination of the NPAC/SMS Agreement shall not cause a termination of this Agreement.

Section 5.2                                   Termination for Nonpayment.  In the event of the nonpayment of fees owed to Escrow Agent, Escrow Agent shall promptly provide written notice of delinquency to Customer and Contractor.   Any party to this Agreement shall have the right to make the payment to Escrow Agent to cure the default.  If the past-due payment is not received in full by Escrow Agent within one month of the date of such notice, then Escrow Agent shall have the right to terminate this Agreement ten (10) days thereafter by sending written notice of termination to all parties, unless the past-due payment is made during such ten (10) day period.  Escrow Agent shall have no obligation to take any other action under this Agreement so long as any payment due to Escrow Agent remains unpaid.

Section 5.3                                   Termination by Resignation.  Escrow Agent reserves the right to terminate this Agreement, for any reason, by providing Contractor and Customer with 60-days’ written notice of its intent to terminate this Agreement.  Upon such termination, Contractor has the right to request and receive a refund form DSI for all prorated charges.  Within the 60-day period, the Contractor and Customer may provide Escrow Agent with joint written instructions authorizing Escrow Agent to forward the Escrow Materials to another escrow company and/or agent or other designated recipient.  If Escrow Agent does not receive said joint written instructions within 60 days of the date of Escrow Agent’s written termination notice, then Escrow Agent shall destroy, return or otherwise deliver the Escrow Materials in accordance with Section 5.4.

Section 5.4                                   Disposition of Escrow Materials Upon Termination.  Subject to the foregoing termination provisions, and upon termination of this Agreement, Escrow Agent shall destroy, return, or otherwise deliver the Escrow Materials in accordance with Contractor’s instructions.  If there are no instructions, Escrow Agent may, at its sole discretion, destroy the Escrow Materials or return them to Contractor.

Section 5.5                                   Survival of Terms Following Termination.  Upon any termination of this Agreement, the following provisions of this Agreement shall survive:

a.                    Contractor’s Representations (Section 1.5).

b.                   The obligations of confidentiality set forth in Section 2.1.

c.                    The obligation to pay Escrow Agent any fees and expenses due.

d.                   The provisions of Section 7.

e.                    Any provisions in this Agreement which specifically state they survive the termination or expiration of this Agreement.

6.                                      Escrow Agent Fees

Contractor shall solely be responsible for and shall pay Escrow Agent its standard fees and expenses applicable to the services provided, as set forth on Exhibit D.  The fees shall be the standard fees charged by Escrow Agent from time to time.  Escrow Agent shall notify the parties at least sixty (60) days prior to any increase in fees.  For any service not listed on Escrow Agent’s standard fee schedule, Escrow Agent will provide a quote prior to rendering the service, if requested.  Escrow Agent shall not be required to perform any service unless the payment for such service and any outstanding balances owed to Escrow Agent are paid in full.  Fees are due upon receipt of a signed contract or receipt of the Escrow Materials whichever is earliest.  If invoiced fees are not paid, Escrow Agent may terminate this Agreement in accordance with Section 5.2.

7.                            Liability and Disputes

Section 7.1                                   Right to Rely on Instructions.  Escrow Agent may act in reliance upon any instruction, instrument, or signature reasonably believed by Escrow Agent to be genuine.  Escrow Agent may assume that only the Customer Chairperson, designated contact or officer of Contractor and/or Customer who gives any written notice, request, or instruction has the authority to do so.  Escrow Agent will not be required to inquire into the truth or evaluate the merit of any statement or representation contained in any notice or document.  Escrow Agent shall not be responsible for failure to act as a result of causes beyond the reasonable control of Escrow Agent.

Section 7.2                                   Indemnification.  Escrow Agent shall be responsible to perform its obligations under this Agreement and to act in a reasonable and prudent manner consistent with best practices and industry standards with regard to this escrow arrangement.  Provided Escrow Agent has acted in the manner stated in the preceding sentence, Contractor and Customer each agree to indemnify, defend and hold harmless Escrow Agent from any and all claims, actions, damages, arbitration fees and expenses, costs, attorneys’ fees and other liabilities incurred by Escrow Agent relating in any way to this escrow arrangement.

Section 7.3                                   Dispute Resolution.  Any dispute relating to or arising from this Agreement shall be brought in, and shall be subject to the jurisdiction of, the appropriate state or federal court located in Chicago, Illinois.

Section 7.4                                   Controlling Law.  This Agreement is to be governed and construed in accordance with the laws of the State of Illinois without regard to its conflict of law provisions.

Section 7.5                                   Notice of Requested Order.  If any party intends to obtain an order from any court of competent jurisdiction which may direct Escrow Agent to take, or refrain from taking, any action, that party shall:

a.                    Give Escrow Agent at least two (2) business days prior notice of the hearing;

b.                   Include in any such order that, as a precondition to Escrow Agent’s obligation, Escrow Agent be paid in full for any past-due fees and be paid for the reasonable value of the services to be rendered pursuant to such order; and

c.                    Ensure that Escrow Agent not be required to deliver the original (as opposed to a copy) of the Escrow Materials if Escrow Agent may need to retain the original in its possession to fulfill any of its other escrow duties.

8.                                      General Provisions

Section 8.1                                   Entire Agreement.  This Agreement, which includes the Exhibits described herein, embodies the entire understanding between all of the parties with respect to its subject matter and supersedes all previous communications, representations or understandings, either oral or written.  Escrow Agent is not a party to the NPAC/SMS Agreement between Contractor and Customer and has no knowledge of any of the terms or provisions of any such Agreement.  Escrow Agent’s only obligations to Contractor and Customer are as set forth in this Agreement.  No amendment or modification of this Agreement shall be valid or binding unless signed by all parties hereto, except Exhibit A need not be signed by Escrow Agent and Exhibit B need not be signed by Customer and Exhibit C and D need not be signed.

Section 8.2                                   Notices.  Except as provided otherwise herein, all notices, invoices, payments, deposits and other documents and communications shall be given to the parties at the addresses specified in the attached Exhibit C. It shall be the responsibility of the parties to notify each other as provided in this Section in the event of a change of address.  The parties shall have the right to rely on the last known address and facsimile number of the other parties.  Any notice provided for or permitted under this Agreement shall be in writing and will be treated as having been given (i) when delivered personally, (ii) when sent by confirmed facsimile, (iii) three days after it’s sent by a recognized commercial courier with written verification of receipt, or (iv) one week after mailed postage prepaid by certified or registered mail, return receipt requested, to the party to be notified, at the address and to the person set forth in Exhibit C, or at such other place of which, and to the attention of such person of whom, the other party has been notified in accordance with the provisions of this Section.  All documents and communications may be delivered by First Class mail. Any correctly addressed notice that is refused, unclaimed, or undeliverable because of an act or omission of the party to be notified shall be deemed effective as of the first date that said notice was refused, unclaimed, or deemed undeliverable by the postal authorities, messenger, or overnight delivery service.

Section 8.3                                   Severability.  In the event any provision of this Agreement is found to be invalid, voidable or unenforceable, the parties agree that unless it materially affects the entire intent and purpose of this Agreement, such invalidity, voidability or unenforceability shall affect neither the validity of this Agreement nor the remaining provisions herein, and the provision in question shall be deemed to be replaced with a valid and enforceable provision most closely reflecting the intent and purpose of the original provision.

Section 8.4                                   Successors.  This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties.  However, Escrow Agent shall have no obligation in performing this Agreement to recognize any successor or assignee of Contractor or Customer unless Escrow Agent receives clear, authoritative and conclusive written evidence of the change of parties.

Section 8.5                                   Bankruptcy.  Contractor and Customer acknowledge that this Agreement is an “agreement supplementary to” the NPAC/SMS Agreement as provided in Section 365(n) of Title 11, United States Code (the “Bankruptcy Code”).  Contractor acknowledges that if either Contractor (as a debtor in possession) or a trustee in Bankruptcy in a case under the Bankruptcy Code rejects the NPAC/SMS Agreement or this Agreement, Customer may elect to retain its rights under the NPAC/SMS Agreement and this Agreement as provided in Section 365(n) of the Bankruptcy Code.  Upon written request of Customer to Contractor or the Bankruptcy Trustee, Contractor or such Bankruptcy Trustee shall not interfere with the rights of Customer as provided in the NPAC/SMS Agreement and this Agreement, including the right to obtain a copy of the Escrow Materials from Escrow Agent.

Section 8.6                                   Regulations.  Contractor and Customer are responsible for and warrant compliance with all applicable laws, rules and regulations, including but not limited to customs laws, import, export, and re-export laws and government regulations of any country from or to which the Escrow Materials may be delivered in accordance with the provisions of this Agreement.

Section 8.7                                   Waiver.  No failure or delay on the part of the Contractor, Customer or Escrow Agent in exercising any right, power or remedy provided herein may be, or may be deemed to be, a waiver thereof; nor any single or partial exercise of any right, power or remedy preclude any other or further exercise of such right, power or remedy or any other right, power or remedy.

Section 8.8                                   Assignment. No party to this Agreement shall assign any right or interest under this Agreement without the prior written consent of the other parties.

NeuStar, Inc., a Delaware corporation

By:
Name:
Title:
Date:

North American Portability Management, LLC an Illinois limited liability company

By:
Name:
Title:
Date:

DSI Technology Escrow Services, Inc. a Delaware corporation

By:
Name:
Title:
Date:

EXHIBIT A

MATERIALS TO BE DEPOSITED

Account Number

Contractor represents to Customer that Escrow Materials delivered to Escrow Agent shall consist of the following:

Contractor	Customer

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

EXHIBIT B

DESCRIPTION OF DEPOSIT MATERIALS

Contractor Company Name

Account Number

Product Name                                                                                                                          Version

(Product Name will appear as the Exhibit B Name on Account History report)

ESCROW MATERIAL DESCRIPTION:

Quantity	Media Type & Size	Label Description of Each Separate Item

Disk 3.5” or

DAT tape mm

CD-ROM

Data cartridge tape

TK 70 or tape

Magnetic tape

Documentation

Other

PRODUCT DESCRIPTION:

Environment

ESCROW MATERIAL INFORMATION:

Is the media encrypted?  Yes / No   If yes, please include any passwords and the decryption tools.

Encryption tool name                                                                                                                Version

Hardware required

Software required

Other required information

I certify for Contractor that the above described Deposit Materials have been transmitted to DSI:	DSI has inspected and accepted the above materials (any exceptions are noted above):

Signature	Signature
Print Name	Print Name
Date	Date Accepted
Exhibit B#

Send materials to: DSI, 2100 Norcross Parkway, Suite 150, Norcross, GA 30071

(770) 239-9200

EXHIBIT C

DESIGNATED CONTACT

Account Number

Notices, deposit material returns and communications to Contractor should be addressed to:	Invoices to Contractor should be Addressed to:

Company Name:
Address:

Designated Contact:	Contact:
Telephone:
Facsimile:	P.O.#, if required:

Notices and communications to Customer should be addressed to:	Invoices to Customer should be addressed to:

Company Name:
Address:

Designated Contact:	Contact:
Telephone:
Facsimile:	P.O.#, if required:

Requests from Contractor or Customer to change the designated contact should be given in writing by the designated contact or an authorized employee of Contractor or Customer.

Contracts, deposit materials and notices to Escrow Agent should be addressed to:	Invoice inquiries and fee remittances to Escrow Agent should be addressed to:

DSI Technology Escrow Services, Inc.	DSI Technology Escrow Services, Inc.
Contract Administration	2100 Norcross Parkway
Suite 150	Suite 150
2100 Norcross Parkway	Norcross, GA 30071
Norcross, GA 30071

Telephone: (770) 239-9200	(770) 239-9200
Facsimile: (770) 239-9201	(770) 239-9201
E-mail: ca@dsiescrow.com

Date:

EXHIBIT D

Fee & Services Schedule

NEW ESCROW AGREEMENT	ANNUAL FEE	SETUP FEE
Comprehensive Preferred	$2,650	$1,050
Master Preferred	$1,350	$2,050
Reseller	$1,350	$2,050
Preferred	$1,350	$1,050
FlexSAFE	$1,250	$350
SAFE	$1,250	$350
Technology Protection	$700	No Fee
Web Content Protection	$1,000	$1,050
ADDITIONAL BENEFICIARY
Preferred	$650/ea.	$1,050
Master Preferred	$650/ea.	No Fee
FlexSAFE	$200/ea.	No Fee
SAFE	$50/ea.	No Fee
ADDITIONAL DEPOSIT ACCOUNT
Master Preferred	$700	No Fee

SERVICE OPTIONS	FEES
Unlimited deposit or replacement, plus one additional storage unit	$300/yr.
Individual deposit updates or replacements	$200/ea.
Electronic depositing using SecurEmail or Escrow Direct: Unlimited deposits, updates or replacements, plus one additional storage unit	$500/yr.
DeposiTrack updates	$300/ea.
Remote vaulting	$500/yr.
Release filing fee	No Fee	(1)
Custom contracts	No Fee	(2)
Additional storage units	$100/ea.

Technical verification: DSI offers three different levels of verification. Please contact your DSI Verification Sales Representative for help on understanding which level of verification would best meet your intellectual property protection requirements.

Pricing is quoted based on client specifications.

(1) Copying expenses in excess of $300 will be chargeable.

(2) An annual fee of $500 may be assessed for contract modifications that change DSI’s standard processes or risk, specifically deposit handling, release or termination procedures and general indemnity issues.

SOW 15

|LOCKHEED MARTIN

STATEMENT OF WORK
FOR

NATIONAL NUMBER POOLING, RELEASE 3.0

STATEMENT OF WORK
NATIONAL NUMBER POOLING
(under Agreement for NPAC/SMS Services)

1.                                       INTRODUCTION; PARTIES.  This Statement of Work (this “SOW’) is entered into pursuant to Article 13 of, and on execution shall be a part of, the respective Agreement for Number Portability Administration Center / Service Management System (each, a “Master Agreement”) between Lockheed Martin IMS. (“Contractor”) and the respective limited liability company indicated below (the “Subscribing Customers”):

LNP, LLC (Midwest)

Southwest Region Portability Company, LLC

Northeast Carrier Acquisition Company, LLC

Western Region Telephone Number Portability, LLC

Southeast Number Portability Administration Company, LLC

This SOW shall be effective only on execution by Contractor and at least one of the Subscribing Customers.  The number set forth in the upper right hand comer hereof may be used to reference this SOW.  Capitalized terms used herein without definition shall have the meanings as defined in the Master Agreements.

2.                                       SCOPE OF ADDITIONAL SERVICES.  The Additional Services contemplated under this SOW are an Enhancement to the NP AC/SMS as defined under the Master Agreement.  The Additional Services to be undertaken by Contractor are generally described as set forth below.  Additional clarifications to requested requirements are listed in Exhibit B to this document.

Key Terms and Guidelines

Allocated Charges – TN Porting Event Fees, Targets (including Shortfalls and Credits), Regional/National SOWs (including future SOWs), report(s) requested by the LLCs, insurance as defined in the Master Agreement Section 20.6 and NANC 1.0 Flow charges.

Prior to the FCC’s Third Report and Order, Telephone Number Portability, CC Docket No.95-116, FCC 98-82 (“Cost Recovery Order”) all Allocated Charges were invoiced to Users based on an Allocation Model determined by their regional LLC.  Subsequent to the FCC’s Third Report and Order all telecommunications carriers operating within a Subscribing Customer’s Service Area (“Carriers”) are to be invoiced a portion of the Allocated Charges, as determined by the allocation percentage based on end-user revenue, provided that Carriers with no end-user revenue, i.e. wholesalers, are to be invoiced $[* * *] per region per year.  As a result of the Third Report and Order, all Carriers share these charges.

This SOW covers the work (“Work”) defined collectively as — NPAC/SMS requirements definition, NP AC/SMS system design, NP AC/SMS code and unit test, NP AC/SMS system integration test, NP AC/SMS system and regression test, program management, quality assurance, configuration control, documentation management, maintenance and warranty – to deliver Release 3.0 of the Contractor’s NPAC/SMS software.  NPAC/SMS Release 3.0 is planned to implement the following change orders:

•                  NANC 109 National Number Pooling

•                  NANC 243 Removal of NPA-NXX or LRN from NPAC

•                  NANC 244 NPA Splits – Deletion of Old NPA-NXX at end of PDP

NANC 109 National Number Pooling

This change order encompasses the entire set of changes required to support national standards for number pooling.  It includes EDR, 1K block activations via SOA interface, deferred block activation, new alarmable error messages from NPAC, a new bulk data download format, OpGUI specifications and routable error reports.  The complete set of changes are listed in the IIS and FRS.

NANC 243 Removal of NPA-NXX or LRN from NPAC

The NPAC SMS shall disallow removal of an NPA-NXX or an LRN if a subscription version exists with a status of old and a failed SP list.

NANC 243 Note from NANC Change Management:

The NPAC SMS and the FRS need to be updated to further define the condition where NPA-NXXs or LRNs can be deleted from the NPAC SMS.

The current NPAC SMS functionality and the FRS states, “shall allow the removal...only if no Subscription Versions, except for Old or Cancelled Subscription Versions exist...”.

The correct behavior should be “...except for Old with NO failed SP List or Cancelled...”.

NANC 244 NPA Spilts – Deletion of Old NPA-NXX at end of PDP

NPAC SMS shall automatically delete the old NPA-NXX from the Portable NPA-NXX Information in the NPAC, upon reaching the end of the permissive dialing period for the old NPA-NXX involved in an NPA Split.

OUT OF SCOPE SERVICES

This SOW contains the agreed upon terms and conditions that shall govern Contractor’s performance of the services described herein.  The services provided for in this SOW and for which Contractor shall be compensated in accordance with Section 6, herein, shall not be interpreted, implied, or assumed to include any other service(s), including additional or changed services, not specifically described in this Section 2, Scope of Additional Services.  Any and all requested or .required services or change orders (hereinafter “Out of Scope Services”) may be provided in accordance with the Master Agreement and, specifically, Section 13, Additional Services.

3.                                       PROJECT SCHEDULE; DELIVERABLES.  The schedule set forth in the following table is a summary of tasks and time frames for implementation:

Phase	Summary Milestones	Interval
Phase 0.0	Statement of Work Effective	Week 0
Phase 1.0	SOW Project Plan	Week 5
Phase 2.0	System and Functional Design	Weeks 1 to 11
Phase 3.0	Development	Weeks 12 to 30
Phase 4.0	System and Integration Testing	Weeks 39 to 47
Phase 5.0	Install on NPAC/SMS for Industry Regression Testing	End of Week 47

Phase 0.0                                           This phase marks agreement between the parties for the implementation of the Additional Services as described in the Schedule Notes.

Phase 1.0                                           This phase involves creating a work breakdown structure project plan.  The project plan will detail each phase of the project showing the milestones for completion of the phase and scheduled delivery data for deliverables.  The actual “Scheduled Delivery Date” for this SOW will be identified in the project plan.

Phase 2.0                                           This phase involves detailed analysis of the requirements,

Phase 3.0                                           This phase involves developing the Enhancement as well as any testing or implementation tools and procedures.

Phase 4.0                                           This phase involves internal contractor acceptance and regression testing of the Enhancement.  All completion and acceptance criteria established by the Contractor for this purpose must be met for satisfactory completion of this phase.

Phase 5.0                                           This phase marks the implementation of the Enhancement on the NPAC/SMS and will be made available to the Users for the industry regression testing.  Installation of Release 3.0 will require an Extended Maintenance Window.  The specific duration and date of the window will be identified in the project plan.  The completion of this phase constitutes “Final Delivery” of the Additional Services.

Schedule Notes:

1.                                       The Project Schedule above is expressed in elapsed time intervals from the Effective Start Date of this SOW, e.g. Phase 1.0 is slated to be completed 5 weeks after Phase 0.0 (Effective Start Date).

2.                                       The Effective Start Date of this SOW is scheduled subsequent to receiving an Authorization to Proceed from Subscribing Customer(s) for this SOW after the SOW has been properly executed as defined above.  The Schedule of Deliverables commences upon the Effective Start Date of this SOW.

3.                                       The Effective Start Date is determined by the Contractor based on an assessment of the current work-in-progress resulting from previously authorized and committed SOWs.  The current work-in-progress is due to other factors such as: 1) Contractor-initiated Work (e.g., resulting from Subscribing Customers, other customers or duly authorized industry direction), 2) total system development and testing capacity and dependencies.  The Effective Start Date will initially be determined by Contractor and, prior to establishing a firm Effective Start Date for this SOW, may be subject to modification as determined by the Contractor based upon discussion between Contractor and Subscribing Customers and other customers.

4.                                       The Phase 5.0 deliverable is the availability of the NPAC/SMS software release generated by this SOW in preparation for Industry Regression Testing.  The extent of this testing will be jointly defined prior to Phase 5.0.  General availability to all Users will not be complete until after the completion of industry regression testing and the deployment of this NPAC/SMS software release, all of which are jointly scheduled between Contractor, Subscribing Customer and Users.  General availability of the Enhancement will not be made until all Users have either completed regression testing or submitted a written waiver of their desire to test.

4.                                       COMPLETION AND ACCEPTANCE CRITERIA.  The following internal documents are applicable to the Additional Services contemplated under this SOW:

        Functional Requirements Specifications

        Requirements Traceability Matrix

        External Design

        System Design

        Detailed Design

        Integration Test Plan

        System Test Plan

        Software Quality Assurance Program Report

        User Documentation

        Software Configuration Management Plan

N/A Standards and Metrics

Effective on the acceptance date of the Software release subject hereof, the term Specifications as used in the Master Agreement shall mean the Specifications as defined therein and as modified and amended pursuant to Statements of Work under the Master Agreement through and including the Software release contemplated by this Statement of Work.

5.                                       IMPACTS ON MASTER AGREEMENT (INCLUDING EXISTING SPECIFICATIONS).

None Master Agreement

         Exhibit B Functional Requirements Specification

         Exhibit C Interoperable Interface Specification

None Exhibit E Pricing Schedules

None Exhibit F Project Plan and Test Schedule

None Exhibit G Service Level Requirements

None Exhibit H Reporting and Monitoring Requirements

None Exhibit J User Agreement Form

None Exhibit K External Design

None Exhibit L Infrastructure/Hardware

None Exhibit N System Performance Plan for NP AC/SMS Services

Contractor agrees to be bound by the terms and conditions of Exhibit N with respect to future performance improvements as required.

6.0                                 COMPENSATION AND PAYMENT

6.1                                 Compensation

Upon execution of this SOW, Subscribing Customer(s) agrees to be obligated in full for payment of the Additional Services described herein, in accordance with the amount and terms provided below.  For the purposes of and in accordance with Section 23.3 (“Users’ Liability for Payments”) of the Master Agreement and Cost Recovery Order, these Additional Services shall be considered by all Carriers to be services performed prior to any effective date of termination.  Accordingly and notwithstanding any other provisions to the contrary in the Master Agreement or any exhibit attached thereto, in the event any amounts owed pursuant to this SOW remain outstanding upon any termination or expiration of the Master Agreement or this SOW, such amounts shall be immediately due and payable by the charged Subscribing Customer as provided for herein.

Billing for the Additional Services described within this SOW will begin sooner of either a) the third complete billing cycle after the completion of Phase 5 (as defined in Section 3 – Project Schedule: Deliverables) in any region or b) the completion of industry regression testing by two Users within a region.

The Payment options for the Additional Services of this SOW are:

•                  Price without Financing

•                  Price with Financing (over 24 months)

This quote is valid for 90 days from the original date shown in the header of this SOW.

National Number Pooling Pricing	Monthly Price Per Region*	Total Price Per Region*		Total Price for US
Lump-Sum Payment Option	[* * *]	$	[* * *]	$	[* * *]
Financing Option	$ [* * *]	$	[* * *]	$	[* * *]
Financing @13% (24 Monthly Payments)

•                  Assumes seven regions are participating.  Lump-sum Payment Option price per region would be the Total Price for US divided by number of participating regions.  Under the Financing option the actual number of regions participating will determine the Monthly Price per Region (table shown below).

•                  Total Price for US contains $[* * *] rebate to LNP, LLC.

Number of Regions participating	Monthly Price Per Region
[* * *]	$	[* * *]
[* * *]	$	[* * *]
[* * *]	$	[* * *]
[* * *]	$	[* * *]
[* * *]	$	[* * *]
[* * *]	$	[* * *]
[* * *]	$	[* * *]

Pricing for the Change Orders

Change Order	Amount
NANC 109	$	[* * *]
NANC 243	$	[* * *]
NANC 244	$	[* * *]

The major components of this price by Phase/Function are shown in the chart below.

Phase/Function	Amount		Percent of Total
[* * *]	$	[* * *]	[* * *]	%
[* * *]	$	[* * *]	[* * *]	%
[* * *]	$	[* * *]	[* * *]	%
[* * *]	$	[* * *]	[* * *]	%
[* * *]	$	[* * *]	[* * *]	%
[* * *]	$	[* * *]	[* * *]	%
[* * *]	$	[* * *]	[* * *]	%

Notes:             Release 1.4 code is 90% utilized as part of Release 3.0.

6.1.1                     Interim Funding

In order to allow Subscribing Customers time to complete their due diligence and secure a delivery date, an Interim Funding Period has been created.  This interim period covers Phase 1, 2 and approximately [* * *]% of Phase 3 of the project.  The Interim Funding Project, based on an Aug 6, 1999 execution, extends until Oct 15, 1999 at which point at least one Subscribing Customer must elect one of three options.  Those options and their consequence on payment of the Interim Funding Amount are described below.  The Interim Funding Amount is $[* * *] and would be divided equally amongst the Subscribing Customers and allocated to Carriers based on the allocation model then in effect.

SOW	Weeks	Interim funding		Percentage
SOW 15R1B	[* * *]	$	[* * *]	[* * *]	%

Option 1 – Continue Project

If selected, under this option the interim funding agreement would cease to exist and the terms and the conditions regarding payment and invoicing within this SOW would take effect.

Option 2 – Suspend Project

If selected, the project would immediately be placed on hold.  If the suspension is less than one week the project could be resumed as if no suspension had occurred.  If the suspension is over one week the project would have to be assessed and a new SOW generated.  The Interim Funding Amount would be invoiced  in the first billing cycle following the date of suspension and expiration of the one week grace period.  any interim funding amount paid by Carriers and associated with recoverable or usable work product would be credited to Carriers.

Option 3 – Cancel Project

If selected, the project would immediately be cancelled.  The Interim Funding Amount would become due and invoiced in the first billing cycle following the cancellation date.

One or more Subscribing Customer(s) must notify Contractor, in writing, of their intent on or before Oct 15, 1999.  Failure to provide written notification on or before Oct 15, 1999 will result in automatic selection of Option 1.  In Options 2 and 3 the Interim Funding Amount is a lump-sum payment and is payable under the Invoicing terms defined within this SOW.  If a decision were made by one or more Subscribing Customer(s) to proceed with the SOW on or before Oct 15, those Subscribing Customer(s) would be liable, on a pro-rata basis, for the entire SOW price.

6.1.2                     Penalty

If Contractor fails to meet Phase 5 summary milestone of 47 weeks (outlined in Section 3 – Project Schedule) contractor will pay Subscribing customers a delay penalty.  The penalty will be [* * *]$[* * *]

dollars per business day for each business day delayed past the scheduled completion of Phase 5.  The penalty will be capped at 60 days ($[* * *]).

1.2                               Testing Prices

6.2.1                     Industry Regression and Interoperability Testing

Industry regression Testing will be tracked by User and by region.  Industry Regression Testing will be billed on a 4-hour block basis at the rate of $[* * *] per 4-hour block.  The $[* * *] rate is valid through the Final Delivery Date as determined during the development of the Project Plan.

Due to the scope of this release and changes to the interface interoperability testing will be required.  Interoperability testing will be performed at the rate of $[* * *] per day.

Advanced reservation of Industry Regression and Interoperability Testing blocks is required.  Reservations must be made at least 14 days in advance of the start of testing.  Industry Regression Testing blocks will be reserved and billed in 4-hour blocks only.  Interoperability testing blocks will be reserved and billed in 8-hour (1-day) blocks only.  Dedicated test support personnel will be provided for each reservation.  Reservation for multiple testing blocks is allowed.  Partial block reservations willnot be allowed.

Reservations for Industry Regression and Interoperability Testing blocks must be canceled at least two and one-half workdays prior to the reserved date and time.  Cancellations made less than two and one-half workdays prior to the reserved test date will incur a cancellation fee for the full amount of time reserved.  For Industry Regression test blocks a cancellation fee of $[* * *] will be billed  for cancellations made less than two and one-half workdays prior to the reserved test date.  Contractor will issue a cancellation credit of $[* * *] to a User for cancellation of an Industry Regression test block, where a Contractor notice of at least two and one-half workdays was not provided prior to the reserved test date and time.  For Interoperability test blocks a cancellation fee of $[* * *] will be billed for cancellations made less than two and one-half workdays prior to the reserved test date.  Contractor will issue a cancellation credit of $[* * *] to a User for cancellation of an Interoperability test block, where a Contractor notice of at least two and one-half workdays was not provided prior to the reserved test date and time.

1.1.2                     LTI Testing

LTI testing is done on an ad hoc basis using existing support staff.  The charge for LTI testing is billed in 4-hour blocks at a rate of $[* * *] per block.  Since there is no requirement to reserve testing blocks there is no reservation deadline or cancellation fee as with Industry Regression and Interoperability Testing.

6.3                               Payment Terms

Invoicing:

Contractor shall prepare invoices (separate from Master Contract invoicing, but which may include invoicing for other SOW charges) on the last day of a calendar month and send to each User for the amount of its User Charges.  Contractor shall also prepare and deliver to Customer a report (the

“Monthly Summary of Charges”) setting forth the billing calculation above for each User in the Service Area, and for all Users within the Service Area.  All invoices shall be due and payable within Thirty (30) days of the date of invoice.  Late payments will be subject to a 1.25% interest charge per month, or, if lower, the maximum rate permitted by law.

With respect to telecom carriers that are not Users Contractor shall prepare invoices (separate from Master Contract invoicing, but which may include invoicing for other SOW charges) on the last day of a calendar quarter and send to each telecom carrier for the amount of its charges.  Contractor shall also prepare and deliver to Customer a report (the “Monthly Summary of Charges”) setting forth the billing calculation above for each telecom carrier in the Service Area, and for all telecom carriers within the Service Area.  All invoices shall be due and payable within Thirty (30) days of the date of the invoice.  Late payments will be subject to a 1.25% interest charge per month, or, if lower, the maximum rate permitted by law.

Notwithstanding the foregoing, User may not withhold payment of any amounts invoiced by Contractor based solely upon a dispute  between Customer and User concerning how User is allocated charges under the Allocation Model.

The payments provided for in this Section shall not be applied against the Annual Target Amounts referred to in the Master Agreement.

Taxes:

User is to remit to or reimburse Contractor for any taxes that a User is obligated to pay by law, rule or regulation or under this Agreement or its respective NPAC/SMS User Agreement.

Assignment of Monies Due:

As provided in Section 22.2 of the Master Agreement, Contractor may, upon written notice to Customer, assign monies due or that are to become due under a Statement of Work, provided that no such assignment may impose upon Customer or Users any obligations in addition to or different than those set forth in this Agreement or the subject Statement of Work, or preclude Customer or Users from dealing solely and directly with Contractor in all matters pertaining to this Agreement or the subject Statement of Work, including the negotiation of amendments and the settlement of disputed invoices.

7.                                       PROJECT MANAGEMENT.  When deemed appropriate by User and Contractor, Project Managers will be assigned to produce and verify a delivery schedule, to coordinate logistics and delivery of all deliverables and to conduct project quality review meetings.  Assigned Project Managers are:

Contractor Project Manager	Martin Breen
User Project Manager

Other key personnel assigned by Contractor to the project (attach resume information):

8.                                       CONTINUATION OF MASTER AGREEMENT AND USER AGREEMENT.  Except as specifically modified and amended hereby (including by the SOW Specifications where applicable), all the provisions of the Master Agreement and the User Agreements entered into with respect thereto shall remain unaltered and in full force and effect in accordance with their terms.  From and after the date hereof, any reference in either the Master Agreement to itself or in any User Agreement to itself or to the Master Agreement and applicable to any time from and after the date hereof, shall be deemed to be a reference to such agreement as modified and amended by this SOW.  Notwithstanding the foregoing, with respect to User Enhancements, (i) the Master Agreement shall be modified and amended only to the extent necessary to give effect to the terms of this SOW and without affecting those Users or their User Agreements that are not Subscribing Users, and (ii) only those User Agreements that have been entered into with the Subscribing Users shall be modified and amended hereby.  From and after the effectiveness of this SOW, this SOW shall be a part of the Master Agreement and, as such, shall be subject to the terms and conditions therein.

9.                                       JOINDER.  If at any time hereafter a Customer, other than a Subscribing Customer desires to become a Subscribing Customer or, with respect to User Enhancements, a User, other than a Subscribing User, desires to become a Subscribing User, Such Customer or User may become a Subscribing Customer or Subscribing User, respectively, by executing a joinder agreeing to be bound by the terms and conditions of this SOW, as modified from time to time.  A Customer or User executing such a joinder shall share in the payment of the price of the- Additional Services provided for herein in a fair and equitable manner, and in no event in excess of the payments which would have been incurred had such Customer or User been a Subscribing Customer or Subscribing User at the time of effectiveness of this SOW, excluding any incremental work, such as Industry Regression Testing, borne by the Contractor in order to properly implement the Additional Services provided herein.

10.                                 COUNTERPARTS.  This SOW may be executed in two or more counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document.  All such counterparts shall be deemed an original, shall be construed together and shall Constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Statement of Work:

CONTRACTOR:

LOCKHEED MARTIN IMS

By:

Its:

Date:

SUBSCRIBING CUSTOMERS:

LNP, LLC.

By:

Its:

Date:

MID-ATLANTIC CARRIER ACQUISITION COMPANY, LLC

By:

Its:

Date:

SOUTHEAST NUMBER PORTABILITY COMPANY, LLC

By:

Its:

Date:

NORTHEAST CARRIER ACQUISITION COMPANY, LLC

By:

Its:

Date:

SOUTHWEST REGION PORTABILITY COMPANY, LLC

By:

Its:

Date:

WEST COAST PORTABILITY SERVICES, LLC

By:

Its:

Date:

WESTERN REGION TELEPHONE NUMBER PORTABILITY, LLC

By:

Its:

Date:

EXHIBIT A

Proposed Collection Policy

Schedule for PAST DUE Bills

Days Past Due	Amount of Invoice(s)	Action
3	>$50K	Follow up call to carrier
10	>$5K	Follow-up call to carrier
20	ALL	Send letter to carrier
40	ALL	Escalate: Send certified letter to carrier, List of Delinquent carriers to NANC and FCC for 208 process
60	ALL	Write-off overdue amount and send to Collection Agency(1)

All late payments are subject to a 1.25% interest charge per month.

(1)                                 Any overdue accounts referred to a collection agency will be written off, including bankruptcies.  Any amount collected net of the collection agency charges will be credited to the carrier per the allocation in effect.  LMIMS will seek LLC approval for write-off greater than $10,000, but in no case will approval be unreasonably withheld for accounts 180 days past due.

(2)                                 Contractor, as part of its normal business practice, will maintain a collection history file for all accounts.  the collection history fill will contain invoice dates, dates of letter and phone contacts and responses (or non-responses) to those contacts from the carriers.  this information will be provided to Subscribing Customer(s) or any regulatory agency in support of the 208 process, if required.

EXHIBIT B

Definitions

1. Clarification.          Update that removes ambiguity concerning how to implement a requirement that has been previously stated.  for examples: 1) The specification of the error to be generated in the case where an error condition was already indicated or 2) The value of a data field for a record that was already specified.

2. Change.                                      Update which introduces new functionality, or alters/removes previously existing functionality.  For example: 1) The addition or removal of a field to a previously defined record or 2) The specification of validation or processing not previously included in a requirement.

Those items marked as “change” are considered out of scope for this sow.

Review Summary

1. Clarification:                                                                 Overview – Glossary- “Schedule/Re-Schedule of Block Create Event” addition

2. Clarification:                                                                 FRS section 3.1.2, page 15 (NPAC Customer Data Model) - The following attributes have been added: NPAC New Functionality Support, Port in Timer Type, Port Out Timer Type, Business Hour/Days.

3. Clarification: Page 25,                                                                  Section 3 Attribute Names:

Was NPA-NXX-X Holder SPID, now NPAC Customer ID.

Was Effective Date, now NPA-NXX-X Effective Date.

Was Creation Date, Now Creation Time Stamp.

Was Last Modified Date, now Last Modified Stamp.

4. Clarification: Page 28, N-70:                                                           Adds the phrase “or the addition of an NPA Split” to the actions affected by a validation error.  Also adds reference to requirement N-225 and N-301.

5. Clarification: Page 29, N-72.1:                                                  Default value now made dependent on current date/time.

6. Clarification: Page 29, N-73:                                                           Additional specification of field value.

7. Clarification: Page 29, N-74:                                                           specification to enter block routing data.

8. Clarification: Page 29, N-75.1:                                                  Additional specification of field validation.

9. Clarification: Page 30, N-76.1, N-76.3, N-77.1, N-77.2, N-77.3, N-78.1, N-78.2, N-78.3, N-79.1, N-79.2, N-79.3, N-79.4.

10. Clarification: Page 32, N-100:                                               Addition of cause for request rejection.

11. Clarification: Page 34, N-160:                                               Definition of scope for validation.

12. Clarification: Page 35, N-225:                                               Requirement for additional verification.

13. Clarification: Page 37, N-297:                                               Cleanup associated with deletion of other information.

14. Clarification: Page 38, N-302:                                               Specification for field values.

15. Clarification: Page 39-40, N-320.2, N-320.3, N-321.1, N-321.2, N-321.3, N-322.1, N-322.2, N-322.3.

16. Clarification: Page 40, N-325:                                               Specification of data to be broadcast.

17. Clarification: Page 41, N-365.

18. Clarification: Page 59, B-280, B-290, B-300, B-302, B-304, B-306, B-308:      Removal of requirements.

19. Clarification: Page 69, B-654.2: Specification of which value for field.

20. Clarification: Page 74, SV-2: List of notifications to suppress.

21. Change: Page 80, SV-240, SV-270, SV-280: Conditions for status update.  Remove “partial falure/failed” from SV-230, SV-240, SV-270 and SV-280 (to be added to existing change order NANC 227)

22. Clarification: Page 86, SV-430: Rewording.

23. Clarification: Page 89, SV-540, SV-550, SV-560, SV-570: Statement of non-dependency on status.

24. Clarification: Page 91, A-2-A-36: Regrouping of specifications and clarification of SVs handled by audit request.

25. Clarification: Page 93, A-110: Additional constraint.

26. Clarification: Page 94, RR9-7: Rewording of generality.

27. Clarification: Page 94, R-25, R-26: Additional report format and specification.

28. Clarification: Page 94, R-30, R-40: Title clarification and report constraint.

29. Clarification: Appendices C and E: Additions of tables and examples.

30. Change: Page 100: Modification of filename for block download. (Will be included in Release 3.0)

31. Clarification: Appendix G: Title nomenclature changes.

32. Add: N-266: The NPAC/SMS shall reject a request to delete (de-pool) an NPA-NXX-X if there is an SV with a status of sending as a result of a disconnect request.

33. Add: SV-249: The NPAC/SMS shall ensure that upon completion of an NPA-NXX-X delete (de-pool) there are no SVs of LNP type of POOL remaining in the 1k block.

34. Added test to N-365: NPAC/SMS shall provide to NPAC personnel only, an indicator on the NPAC Administrative Interface only after a query if an associated Block Create Scheduled Event, that has not been executed exists in the NPAC/SMS.

SOW 19NAPM

STATEMENT OF WORK
FOR

PORTING IN ERROR
AND
FAILURE TO PORT

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PROPOSED STATEMENT OF WORK
PORTING IN ERROR AND FAILURE TO PORT
(under Agreement for NPAC/SMS Services)

1.                                      INTRODUCTION; PARTIES.  This Statement of Work (this “SOW”) is entered into pursuant to Article 13 of, and on execution shall be a part of, the respective Agreement for Number Portability Administration Center / Service Management System, as amended as of the date hereto by all previous Statements of Work, including, but not limited to Statement of Work 25, for TN Price Reduction and Contract Update and Extension (collectively referred to for each of the respective limited liability companies listed below for the respective Service Areas, as a “Master Agreement”) between NeuStar (“Contractor”) and the respective limited liability companies listed below for the separate Service Areas (referred to individually as a “Subscribing Customer” and collectively as the “Subscribing Customers”):

North American Portability Management, LLC, on behalf of and as successor to the Subscribing Customers named therein:

LNP, LLC (Midwest)

Southwest Region Portability Company, LLC

Northeast Carrier Acquisition Company, LLC

Western Region Telephone Number Portability, LLC

Southeast Number Portability Administration Company, LLC

Mid-Atlantic Carrier Acquisition Company, LLC

West Coast Portability Services, LLC

This SOW shall be effective upon execution by Contractor and Subscribing Customer.  The number in the upper right hand corner refers to this SOW.  Capitalized terms used herein without definition shall have the meanings as defined in the Master Agreements.

The Additional Services contemplated under this SOW are not an Enhancement to the NPAC SMS as defined under the Master Agreement.

2.                                      SCOPE OF ADDITIONAL SERVICES.  This SOW describes the work to be performed by Contractor during either of the two situations described below.

Situation # 1 – Porting in Error

Situation #1 shall be referred to in this SOW as the “Porting in Error Situation”.  In the Porting in Error Situation, a TN is ported from one Service Provider to another when it should not have been ported.  NPAC related activity has occurred to port the telephone number but there has been no network activity to actually move the customer’s service.

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Situation # 2 – Failure to Port

Situation #2 shall be referred to in this SOW as the “Failure to Port Situation”.  In the Failure to Port Situation, a TN is not ported from one Service Provider to another Service Provider (referred to as the “New SP,” as defined below) when the TN should have been ported.  Network activity has been accomplished to move the customer’s service but there has been no NPAC related activity to port the telephone number.

3.                                      KEY TERMS.

Initiating Service Provider (“Initiating SP”) –

•                  Porting in Error Situation – The Service Provider that is a User who contacts the NPAC and who either

1.               Received the inadvertently ported TN; or

2.               Gave the inadvertently ported TN.

•                  Failure to Port Situation – The Service Provider that is a User to whom the TN should have been ported (referred to as the “New SP”) who contacts the NPAC when the TN was  not ported.

Only Initiating SPs, as defined above, may request NPAC assistance, as set forth in this SOW.  Therefore, only the New SP in the Failure to Port Situation can request NPAC assistance, but either the Service Provider who received the inadvertently ported TN or gave the inadvertently ported TN may request NPAC assistance in the Porting in Error Situation.

Absent Service Provider (“Absent SP”) – The SP that is the Initiating SP and/or the NPAC attempt to contact in order to correct the Porting in Error Situation or the Failure to Port Situation.

Successful Contact of Absent SP –

•                  NPAC representative contacts and talks to Absent SP employee who, based upon NPAC records, is LNP knowledgeable and is capable of correcting  either the relevant Porting in Error Situation or the Failure to Port Situation.

Unsuccessful Contact of Absent SP – Any contact which is not a Successful Contact, including, but not limited to the following:

•                  NPAC representative reaches only voicemail;

•                  NPAC representative obtains a busy signal and there is no Successful Contact after 3 additional successive attempts as set forth below; or

•                  NPAC representative receives no answer and there is no Successful Contact after 3 additional successive attempts as set forth below.

•                  NPAC representative fails to contact the Absent SP after following the attempts described above, or during such attempts to contact the Absent SP contacts a Service Provider person who is not LNP knowledgeable and/or whom NPAC determines is incapable of correcting the Porting in Error Situation or the Failure to Port Situation.

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NOTE:                              If NPAC representative contacts Absent SP, but such Absent SP refuses to correct the relevant Porting in Error Situation or Failure to Port Situation, then NPAC representative will NOT act upon the relevant Porting in Error Situation or the Failure to Port Situation.

4.                                      PROCESS.

The process to be followed in the Porting in Error Situation or in the Failure to Port Situation is set forth in detail in the NeuStar Methods and Procedures for Porting in Error and Failure to Port (the “M&P”), attached hereto as Attachment B and expressly incorporated into this SOW in full.  The listing below in this SOW is intended as a guideline only and as a summary of the M&P.  In the event of any discrepancy or conflict between the listing below and the M&P, the terms of the M&P shall govern.  If the M&P is subsequently amended or revised in any way, such amendment or revision shall not automatically be incorporated into this SOW for any Service Area and shall not be applicable with respect to this SOW for that Service Area, unless Contractor and the Subscribing Customer for that Service Area agree in writing expressly to incorporate the terms of such amended or revised M&P into this SOW; otherwise, in the absence of such writing, the terms of the M&P prior to such amendment or revision shall continue to govern and to be applicable to this SOW.

1)              Initiating SP will first attempt to contact Absent SP using the LNP Emergency Contact information.

2)              If the Initiating SP is unable to contact the Absent SP, or if there is no emergency contact information available, the Initiating SP will contact the NPAC.  The Initiating SP must fill out the Emergency Action Form  (EAF), which is located on the Secure Web (www.npac.com/secure).  When the EAF is completed, the Initiating SP will provide it to the NPAC, via the Secure Web.  The EAF provides the NPAC with all relevant contact information, except in the event the Initiating SP asserts that there is no emergency contact information available.  In all cases, the NPAC will attempt to determine the Absent SP based upon both the EAF and the NPAC records.  The EAF will also identify the Initiating SP for purposes of this SOW.  A copy of the EAF is included in this SOW as Attachment A.

3)              NPAC representative will attempt to contact the Absent SP based upon both the emergency contact information provided by the Initiating SP and any other NPAC internal records.  If a Successful Contact is made, NPAC representative will advise the Absent SP to contact the Initiating SP within 30 minutes and will notify the Initiating SP of the contact status.  NPAC representative will also advise the Absent SP of subsequent action (as set forth in Section 4, part (6) herein) that will be taken by the NPAC without further notice if the Initiating SP does not receive a response from the Absent SP within 30 minutes.

4)              If NPAC representative is unable to make a Successful Contact  within 30 minutes following the first attempt, or if the Absent SP fails to contact the Initiating SP within 30 minutes after Successful Contact and the Initiating SP advises the NPAC of such failure,  without the need

4

to verify such failure of the Absent SP to contact the Initiating SP and in reliance upon such notice from the Initiating SP, the NPAC will do one of the following:

a)              Porting in Error Situation/ Initiating SP is old SP (SP who lost the TN in error) – NPAC does “Disconnect” or “old SP Create (concur)”

b)             Porting in Error Situation/ Initiating SP is New SP (SP who received the TN in error) – NPAC does “new SP Create”

c)              Failure to Port Situation/ Initiating SP is New SP (SP who failed to receive the TN) – NPAC does “old SP Create (concur)”

* NPAC may, in its sole discretion, determine whether a “Disconnect”, “old SP Create (concur)” or “new SP Create” is appropriate.

5)              NPAC representative will notify the Absent SP of the action taken (voice mail, e-mail, or other method.).  NPAC representative will provide a copy of the completed EAF to both the Initiating SP and the Absent SP and NPAC will maintain a copy in its own records for a period of not less than one year.

This process only addresses conditions when an Initiating SP is unable to contact an Absent SP to undo an inadvertent port or to complete a failed port.  The NPAC will only be contacted after all other avenues fail.  Service Providers must first make a concerted effort to contact each other during either of these conditions.

The Contractor will not be considered to be acting under this SOW as a representative for any Service Provider but merely to be performing those Additional Services as requested by a Service Provider in accordance with this SOW.

This process requires all Service Providers to use the same identification method when interfacing with the NPAC.  This requires the Initiating SP and the Absent SP to supply their SPID numbers, caller name and Authorization PIN for their company.  The NPAC representative will then verify this information.  If the Initiating SP’s name is not on the Authorization list or does not have the correct matching PIN, the NPAC will not assist the Initiating SP to perform the process as set forth in this SOW.

Unless specifically stated within this SOW (e.g., the Emergency Action Form – EAF), all notices and other communications shall be in accordance with Section 27.6 of the Master Agreement, as amended by SOW 25 – T/N Price Reduction And Contract Update And Extension.

5.                                      OUT OF SCOPE SERVICES.

This SOW contains the agreed upon terms and conditions that shall govern Contractor’s performance of the Services described herein.  The Services provided for in this SOW and for which Contractor shall be compensated in accordance with Section 9, herein, shall not be interpreted, implied, or assumed to include any other Service(s), including additional or changed services, not specifically described in this Section 2, Scope of Additional Services.  Any and all requested or required services or change orders (hereinafter “Out of Scope Services”) may be provided in accordance with the Master Agreement and, specifically, Section 13, Additional Services.

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6.                                      PROJECT SCHEDULE.  These changes will become effective upon execution of this SOW by Contractor and all Subscribing Customers.  No other schedule is required or applicable.

7.                                      COMPLETION AND ACCEPTANCE CRITERIA.  The following internal documents are applicable to the Additional Services contemplated under this SOW:

N/A	Functional Requirements Specifications
N/A	Requirements Traceability Matrix
N/A	External Design
N/A	System Design
N/A	Detailed Design
N/A	Integration Test Plan
N/A	System Test Plan
N/A	Software Quality Assurance Program Report
N/A	User Documentation
N/A	Software Configuration Management Plan
N/A	Standards and Metrics

8.                                      IMPACTS ON MASTER AGREEMENT (INCLUDES EXISTING SPECIFICATIONS).

None	Master Agreement
None	Exhibit B Functional Requirements Specification
None	Exhibit C Interoperable Interface Specification
Exhibit E Pricing Schedules
None	Exhibit F Project Plan and Test Schedule
None	Exhibit G Service Level Requirements
None	Exhibit H Reporting and Monitoring Requirements
None	Exhibit J User Agreement Form
None	Exhibit K External Design
None	Exhibit L Infrastructure/Hardware
None	Exhibit N System Performance Plan for NPAC/SMS Services

9.                                      PRICING

9.1                               Obligation.  Upon execution of this SOW, Contractor shall be entitled to full compensation for Additional Services described herein in the amounts and on the terms and conditions described below.  For the purposes of and in accordance with Section 23.3 (“Users’ Liability for Payments”) of the Master Agreement, these Additional Services shall be considered by all Users to be services performed prior to any effective date of termination. Accordingly and notwithstanding any other provisions to the contrary in the Master Agreement or any exhibit attached thereto, in the event any amounts owed pursuant to this SOW remain outstanding upon

6

any termination or expiration of the Master Agreement or this SOW, such amounts shall be immediately due and payable by the charged User(s) as provided for herein.

This quote is valid for 60 days from the date shown in the header of this SOW.

9.2                               Price for Recurring Items.

The price for the recurring portion of this SOW is outlined in the table below as a flat fee, referred to as the Recurring Price.  This flat fee is separate and apart from any compensation and payment terms within the Master Agreements or any attachments thereto, including Exhibit E to the Master Agreements, as amended.  Specifically, the payments provided for in this SOW shall not be applied against the Annual Target Amounts referred to in the Master Agreement.  The price does not include any non-recurring items.  Payment for the recurring portion will commence upon execution of this SOW and will continue throughout the duration of the Master Agreement.

Contractor will bill all End-Users for the Recurring Price, and neither the Subscribing Customers nor any one of them shall be liable or responsible for payment of any amount of the Recurring Price.  As used under this SOW, “End-Users” shall mean all telecommunications carrier that are subject to local number portability contribution requirements and file Telecommunications Worksheets, FCC Form 499-A.

Comparison of Recurring Price Charges based upon possible 1 Region versus 8 Regions participation

	If only One Region				If All Eight Regions (including Canada)
	Per month		Per year		Per month		Per year
Recurring Price	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]

Number of Regions participating	Monthly Recurring Price Per Region
[* * *]	$	[* * *]
[* * *]	$	[* * *]
[* * *]	$	[* * *]
[* * *]	$	[* * *]
[* * *]	$	[* * *]
[* * *]	$	[* * *]
[* * *]	$	[* * *]
[* * *]	$	[* * *]

7

9.3                               Price for Non-Recurring Items.

The price for the non-recurring portion of this SOW (referred to as Non-Recurring Price”) is listed below.  This is a per User per Event specific charge for each Porting in Error Situation or each Failure to Port Situation to which the NPAC responds pursuant to this SOW.  For purposes of this SOW, an “Event” shall be considered the submission of an EAF.  Each EAF submission shall be for only one Absent SP.  Each single EAF submission may include up to 15 items and still be considered a single Event for purposes of the Non-Recurring Price; whereas a single item shall be considered either an individual TN or a range of TNs.  Notwithstanding anything to the contrary, no Billable NPAC User Support Manual Requests or NPAC User Contacts shall be considered to apply or to have occurred and no charges other than the Non-Recurring Price shall be imposed or chargeable therefor with respect to the submission of an EAF.  The Initiating SP is responsible to pay the Non-Recurring Price to Contractor.

Per Event
Non-Recurring Price	$	[* * *]

9.4                               Payment Terms

Invoicing:

Contractor shall prepare invoices (separate from Master Contract invoicing, but which may include invoicing for other SOW charges) on the last day of a calendar month and send to each User for the amount of its User Charges.  Contractor shall also prepare and deliver to Customer a report (the “Monthly Summary of Charges”) setting forth the billing calculation for Recurring Price and Non-Recurring Price under this SOW for each User in the Service Area, and for all Users within the Service Area.  All invoices shall be due and payable within Thirty (30) days of the date of the invoice.   Late payments will be subject to a 1.25% interest charge per month, or, if lower, the maximum rate permitted by law.

With respect to End-Users that are not Users (individually a “Non-User” and collectively, “Non-Users”), Contractor shall prepare invoices (separate from Master Contract invoicing, but which may include invoicing for other SOW charges) on the last day of a calendar quarter and send to each Non-User for the amount of its charges.  Contractor shall also prepare and deliver to Customer a report (the “Monthly Summary of Charges”) setting forth the billing calculation above for each Non-User in the Service Area, and for all Non-Users within the Service Area.  All invoices shall be due and payable within thirty (30) days of the date of the invoice.  Late

8

payments will be subject to a 1.25% interest charge per month, or, if lower, the maximum rate permitted by law.

Collections and remedies for those carriers and other entities that are Users (including without limitation that disputes be resolved by arbitration as specified in Article 13 of the User Agreement) will be as defined in their User Agreement.

Any billing disputes shall be promptly presented to Contractor in reasonable detail, in writing.  Any requests for adjustment shall not be cause for delay in payment of the undisputed balance due, except that a User may withhold payment of any amounts which are subject to a bona fide dispute; provided it shall pay all undisputed amounts owing to Contractor that have been separately invoiced to User.  If re-invoice occurs following the thirty (30) day payment schedule, such invoice for the undisputed amount shall be paid within ten (10) business days of receipt by User.  User and Contractor shall seek to resolve any such disputes expeditiously, but in any event within less than thirty (30) days after receipt of notice thereof.  All disputed amounts ultimately paid or awarded to Contractor shall bear interest from the thirtieth (30th) day following the original invoice.

Notwithstanding the foregoing, User may not withhold payment of any amounts invoiced by Contractor based solely upon a dispute between Customer and User concerning how User is allocated charges under the Allocation Model.

The payments provided for in this Section shall not be applied against the Annual Target Amounts referred to in the Master Agreement.

Taxes:

User is to remit to or reimburse Contractor for any taxes that a User is obligated to pay by law, rule or regulation or under this Agreement or its respective NPAC/SMS User Agreement.

Assignment of Monies Due:

As provided in Section 22.2 of the Master Agreement, Contractor may, upon written notice to Customer, assign monies due or that are to become due under a Statement of Work, provided that no such assignment may impose upon Customer or Users any obligations in addition to or different than those set forth in the Master Agreement, this SOW or the other Statements of Work, or preclude Customer or Users from dealing solely and directly with Contractor in all matters pertaining to the Master Agreements, this SOW or other Statements of Work, including the negotiation of amendments and the settlement of disputed invoices.

10.                               CONTINUATION OF MASTER AGREEMENT AND USER AGREEMENT.  Except as specifically modified and amended hereby (including by the SOW Specifications where applicable), all the provisions of the Master Agreement and the User Agreements entered into with respect thereto, and all exhibits and schedules thereto, shall remain unaltered and in full force and effect in accordance with their terms.  From and after the date hereof, any reference in either the Master Agreement to itself and any Article, Section or subsections thereof or to any Exhibit thereto, or in any User Agreement to itself or to the Master Agreement and applicable to

9

any time from and after the date hereof, shall be deemed to be a reference to such agreement, Article, Section, subsection or Exhibit as modified and amended by this SOW.  From and after the effectiveness of this SOW, this SOW shall be a part of the Master Agreement and, as such, shall be subject to the terms and conditions therein.

11.                               TERMINATION.

NOTWITHSTANDING ANYTHING TO THE CONTRARY, EACH SUBSCRIBING CUSTOMER MAY TERMINATE THIS SOW WITH RESPECT TO SUCH SUBSCRIBING CUSTOMER’S SERVICE AREA FOR ANY OR NO REASON BY PROVIDING CONTRACTOR A NINETY (90) DAY PRIOR WRITTEN NOTICE.

12.                               LIABILITY.

CONTRACTOR SHALL NOT BE LIABLE TO ANY USER OR SUBSCRIBING CUSTOMER FOR ANY DIRECT DAMAGES ARISING OUT OF OR RELATING TO A BREACH OF ITS OBLIGATIONS WHILE PERFORMING UNDER THE PROCESS DEFINED IN THIS SOW, EXCEPT FOR INTENTIONAL MISCONDUCT.  IN ADDITION, NO USER OR SUBSCRIBING CUSTOMER MAY ASSERT OR CLAIM A VIOLATION OF NEUTRALITY AS DEFINED IN THE MASTER AGREEMENT RELATED TO THIS SOW, PROVIDED THAT CONTRACTOR’S CONDUCT IS IN MATERIAL COMPLIANCE WITH THE PROCESS DEFINED IN THIS SOW.

IN ADDITION TO ANY DIRECT DAMAGES UNDER THE IMMEDIATELY PRECEDING PARAGRAPH, CONTRACTOR SHALL ISSUE THE INITIATING SP A REFUND EQUAL TO THE NON-RECURRING EVENT CHARGE, AS DESCRIBED IN SECTION 9.3 OF THIS SOW. IN THE EVENT CONTRACTOR IS GROSSLY NEGLIGENT OR ENGAGES IN INTENTIONAL MISCONDUCT THAT RESULTS IN CONTRACTOR FAILING TO PERFORM A REQUEST FROM THE INITIATING SP PURSUANT TO THE TERMS SET FORTH IN THIS SOW.

UPON EXECUTION OF THIS SOW, ALL ACTIONS TAKEN BY CONTRACTOR ON BEHALF OF THE INITIATING SP OR ABSENT SP WILL BE DEEMED TO HAVE NO IMPACT ON CONTRACTOR’S STATUS AS A NEUTRAL THIRD PARTY UNDER THE MASTER AGREEMENT NOR WILL SUCH ACTIONS BE CONSIDERED TO VIOLATE THE CONTRACTOR’S CODE OF CONDUCT UNDER THE MASTER AGREEMENT, SO LONG AS SUCH ACTIONS ARE IN MATERIAL COMPLIANCE WITH THE PROCESS SET FORTH IN THIS SOW.

13.                               ENTIRE AGREEMENT.  This SOW sets forth the entire understanding between the Parties with regard to the subject matter hereof and supercedes any prior or contemporaneous agreement, discussions, negotiations or representations between the Parties, whether written or oral, with respect thereto.

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14.                               JOINDER.  If at any time hereafter a Customer, other than a Subscribing Customer desires to become a Subscribing Customer such Customer may become a Subscribing Customer by executing a joinder agreeing to be bound by the terms and conditions of this SOW, as modified from time to time.  A Customer executing such a joinder shall share in the payment of the price of the Additional Services provided for herein in a fair and equitable manner, and in no event in excess of the payments which would have been incurred had such Customer been a Subscribing Customer at the time of effectiveness of this SOW, excluding any incremental work borne by the Contractor in order to properly implement the Additional Services provided herein.

15.                               COUNTERPARTS.  This SOW may be executed in two or more counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document.  All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Statement of Work 19 – Porting in Error and Failure to Port as of                            , 2002.

Contractor:

NeuStar, Inc.

By:
Name:
Title:

Customer:

North American Portability Management, LLC

By:
Name:
Title:

By:
Name:
Title:

11

Attachment A

Emergency Action Form (EAF)

EMERGENCY ACTION FORM

Initiating SP must complete items 1 through 5
on this EAF for the process to continue

BY SUBMITTING THIS FORM, THE INITIATING SP (I) UNDERSTANDS THIS IS CONSIDERED AN EVENT AND THEREFORE INITIATING SP SHALL BE RESPONSIBLE TO PAY NEUSTAR, INC. (“CONTRACTOR”) THE NON-RECURRING PRICE OF $[* * *] PER FORM SUBMITTED UP TO 15 TN’S, 15 RANGES OF TN’S, OR ANY COMBINATION THERE OF.

IN ADDITION, IN CONSIDERATION OF CONTRACTOR PERFORMING THE SERVICES HEREUNDER, INITIATING SP AGREES TO THE FOLLOWING:

CONTRACTOR SHALL NOT BE LIABLE TO INITIATING SP FOR ANY DIRECT DAMAGES ARISING OUT OF OR RELATING TO A BREACH OF ITS OBLIGATIONS WHILE PERFORMING UNDER THE PROCESS DEFINED IN SOW 19, EXCEPT FOR INTENTIONAL MISCONDUCT.  IN ADDITION, INITIATING SP MAY NOT ASSERT OR CLAIM A VIOLATION OF NEUTRALITY AS DEFINED IN THE MASTER AGREEMENT  RELATED TO THIS SOW, PROVIDED THAT CONTRACTOR’S CONDUCT IS IN MATERIAL COMPLIANCE WITH THE PROCESS DEFINED IN SOW 19.

IN ADDITION TO ANY DIRECT DAMAGES UNDER THE IMMEDIATELY PRECEDING PARAGRAPH, CONTRACTOR SHALL ISSUE THE INITIATING SP A REFUND EQUAL TO THE NON-RECURRING EVENT CHARGE AS DESCRIBED IN SECTION 9.3 OF THIS SOW IN THE EVENT CONTRACTOR IS GROSSLY NEGLIGENT OR ENGAGES IN INTENTIONAL MISCONDUCT THAT RESULTS IN CONTRACTOR FAILING TO PERFORM A REQUEST FROM USER PURSUANT TO THE TERMS SET FORTH IN SOW 19.

ALL ACTIONS TAKEN BY CONTRACTOR ON BEHALF OF THE INITIATING SP OR ABSENT SP WILL BE DEEMED TO HAVE NO IMPACT ON CONTRACTOR’S STATUS AS A NEUTRAL THIRD PARTY UNDER THE MASTER AGREEMENT NOR WILL SUCH ACTIONS BE CONSIDERED TO VIOLATE THE CONTRACTOR’S CODE OF CONDUCT UNDER THE MASTER AGREEMENT, SO LONG AS SUCH ACTIONS ARE IN MATERIAL COMPLIANCE WITH THE PROCESS SET FORTH IN SOW 19.

INITIATING SP SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS CONTRACTOR, ITS DIRECTORS, OFFICERS, EMPLOYEES AND AFFILIATES FROM ANY AND ALL CLAIMS, DEMANDS, SUITS, ACTIONS, CAUSES OF ACTION, DAMAGES, LIABILITIES, JUDGMENT, FINES, PENALTIES, EXPENSES AND REASONABLE FEES FOR ATTORNEYS (INCLUDING ALLOCATED IN-HOUSE

COSTS), INCLUDING THOSE BASED ON CONTRACT OR TORT, ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THE INTENTIONAL MISCONDUCT OR GROSS NEGLIGENCE OF THE INITIATING SP IN THE DISCHARGE OF ITS  OBLIGATIONS UNDER SOW 19.

1.	Date:

2.	Initiating SP:
	SPID
	SP Person Name
	SP Person Phone
	SP Authorization PIN

3.	Initiating SP First Contact Attempt:	Date
		Time

	Initiating SP Second Contact Attempt:	Date
		Time

4.	Errant TN(s) (1)		(6)	(11)
	or Range(s) (2)		(7)	(12)
	(3)		(8)	(13)
	(4)		(9)	(14)
	(5)		(10)	(15)

	Initiating SP
	Absent SP

5.	Absent SP Contact Info:		Name
TN
Pager

6.	NPAC Contact Attempt:		Date
Time (1)
Time (2)
Time (3)

7.	Contact Successful		Yes		No
SPID
SP Person Name
SP Authorization PIN

8.

If No -

	NPAC Create	Date		Time
	SV Activate	Date		Time

9.	Absent SP Notification
email address:
Date:
Time:

10.	Trouble Ticket Number

11.	Comments:

NOTES:

1.              Date – date of request

2.              Initiating SP – SPID of the SP making this emergency request and required NPAC identification information.

3.              Initiating SP Contact Attempts – details of Initiating SP contacts attempted prior to contacting NPAC.

4.              TN –

Porting in Error Condition – the subscription version(s)/telephone number(s) in question.  This would be reflected in the NPAC database as active/partial failed records with the Absent SP SPID.

Failure to Port Condition: - only TN required.

5.              Absent SP Contact Info – Initiating SP must provide the contact info used in their efforts to reach the Absent SP.

6.              NPAC contact – NPAC representative should validate that Initiating SP has current/valid contact data for the Absent SP.

7.              Contact Successful - Note: SOW 19 defines “successful” contact.  If NPAC representative is able to contact someone that person must be LNP knowledgeable, i.e. they must be able to make requested change ASAP.  The LNP knowledgeable person must also be able to provide their SPID number, Name and Authorization PIN for their company.  If NPAC representative contacts Service Provider person who is LNP knowledgeable and is capable of correcting the port condition but refuses to correct the condition, then NPAC representative will NOT correct the port condition in this situation.

8.              Contact Unsuccessful – Note: SOW 19 defines “unsuccessful” contact.  NPAC representative creates SV in lieu of Absent SP action unless the NPAC contacts an LNP knowledgeable person who refuses to correct the port condition.  The transaction date and time will be noted on the form.

9.              Absent SP Notification – NPAC representative will notify the Absent SP of actions taken.  This notification will be by email or fax depending on the contact info the SP has provided.  This data will be noted on the form.

10.       Trouble Ticket Number - NPAC will create a Trouble Ticket during this process.  The Ticket number will be used for reference on subsequent calls regarding the same issue.

11.       Comments – Include any other pertinent information to thoroughly document process.

* NPAC will retain the completed EAF for a period of no less than 12 months.

Attachment B

Methods and Procedures (M&P)

STATEMENT OF WORK

FOR

CONTINUING CERTIFICATION PROCESS
(CCP)

UNDER AGREEMENT NPAC/SMS

STATEMENT OF WORK
FOR
Continuing Certification Process (CCP)
Under Agreement for NPAC/SMS

1.                                      PARTIES & EFFECTIVITY.

This Statement of Work (this “SOW”) is entered into pursuant to Article 13 of, and on execution shall be a part of, the respective Agreement for Number Portability Administration Center/Service Management System (each, a “Master Agreement”) by and between NeuStar, Inc. (“Contractor”) and the respective limited liability companies indicated below (the “Subscribing Customers”):

North American Portability Management, LLC (“NAPM”), as successor to each of:

•                  LNP, LLC (Midwest)

•                  Southwest Region Portability Company, LLC

•                  Northeast Carrier Acquisition Company, LLC

•                  Western Region Telephone Number Portability, LLC

•                  Southeast Number Portability Administration Company, LLC

•                  Mid-Atlantic Carrier Acquisition Company, LLC

•                  West Coast Portability Services, LLC

This SOW shall be effective only upon execution by Contractor and all of the Subscribing Customers.  The number in the upper right hand corner refers to this SOW.  Capitalized terms used herein without definition shall have the meanings as defined in the Master Agreements.

2.                                      SCOPE OF ADDITIONAL SERVICES.

2.1 No Enhancements.

The Additional Services set forth in this SOW are not an Enhancement to the NPAC/ SMS as defined under the Master Agreement.

2.2 Purpose.

The Additional Services ensure that all Users are maintaining a system that does not impact the NPAC/SMS and other providers when the NPAC software application is changed or modified as required under any other statement of work.  Users’ systems must support new NPAC/SMS Software releases agreed to by the NANC and the NAPM.  User systems that do not meet these requirements may be a significant inhibitor of systems operations and efficiency for local number portability across the industry.  This Article defines the requirements for ensuring that all Users are maintaining a system that does not adversely impact the NPAC/SMS and other providers when the NPAC software application is changed.  This SOW defines the process to ensure certification for NPAC/SMS Software releases agreed to by the Subscribing Customers and as implemented by Contractor, including but not limited to SOW 15 - Release 3.0.

2.3 Continuing Certification Testing.

Each User shall satisfactorily complete User Continuing Certification Testing (“CCT”) provided for in each SOW.  A User shall not establish or maintain an active association with the NPAC following the production release of a software version subject to each SOW, unless and until User shall have satisfactorily completed the CCT.

2.4 Initial Suspension.

If a User does not satisfactorily complete such CCT at least five (5) days prior to a new production release of the NPAC/SMS Software, as defined by the NPAC/SMS Release project plan, and such User has not voluntarily agreed to suspend its association with the NPAC/SMS at least one (1) day prior to the new production release date, then the Contractor may suspend the User’s association and User shall not be allowed to re-establish its association unless or until User has completed CCT (the “Initial Suspension”).  Contractor shall notify the appropriate Subscribing Customer or Project Executive of the date such Initial Suspension occurred.  During any suspension of User’s association in accordance with this SOW, User shall remain obligated with respect to all charges as would otherwise be charged under the Master Agreement and User Agreement.

If a User fails to complete CCT within the time allotted, as per the NPAC/SMS Release project plan, and Contractor has suspended such User’s association, then Contractor shall notify User that User has thirty (30) calendar days (the “Initial Suspension Period”), from receipt of such notification in which to complete CCT.  During the Initial Suspension Contractor shall furnish one (1) bulk data download (“BDD”) per applicable NPAC region per day without charge and User shall accept and install such BDD.  Upon expiration of the Initial Suspension period, Contractor shall have the right to exercise one (1) of the following options (Contractor may consult with Subscribing Customers on a case-by-case basis about which option is selected.):

Option 1 - Continued Suspension

After the Initial Suspension period Contractor may elect to continue the User Agreement by providing notice no later than the end of the Initial Suspension Period, and thus continue providing User with BDDs (the “Continued Suspension Period”).  In such a case, Contractor shall provide one (1) BDD per applicable NPAC region per day for a fee (see Exhibit E, attached, for pricing) and User shall accept and install such BDD.

Option 2 - Termination

The User Agreement shall terminate if Contractor (a) does not elect during the Initial Suspension Period to continue the User Agreement or (b) provides notice of termination during any Continued Suspension Period.  User shall be charged and be liable for all fees associated with subsequently establishing service as a new User in accordance with the requirements of the then extant User Agreement.

2.5 Amendment to Section 10.1(e) of User Agreement

The User Agreement is hereby amended to add a new paragraph (e) to Subsection 10.1 (“Termination”), reading, in its entirety, as follows:

(e)                                  immediately, upon  the expiration of a thirty (30) day period following receipt of written notice from Contractor that the User has not satisfactorily completed Continuing Certification Testing, unless Contractor elects, at its option, to continue the User Agreement, notice of which must be provided to the User no later than the end of the forgoing thirty (30) day period, until Contractor otherwise terminate the User Agreement upon written notice..

2.6 Requirements for Interoperability Testing.

ITP must be performed on a SOA/LSMS Developer’s software anytime that a change is made to the interface (GDMO or ASN.1) of either the NPAC SMS or the Developer’s SOA/LSMS.  In the event that the interface change is initiated by the NPAC SMS, the SOA/LSMS Developers shall perform ITP on each version of SOA/LSMS software that may potentially be used by Users with the new NPAC SMS interface.

The following outlines the required level of testing for specific scenarios:

(a)          When a local product (SOA/LSMS) is compiled with the current interface model, and a new local feature (SOA/LSMS feature) is implemented that does NOT involve a change in the use of the interface model, and the NPAC SMS is compiled with the current model, then no ITP testing is required.

(b)         When a local product is compiled with the current interface model, and no new local features implemented, and the NPAC SMS is compiled with the new interface model, then ITP testing is required [standard regression test cases].

(c)          When a local product is compiled with the new interface model, and no new local features implemented, and the NPAC SMS is compiled with the new interface model, then ITP testing is required [standard regression test cases].

(d)         When a local product is compiled with the new interface model, and new local features are implemented that involve the interface, and the NPAC SMS is compiled with the new interface model, then ITP testing is required [standard regression test cases and new functionality test cases].

(e)          When a local product is compiled with the current interface model, and new local features are implemented that involve the interface, and the NPAC SMS is compiled with the current model, then ITP testing is required [new functionality test cases].  Note: the regression test cases would have been addressed when the vendor upgraded the local product to the current version of the interface model.

2.7 Requirements for Turn-Up Testing.

Turn-Up Testing, which includes new NPAC SMS software release functionality testing and regression testing, must be performed on a Service Provider’s SOA/LSMS software anytime that a change is made to the interface (GDMO or ASN.1) of the NPAC SMS.  In the event that the interface change is initiated by the NPAC SMS, the Users shall perform Turn-Up Testing on each version of SOA/LSMS software that may potentially be used with the new NPAC SMS interface.

If any of the following scenarios apply, Turn-Up Testing is required by Users.  The following outlines the required level of testing for specific scenarios:

(a)          When a local product (SOA/LSMS) is compiled with the current interface model, and a new local feature (SOA/LSMS feature) is implemented that does NOT involve a change in the use of the interface model, and the NPAC SMS is compiled with the current model, then Turn-Up Testing is optional.  Test cases to be performed at the discretion of User. [standard regression test cases].

(b)         When a local product is compiled with the current interface model, and no new local features are implemented that involve the interface, and the NPAC SMS is compiled with the new interface model, then Turn-Up Testing is required [standard regression test cases].

(c)          When a local product is compiled with the new interface model, and no new local features are implemented that involve the interface, and the NPAC SMS is compiled with the new interface model, then Turn-Up Testing is required [standard regression test cases].

(d)         When a local product is compiled with the new interface model, and new local features are implemented that involve the interface, and the NPAC SMS is compiled with the new interface model, then Turn-Up Testing is required [standard regression test cases and new functionality test cases].

(e)          When a local product is compiled with the current interface model, and new local features are implemented that involve the interface, and the NPAC SMS is compiled with the current model, then Turn-Up Testing is required [standard regression test cases and new functionality test cases].

3.                                      OUT OF SCOPE SERVICES.

This SOW contains the agreed upon terms and conditions that shall govern Contractor’s performance of the services described herein.  The services provided for in this SOW and for which Contractor shall be compensated in accordance with Section 6, herein, shall not be interpreted, implied, or assumed to include any other service(s), including additional or changed services, not specifically described in Section 2, Scope of Additional Services.  Any and all requested or required services or change orders (hereinafter “Out of Scope Services”) may be provided in accordance with the Master Agreement and, specifically, Section 13, Additional Services.

4.                                      PROJECT SCHEDULE.

The schedule set forth in the following table is a summary of tasks and time frames for implementation:

Phase	Summary Milestone	Interval
Phase 0.0	Statement of Work Effective	Week 0
Phase 1.0	Develop Communication and Education Plan	Week 1
Phase 2.0	Notify Subscribing Customers of CCP Procedures	Week 2

5.                                      COMPLETION AND ACCEPTANCE CRITERIA.

The following internal documents are applicable to the Additional Services contemplated under this SOW:

N/A	Functional Requirements Specifications
N/A	Requirements Traceability Matrix
N/A	External Design
N/A	System Design
N/A	Detailed Design
N/A	Integration Test Plan
N/A	System Test Plan
N/A	Software Quality Assurance Program Report
N/A	User Documentation
N/A	Software Configuration Management Plan
N/A	Standards and Metrics

6.                                      IMPACTS ON MASTER AGREEMENT (INCLUDES EXISTING SPECIFICATIONS).

None	Master Agreement
None	Exhibit B Functional Requirements Specification
None	Exhibit C Interoperable Interface Specification
Exhibit E Pricing Schedules
None	Exhibit F Project Plan and Test Schedule
None	Exhibit G Service Level Requirements
None	Exhibit H Reporting and Monitoring Requirements
Exhibit J User Agreement Form
None	Exhibit K External Design
None	Exhibit L Infrastructure/Hardware
None	Exhibit N System Performance Plan for NPAC/SMS Services

7.                                      PRICING.

7.1 Obligation.

Upon execution of this SOW, Contractor shall be entitled to full compensation for Additional Services described herein in the amount and on the terms and conditions described below. Such compensation shall be the obligation of each User.  For the purposes of and in accordance with Section 23.3 (“Users’ Liability for Payments”) of the Master Agreement, these Additional Services shall be considered by all Users to be services performed prior to any effective date of termination. Accordingly and notwithstanding any other provisions to the contrary in the Master Agreement or any exhibit attached thereto, in the event any amounts owed pursuant to this SOW remain outstanding upon any termination or expiration of the Master Agreement or this SOW, such amounts shall be immediately due and payable by the charged User(s) as provided for herein.

7.2 CCP Option Pricing.

Pricing under this SOW is set forth in the Pricing Exhibit, which amends Exhibit E, Schedule 1, Category 2 of the Master Agreement.

7.3 Payment.

Contractor shall prepare invoices (separate from Master Agreement invoicing, but which may include invoicing for other SOW charges) on the last day of a calendar month and send to each User for the amount of its User Charges.  Contractor shall also prepare and deliver to Customer a report (the “Monthly Summary of Charges”) setting forth the billing calculation above for each User in the Service Area, and for all Users within the Service Area.  All invoices shall be due and payable within thirty (30) days of the date of the invoice.   Late payments will be subject to a one and one quarter percent (1.25%) interest charge per month, or, if lower, the maximum rate permitted by law.

7.4 Collections & Remedies.

Collections and remedies for those carriers and other entities that are Users (including without limitation that disputes be resolved by arbitration as specified in Article 13 of the User Agreement) will be governed by the User Agreement.

7.5 Disputes. Any billing disputes shall be promptly presented to Contractor in reasonable detail, in writing.  Any requests for adjustment shall not be cause for delay in payment of the undisputed balance due. User may withhold payment of any amounts which are subject to a bona fide dispute; provided it shall pay all undisputed amounts owing to Contractor that have been separately invoiced to User.  If re-invoice occurs following the thirty (30) day payment schedule, then such invoice for the undisputed amount shall be paid within ten (10) business days of receipt by User.  User and Contractor shall seek to resolve any such disputes expeditiously, but in any event within less than thirty (30) days after receipt of notice thereof.  All disputed amounts ultimately paid or awarded to Contractor shall bear interest from the thirtieth (30th) day following the original invoice

7.6 No Withholding.

Notwithstanding the foregoing, User may not withhold payment of any amounts invoiced by Contractor based solely upon a dispute between Customer and User concerning how User is allocated charges under the Allocation Model.

7.7 Annual Target Amounts.

The payments provided for in this Section shall not be applied against the Annual Target Amounts referred to in the Master Agreement.

7.8 Taxes.

User is to remit to or reimburse Contractor for any taxes that a User is obligated to pay by law, rule or regulation or under this Agreement or its respective NPAC/SMS User Agreement.

7.9 Assignment of Monies Due.

As provided in Section 22.2 of the Master Agreement, Contractor may, upon written notice to Customer, assign monies due or that are to become due under a Statement of Work, provided that no such assignment may impose upon Customer or Users any obligations in addition to or different than those set forth in this Agreement or the subject Statement of Work, or preclude Customer or Users from dealing solely and directly with Contractor in all matters pertaining to this Agreement or the subject Statement of Work, including the negotiation of amendments and the settlement of disputed invoices.

8.                                      CONTINUATION OF MASTER AGREEMENT AND USER AGREEMENT.

Except as specifically modified and amended hereby (including by the SOW Specifications where applicable), all the provisions of the Master Agreement and the User Agreements entered into with respect thereto, and all exhibits and schedules thereto, shall remain unaltered and in full force and effect in accordance with their terms.  From and after the date hereof, any reference in either the Master Agreement to itself and any Article, Section or subsections thereof or to any Exhibit thereto, or in any User Agreement to itself or to the Master Agreement and applicable to any time from and after the date hereof, shall be deemed to be a reference to such agreement, Article, Section, subsection or Exhibit as modified and amended by this SOW.  From and after the effectiveness of this SOW, this SOW shall be a part of the Master Agreement and, as such, shall be subject to the terms and conditions therein.

9.                                      JOINDER.

If at any time hereafter a Customer, other than a Subscribing Customer desires to become a Subscribing Customer such Customer may become a Subscribing Customer by executing a joinder agreeing to be bound by the terms and conditions of this SOW, as modified from time to time.  A Customer executing such a joinder shall share in the payment of the price of the Additional Services provided for herein in a fair and equitable manner, and in no event in excess of the payments which would have been incurred had such Customer been a Subscribing Customer at the time of effectiveness of this SOW, excluding any incremental work borne by the Contractor in order to properly implement the Additional Services provided herein.

10.                               COUNTERPARTS.

This SOW may be executed in two or more counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document.  All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

11.                               ENTIRE AGREEMENT.

This SOW sets forth the entire understanding between the Parties with regard to the subject matter hereof and supercedes any prior or contemporaneous agreement, discussions, negotiations or representations between the Parties, whether written or oral, with respect thereto.

IN WITNESS WHEREOF, the undersigned have executed this Statement of Work:

CONTRACTOR:

NEUSTAR

By:
Its:
Date:

SUBSCRIBING CUSTOMERS:

NORTH AMERICAN PORTABILITY MANAGEMENT, LLC

By:
Its:
Date:

By:
Its:
Date:

PRICING EXHIBIT

AMENDING SCHEDULE 1, CATEGORY 2 OF EXHBIT E OF THE MASTER AGREEMENT

Category	Service Element	Unit	Price
	[* * *]	[* * *]	[* * *]
	[* * *]	[* * *]	$ [* * *]

STATEMENT OF WORK
FORT/N PRICE REDUCTION AND CONTRACT UPDATE AND EXTENSION

December 1, 2000	SOW 25NE

STATEMENT OF WORK
(Northeast Region Service Area)

1.  INTRODUCTION; PARTIES.  This Statement of Work (referred to herein as “this SOW” and referred to in the Master Agreement, as defined below, as “SOW 25NE”) is entered into pursuant to Article 13 and Article 30 of, and on execution shall be a part of, the Agreement for Number Portability Administration Center / Service Management System (the “Master Agreement”) between NeuStar, Inc., a Delaware corporation (“Contractor”), and the North American Portability Management LLC, a Delaware limited liability company (the “Customer”), as the successor to the Northeast Carrier Acquisition Company, LLC, a New York limited liability company.

2.  SOW EFFECTIVE DATE.  This SOW shall be effective with respect to the Contractor and the Customer only on execution by Contractor and Customer in accordance with Article 30 of the Master Agreement, and the date this SOW becomes effective shall be the “SOW Effective Date.”  Except as otherwise specified herein, the provisions of this SOW shall be effective as of the SOW Effective Date.  The number in the upper right hand corner refers to this SOW.  Unless otherwise explicitly defined herein, capitalized terms used herein shall have the meanings as defined in the Master Agreement.

3.  CONSIDERATION RECITAL.  In consideration of the terms and conditions set forth in this SOW, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth in this SOW. Except for the resolution of the Dispute (as defined below), the modifications and amendments made herein were negotiated together, and each is made in consideration of all of the other terms herein.  All such modifications and amendments are interrelated and are dependent on each other.  No separate, additional or different consideration is contemplated with respect to the modifications and amendments herein.

4.                                      MODIFICATION OF AND AMENDMENT TO THE MASTER AGREEMENT.

4.1  Extension of Initial Term.  Article 3 of the Master Agreement hereby is amended in its entirety to read as follows:

This Agreement shall commence as of the Effective Date of this Agreement and continue for an initial term ending on May 31, 2006 (the “Initial Term”), unless terminated earlier under the terms of this Agreement.

After the Initial Term, this Agreement automatically shall be renewed without further action by either Contractor or Customer for one additional year, ending on May 31, 2007

2

December 1, 2000	SOW 25NE

(the “Automatic One-Year Renewal Term”) if and only if both of the following two requirements are satisfied:  (1) Exhibit N was amended in accordance with Section 4.10 of that certain SOW 25NE; and (2) Contractor has not received any “Failure” for any “GEP Element” (as defined in Section 32.2 of this Agreement) in any of the two Evaluation Periods (as defined in Section 32.1 of this Agreement) immediately preceding May 31, 2006; provided, however, that for purposes of determining satisfaction with respect to the Automatic One-Year Renewal Term of the second requirement set forth above, a “Failure” for GEP Elements 5 and 6 shall be as expressly defined in Sections 32.6f(2)(B) and 32.6g(2)(B), respectively.

If Contractor disputes the asserted failure of Contractor to satisfy either one or both of the requirements set forth in the preceding sentence, Contractor may seek resolution of the dispute in accordance with Article 26 of this Agreement, but all parties agree that pending a final and binding determination, regarding whether Contractor failed to satisfy either or both of the requirements, rendered on or before May 31, 2006, there shall be no Automatic One-Year Renewal Term, subject to all rights and remedies available to Contractor in arbitration pursuant to Section 26.2 of the Agreement, including, if the Contractor prevails, but not limited to, the award of damages from the date the Customer failed to give effect to the Automatic One-Year Renewal Term.

Notwithstanding the foregoing, even in the event that Contractor fails to satisfy the requirements for an Automatic One-Year Renewal Term, after the expiration of the Initial Term or after the expiration of the Automatic One-Year Renewal Term, if in effect, this Agreement shall automatically renew for consecutive one year terms (one year at a time) unless an election not to renew is made either (i) by Customer, by providing at least ninety (90) days written notice to Contractor prior to the end of the Initial Term or any subsequent term in which the Agreement is in effect, including, the Automatic One-Year Renewal Term if it is in effect, or (ii) by Contractor, by providing at least one hundred and eighty (180) days written notice to Customer prior to the end of the Initial Term or any subsequent term in which the Agreement is in effect, including, the Automatic One-Year Renewal Term if it is in effect.

4.2  Revision to Exhibit E and Pricing Schedules.  The parties agree that effective on the SOW Effective Date, Exhibit E shall be amended and restated in its entirety as set forth on Attachment 1, attached hereto and made a part hereof.

4.3  Revision to NPAC User Support Contacts; NPAC/SMS Hotline Calls.

4.3.1                     Amendment to Section 6.2.

4.3.1.1               Hotline M&P Document.  Effective upon the date which is the later of the date that (i) Contractor and Customer have agreed (subject to the requirements of Section 4.3.1.3 below) to the contents of the “Hotline M&P Document” (as defined below in Section 4.3.2 of this SOW) and (ii) Contractor has published and implemented the Hotline M&P Document (the “Hotline M&P Document Effective Date”), Section 6.2(b)(i) of the Master Agreement shall be amended in its entirety to read as follows:

3

December 1, 2000	SOW 25NE

(i)                                     NPAC User Support Contacts: NPAC/SMS Hotline Calls.  A per-”contact” charge set forth in Category 2 of Schedule 1 to the Pricing Schedules will be assessed by Contractor for “contacts” received by Contractor from a User for “Billable NPAC User Support Manual Requests,” as defined in Footnote 3 to Schedule 1 of the Pricing Schedules, commencing one (1) month after the date such new User completes initial Turn-up Testing.  An initial phone call, e-mail message, facsimile transmission, or any other form of written or oral communication from a User, and all follow-up communications relating directly to the subject matter of the initial communication, shall constitute a single “contact” hereunder.  Contractor will report the respective User charges to Customer in the Monthly Summary of Charges.  Contractor will invoice such charges to the respective Users that requested and received such services.

4.3.1.2               Charges Prior to M&P Hotline Effective Date.  Until the Hotline M&P Document Effective Date, all the per contact charges set forth in Category 2 of Schedule 1 to the Pricing Schedules (prior to the SOW Effective Date) shall remain as in effect, as implemented by that certain letter dated September 23, 1999, titled, User Support Manual Request Charge Policy (Revised), from David Heath to the LLC Presidents, Chairs and Project Executives.

4.3.1.3               Customer Determination. In exercising its power to make any determination to approve the Hotline M&P Document, Customer shall be required to make such determination in good faith and in the exercise of commercial reasonableness for similar industries and for similar purposes.  In addition, for purposes of such determination, Customer shall be presumed to have approved the Hotline M&P Document unless on or before the 7th calendar day following delivery by Contractor of the proposed Hotline M&P Document, Customer has (i) delivered to Contractor written notification of non-approval and (ii) specified the proposed revisions required by Customer.

4.3.2  Amendment to Section 10.1.  Section 10.1 of the Master Agreement is amended by adding the following language after the last sentence thereof:

On or before the 46th day after the SOW Effective Date of that certain SOW 25NE, Contractor shall prepare, issue, and implement a Methods and Procedures Document expressly dealing with the Hotline Service and charges thereof (the “Hotline M&P Document”). Thereafter, Contractor will periodically update, as needed, in consultation with the Project Executives of the Customer and upon approval of the Project Executives, the Hotline M&P Document and operate the Hotline Service in accordance with such Hotline M&P Document.  The Hotline M&P Document shall include in reasonably adequate detail the following minimum elements:

4

December 1, 2000	SOW 25NE

(1)                                  Description and plan for implementation of a procedure for the publication of the list of Billable NPAC User Support Manual Requests, the process for charging for such Billable NPAC User Support Manual Requests via various media, including direct mail, electronic mail, public and private meeting announcements, Web posting, bill inserts, publication in the Contractor’s  newsletter and in the Contractor’s  training materials.

(2)                                  Description and implementation of an automatic Voice Response Unit (VRU) greeting that in summary fashion does or allows the following:

(a) Describes the billing process for Hotline Service and warns the caller that a contact with Hotline Service personnel may result in the imposition of a charge, depending on the category of the contact, and permitting contact termination without charge.

(b) Offers certain limited dial out options or prompts (if available) to direct call traffic, for example to the IVR, at no charge.

(3)                                  Preparation and use of standardized Hotline Service scripts and protocols.

(4)                                  Description and implementation of a protocol and procedure requiring Hotline Service personnel contacted to collect certain information from the caller and then to announce (the “Billable Warning”) that based upon that information (A) the contact constitutes a Billable NPAC User Support Manual Request, (B) continuation of the contact will result in a charge and (C) that termination of the contact at this point, at the caller’s option, will avoid any charge.

In exercising the power to make any determination to approve updates to the Hotline M&P Document proposed by Contractor, Customer shall be required to make such determination in good faith and in the exercise of commercial reasonableness for similar industries and for similar purposes.  In addition, for purposes of such determination, Customer shall be presumed to have approved each proposed update to the Hotline M&P Document unless on or before the 7th calendar day following delivery by Contractor of the proposed update to the Hotline M&P Document, Customer has (i) delivered to Contractor written notification of non-approval and (ii) specified the proposed revisions required by Customer.

4.4   Revision to Exhibit H. The parties agree that Exhibit H hereby is amended and restated in its entirety as set forth on Attachment 2, attached hereto and made a part hereof.

4.5   Temporary Modification of SLR-2 Service Level.  In accordance with the authority reserved to the parties under Section 8.3 of the Master Agreement to agree on adjustments to

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Service Levels that do not or would not involve or necessitate a change to or modification of the NPAC/SMS, Contractor and Customer (a) have prior to the SOW Effective Date entered into a letter agreement (the “SLR-2 Letter Agreement”) that temporarily modified the “Service Commitment Level” and the “Performance Credit” for SLR-2 shown on Exhibit G to the Master Agreement and (b) hereby agree, effective as of the SOW Effective Date, to modify both the (1) ”Service Commitment Level” and the “Performance Credit” for SLR-2 shown on Exhibit G to the Master Agreement and (2) the operation of GEP Element No. 3 under Article 32 of the Master Agreement (as added by this SOW), both in accordance with Attachment 3 (“Temporary SLR-2 Modification”), incorporated by reference herein and made a part hereof.  The SLR-2 Letter Agreement (in accordance with its terms, including but not limited to its expiration) and Attachment 3 are incorporated by reference herein and made a part hereof.  Unless the Contractor and Customer otherwise agree in writing on or before April 30, 2001, in accordance with Section 8.3 of the Master Agreement to extend the Temporary SLR-2 Modification or otherwise to change or to modify SLR-2, all aspects of SLR-2, including the “Service Commitment Level” and the “Performance Credit” shall on May 1, 2001, immediately and without further action by any party, revert to those shown on Exhibit G to the Master Contract prior to the SOW Effective Date, and without modification by the SLR-2 Letter Agreement.  This agreement of the parties to the Temporary SLR-2 Modification is not intended by itself to in any way constitute an agreement or waiver of the Performance Credits, if any, referenced in Exhibit G (except as modified by the SLR-2 Letter Agreement, until its expiration by its terms) for any time prior to the SOW Effective Date or for any time following expiration the Temporary SLR-2 Modification.

4.6   Root Cause and Problem Escalation Provisions.  The parties agree that Article 10 of the Master Agreement hereby is amended by adding the following sections at the end thereof:

10.3  Root Cause Analysis and Reports.

In addition to any of the other requirements of Contractor under Section 10.2 the following reports (referred to collectively as “Root Cause Reports”) shall be delivered by Contractor within the following time periods following detection by Contractor of a Material Defect that affects more than one User (referred to herein as an “Outage”):

(a)                                  Preliminary Root Cause Analysis Report.  Within 24 hours following detection of the Outage, a preliminary root cause analysis report (the “Preliminary Root Cause Analysis Report”) will be prepared and delivered to the Customer, setting forth the following (at a minimum):

(1)                                  Contractor’s best determination at that point in time of the root cause for the Outage, based upon exercise of commercially reasonable and industry accepted techniques and practices to determine such root cause;

(2)                                  A brief description of the techniques and practices actually employed by Contractor to make the determination; and

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(3)                                  A summary of the reason or basis for Contractor’s determination.

(b)                                 Definitive Root Cause Analysis Report.  Within the earlier of 5 business days following issuance of the Preliminary Root Cause Analysis Report or 5 business days plus 25 hours following detection of the Outage, a “Definitive Root Cause Analysis Report” will be prepared and delivered to the Customer, setting forth the following (at a minimum), subject to the further requirement summarized below, in the event Contractor is unable definitively to determine the root cause in this time period:

(1)                                  Either:

(A)  Contractor’s best and definitive determination at that point in time of the root cause for the outage, based upon exercise of commercially reasonable and industry-accepted techniques and practices to determine such root cause and a statement that Contractor believes this determined cause to be the definitive root cause for the Outage; or

(B)  Contractor’s best determination at that point in time of the root cause for the outage, based upon exercise of commercially reasonable and industry accepted techniques and practices to determine such root cause and a statement of why Contractor in unable at that time to conclude that that cause is the definitive root cause for the Outage;

(2)                                  A brief description of the techniques and practices actually employed by Contractor to make the determination;

(3)                                  A summary of the reason or basis for Contractor’s determination; and

(4)                                  Either:

(A)  If the root cause identified in this Definitive Root Cause Analysis Report is different than the root cause identified in the Preliminary Root Cause Analysis Report, a summary of the reasons for the difference in determinations; or

(B)  If the root cause identified in this report is not identified as the definitive root cause for the Outage, a summary of the steps Contractor will follow to continue its investigation into determining the definitive root cause.

(c)                                  Root Cause Follow-up Reports.  If Contractor is unable in the first Definitive Root Cause Analysis Report described above definitively to determine the root cause for the Outage, Contractor shall prepare and deliver periodic “Definitive Root Cause Analysis Follow-up Reports” having the following minimum requirements:

(1)                                  Initiation.  The Definitive Root Cause Analysis Follow-up Reports shall commence being issued 5 business days following the earlier to occur of the date

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the Definitive Root Cause Analysis Report should have been issued (even if not issued) or the issuance of the Definitive Root Cause Analysis Report.

(2)                                  Interim.  Subsequent Definitive Root Cause Analysis Follow-up Reports shall continue to be prepared and issued every 5 business days following the date the first Definitive Root Cause Analysis Follow-up Report should have been issued (even if not issued).

(3)                                  Termination. Definitive Root Cause Analysis Follow-up Reports shall not be issued for an Outage if either:

(A)  Contractor prepares and issues a Definitive Root Cause Analysis

Report setting forth Contractor’s best and definitive determination at that point in time of the root cause for the Outage, based upon exercise of commercially reasonable and industry accepted techniques and practices to determine such root cause and a statement that Contractor believes this determined cause to be the definitive root cause for the Outage, and otherwise satisfying the requirements for a Definitive Root Cause Analysis Report summarized above; or

(B)  Contractor prepares and issues a Root Cause Analysis Termination Report setting forth the following (at a minimum):

(i)                                     A statement that Contractor is unable definitively to determine the root cause for the Outage, based upon exercise of commercially reasonable and industry accepted techniques and practices;

(ii)                                  A statement that Contractor has exhausted all commercially reasonable and industry accepted techniques and practices for attempting to determine the definitive root cause for the Outage;

(iii)                               A statement that Contractor believes, based upon commercially reasonable and industry accepted techniques and practices that even without definitively determining the root cause for the Outage, that the corrective action set forth in the Corrective Action Plan described below adequately will prevent a reoccurrence of the Outage; and

(iv)                              A summary of the reasons for Contractor’s belief that the corrective action set forth in the Corrective Action Plan described below adequately will prevent a reoccurrence of the Outage.

(d)                                 Corrective Action Plan.

(1)                                  Timing.  Within the 10 business days after the date the Preliminary Root Cause Analysis Report should have been issued (even if not issued), Contractor shall prepare and issue a Corrective Action Plan setting forth a summary of the

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corrective action to be taken and the schedule for implementation of the corrective action to avoid a reoccurrence of an Outage, based upon the definitive root cause determined by Contractor to have caused the Outage; provided, however, that even if Contractor has been unable at the time of the issuance of the Corrective Action Plan definitively to have determined the root cause, the Corrective Action Plan shall nonetheless be required as set forth herein based upon the root cause as then determined by Contractor (even if not definitive), but shall also include “work around” plans, if available and commercially practicable, in the event the root cause as then determined is not correct. The Corrective Action Plan shall also summarize the reasons for the recommended corrective action, based upon commercially reasonable and industry accepted techniques and practices.

(2)                                  Final Plan.  Within 10 business days following the issuance of either (i) a Definitive Root Cause Analysis Report or (ii) if, in the Definition Root Cause Analysis Report Contractor is unable definitively to determine the root cause of the Outage, a Root Cause Analysis Termination Report, Contractor shall issue a Definitive Correction Action Plan, setting forth the corrective action and the schedule for implementation of the corrective action determined to be taken to avoid a reoccurrence of an Outage.  The Definitive Corrective Action Plan shall also summarize the reasons for the recommended corrective action, based upon commercially reasonable and industry accepted techniques and practices.

10.4  Problem Escalation and Substantiation.

(a)                                  Timeframes and Hierarchy for Escalation.  If an Outage is not resolved then Contractor agrees that primary management and direct responsibility for its resolution will be escalated to successively higher levels of supervisory personnel within Contractor, as follows:

•  Manager Level, within 30 minutes following detection, if not resolved.

•  Director Level, within 60 minutes following detection, if not resolved.

•  Vice President Level, within 120 minutes following detection, if not resolved.

For purposes of the foregoing, “resolved” and “resolution” with respect to any Outage shall mean that the Outage has been ended and Service Availability has been restored.  If the internal management structure of Contractor or the nomenclature used to describe Contractor’s management structure change, then escalation shall occur in accordance with this provision to those levels of supervisory personnel within Contractor that have duties and responsibilities substantially equivalent to or greater than those identified in this provision as of the SOW Effective Date of that certain SOW 25NE.

(b)                                 Substantiation of Escalation.  Escalation in accordance with the above-summarized schedule and hierarchy will be documented and substantiated by delivery of electronic mail communications showing both a date and time stamp, with a hard-copy of

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such electronic mail communications printed and stored by Contractor during the entire term of the Agreement, for later retrieval and review.

10.5  Detection Defined.

For purposes of this Article 10, the terms “detection,” “detect” or “detected” with respect to an Outage shall be considered to mean that point in time which corresponds to the commencement of the occurrence of that event which constitutes the beginning time of Service Unavailability as defined in Exhibit G.

4.7  Deletion of Commercial General Liability Insurance Requirement.  Section 20.4 of the Master Agreement is hereby amended by deleting subsection (iii) thereof.

4.8 Addition of Gateway Evaluation Process. The Master Agreement is hereby amended as of the SOW Effective Date by the addition of Article 32, which will read in it entirety as follows:

ARTICLE 32 – GATEWAY EVALUATION PROCESS

32.1  Gateway Evaluation Process Overview.

The Gateway Evaluation Process (the “GEP”) shall measure Contractor’s satisfaction of seven separate elements (collectively, the “GEP Elements”) set forth in this Article 32, during specific 12 consecutive calendar month periods described in this Article 32 (each period referred to as an “Evaluation Period” or “EP”).  The GEP for each respective EP shall, pursuant to the Audit Plan (as defined below), be measured by Contractor and audited (the “GEP Audit”) by an auditor selected and compensated in accordance with the requirements of Section 32.4 of this Agreement (the “GEP Auditor”).

The GEP and the GEP Audit, including the results thereof, for any EP will be used solely for purposes of (a) determining whether a “Reduced TN Porting Price” (defined in Section 32.5 hereof) shall apply for an “Applicable Reduction Period” (defined in Section 32.5 hereof) and (b) determining whether Contractor qualifies for an Automatic One-year Renewal Term pursuant to Article 3 of this Agreement.

The GEP is independent of any of the requirements in the Agreement for Contractor to provide Services in accordance with the Agreement.  Further, nothing in this Article 32 shall limit or otherwise restrict the rights of the Customer or any User under any other provision of the Agreement or any User Agreement.  The parties acknowledge that the implementation of the GEP during the entire term of this Agreement is a material obligation under this Agreement for purposes of Section 16.5 of this Agreement, and the parties expressly acknowledge and agree that the failure of Contractor to implement the GEP during any time during the entire term of this Agreement shall entitle Customer to reductions to the Base TN Porting Price in accordance with Section 32.5(f) of this Agreement.

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Notwithstanding the foregoing, the parties expressly acknowledge and agree that the GEP does not obligate Contractor to perform any of the GEP Elements specified under this Article 32, and the “Failure” of any GEP Element, in whole or in part, will not constitute a failure by Contractor to perform a “material obligation” under Section 16.5 hereof, unless the events that constitute such “Failure,” under provisions other than Article 32, would give rise to rights or remedies under other provisions of this Agreement.  The parties also expressly acknowledge and agree that the only right or remedy available to Customer for the failure of Contractor to perform any of the GEP Elements under this Article 32 or the “Failure” of any GEP Element, in whole or in part, is the applicability of the Reduced TN Porting Price in accordance with the terms of this Article 32 and the qualification for the Automatic One-Year Renewal Term under Article 3, unless the events that constitute such “Failure,” under provisions other than Article 32, would give rise to rights or remedies under other provisions of this Agreement.

32.2                                                                Gateway Elements Overview.

Each GEP Audit shall consist of the measurement of the Contractor’s satisfaction of the following GEP Elements:

a.                                                                                       Service Performance Elements:

(1)                                                                                  Element No. 1:  Service Availability satisfaction, consisting of the following sub-elements

(a)                                                                                  Element No. 1a:  SLR-1 satisfaction pursuant to Section 32.6(a) of this Agreement.

(b)                                                                                 Element No. 1b:  SLR-7 satisfaction pursuant to Section 32.6(b) of this Agreement.

(2)                                                                                  Element No. 2:  Report satisfaction, pursuant to Section 32.6(c) of this Agreement.

(3)                                                                                  Element No. 3:  Scheduled Service Unavailability satisfaction, pursuant to Section 32.6(d) of this Agreement.

(4)                                                                                  Element No. 4:  Benchmarking satisfaction, pursuant to Section 32.6(e) of this Agreement.

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b.                                                                                                                                      Customer-Oriented Elements

(5)                                                                                  Element No. 5:  Root Cause Analysis and Reporting satisfaction, pursuant to Section 32.6(f) of this Agreement.

(6)                                                                                  Element No. 6:  Problem Escalation satisfaction, pursuant to Section 32.6(g) of this Agreement.

(7)                                                                                  Element No. 7:  Billing satisfaction, consisting of the following sub-elements:

(a)                                                                                  Element No. 7a:  Timeliness of Delivery Satisfaction, pursuant to Section 32.6(h) of this Agreement.

(b)                                                           Element No.7b:  Accuracy satisfaction, pursuant to Section 32.6(i) of this Agreement.

32.3                                                Frequency

The first Evaluation Period (the “First EP”) will commence on the first day of the calendar month that is six months after the SOW Effective Date of that certain SOW 25NE (the “First EP Commencement Date”).  A GEP Audit will be initiated after the commencement of each EP, commencing with the first GEP Audit (the “First GEP Audit”) for the First EP.  Thereafter, a GEP Audit will commence on the date which is 12 calendar months after the date of the commencement of the immediately preceding EP.  The commencement date of each EP and each GEP Audit shall be the same date for all Service Areas within the United States.

32.4                                                GEP Audit Mechanics

Prior to the commencement of the First GEP Audit, Contractor and Customer will consult to determine definitively those aspects of the GEP set forth in this Section 32.4.  The GEP Audit mechanics will include the following elements:

(a)          Selection of a GEP Auditor.  Subject to the limitations and terms set forth herein, the qualifications of the GEP Auditor shall be determined jointly by Contractor and Customer, and a GEP Auditor (and any successor GEP Auditor if the originally selected GEP Auditor fails to act for any reason, including but not limited to termination of such GEP Auditor’s contract, as set forth below) shall be selected jointly by Contractor and Customer.  The compensation paid to and expense of the GEP Auditor shall be solely negotiated and paid for by the Contractor.  The GEP Auditor shall be an independent, neutral third party, which is an affiliate of neither the Contractor or the Customer.

Contractor shall enter into a contract with the GEP Auditor for the provision of services to perform the GEP Audit, which contract shall clearly state and provide that the Customer shall not be liable for any costs or expenses incurred by the GEP Auditor or for any compensation or other payments of any nature to the GEP Auditor, and which contract further (1) shall specify that Customer shall make the final determination with respect to all issues for which Customer and the Contractor cannot agree and (2) shall specify certain criteria, the failure of

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which shall require termination of the contract by the Contractor (“Automatic Termination Criteria”).

The qualifications of the GEP Auditor, the scope of the services to be provided by the GEP Auditor and the Automatic Termination Criteria shall be determined jointly by Contractor and Customer. If Contractor and the Customer cannot agree upon the qualifications of the GEP Auditor, upon the scope of the services to be provided by the GEP Auditor or upon the Automatic Termination Criteria on or before the date which is 4 months before the commencement date for the First EP, the Customer shall make the relevant determination with respect to which the Customer and Contractor could not agree, and Contractor shall be required to enter into a contract one month prior to the commencement of the first EP with the GEP Auditor which shall include the provisions set forth above.  In making any such determination upon the failure of the Contractor and the Customer to agree within the time period set forth above, Customer shall be bound by the requirements of Section 32.4(f) below.

(b)                                                         Audit Metrics.  The specific criteria, metrics and methods and techniques for obtaining data (including, but not limited to, the determination of comprehensive data collection or specific statistical sampling techniques), and the required contents of the GEP audit report (“GEP Audit Report”) to be issued by the GEP Auditor for the purpose of measuring Contractor’s satisfaction of each GEP Element (“Audit Metrics”) shall be determined jointly by Contractor and Customer, in consultation with the GEP Auditor.  If Contractor and Customer cannot agree on any aspect of the Audit Metrics on or before the date which is 3 months before the commencement date for the First EP, the Customer alone shall make such determination. In making any such determination upon the failure of the Contractor and the Customer to agree within the time period set forth above, Customer shall be bound by the requirements of Section 32.4(f) below.

(c)                                                          Audit Plan.  The specific plan and schedule for the accomplishment of the required GEP Audit and incorporating the Audit Metrics, including, but not limited to, collection of data, consideration of data, evaluation of results, initial validation process and the preparation of a GEP Audit Report (collectively referred to as the “Audit Plan”) shall be determined jointly by Customer and Contractor in consultation with the potential GEP Auditor(s).  If the Contractor and the Customer cannot agree on any aspect of the Audit Plan before the date which is 2 months before the commencement date for the First EP, the Customer alone shall make such determination, and Contractor shall be required to adhere to and to incorporate such determination, into the Audit Plan and to issue the Audit Plan on or before the date which is 1 month and 2 weeks before the commencement date for the First EP. In making any such determination upon the failure of the Contractor and the Customer to agree within the time period set forth above, Customer shall be bound by the requirements of Section 32.4(f) below.

(d)         Validation Process.  A trial sampling and collection of data to validate the Audit Plan (the “Validation Process”) shall be commenced on or before the date which is 1 month prior to the commencement date for the First EP. During the Validation Process, the GEP

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Auditor(s) shall perform a trial audit and produce a trial report within two months after the commencement of the first EP.

Based upon the results of the Validation Process, aspects of the Audit Plan may be changed to more accurately measure compliance with the GEP Elements.  If Contractor and Customer cannot agree on any aspect of the revised Audit Plan before the date which is 1 month after the delivery of the trial report by the GEP Auditor, the Customer shall make such determination. In making any such determination upon the failure of the Contractor and the Customer to agree within the time period set forth above, Customer shall be bound by the requirements of Section 32.4(f) below.

(e)                                                          GEP Audit Report.  The GEP Auditor will prepare and issue a GEP Audit Report to the Contractor and to the Customer for the applicable EP within 30 days following the conclusion the EP for which the GEP Audit Report covers.  In the event the GEP Auditor requires more than such thirty day period to issue the GEP Audit Report, such period shall be extended by the amount requested by the GEP Auditor, provided that the GEP Auditor has requested such extension in writing and has provided the reasons therefor, and Customer has, subject to the requirements of Section 32.4(f) hereof, agreed to such extension.  Such GEP Audit Report shall include, at a minimum, the following:  (1) a determination for each GEP Element whether Contractor has “Failed” or “Missed” such GEP Element and (2) adequate substantiation in support of the preceding determinations.

(f)                                                            Customer’s Standard.  In exercising its power to make any determination under this Section 32.4 upon the failure of the Customer and the Contractor to agree within the applicable time period set forth therein, Customer shall be required to make such determination in good faith and in the exercise of commercial reasonableness for similar industries and for similar purposes (measured with respect to attempting to fulfill the purposes of the GEP as set forth in this Article 32) and shall deliver the result of such determination in writing to Contractor.  Notwithstanding anything to the contrary in this Agreement, in the event Customer has not delivered any determination to be made by Customer under Article 32 hereof within three business days after the applicable date that Customer had the right to make the relevant determination because of the failure of the Customer and Contractor to agree, Contractor shall have the right to make such determination.

If Contractor disputes any determination made by Customer upon the failure of the Customer and the Contractor to agree within an applicable time period set forth in this Section 32.4, Contractor may seek resolution of the dispute in accordance with Article 26 of this Agreement, but all parties agree that pending a final and binding determination regarding whether Customer improperly exercised its power to make such determination under this Section 32.4, Contractor shall be bound by such determination of Customer and shall proceed with the GEP based upon such determination.

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32.5                                                TN Porting Price Reduction

The base price per TN Porting Event set forth on Schedule 1 of Exhibit E (the “Base TN Porting Price”) will be reduced, as set forth in Section 32.5(b) and Section 32.5(f).  Reductions under Section 32.5(b) will be based upon the number and identification of “Failures” or “Misses” of the GEP Elements reported for an applicable EP in the GEP Audit Report.  Reductions under Section 32.5(f) will be based upon Contractor’s failure to implement the GEP at any time during the term of this Agreement in accordance with the terms and conditions of Section 32.5(f).  The parties expressly agree and acknowledge that any reduction in the Base TN Porting Price shall be determined and applied only with respect to the Service Area which is the subject of this Agreement, based upon the GEP Audit Report for such particular Service Area.

(a)          Period for Price Reduction and Defined Terms.  Reductions to the Base TN Porting Price as computed pursuant to Section 32.5(b), if any, shall apply to the 12 successive calendar month period (“Applicable Reduction Period”) commencing with the first day of the first full month following the month in which the GEP Audit Report was issued and which measured satisfaction of the GEP Elements for the immediately preceding EP (the “Associated EP”).  Any reduction in the TN Porting Price in accordance with 32.5(b) will be referred to as the “Reduced TN Porting Price” for that Applicable Reduction Period, and the reductions to the Base TN Porting Price resulting from “Failures” or “Misses” of the GEP Elements for the Associated EP will be referred to as the “GEP Reductions.”   The first Applicable Reduction Period associated with the GEP Audit results for the first Associated EP will be referred to as the “First Applicable Reduction Period,” even if no Reduced TN Porting Price results from the GEP Audit for the first Associated EP.  Successive Applicable Reduction Periods will be referred to successively as the “Second Applicable Reduction Period,” the “Third Applicable Reduction Period” and so on.

(b)         Computation of Reduced TN Porting Prices.  Subject to the limitations set forth in Section 32.5(d) below, the Reduced TN Porting Price for the Applicable Reduction Period will be equal to the amount computed in accordance with the following formula:

(1)                                                                                  Base TN Porting Price

MINUS

(2)                                                                                  GEP Reductions for the Associated EP

MINUS

(3)                                                                                  Carryover GEP Failure Reductions (defined below) for the Applicable Reduction Period.

(c)          Pricing Following any Termination Event or Non-Renewal.  The parties expressly agree that after the occurrence of any Termination Event or Non-Renewal (as defined in this Agreement), if the Customer elects to extend the term of the Agreement to receive Services thereunder, the charge per TN Porting Event for such Services and during the period under which the term of this Agreement has been extended upon such election shall be the Reduced TN Porting Price for the last preceding completed Associated EP.

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(d)         Limitations on Reduced TN Porting Prices.  Notwithstanding anything to the contrary in this Agreement, including, without limitation, the results of any computation of the Reduced TN Porting Price for any Applicable Reduction Period set forth in Section 32.5(b) or any reduction to the Base TN Porting Price under Section 32.5(f) resulting from the failure of Contractor to implement the GEP any time during the term of this Agreement, under no circumstances shall the cumulative reductions to the Base TN Porting Price at any instant in time under this Agreement exceed (i) $[* * *] for any time ending before the commencement of the Fourth Applicable Reduction Period and (ii) $[* * *] for any time commencing on or after the Fourth Applicable Reduction Period.

(e)         Definitions of GEP Reductions and Carryover GEP Failure Reductions.

(1)                                  GEP Reductions.  For the purpose of calculating the Reduced TN Porting Price for the Applicable Reduction Period under Section 32.5(b), the GEP Reduction for each “Failure” or “Miss” (as such terms explicitly are defined in Section 32.6 for each respective GEP Element) reported on the GEP Audit Report to have occurred for an Associated EP shall be the amount shown on the chart below, entitled “GEP Reduction Chart.”  The amount shown in the column under the GEP Reduction is the maximum reduction of the Base TN Porting Price that will be given effect for the applicable GEP Element for the Associated EP.  The parties expressly acknowledge and agree that the application of a GEP Reduction constitutes liquidated damages and not a penalty.

GEP Reduction Chart

GEP Element	GEP Reduction

Element No. 1a: SLR-1 “Failure”	$	[* * *]

Element No. 1b: SLR-7 “Failure”	$	[* * *]

Element No. 2: Report “Failure”	$	[* * *]

Element No. 3: Scheduled Service Unavailability “Failure”	$	[* * *]

Element No. 4: Benchmarking “Failure”	$	[* * *]

Element No. 5: Root Cause Analysis and Reporting “Miss”

Multiple “Misses” can result in multiple GEP Reductions for this GEP Element as set forth below:

For each “Miss” of this GEP Element, a GEP Reduction of $[* * *] shall apply.

Notwithstanding the foregoing, no matter how many “Misses” occur with respect to this GEP Element, the maximum GEP Reduction that can apply as a result of “Misses” of this GEP Element during a single EP is $[* * *]

Element No. 6: Problem Escalation “Miss”

Multiple “Misses” can result in multiple GEP Reductions for this GEP Element as set forth below:

For each “Miss” of this GEP Element, a GEP Reduction of $[* * *] shall apply.

Notwithstanding the foregoing, no matter how many

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“Misses” occur with respect to this GEP Element, the maximum GEP Reduction that can apply as a result of “Misses” of this GEP Element during a single EP is $[* * *]
Element No. 7a: Billing Timeliness of Delivery “Failure”	$	[* * *]

Element No. 7b: Billing Accuracy “Failure”	$	[* * *]

(2)                        Carryover GEP Failure Reductions. For the purpose of calculating the Reduced TN Porting Price for the Applicable Reduction Period under Section 32.5(b), the “Carryover GEP Failure Reduction” for a particular GEP Element reported on the GEP Audit Report to have occurred for an Associated EP shall be an amount equal to either (i) zero, if there was no “Failure” for the GEP Element for the Associated EP or (ii) if there was a “Failure” for the GEP Element for the Associated EP the sum of the GEP Reductions for consecutive “Failures” of the same GEP Element reported on previous GEP Audit Reports starting with the immediately preceding Associated EP.

(f)            GEP Reductions Upon Contractor’s Failure to Implement the GEP.  In the event that Contractor fails to implement the GEP at any time during the term of this Agreement, Customer may elect with respect to such specific failure to implement the GEP (and without waiver of or prejudice to any other remedies and rights that may be available as a result of prior or subsequent specific failures of Contractor to implement the GEP) the specific remedies of reduction of the Base TN Porting Price set forth in, and subject to the following terms  and conditions of, this Section 32.5(f) as liquidated damages therefor.

(1)                                  Failure to Commence First GEP by Commencement of First EP.  In the event that the First GEP does not commence by the First EP Commencement Date, Customer shall have the right to deliver a written notice of failure to Contractor on or before the date which is 30 days after the First EP Commencement Date, that the Base TN Porting Price shall be reduced by $[* * *] commencing upon the 30th day after the First EP Commencement Date, and Contractor shall be required (without further demand or notice from the Customer) to implement such reduction, unless Contractor satisfactorily cures such failure and commences the First GEP on or before the 30th day after the First EP Commencement Date. Such written notice must identify in reasonably adequate and sufficient detail the specific failures that require cure. If Contractor thereafter does not satisfactorily cure such failure and commence the First GEP, such $[* * *] reduction in the Base TN Porting Price shall remain in effect for three full calendar months from the First EP Commencement Date, and, commencing with the fourth calendar month after the First EP Commencement Date, Contractor (and without further demand or notice from the Customer) shall reduce the Base TN Porting Price by a total of $[* * *].  Following Contractor’s failure to commence the First GEP on or before the date which is 30 days after the First EP Commencement Date, if Contractor subsequently cures such failure and commences the First GEP, for administrative convenience, Contractor shall nonetheless

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continue to give effect to any reduction to the Base TN Porting Price then in effect pursuant to this Section 32.5(f) until the first day of the first full calendar month following such cure.

(2)                                  Contractor’s Failure to Implement GEP Other Than Commencement of First GEP.  If Contractor fails to implement the GEP during any time during the term of this Agreement, other than by reason of Contractor’s failure to commence the First GEP on or before the date which is 30 days after the First EP Commencement Date, upon written notice of such failure by Customer identifying in reasonably adequate and sufficient detail the failures that require cure, Customer and Contractor shall meet to discuss such failure identified in the notice and if such failure is not cured within thirty (30) days of such notice Contractor shall, from the date of such notice until Contractor cures such failure, (without further demand or notice from Customer) reduce the Base TN Porting Price by either (a) $[* * *] for any time ending before the commencement of the Fourth Applicable Reduction Period or (b) $[* * *] for any time commencing on or after the commencement of the Fourth Applicable Reduction Period; provided, however, that for administrative convenience (i) Contractor shall not be required to reduce the Base TN Porting Price as set forth above until the first day of the first full calendar month following delivery of notice by Customer of such failure, and (ii) following such failure by Contractor to implement the GEP as set forth above, if Contractor subsequently cures such failure, for administrative convenience, Contractor shall nonetheless continue to give effect to any reduction to the Base TN Porting Price then in effect pursuant to this Section 32.5(f) until the first day of the first full calendar month following such cure.

(3)                                  Relationship with Reduced TN Porting Prices for Applicable Reduction Periods and Limitations on Reductions to Base TN Porting Price.  Because there exists the possibility during the term of this Agreement that both (a) the provisions of Section 32.5(b) regarding the computation of the Reduced TN Porting Price for an Applicable Reduction Period and (b) the provisions of Section 32.5(f)(1) or Section 32.5(f)(2) regarding the reduction to the Base TN Porting Price due to Contractor’s failure to implement the GEP, may apply as a result of the time period during which Contractor has failed to implement the GEP and has not cured such failure is contained within an Applicable Reduction Period, the parties expressly agree and acknowledge each of the following:

(A)                              Notwithstanding anything to the contrary in this Agreement, under no circumstances, and at no time during the term of this Agreement shall the cumulative price reductions to the Base TN Porting Price required under this Agreement, including reductions to the Base TN Porting Price made as a result of the application of Section 32.5(b), Section 32.5(f)(1) or Section 32.3(f)(2), for any instant in time, exceed either (I) $[* * *] at any time ending before the commencement of the Fourth Applicable Reduction Period, and (II) $[* * *] for any time commencing on or after the commencement of the Fourth Applicable Reduction Period.

(B)                                Notwithstanding anything to the contrary in this Agreement, if for any instant in time, both (a) the provisions of Section 32.5(b) regarding the computation of the Reduced TN Porting Price for an Applicable Reduction Period and (b) the provisions of

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Section 32.5(f)(1) or Section 32.5(f)(2) regarding the reduction to the Base TN Porting Price due to Contractor’s failure to implement the GEP, apply, then that provision which results in the greatest reduction to the Base TN Portion Price shall govern and be applicable with respect to that instant in time.

(C)                                Notwithstanding anything to the contrary in this Agreement, if Contractor cures any failure to implement the GEP which had caused the reduction to the Base TN Porting Price under preceding provisions of this Agreement to apply, upon the elimination of any such reduction to the Base TN Porting Price in accordance with the provisions of Section 32.5(f)(1) or 32.5(f)(2), whichever may be applicable, upon the first day of the first full calendar month following such cure the Base TN Porting Price shall nonetheless continue to remain subject to any other reductions set forth in this Section 32.5, including, the computation of the Reduced TN Porting Price for the remaining balance of any Applicable Reduction Period.

(4)                                  Resolution of Disputes Regarding Failure to Implement and Cure. The parties expressly agree that if Customer and Contractor disagree on the existence of any failure to implement the GEP or of any cure of such failure, that the Customer’s determination shall govern, and Contractor shall be required to reduce the Base TN Porting Price as set forth in this Section 32.5(f).  Notwithstanding the foregoing, in exercising its power to make any determination under this Section 32.5(f), Customer shall be required to make such determination in good faith and in the exercise of commercial reasonableness for similar industries and for similar purposes (measured with respect to attempting to fulfill the purposes of the GEP as set forth in this Article 32).  If Contractor disputes any determination made by Customer upon the failure of the Customer and the Contractor to agree as set forth in this Section 32.5(f), Contractor may seek resolution of the dispute in accordance with Article 26 of this Agreement, and Contractor shall be entitled to all rights and remedies available in arbitration, including, but not limited to, if appropriate, the retroactive repricing of the TN Porting Event charge to the price that would have otherwise been in effect had the reduction to the Base TN Porting Price under Section 32.5(f) not been applied.  Notwithstanding the foregoing, all parties agree that pending a final and binding determination regarding whether Customer improperly exercised its power to make such determination under this Section 32.5(f), Contractor shall be bound by such determination of Customer and shall proceed with the GEP, including but not limited to, proceeding to apply any reductions to the Base TN Porting Price based upon such determination.

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32.6                        Specific GEP Elements and Determination of Failure for Each GEP Element

(a)                                  GEP Element No. 1a:  SLR-1 Satisfaction.

(1)                                  GEP Element Description.  This GEP Element measures satisfaction of the Service Commitment Level associated with SLR-1 set forth on Exhibit G to this Agreement for the Service Area.

(2)                                  Definition of Failure.  A “Failure” of this GEP Element as reported on a GEP Audit Report shall be considered to occur when the monthly measurement of Service Availability (as defined in Exhibit G to this Agreement) during the Associated EP fails to satisfy the Service Commitment Level associated with SLR-1 set forth on Exhibit G for either: (a) any 2 consecutive months in the Associated EP, or (b) any 3 or more months (even if not consecutive) during the Associated EP. Only one “Failure” of this GEP Element shall be given effect for any one EP.

(b)                                 GEP Element No. 1b:  SLR-7 Satisfaction.

(1)                                  GEP Element Description.  This GEP Element measures satisfaction of the Service Commitment Level for all Interfaces associated with SLR-7 set forth on Exhibit G to this Agreement for the Service Area.

(2)                                  Definition of Failure.  A “Failure” of this GEP Element as reported on a GEP Audit Report shall be considered to occur when the monthly measurement of Interface Availability (as defined in Exhibit G to this Agreement) for each of the months comprising the Associated EP for more than 5% of all Users’ mechanized interfaces fail to satisfy the Service Commitment Level associated with SLR-7 set forth on Exhibit G either: (a) any 2 consecutive months in the Associated EP, or (b) any 3 or more months (even if not consecutive) during the Associated EP. Only one “Failure” of this GEP Element shall be given effect for any one EP.

(c)                                  GEP Element No. 2:  Report Satisfaction.

(1)                                  GEP Element Description.  This GEP Element measures satisfaction of the following two requirements for those specific reports listed on Exhibit H (referred to for purposes of this GEP Element as “Periodic Reports”):

•                                          “On- Time Delivery” Requirement; and

•                                          “Accuracy” Requirement

For purposes of the foregoing, “On-Time Delivery” shall be measured as the actual delivery of each specific Periodic Report specified on Exhibit H on the date specified for delivery of that specific Periodic Report.  For the purposes of the foregoing, the “Key” included on Exhibit H to the Agreement shall provide the schedule for the delivery of all Periodic Reports.

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For purposes of the foregoing, “Accuracy” or “Accurate” shall be defined as the absence of the need to make corrections to report data for any such Periodic Report; provided, however, that recalculations-based changes agreed to by Customer and Contractor in previously believed correct calculations methods and/or formulae shall not affect “Accuracy” for purposes of this GEP Element.

(2)                                  Definition of Failure.  A “Failure” of this GEP Element as reported in the GEP Audit Report shall be considered to occur if any Periodic Report obtains one “Failure” of either the “On-Time Delivery” Requirement or the “Accuracy” Requirement during the Associated EP, as such “Failure” is defined below.  Only one “Failure” of this GEP Element shall be given effect for any one EP.

•                  “On-Time Delivery” Requirement Failure: A “Failure” of the “On-Time Delivery” Requirement shall be considered to have occurred if any Periodic Report during the Associated EP fails to be delivered on or before the date and on or before the time scheduled for delivery of the specific Periodic Report either  (a) any 2 consecutive months in the EP, or (b) any 3 or more months (even if not consecutive) during the Associated EP.

•                  “Accuracy” Requirement Failure.  A “Failure” of the “Accuracy” Requirement shall be considered to have occurred if a Periodic Report is not Accurate either (a) any 2 consecutive months in the Associated EP, or (b) any 3 or more months (even if not consecutive) during the Associated EP.

(d)           GEP Element No. 3: Scheduled Service Unavailability Satisfaction.

(1)                                  GEP Element Description.  This GEP Element measures satisfaction of the monthly Service Commitment Level associated with SLR-2 set forth on Exhibit G to this Agreement for the Service Area which is the subject of this Agreement, as such Service Commitment Level may be amended or otherwise changed or as such measurement for purposes of this GEP Element may be amended or changed by agreement of the parties in accordance with this Agreement.

(2)                                  Definition of Failure.  A “Failure” of this GEP Element as reported in the GEP Audit Report shall be considered to occur when Scheduled Service Unavailability for any month during the Associated EP exceeds the time period set forth in the Service Commitment Level for SLR-2 either (a) any 2 consecutive months in the applicable EP, or (b) any 3 or more months (even if not consecutive) during the applicable EP.  Only one “Failure” of this GEP Element shall be given effect for any one EP.

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(e)                                  GEP Element No. 4: Benchmarking Satisfaction.

(1)                                  GEP Element Description. GEP Element No. 4 is separate and distinct from the requirements for a Benchmarking under Article 7 of this Agreement.  The parties agree and acknowledge that the Benchmarking under this GEP Element No. 4 (“EP Benchmarking”) is solely with respect to determining whether a “Failure” occurred during an Associated EP for a specific EP Benchmarking Plan (defined below) and is for the purpose of ensuring that Contractor provides “technology and service level standards equal to or greater than other organizations receiving similar services.”

(2)                                  Phases of EP Benchmarking. EP Benchmarking consists of the following “Phases,” the purpose of which is to identify measurable tasks from which to determine whether or not a “Failure” of this GEP Element has occurred during an EP:

•                                          Phase 1:  EP Benchmarking Plan Development Phase

•                                          Phase 2:  Benchmarking Data Collection and Report Phase

•                                          Phase 3.  Benchmarking Evaluation Phase

•                                          Phase 4.  Benchmark Implementation Phase

There shall be no requirement that for every EP all Phases must either be commenced or concluded; instead, the parties agree and acknowledge that the EP Benchmarking Plan will specify and determine when each Phase begins and ends and which Phases, the beginning or ending of which, shall be required in any EP to avoid a determination of a “Failure” of this GEP Element No. 4. Unless Contractor and Customer otherwise agree, no Implementation Phase shall be commenced before the completion of all prior Implementation Phases. Unless Contractor and Customer otherwise agree, no new EP Benchmarking may be commenced until a previously commenced EP Benchmarking has completed Phase 3; provided, however, that Customer may initiate a new EP Benchmarking (the “Priority EP Benchmarking”) prior to the completion of  Phase 3 of an EP Benchmarking that is already in progress.  In such event, Contractor shall have the right to temporarily stop the activities relating to the EP Benchmarking that is already in progress, and the time frames set forth herein under which the Phases for the EP Benchmarking were required to be completed shall be tolled, until the Priority EP Benchmarking has completed Phase 3.

(3)                                  Description of Phases.

(A)                              EP Benchmarking Plan Development Phase.

Overview.  This Phase includes development of a plan identifying those particular items identified solely by Customer that will be evaluated, what similar industries or companies will be used as a comparison, the specific criteria, metrics and methods and techniques for obtaining data (including, but not limited to, the determination of comprehensive data collection or specific statistical sampling techniques), the required contents of the EP Benchmarking Report and the specific timeframes for data collection and evaluation.  The parties agree and acknowledge that it is anticipated and expected that an EP Benchmarking Plan may, but need not, include those items listed on Attachment 4, attached hereto and made a part hereof.

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EP Benchmarking Plan Development Requirements.  For the purpose of specifying discrete and identifiable tasks toward completion of the EP Benchmarking Plan Development Phase, the following steps are established:

(1)                                  Commencement.  The EP Benchmarking Plan Development Phase is deemed to commence with Contractor’s attendance at a meeting with Customer’s representatives on or before 14 days following delivery by Customer of written notification that Customer wishes Contractor to initiate EP Benchmarking under this Section 32.6(e). All notifications by Customer must comply with Article 29 of the Agreement.  This initial meeting shall be on the date, at a time and at a place determined by Customer, and may be changed by Customer in its discretion if Customer notifies Contractor in writing at least 14 days prior to the scheduled date of an irreconcilable conflict.

(2)                                  Follow-Through. Within 20 days after the Customer delivers written notification to the Contractor identifying those items that Customer wishes to be evaluated and included in the EP Benchmarking Plan, Contractor shall attend a meeting with Customer’s representatives for the purpose of jointly discussing and developing the details of the EP Benchmarking Plan, and Contractor shall attend additional meetings with Customer’s representatives as reasonably requested by Customer at the initial meeting. Each of these meetings shall be on a date, at a time and at a place determined by Customer, and may be changed by Customer in its discretion if Customer notifies Contractor in writing at least 14 days prior to the scheduled date of an irreconcilable conflict.

(3)                                  Task Completion.  After either (i) joint agreement between Customer and Contractor or (ii) Customer’s determination of the contents of the EP Benchmarking Plan with respect to those items for which joint agreement was not reached, within 20 days following written notification by Customer that it desires Contractor to prepare an initial draft EP Benchmarking Plan, Contractor shall deliver such initial draft to Customer.  The parties anticipate and expect that an EP Benchmarking Plan may, but need not, include those items listed on Attachment 4, attached hereto and made a part hereof. Within 20 days following delivery of the draft EP Benchmarking Plan, Contractor shall be required to attend a meeting with Customer’s representatives for the purpose of jointly discussing revisions or comments to the draft EP Benchmarking Plan. If Contractor and the Customer cannot agree on any aspect of the EP Benchmarking Plan within 30 days following delivery of the initial draft of the EP Benchmarking Plan (or 30 days following the date such initial draft should have been delivered even if it was not delivered on such date), the Customer shall make all such determinations with respect to the EP Benchmarking Plan, and Contractor shall be required to adhere to and to incorporate such determination into the final EP Benchmarking Plan and to issue the final EP Benchmarking Plan within 30 days after notification by the Customer of such final determinations.  In making any such determination upon the failure of the Contractor and the Customer to agree within the time period set forth above, Customer shall be bound by the requirements of Section 32.4(f) below.

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The EP Benchmarking Plan Development Phase is deemed to be complete upon issuance of the final EP Benchmarking Plan as set forth in paragraph (3) above.

(B)                                Benchmarking Data Collection and Report Phase.  This Phase commences immediately upon completion of the EP Benchmarking Plan Development Phase and involves the collection and analysis of data.  The Benchmarking Data Collection and Report Phase is completed upon the issuance of an EP Benchmarking Report, which must be issued on or before the date set forth in the respective EP Benchmarking Plan and in accordance with the requirements of the respective EP Benchmarking Plan.

(C)                                Benchmarking Evaluation Phase.

For the purpose of specifying discrete and identifiable tasks toward the completion of the EP Benchmarking Evaluation Phase, the following steps are established:

(1)                                  Commencement and Initial Evaluation Report.  The Benchmarking Evaluation Phase is deemed to commence immediately following issuance by Contractor of the EP Benchmarking Report (or upon the date such EP Benchmarking Report should have been issued, even if not issued on such date).  Within 30 days thereafter, Contractor shall prepare and deliver to Customer an Evaluation Report setting forth recommendations regarding whether corrective action is needed, and if needed, whether the corrective action can be implemented via the Statement Of Work process set forth in Article 13 or via an Action Plan (as defined below) without a Statement Of Work, and otherwise satisfying the requirements for an Evaluation Report set forth in the EP Benchmarking Plan.

(2)                                  Consultation and Discussion. Within 20 days after the delivery of the Evaluation Report (or upon the date such EP Benchmarking Report should have been issued, even if not issued on such date), Contractor shall be required to attend a meeting with Customer’s representatives for the purpose of jointly discussing the Evaluation Report and the recommendations for corrective action, if any, and Contractor shall further be required to attend additional meetings with Customer’s representatives as reasonably requested by Customer. Each of these meetings shall be on a date, at a time and at a place determined by Customer, and may be changed by Customer in its discretion if Customer notifies Contractor in writing at least 14 days prior to the scheduled date of an irreconcilable conflict.

(3)                                  Determination of System Change. If Contractor and the Customer cannot agree within 20 days following delivery of the Evaluation Report on any aspect thereof, the Customer shall make all such determinations with respect to those items for which Customer and Contractor cannot agree.  Thereafter, within 90 days following agreement of Contractor and Customer with respect to the corrective action required, or in the absence of such agreement, upon written notice by the Customer to Contractor of its determination of the correction action required, Contractor shall deliver a proposed Statement of Work pursuant to the requirements of Article 13 of this Agreement, or if no Statement of Work is required, Contractor shall deliver a proposed action plan, providing for the implementation of the corrective action required (“Action Plan”). In making any such

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determination upon the failure of the Contractor and the Customer to agree within the time period set forth above, Customer shall be bound by the requirements of Section 32.4(f) below.

(4)                                  The Benchmarking Evaluation Phase is deemed to be completed upon delivery of a proposed Statement of Work, or proposed Action Plan, as the case may be.

(D)                               Implementation Phase. The Implementation Phase shall commence upon execution of a Statement Of Work or agreement on the terms of an Action Plan if no Statement Of Work is determined to be required. The Implementation Phase ends in accordance with the timeline and schedule of the project plan set forth in the Statement Of Work, if a Statement Of Work is required, or otherwise in accordance with the timeline and schedule established by the parties in the Action Plan, if a Statement Of Work is not required. Notwithstanding the foregoing, unless Contractor and Customer agree, no Implementation Phase for any EP shall be commenced before the completion of all prior Implementation Phases.

(E)                                 Customer’s Standard.  In exercising its power to make any determination under this Section 32.6(e) upon the failure of the Customer and the Contractor to agree within the applicable time period set forth therein, Customer shall be required to make such determination in good faith and in the exercise of commercial reasonableness for similar industries and for similar purposes (measured with respect to attempting to fulfill the purposes of the GEP as set forth in this Article 32.6(e)).

If Contractor disputes any determination made by Customer upon the failure of the Customer and the Contractor to agree within an applicable time period set forth in this Section 32.6(e), Contractor may seek resolution of the dispute in accordance with Article 26 of this Agreement, but all parties agree that pending a final and binding determination regarding whether Customer improperly exercised its power to make such determination under this Section 32.6(e), Contractor shall be bound by such determination of Customer and shall proceed with the GEP, including but not limited to, proceeding to apply any Reduced TN Porting Price for an Applicable Reduction Period (as those terms are defined in Section 32.5(a), based upon such determination.

(F)                                 Attendance of Personnel.  For all purposes of this Section 32.6(e), if attendance is required at meetings between Contractor and Customer, appropriate personnel from each party must attend.

(4)                                  Definition of Failure.  A “Failure” of this GEP Element as reported on a GEP Audit Report shall be considered to occur whenever during an Associated EP Contractor does not complete any of the following Phases by issuance of the required deliverable within the required time frame set forth in this Section 32.6(e):

•                                          EP Benchmarking Plan Development Phase:

•                  Issuance of final EP Benchmarking Plan

•                                          Benchmarking Data Collection and Report Phase:

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•                  Issuance of the EP Benchmarking Report

•                                          Benchmarking Evaluation Phase

•                  Issuance of proposed SOW or Action Plan, as case may be.

•                                          Implementation Phase

•                  Completion of SOW or Action Plan

(f)                                    GEP Element No. 5: Root Cause Analysis and Reporting Satisfaction.

(1)                                  GEP Element Description. This GEP Elements measures satisfaction during an EP of the Contractor’s obligation to prepare and to deliver the Root Cause Reports in accordance with the requirements of Section 10.3 of the Agreement.

(2)                                  Definition of “Miss” and “Failure”.

(A)                              “Miss”.  A “Miss” of this GEP Element as reported in a GEP Audit Report shall be considered to occur for purposes of determining a GEP Reduction if for any single Outage that occurs within the Associated EP, any one or more of the Root Cause Reports (satisfying the requirements of Section 10.3 of the Agreement) for that specific Outage is not delivered within the specific time period for its delivery under Section 10.3 of this Agreement.  For purposes of the foregoing, only one “Miss” shall be given effect and considered to have occurred with respect to any single Outage no matter how many Root Cause Reports with respect to that Outage were not delivered within the specific time periods specified for their delivery.

(B)                                “Failure”. Notwithstanding the foregoing, a “Failure” of this GEP Element No. 5 as reported in a GEP Audit Report for purposes of determining the Carryover GEP Failure Reduction and for purposes of determining qualification for the Automatic One-Year Renewal Term shall be considered to occur if for any two or more Outages that occurred within the Associated EP, any one or more of the Root Cause Reports (satisfying the requirements of Section 10.3 of the Agreement) for those specific Outages were not delivered within the specific time periods for their delivery under Section 10.3 of this Agreement.

(g)                                 GEP Element No. 6: Problem Escalation Satisfaction.

(1)                                  GEP Element Description. This GEP Element measures satisfaction during an EP of the Contractor’s obligation for all Outages that occur during an EP to escalate management and supervisory responsibility to resolve the Outage though the appropriate management hierarchy and within the time periods established for such escalation until resolution of the Outage in accordance with the requirements of Section 10.4 of the Agreement.

(2)                                  Definition of “Miss” and “Failure”.

(A)                              “Miss”.  A “Miss” of this GEP Element as reported in the GEP Audit Report shall be considered to occur for purposes of determining a GEP Reduction if for any single Outage that occurred within the Associated EP management and supervisory responsibility for resolving the Outage is not escalated through the appropriate management hierarchy or within

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the required time periods under Section 10.4 of this Agreement.  For purposes of the foregoing, only one “Miss” shall be given effect and considered to have occurred with respect to any single Outage no matter how times during such Outage Contractor did not escalate the matter to the appropriate personnel or within the specific time periods specified.

(B)                                “Failure”.  A “Failure” of this GEP Element No. 6 as reported in a GEP Audit Report for purposes of determining the Carryover GEP Failure Reduction and for purposes of determining qualification for the Automatic One-Year Renewal Term shall be considered to occur if for any two or more Outages that occurred within the Associated EP the specific requirements of Section 10.4 of this Agreement are not satisfied.

(h)                                 GEP Element No. 7a:  Billing Timeliness of Delivery Satisfaction.

(1)                                  GEP Element Description.  This GEP Element measures whether Contractor has mailed all monthly invoices required pursuant to Section 6.6(c) of this Agreement (for purposes of this GEP Element, “Monthly Invoices”) on or before the 11th business day following the last day of Billing Cycle (the “Mailing Due Date”).

(2)                                  Definition of Failure.  A “Failure” of this GEP Element as reported in the GEP Audit Report shall be considered to occur if any Monthly Invoice for any User is not mailed during the Associated EP on or before the Mailing Due Date either: (a) any 2 consecutive months in the Associated EP, or (b) any 3 or more months (even if not consecutive) during the Associated EP.

(i)                                     GEP Element No. 7b: Billing Accuracy Satisfaction.

(1)                                  GEP Element Description.  This GEP Element measures satisfaction of an element for purposes of the GEP which is intended to constitute the minimum requirements of “accuracy” of Monthly Invoices.  For purposes of this GEP Element No. 7b, “accuracy” of Monthly Invoices shall based upon the GEP Auditor’s determination of the elements that constitute measurable accuracy.

(2)                                  Definition of Failure.  A “Failure” of this GEP Element as reported in the GEP Audit Report shall be considered to occur when based upon a measurement technique determined by the GEP Auditor as set forth in the Audit Plan to fairly measure Accuracy, including statistical sampling, on a monthly basis, fewer than that percentage of Monthly Invoices listed below for the applicable Associated EP are accurate:

•                  First and Second EP:  95%

•                  Subsequent EPs:  98%

4.9   GTA and Related Testing Agreements provisions.  On or before 30 days after the SOW Effective Date, Contractor shall submit to Customer an SOW with respect to the implementation of a test platform and associated services based upon the requirements submitted to Contractor on June 27, 2000.

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4.10  Exhibit N Revisions.  The parties agree that Exhibit N to the Master Agreement will be amended to revise the test scenario provided for in Section 2.1 thereof to reasonably accurately reflect the production environment.  Such amendment to Exhibit N to effect the foregoing shall be proposed and prepared by Contractor in consultation with the Customer.  If Contractor and Customer fail to agree in writing on the specific revision to Exhibit N to effect the foregoing on or before July 1, 2001, then for purposes of Article 3 of the Master Agreement, Contractor shall be unable to qualify for an Automatic One-Year Renewal Term due to failure to satisfy one of the two requirements set forth in such Article 3 for qualifying for the Automatic One-Year Renewal Term.  The parties agree to use reasonable commercial efforts to hold the necessary meetings and consultations expeditiously to discuss the revisions to Exhibit N.

4.11   Notices.  Article 27.6 of the Master Agreement is amended in its entirety to read as follows:

27.6                        Notices

(a)                                  All notices or other communications required or permitted to be given under this Agreement shall be considered to be in writing (unless otherwise specifically provided herein) if delivered and addressed as follows:

(i)                                     by electronic mail delivery to the electronic mail address given and as set forth below, without the necessity of verification of receipt of such transmission;

(ii)                                  by personal delivery to the person to whom the same is directed, at such address given and maintained as set forth below;

(iii)                               by registered or certified mail, postage and charges prepaid, or by a recognized overnight delivery service, addressed to the person to whom the same is directed, at such address given and maintained as set forth below; or

(iv)                              by facsimile transmission to the facsimile number of the person to whom the same is directed, at such address given and maintained as set forth below.

For purposes of the foregoing, notices and other communications shall be sent to the following persons on behalf of the Customer and the Contractor respectively:

If to Customer:                                                                 To the then current chair (or if more than one chair, all co-chairs) of the Customer and to all Project Executives for the Customer

If to Contractor:                                                           To the Contractor’s Project Executive

With a copies to:                                                     NeuStar, Inc.

Attn:  Mr. Joseph Franlin

          Mr. Steve Cory

          Mr. David Heath

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(b)                                 Any notice or communications under this Agreement shall be deemed to have been given and delivered for purposes of this Agreement as follows:

(i)                                     For notice by electronic mail, when an electronic mail message is transmitted to the electronic address given and maintained as set forth below, regardless of whether or not actually received by the intended recipient;

(ii)                                  For notice by personal delivery, upon delivery (even without signed receipt) to the address given and maintained as set forth below;

(iii)                               For notice by either mail or overnight delivery on two business days after mailing or one business day after delivery by the overnight delivery service, regardless of whether or not actually received by such Member; or

(iv)                              For notice by facsimile, upon completion of the facsimile transmission to the facsimile number given and maintained as set forth below, substantiated by a print out of the log verifying transmission, regardless of whether or not actually received by such Member.

(c)                                  For purposes of the foregoing, each party shall provide to the other the following current information for each of the representatives identified above:  (i) address of such representative which is sufficient for registered or certified mail deliveries and deliveries by overnight delivery services; (ii) facsimile number for such representative; and (iii) telephone number for such representative during Normal Business Hours.  At any time, by written notice by facsimile or regular mail only, any party may change or amend any of the information set forth above, and upon receipt of such change or amendment, the other party shall confirm such change or amendment by any of the methods of notice set forth above, and shall thereafter maintain such information unless otherwise changed in accordance with the foregoing method.

(d)                                 Notwithstanding the forgoing, all notices or other communications required or permitted to be given under Articles 3, 9, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25 and 26 and Section 10.3 that are delivered by the method of notice under 4.11(a)(i) shall be confirmed by any of the methods of notice set forth in 4.11(a)(ii), (iii) and (iv) and a copy shall be provided to Customer’s current legal counsel.

5.                                       Miscellaneous:

5.1                                 The parties have disagreed as to whether porting transactions associated with “pooling” activities constitute Services under the Master Agreement, and whether the charges under Section 6.1 of the Master Agreement at the prices set forth in the Pricing Schedules are applicable to such pooling activities (the “Dispute”).   The parties agree and acknowledge that “Services” under the Master Agreement shall include for all purposes of the Master Agreement pooling activities, and Users shall be charged for pooling activities under

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Article 6.1 of the Master Agreement at the prices set forth in the Pricing Schedules, as amended by this SOW.  For purposes of the preceding sentence, the parties agree and acknowledge that each pooling occurrence shall be subject to a charge equal to the product of the number of TNs comprising the block to be pooled times the price per TN Porting Event shown on Schedule 1 of Exhibit E, as amended by this SOW.  Notwithstanding anything to the contrary contained in this SOW, the parties expressly and explicitly agree and acknowledge that the only consideration for the compromise and settlement of the Dispute is the agreement of the parties to the resolution of the Dispute hereunder, and that no other consideration, express or implied, was involved in such resolution, including the modifications and amendments to the Master Agreement made herein which were negotiated separate and apart from the resolution of the Dispute.  Except as specifically agreed to in the foregoing regarding compromise and settlement of the Dispute, both parties expressly and explicitly state that nothing contained herein is intended to constitute nor shall it be implied to constitute an acceptance or acknowledgment of, or an acquiescence to, the contentions or positions of the other party regarding the Dispute.  Further, nothing contained in this SOW is intended nor shall it be implied to constitute any change or any acknowledgment, with respect to the inclusion, treatment or charges for operations or processes other than pooling occurrences, and the parties expressly and explicitly do not waive, release or otherwise alter their rights or remedies with respect to such other operations or processes.

5.2                                 The parties agree and acknowledge that Article 29 of the Master Agreement shall not apply with respect to the execution and delivery of this SOW 25NE.

5.3                                 The following are the impacts on the Master Agreement:

Master Agreement
None	Exhibit B Functional Requirements Specification
None	Exhibit C Interoperable Interface Specification
Exhibit E Pricing Schedules
None	Exhibit F Project Plan and Test Schedule
Exhibit G Service Level Requirements
Exhibit H Reporting and Monitoring Requirements
None	Exhibit J User Agreement Form
None	Exhibit K External Design
None	Exhibit L Infrastructure/Hardware
Exhibit N System Performance Plan for NPAC/SMS Services
None	Disaster Recovery
None	Back-up Plans

5.4                                 Except as specifically modified and amended hereby, all the provisions of the Master Agreement and the User Agreements entered into with respect thereto, and all exhibits and schedules thereto, shall remain unaltered and in full force and effect in accordance with their terms.  From and after the SOW Effective Date hereof, any reference in the Master Agreement to itself and any Article, Section or subsections thereof or to any

30

December 1, 2000	SOW 25NE

Exhibit thereto, or in any User Agreement to itself or to the Master Agreement and applicable to any time from and after the SOW Effective Date hereof, shall be deemed to be a reference to such agreement, Article, Section, subsection or Exhibit, as modified and amended by this.  From and after the SOW Effective Date, this SOW  shall be a part of the Master Agreement, including its Exhibits, and, as such, shall be subject to the terms and conditions therein.  Each of the respective Master Agreements with respect to separate Service Areas remains an independent agreement regarding the rights and obligations of each of the Parties thereto with respect to such Service Area, and neither this SOW  nor any other instrument shall join or merge any Master Agreement with any other, except by the express written agreement of the Parties thereto.

5.5           Except for the SLR-2 Letter Agreement, this SOW sets forth the entire understanding between the Parties with regard to the subject matter hereof and supersedes any prior or contemporaneous agreement, discussions, negotiations or representations between the Parties, whether written or oral, with respect thereto.

5.6           If any provision of this SOW  is held invalid or unenforceable the remaining provision of this SOW shall become null and void and be of no further force or effect.  If by rule, regulation, order, opinion or decision of the Federal Communications Commission or any other regulatory body having jurisdiction or delegated authority with respect to the subject matter of this SOW or the Master Agreement, this SOW is required to be rescinded or is declared ineffective or void in whole or in part, whether temporarily, permanently or ab initio (an “Ineffectiveness Determination”), immediately upon such Ineffectiveness Determination and without any requirement on any party to appeal, protest or otherwise seek clarification of such Ineffectiveness Determination, this SOW shall be rescinded and of no further force or effect retroactively to the SOW Effective Date.  Consequently, the Master Agreement in effect immediately prior to the SOW Effective Date shall continue in full force and effect in accordance with its terms, unchanged or modified in any way by this SOW.  In the event of an Ineffectiveness Determination, any amounts that would have otherwise been due and payable under the terms and conditions of the Master Agreement, in effect immediately prior to the SOW Effective Date (including, but not limited to any adjustments necessary to retroactively reprice TN Porting Events under Schedule E from the SOW Effective Date through the date of the Ineffectiveness Determination, or other amounts or credits, to any party hereunder), shall be invoiced by Contractor at the earliest practical billing cycle in accordance with the Master Agreement and shall be due and payable in accordance with the applicable invoice therewith or shall be credited or applied for the benefit of the Customer or any User in accordance with the Master Agreement.

5.7           If at any time hereafter a Customer, other than a Customer which is a party hereto desires to become a party hereto, such Customer may become a party hereto by executing a joinder agreeing to be bound by the terms and conditions of this SOW, as modified from time to time.

31

December 1, 2000	SOW 25NE

5.8           This SOW may be executed in two or more counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document.  All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

5.9                                 This SOW is the joint work product of representatives of Customer and Contractor; accordingly, in the event of ambiguities, no inferences will be drawn against either Party, including the Party that drafted the Agreement in its final form.

IN WITNESS WHEREOF, the undersigned have executed this Statement of Work 25NE as of the date first written above.

Contractor:

NeuStar, Inc.

By:
Name:
Title:

Customer:

North American Portability Management LLC
as successor to Northeast Carrier Acquisition Company, LLC

By:

Name:
Title:

32

December 1, 2000	SOW 25NE

ATTACHMENT 1 TO SOW 25NE

EXHIBIT E

PRICING SCHEDULES

NPAC/SMS SERVICES

33

December 1, 2000	SOW 25NE

EXHIBIT E - PRICING SCHEDULES

The following schedules set forth the prices at which Contractor will be compensated for rendering the Services under the Agreement.  A general description of these charges and the methods of billing therefor are set forth in Section 6 of the Agreement.  See Agreement for other applicable charges.

Schedule 1

Service Element Fees/Unit Pricing

Category	Service Element	Unit	Price
[* * *]
	[* * *]	[* * *]	$	[* * *]
	[* * *](1)	[* * *]	$	[* * *]
	[* * *](2)	[* * *]	$	[* * *]
	[* * *]	[* * *]	$	[* * *]
	[* * *]	[* * *]	$	[* * *]
[* * *]
	[* * *](3)	[* * *]	$	[* * *]
	[* * *](3)	[* * *]	$	-[* * *]
			$	-[* * *]
	[* * *](4)	[* * *]
			$	[* * *]
			$	[* * *]
			$	[* * *]
			$	[* * *]
			$	[* * *]
			$	[* * *]
	[* * *]	[* * *]	$	[* * *]
	[* * *]	[* * *]	$	[* * *]
[* * *]
	[* * *](5)	[* * *]	$	[* * *]
	[* * *](6)	[* * *]	$	[* * *]

(1)                                  Monthly port charges [* * *] The specific cost elements include

(2)                                  See Note 1 above.

(3)                                  [* * *]

34

December 1, 2000	SOW 25NE

Billable NPAC User Support Manual Request Table

Category	Description of Request

Create SV	New SP asks Help Desk to issue new SP Create, for single TN or range of TNs

Create SV	Old SP asks Help Desk to issue old SP Create, for single TN or range of TNs

Prevent SV Activation	Old SP asks Help Desk to change concur flag to “false” on pending SV (or SVs, for range of TNs)

Activate SV	New SP asks Help Desk to activate a pending SV for a single TN (or SVs, for a range of TNs)

Remove Prevention of SV Activation	Old SP (or New SP, after due date or t2 timer’s expiration) asks Help Desk to change concur flag to “true” on pending SV (or SVs, for range of TNs)

Modify Pending SV	New SP asks Help Desk to modify single SV (or SVs, for a range of TNs)

Disconnect TN	Current SP asks Help Desk to issue disconnect for TN (or range of TNs)

Cancel Pending SV	Old SP or New SP asks Help Desk to issue its cancel for pending SV (or SVs, for range of TNs)

Look Up SV	SP asks Help Desk to look up active SV for a TN (or SVs for range of TNs)

Modify Active SV	Current SP asks Help Desk to modify single active SV

Audit SV	SP asks Help Desk to issue audit request for a TN, or range of TNs, with SV(s) in active state

Look Up Network Data	SP asks Help Desk to look up NPA-NXX, NPA-NXX ID, LRN, or LRN ID to determine associated SPID and/or ID

Change Network Data	SP asks Help Desk to add, modify, or delete an NPA-NXX or LRN in its network data

Key Exchange

(SP not in the “new customer turn-up” process.) SP asks Help Desk to perform key exchange when any keys are unused or uncompromised except where SP request is due to “NPAC-initiated responsible incident”

Change GUI Password	SP asks Help Desk to change its GUI Password

Re-enter GUI Logon	SP asks Help Desk to re-enter its GUI Logon which SP has allowed to expire

(4)                                  The TN Porting Event [* * *]

The TN Porting Event [* * *]

(5)                                  The one-time Log-on ID [* * *]

(6)                                  The Mechanized Interface [* * *]

35

December 1, 2000	SOW 25NE

Schedule 2

Training Charges

Year	Cost Per Participant
[* * *]	$	[* * *]
[* * *]	$	[* * *]
[* * *]	$	[* * *]
[* * *]	$	[* * *]
[* * *]	$	[* * *]

* [* * *]

Schedule 3

Interoperability Testing

Category & Service Element	Unit	Price
[* * *]
[* * *]	[* * *]	$	[* * *]
[* * *]	[* * *]	$	[* * *]
[* * *]
[* * *]	[* * *]	$	[* * *]
[* * *]	[* * *]	$	[* * *]

Schedule 4

Schedule of Representative Hourly Labor Charges

Applicable to Statements of Work

For Contract Years 1 Through End

Labor Category	Year 1		Year 2		Year 3		Year 4		Year 5*
[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]
[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]
[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]
[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]
[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]
[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]

36

December 1, 2000	SOW 25NE

*Amounts after Year 5 for each Labor Category shall be increased by 5% annually from the prior year.

Schedule 5

Schedule of Target Amounts

Target Options	Monthly Targets for Nov/Dec 1997 (2)		Monthly Targets for 1Q 1998 (2)		Monthly Targets for 2Q 1998 through 4Q 2001 (2)		Monthly Targets for 1Q 2002 through 2Q 2002 (2)		Monthly Target for July 2002		Total Contract Targets
[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]
[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]

Notes:

(1)          The target schedule depends on the service term selected by the Customer.  If the service term begins on 10/1/97, then Option A applies.  Likewise, if the service term begins on 1/1/98, then Option B applies.

(2)          The targets are listed in monthly amounts for each of the respective calendar periods outlined above.  The targets are calculated and applied on a monthly basis as described in Section 6.6 of the Agreement.

37

December 1, 2000	SOW 25NE

Schedule 6

Sample Annual Target and Allocable Target Shortfall/Credit Calculation

The following is an example of how Allocable Target Shortfalls and Allocable Targets are determined in connection with the Quarterly Targets.  A description of the methodology (including defined terms used below) is set forth in Section 6.6 of the Agreement.

	Jan-98		Feb-98		Mar-98
[* * *]

[* * *]	$	[* * *]	$	[* * *]	$	[* * *]
[* * *]	$	[* * *]	$	[* * *]	$	[* * *]

[* * *]	$	[* * *]	$	[* * *]	$	[* * *]
[* * *]	$	[* * *]	$	[* * *]	$	[* * *]

[* * *]

[* * *]	$	[* * *]	$	[* * *]	$	[* * *]

[* * *]

[* * *]	$	[* * *]	$	[* * *]	$	[* * *]

[* * *] [* * *]	[* * *]		$	[* * *]	$	[* * *]

[* * *]	$	[* * *]	$	[* * *]	$	[* * *]

[* * *]	$	[* * *]	$	[* * *]	$	[* * *]
[* * *]	$	[* * *]	$	([* * *]	$	([* * *]

[* * *]	$	[* * *]	$	[* * *]	$	[* * *]

* Note:

[* * *]

[* * *]

38

December 1, 2000	SOW 25NE

ATTACHMENT 2 TO SOW 25NE

EXHIBIT  H

REPORTING AND MONITORING REQUIREMENTS

NPAC/SMS SERVICES

39

December 1, 2000	SOW 25NE

EXHIBIT H — REPORTING AND MONITORING REQUIREMENTS

Name of Report	Items Covered	Frequency of Issuance*	Pricing

Reports for Individual Service Provider/Users

Reports described in the following items in Section 9.2 of Exhibit B — NPAC/SMS Functional Requirement Specifications:

•                  RP9-1 Service and Network Data Reports

•                  RP9-2 Service Provider Reports

•                  RP9-3 Subscription Data Reports

•                  RP9-4 System Reports

•                  RP9-5 Security Reports

•                  RP9-6 Log File Reports

•                  RP9-7 Audit Reports

•                  RR9-1 Data Integrity Reports

NOTE:  The set of reports listed above (Reports of Individual Service Providers/Users) is not the entire set of Standard Reports available to Users.  For a complete list, Users should reference the applicable FRS or by using the procedures outlined in the Methods and Procedures, via the LTI.

		R	[***]

Monthly and Quarterly Management and Performance Reports to Customer

As to the entire Service Area:

•                  Information and data covered by reports listed in “Reports for Individual Service Provider/Users” above

•                  Actual performance compared with Service Levels in Exhibit G

•                  Significant changes in or new installations of:

•                  System Software

•                  System hardware

•                  Communications Networks

		M, Q	[***]

40

December 1, 2000	SOW 25NE

•                  Application Software

•                  Key Personnel

•                  All Software/hardware problems (even if not impacting system availability)

•                  “Top 10” most frequent trouble reports

•                  Pooling Reports:

1.               1K Block Administration Report: A report that shows when the 1K Block information is received from the Pool Administrator and when it is entered into the NPAC.

2.               NPAC Activation Report: A report that shows when the 1K Block was scheduled for Activation and when it was Activated and when the NPAC Personal notified the appropriate parties that the Activation was accomplished, such as Pool Administrator, Block Holder, Code Holder, as per INC Guidelines.

3.               1K Block Modification report: A report that shows when the Modification request of a 1K Block was received, entered and processed.

4.               De Pooling/Reclamation Report: A report that shows when the De Pooling/Reclamation request of a 1K Block was received, entered and processed. The report also needs to show when the NPAC Personnel notified the appropriate parties that the De Pooling / Reclamation was accomplished, such as Pool

41

December 1, 2000	SOW 25NE

Administrator, Block Holder, Code Holder, as per INC Guidelines.

5. Ported Pooled Report: A report that shows the Volume of Pooled TN’s ( aggregate number of Pooled Blocks) and the Volume of Ported TN’s aggregated for the Service Area.

Annual Management and Performance Reports

Same as monthly/quarterly reports, and also including:

•                  Summary of significant events and accomplishments of the year

•                  Comparison of goals for previous period with actual performance

•                  Plans/goals for following year

		A	[***]

*KEY:

R =     Report Issued on Request of Service Provider or User

M =Monthly (due by 11:59 P.M. (Central Time) of the 15th calendar day of each month following the month with respect to which the Report relates, except for the December Report which shall be due by 11:59 P.M. (Central Time) of the following February 1 – see key for Annual Report, below)

Q =    Quarterly (the Monthly Reports for March, June, September and December, which are due by 11:59 P.M. (Central Time) of the 15th calendar day of each month following the close of each quarter, shall also serve as Quarterly Reports, and shall present information for the calendar quarter in which such month falls in addition to monthly information for said month)

A =     Annually (due by 11:59 P.M. (Central Time) on February 1 of each year for the immediately preceding January - December period; the December Monthly/Quarterly Report shall also serve as the Annual Report, and shall present information for the full year in addition to the monthly information for December and the quarterly information for the fourth calendar quarter of the year)

42

December 1, 2000	SOW 25NE

ATTACHMENT 3 TO SOW 25NE

1)              Amendment to Exhibit G:  The parties agree that SLR-2 is temporarily changed as follows:

SLR No.	Procedure	Service Commitment Level	Service Affecting/ Non-Service Affecting	Performance Credit	Report Frequency and Performance Credit Calculation Interval

2.	Scheduled Service Unavailability (Customer)

Scheduled Service Unavailability time shall not exceed any of the following:
(1)   15 hours during  the Two Month Period (the “15 Hour Requirement”) or 20 hours during the Three Month Period (the “20 Hour Requirement”)
(2)   0 hours for any day other than the first Sunday of any month (the “Sunday Requirement”)
(3)   10 hours for any single event of Scheduled Service Unavailability (the “Single Event Requirement”)
and
(4)   any task resulting in Scheduled Service Unavailability must commence after 6 am CST (the “6 am Requirement”)

Service Affecting

$[* * *] for each hour or portion thereof  of Scheduled Service Unavailability time which exceeds or fails to satisfy any of the following:
(1)   During the Two Month Period, the 15 Hour Requirement or during the Three Month Period, the 20 Hour Requirement.
(2)   During any month, the Sunday Requirement
(3)   For any single event of Scheduled Service Unavailability, the Single Event Requirement
(4)   For any single event of Scheduled Service Unavailability, the 6 am Requirement

For purposes of this Attachment 3 to SOW 25NE, the Two Month Period shall commence on December 1, 2000 and end on January 31, 2001, and the Three Month Period shall commence on February 1, 2001 and end on April 30, 2001.

43

December 1, 2000	SOW 25NE

2)              Operation with Respect to GEP Element No. 3.  In the event that the parties agree to extend the terms of the Temporary SLR-2 Modification upon the same terms of paragraph 1 of this Attachment 3 beyond April 30, 2001, for one or more three month periods (a “Subsequent Three Month Period”) for purposes of measuring satisfaction of GEP Element No. 3 pursuant to Section 32.6d. of the Master Agreement, a “Failure” of GEP Element No. 3 shall be considered to occur when the applicable Scheduled Service Unavailability time exceeds or fails to satisfy any of the following:

a)              The 20 Hour Requirement more than once during any Subsequent Three Month Period.

b)             The Sunday Requirement either (1) any 2 consecutive times in the Associated EP, or (2) any 3 or more times (even if not consecutive) during the Associated EP.

c)              The Single Event Requirement either (1) any 2 consecutive times in the Associated EP, or (2) any 3 or more times (even if not consecutive) during the Associated EP.

d)             The 6 am Requirement either (1) any 2 consecutive times in the Associated EP, or (2) any 3 or more times (even if not consecutive) during the Associated EP.

3)              Additional Obligations.  In addition to the foregoing and as a continuing obligation during the time of the Temporary SLR-2 Modification, and any extension thereof, Contractor shall be required to provide an Advance Notification and a Post Mortem Report of all activity/functions performed during each NPAC Scheduled Service Unavailability time.

a)              The Advance Notification is to be provided to each respective of the Customer’s Project Executive at least 10 business days in advance of the date the Schedule Service Unavailability event is to be performed.

b)             The Post Mortem report is to be provided to the Customer’s Project Executive on or before the close of four business days following the performance of each NPAC Scheduled Service Unavailable time.

c)              Each Notification and/or Report shall report the required data under the following category descriptions: a Task by Task Description, Planned Down Time (Start and End Time), Actual Down Time (Start and End Time), and Duration.

4)              Agreement to Consider Actual History.  Subject to the preceding provisions of this Attachment 3, from this SOW Effective Date through the end of the Three Month Period, Customer and Contractor shall jointly evaluate the prior results of NPAC Scheduled Service Unavailability time activity/functions actuals, i.e., actual Scheduled Service Unavailability required each month.

5)  Express Continuing Reservation. The agreement set forth herein is not intended by itself to in any way constitute an agreement or waiver of the Performance Credits referenced in Exhibit G  (as modified by the SLR-2 Letter Agreement) for any period other than the period commencing with the SOW Effective Date and concluding with the expiration of the Three Month Period, unless sooner ended pursuant to the previous provisions of this Attachment 3.

44

December 1, 2000	SOW 25NE

ATTACHMENT 4 TO SOW 25NE

•                  Items to be Benchmarked

•                  Methodology to be used

•                  What industries will be used to compare to

•                  Metrics to be used for comparison and ranges or delineation of metrics (including round off conventions and related measurement and representation conventions)

•                  Timeframes for initiation and completion of steps in methodology

•                  Conventions or rules of ordering for interpretation and data collection disputes or disagreements (i.e. Who the field boss is and who has the ultimate say on disagreements) and in-field revisions

•                  Criteria for selection of Benchmarker

•                  Requirements for data collection, compilation and reporting, including in-field audits and accompaniment by LLC representatives

•                  Delineation of line of authority and reporting for Benchmarker

•                  Requirements for Benchmarking Report and back-up substantiation, including date of delivery in final form and requirements of draft preparation, LLC review and NeuStar revisions for final delivery, and including specifically the scope and detail required for Conclusions and Recommendations.

•                  Requirements for data authentication, verification and substantiation

•                  Requirements for peer review

•                  Requirements for determining sufficiency of any data collection, metric satisfaction or criteria satisfaction

•                  Requirements for specific timeframes and elements of the Evaluation Phase related to this particular EP Benchmarking, including the substantive content requirements for an Evaluation Report by NeuStar

•                  Format for an Action Plan if no SOW is determined to be needed

45

STATEMENT OF WORK

SOW 30 NE

STATEMENT OF WORK

(Northeast Region Service Area)

1.              INTRODUCTION; PARTIES.  This Statement of Work (referred to herein as “this SOW” and referred to in the Master Agreement, as defined below, as “SOW 30NE”) is entered into pursuant to Article 13 and Article 30 of, and on execution shall be a part of, the Agreement for Number Portability Administration Center / Service Management System (the “Master Agreement”) between NeuStar, Inc., a Delaware corporation (“Contractor”), and the North American Portability Management LLC, a Delaware limited liability company (the “Customer”), as the successor to the Northeast Carrier Acquisition Contractor, LLC, a New York limited liability company.

2.  SOW EFFECTIVE DATE.  This SOW shall be effective with respect to the Contractor and the Customer only on execution by Contractor and Customer in accordance with Article 30 of the Master Agreement, and the date this SOW becomes effective shall be the “SOW Effective Date.”  Except as otherwise specified herein, the provisions of this SOW shall be effective as of the SOW Effective Date.  The number in the upper right hand corner refers to this SOW.

3.  CONSIDERATION RECITAL.  In consideration of the terms and conditions set forth in this SOW, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth in this SOW. The modifications and amendments made herein were negotiated together, and each is made in consideration of all of the other terms herein.  All such modifications and amendments are interrelated and are dependent on each other.  No separate, additional or different consideration is contemplated with respect to the modifications and amendments herein.

4.  LOAN AGREEMENT.  As set forth in greater detail herein, an affiliate of Contractor (the “Borrower”) and certain lenders (the “Lenders”) will enter in a loan agreement (the “Loan Agreement”) pursuant to which the Lenders will establish for the Borrower a secured loan facility for the purpose of making the Loans set forth in the Loan Agreement.  Unless otherwise explicitly defined herein, capitalized terms used herein shall have the meanings as defined in the Master Agreement, the Loan Agreement or the Trust Agreement referred to below, as the case may be.

5.  MODIFICATION OF AND AMENDMENT TO THE MASTER AGREEMENT.

5.1       SOW Secured Financing.

(a)         Acknowledgement.  The Customer hereby acknowledges that (i) all of the Contractor’s right, title and interest in and to all SOW Receivables and LNP Receivables (each as defined in the Trust Agreement referred to below), including any SOW Receivables and LNP Receivables arising in the future, will be transferred and assigned to NeuStar Funding LLC (the

2

SOW 30 NE

“Borrower”), a newly formed, bankruptcy remote special purpose subsidiary of the Contractor pursuant to the terms and conditions of that certain Receivables Transfer Agreement (the “Transfer Agreement”); (ii) the Borrower will enter into a loan agreement (the “Loan Agreement”) with certain lenders (the “Lenders”) pursuant to which the Lenders will establish for the Borrower a secured loan facility for the purposes of making the Loans described in the Loan Agreement (the “Loan Facility”); and (iii) the Borrower will enter into the NeuStar Master Trust Agreement (the “Trust Agreement”) and convey all of its right, title and interest in and to all SOW Receivables and LNP Receivables, including any SOW Receivables and LNP Receivables arising in the future, to the NeuStar Master Trust (the “Trust”), in exchange for the Financed SOW Receivables Tracking Certificate, the Future SOW Receivables Tracking Certificate and the LNP Receivables Tracking Certificate (each as defined in the Trust Agreement). As a condition to the effectiveness of the Loan Agreement, the Borrower will grant to Deutsche Bank AG, New York Branch (“DBNY”), as administrative agent acting on behalf of the Lenders (the “Administrative Agent”), a perfected, first priority security interest in and to the Financed SOW Receivables Tracking Certificate representing a beneficial intent in the Trust and the right to receive any amount available for distribution in connection with the Financed SOW Receivables.  In connection with the Customer’s agreements hereunder relating to the aforementioned transactions, the Contractor has delivered to the Customer the Operative Agreements (as defined in the Loan Agreement) in substantially the form to be executed by the parties thereto, except the Notes, the Fee Letter Agreement, each Receivables Assignment, each Lockbox Confirmation, the Master Agreement and the Amendment to Master Agreement, such documents delivered by Contractor referred to herein as the “Provided Agreements.”  Accordingly, the Customer acknowledges both the receipt of the Provided Agreements and that it has consulted with its counsel to the extent that it has deemed appropriate.

(b)                                 Consent to Loan Facility and Assignment of SOW Receivables.  Without in any way implying whether a consent is or is not required under the Master Agreement and subject to the conditions set forth in this Section 5.1(b), the Customer consents to the following transactions (a) the transfer by the Contractor of all of its right, title and interest in and to the SOW Receivables and LNP Receivables (including all rights to payments with respect thereto) to the Borrower pursuant to the terms and conditions of the Transfer Agreement; (b) the conveyance by the Borrower of all of its right, title and interest in and to the SOW Receivables and LNP Receivables (including all rights to payments with respect thereto) to the Trust, in exchange for the Financed SOW Receivables Tracking Certificate, the Future SOW Receivables Tracking Certificate and the LNP Receivables Tracking Certificate; (c) the grant by the Borrower of a first priority security interest in and to the Financed SOW Receivables Tracking Certificate to the Administrative Agent, on behalf of the Lenders, to secure the Borrower’s obligations under the Loan Facility and the perfection of such security interest in accordance with the Provided Agreements, (d) the appointment of the Contractor to act as initial servicer of the SOW Receivables subject to the approval rights of the Administrative Agent provided for in the Provided Agreements, (e) the appointment of BNY Asset Management or another entity satisfactory to the Lenders in their sole discretion as back-up servicer for the Financed SOW Receivables; and (f) the appointment of such back-up servicer to become successor servicer for the Financed SOW Receivables, in accordance with the Servicing Agreement, and perform the duties thereunder upon the occurrence of and during the continuance of a Servicer Termination

3

SOW 30 NE

Event defined under the Servicing Agreement. Notwithstanding the foregoing, this consent shall be conditioned upon receipt by the Customer of a binding and effective agreement and acknowledgment, in a form satisfactory to Customer (the “Agreement and Acknowledgement”), that the Customer, Contractor, Administrative Agent, Borrower and Lenders agree and acknowledge that (1) notwithstanding any provisions of the Operative Agreements to the contrary and without in any way implying whether a consent is or is not required under the Master Agreement, the foregoing consent by the Customer is not intended to constitute and shall not be deemed or considered by the Lenders, the Administrative Agent, the Contractor or the Borrower to constitute a waiver of any rights or remedies whatsoever against or with respect to the Contractor or the Borrower (or any of their successors or assigns), that may now exist or which may in the future exist in the absence of the  Operative Agreements(other than as expressly waived solely with respect to the right of offset or deduction against Financed SOW Receivables as set forth in section 5.1( c ) below); (2) without in any way implying whether a consent is or is not required under the Master Agreement, the foregoing consent by the Customer is not intended to constitute and shall not be deemed or considered by any such parties to constitute a consent to the assignment of the SOW Receivables (other than the Financed SOW Receivables) or of the LNP Receivables or of any of their proceeds or products or of any of their corresponding Tracking Certificates (other than the Financed SOW Receivables Tracking Certificate), except for the assignments to the Borrower and to the Trust pursuant to the terms and conditions of the Provided Agreements, or to the grant of any security interest or pledge whatsoever in the SOW Receivables (other than the Financed SOW Receivables) or in the LNP Receivables or in any of their proceeds or products or any of their corresponding Tracking Certificates (other than the Financed SOW Receivables Tracking Certificate); (3) from and after the date hereof (and excepting for the transfer noted in section 5.1(d) below), without the prior written consent of the Customer which may be withheld by Customer in its sole discretion, the LNP Receivables, the LNP Receivables Tracking Certificate or the beneficial interests therein or any of their proceeds or products shall not be assigned, pledged, conveyed, hypothecated or in any way assigned to or for the benefit of the the Administrative Agent or the Lenders, or any one of them, or to or for the benefit of any one or more of their affiliates or related parties, in connection with the Loan Facility and the Operative Agreements or any amendments, modifications, revisions, enhancements, corrections, substitutions, replacements, cancellation or changes  thereto; (4) that the Administrative Agent, the Lenders, the Contractor and the Borrower and all of their successors and assigns will not assert or claim a position contrary to the foregoing and that the Lenders, the Contractor and the Borrower will cause their separate successors, assigns, agents, representatives or fiduciaries, including the Administrative Agent, Servicer and the Trustee not to assert or claim a position contrary to the foregoing ; and (5) that any consent of the Customer with respect to the Servicer shall be void to the extent contrary to the rulings or orders of the Federal Communications Commission, or any successor thereto.  Subject to the foregoing limitations, requirements and conditions, the consent set forth in this section 5.1(b) shall (i) be deemed to constitute a consent under Section 22.1 and (ii) apply notwithstanding the limitations set forth in Section 22.2 of the Master Agreement. Upon execution and delivery of the Agreement and Acknowledgement by all parties thereto, Customer shall provide written confirmation of the satisfaction of the requirements of delivery of the Agreement and Acknowledgment.

4

SOW 30 NE

(c)                                  Waiver of Right of Set-Off.  The obligations of the Customer and the carriers and other entities which the Contractor is entitled to bill under the Master Agreement (“Users”) shall not be subject to, and the Customer hereby expressly waives, any right of setoff or deduction against amounts due and payable in respect of the Financed SOW Receivables that might arise by reason of any failure by the Contractor to perform any of its obligations relating to such Financed SOW Receivables or relating to any other Statement of Work entered into at any time, whether prior to or after the date hereof, under the Master Agreement or under any other agreement between the Customer and the Contractor and any of its affiliates (such other Statements of Work and other agreements are collectively referred to as the “Other Agreements”).  Notwithstanding the foregoing, by its execution hereof, neither the Customer nor any User releases, waives, discharges or otherwise agrees to forego any rights or remedies (other than set-off or deduction against amounts due and payable in respect of the Financed SOW Receivables) that may be asserted against the Contractor under any SOW or the Other Agreements, whether at law or in equity, including but not limited to termination, Performance Credits or damages, but subject to any applicable restrictions set forth in each SOW or the Other Agreements.

(d)                                 Further Assurances.   Customer has given its consent as set forth in this SOW expressly conditioned upon the following additional assurances from the Contractor, the Borrower, the Lenders, the Administrative Agent, the Servicer and the Trustee:

(1)                                  The LNP Receivables have been transferred and are held under the Trust Agreement for the benefit of Contractor and Borrower subject to the right of Users under User Agreements to assert setoff claims against the LNP Receivables. The Lenders, the Servicer, the Trustee and the Administrative Agent consent to the terms of this SOW.

(2)                                  Any and all documents delivered under the Operative Documents which contain Customer information, files or data shall be afforded the confidentiality required by Contractor under the Master Agreement, and all disputes under the Master Agreement among Customer, Users, Contractor, Borrower, Lenders and/or Administrative Agent shall be governed by the dispute resolution procedures set forth in the Master Agreement.

(3)                                  Customer and Users shall not be liable to the Lenders or the Administrative Agent for the failure of Borrower and/or Contractor to obtain approval of SOWs, or any modifications or amendments to SOWs or for any statements made by Borrower or Contractor with respect to the enforceability thereof or any purported claims or defenses thereunder (or the lack thereof) as it is understood that the Lenders and the Administrative Agent are relying solely upon Borrower and Contractor with respect to said covenants, warranties, representatives and disclosures.  In addition, Lenders, Administrative Agent, Servicer and Trustee each agree that Customer and Users may condition the execution of future Statements of Work upon the reinstatement of rights of offset and deduction with respect to receivables payable in connection with such future Statements of Work, to the extent that the Customer, any User or Users, Borrower or

5

SOW 30 NE

Contractor, in the context of the business negotiations, find such a reinstatement appropriate.

(4)                                  The Contractor, the Borrower, the Lenders and the Administrative Agent agree that no previously executed document and no document executed in the future, except to the extent specifically provided therein and specifically consented to by Customer in writing shall contradict, diminish or otherwise impair the benefits, privileges and rights afforded the Customer under this SOW.  In particular, any documents requested to be executed under this section 5.1 (d) of this SOW shall expressly recite that they are made subject to and conditioned upon the assurances set forth in this Agreement and Acknowledgment.

(5)                                  The Customer has made no representation or warranty whatsoever to the Contractor, the Borrower, the Lender, the Trustee or the Administrative Agent regarding the enforceability of the modification of the Master Agreement pursuant to this SOW on Users.

(6)                                  The Lender and the Administrative Agent shall notify Customer of any material default by the Borrower or the Contractor under any of the Operative Agreements.

5.2                               Revision to Financing Costs.  The last three sentences of Article 13.1 of the Master Agreement are hereby deleted and replaced in their entirety with the following paragraph:

In the event the parties execute a Statement of Work after the Effective Date, whereunder Contractor agrees to provide Additional Services on behalf of Customer for a lump sum (the “SOW Purchase Price”), Customer shall have the option to select a method for payment of the SOW Purchase Price by Users of either (i) in one lump sum payment on the date the SOW Purchase Price is to be invoiced (the “SOW Invoice Date”), as determined in the applicable Statement of Work or (ii) through financing the SOW Purchase Price with Contractor for the lesser of (i)  thirty-six (36) months and (ii) the remainder of the term of this Agreement, commencing on the SOW Invoice Date.  In the event that Customer fails to provide Contractor with written notice of its intention to finance the SOW Purchase Price as set forth above within sixty (60) days after the applicable Statement of Work Effective Date, the entire SOW Purchase Price shall become immediately due and payable by the Users on the SOW Invoice Date.  The financing charge for any Statement of Work financed under this Article 13.1 shall be equal to 13 percent per year; provided, however, if Contractor has established the Loan Facility, the finance charge with respect to any Statement of Work (an “Applicable SOW”) for which the receivables associated with such Applicable SOW are considered Financed SOW Receivables under the Operative Agreements, shall from the specific Reallocation Date at which such Applicable SOW’s receivables are reallocated from the Future SOW Receivables Tracking Certificate to the Financed SOW Receivables Tracking Certificate pursuant to the terms of the Reallocation Agreement for such Applicable SOW and continuing for so long such Applicable SOW’s receivables are allocated to the Financed SOW Tracking Certificate, be equal to the lesser of: (i) the thirty-six (36) month LIBOR on the SOW Invoice Date plus 532 basis points and (ii)the “Reserve Adjusted LIBOR Rate” (as defined in the Loan Agreement) applicable to the Financed SOW Receivables under the Loan Facility plus loan fees actually attributable to and charged on

6

SOW 30 NE

the Financed SOW Receivables under Section 2.3(a), 2.3(b) and/or 2.3(c)(i) of the Loan Agreement.

6.0                                 Miscellaneous.

6.1                                 The following are the impacts on the Master Agreement:

                                   Master Agreement

None                   Exhibit B Functional Requirements Specification

None                   Exhibit C Interoperable Interface Specification

None                   Exhibit E Pricing Schedules

None                   Exhibit F Project Plan and Test Schedule

None                   Exhibit G Service Level Requirements

None                   Exhibit H Reporting and Monitoring Requirements

None                   Exhibit J User Agreement Form

None                   Exhibit K External Design

None                   Exhibit L Infrastructure/Hardware

None                   Exhibit N System Performance Plan for NPAC/SMS Services

None                   Disaster Recovery

None                   Back-up Plans

6.2                                 Except as specifically modified and amended hereby, all the provisions of the Master Agreement and the User Agreements entered into with respect thereto, and all exhibits and schedules thereto, shall remain unaltered and in full force and effect in accordance with their terms.  From and after the SOW Effective Date hereof, any reference in the Master Agreement to itself and any Article, Section or subsections thereof or to any Exhibit thereto, or in any User Agreement to itself or to the Master Agreement and applicable to any time from and after the SOW Effective Date hereof, shall be deemed to be a reference to such agreement, Article, Section, subsection or Exhibit, as modified and amended by this.  From and after the SOW Effective Date, this SOW shall be a part of the Master Agreement, including its Exhibits, and, as such, shall be subject to the terms and conditions therein.  Each of the respective Master Agreements with respect to separate Service Areas remains an independent agreement regarding the rights and obligations of each of the Parties thereto with respect to such Service Area, and neither this SOW nor any other instrument shall join or merge any Master Agreement with any other, except by the express written agreement of the Parties thereto.

6.3                                 This SOW sets forth the entire understanding between the Parties with regard to the subject matter hereof and supersedes any prior or contemporaneous agreement, discussions, negotiations or representations between the Parties, whether written or oral, with respect thereto.

6.4                                 If any provision of this SOW is held invalid or unenforceable the remaining provision of this SOW shall become null and void and be of no further force or effect.  If by rule, regulation, order, opinion or decision of the Federal Communications Commission or any

7

SOW 30 NE

other regulatory body having jurisdiction or delegated authority with respect to the subject matter of this SOW or the Master Agreement, this SOW is required to be rescinded or is declared ineffective or void in whole or in part, whether temporarily, permanently or ab initio (an “Ineffectiveness Determination”), immediately upon such Ineffectiveness Determination and without any requirement on any party to appeal, protest or otherwise seek clarification of such Ineffectiveness Determination, this SOW shall be rescinded and of no further force or effect retroactively to the SOW Effective Date.  Consequently, the Master Agreement in effect immediately prior to the SOW Effective Date shall continue in full force and effect in accordance with its terms, unchanged or modified in any way by this SOW.  In the event of an Ineffectiveness Determination, any amounts that would have otherwise been due and payable under the terms and conditions of the Master Agreement, in effect immediately prior to the SOW Effective Date (including, but not limited to any amounts or credits, to any party hereunder), shall be invoiced by Contractor at the earliest practical billing cycle in accordance with the Master Agreement and shall be due and payable in accordance with the applicable invoice therewith or shall be credited or applied for the benefit of the Customer or any User in accordance with the Master Agreement.

6.5                                 If at any time hereafter a Customer, other than a Customer that is a party hereto desires to become a party hereto, such Customer may become a party hereto by executing a joinder agreeing to be bound by the terms and conditions of this SOW, as modified from time to time.

6.6                                 This SOW may be executed in two or more counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document.  All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

6.7                                 This SOW is the joint work product of representatives of Customer and Contractor; accordingly, in the event of ambiguities, no inferences will be drawn against either Party, including the Party that drafted the Agreement in its final form.

IN WITNESS WHEREOF, the undersigned have executed this Statement of Work 30NE as of the date first written above.

Contractor:

NeuStar, Inc.

By:
Name:
Title:

8

SOW 30 NE

Customer:

North American Portability Management LLC
as successor to Northeast Carrier Acquisition Contractor, LLC

By:
Name:
Title:

9

NeuStar

STATEMENT OF WORK
AMENDING SOW 25NE

10

November 30, 2001	SOW 31NE

STATEMENT OF WORK
(Northeast Region Service Area)

1.                                       Introduction; Parties.  This Statement of Work (referred to herein as “SOW 31NE”) is to amend the Agreement for Number Portability Administration Center / Service Management System, between NeuStar, Inc. (“Contractor”) and the North American Portability Management LLC, as successor to the Northeast Carrier Acquisition Company, LLC (“Customer”), as amended by all subsequent Statements of Work, including but not limited to SOW 25 - TIN Price Reduction and Contract Update and Extension (“SOW 25NE”), as provided in greater detail below (collectively referred to as amended as the “Master Agreement”).  Unless provided otherwise, capitalized terms shall have the meanings as defined in the Master Agreement and SOW 25NE.

2.                                       Effective Date.  The Parties agree that upon execution of this SOW 31NE by the Parties, the amendments set forth herein immediately and automatically shall be considered to be effective as of November 1, 2001, as if this SOW 31NE had been executed on that date (the “SOW Effective Date”).

3.                                       Amendment to Attachment 3 of SOW 25NE.  The Parties agree that effective on the SOW Effective Date, Attachment 3 of SOW 25NE shall be amended and restated in its entirety as set forth on Exhibit l, attached hereto and made a part hereof.

4.                                       No Other Changes.  Except as specifically modified and amended hereby, all the provisions of the Master Agreement (including without limitation SOW 25NE) shall remain unaltered and in full force and effect in accordance with their terms.

5.                                       Counterparts.  This SOW may be executed in two or more counterparts and by different Parties hereto in separate counterparts, with the same effect as if all Parties had signed the same document.  All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

6.                                       Joint Work Product.  This SOW is the joint work product of representatives of Customer and Contractor; accordingly, in the event of ambiguities, no inferences will be drawn against either Party, including the Party that drafted the Agreement in its final form.

7.                                       Article 29.  The parties agree and acknowledge that Article 29 of the Master Agreement shall not apply with respect to the execution and delivery of this SOW 31 NE.

8.                                       Integration.  This SOW 31NE sets forth the entire understanding between the Parties with regard to the subject matter hereof and supersedes any prior or contemporaneous agreement, discussions, negotiations or representations between the Parties, whether written or oral, with respect thereto.

9.                                       Impacts On Master Agreement.  The following are the impacts on the Master Agreement:

11

November 30, 2001	SOW 31NE

                Master Agreement

None                   Exhibit B Functional Requirements Specification

None                   Exhibit C Interoperable Interface Specification

None                   Exhibit E Pricing Schedules

None                   Exhibit F Project Plan and Test Schedule

                Exhibit G Service Level Requirements

None                   Exhibit H Reporting and Monitoring Requirements

None                   Exhibit J User Agreement Form

None                   Exhibit K External Design

None                   Exhibit L Infrastructure/Hardware

None                   Exhibit N System Performance Plan for NPAC/SMS Services

None                   Disaster Recovery

None                   Back-up Plans

12

November 30, 2001	SOW 31NE

Exhibit 1

ATTACHMENT 3 TO SOW 25NE

1)                                      Amendment to Exhibit G:  The parties agree that SLR-2 is temporarily changed as follows:

SLR No.	Procedure	Service Commitment Level	Service Affecting/ Non-Service Affecting	Performance Credit	Report Frequency and Performance Credit Calculation Interval

2.	Scheduled Service Unavailability (Customer)

Scheduled Service Unavailability time shall not exceed any of the following:
(1) 20 hours during the Three Month Period or any Subsequent Three Month Period (the “20 Hour Requirement”)

(2) 0 hours for any day in any month other than the first Sunday of any month (the “Sunday Requirement”)

(3) 10 hours for any single event of Scheduled Service Unavailability during any month (the “Single Event Requirement”) and

(4) any task resulting in Scheduled Service Unavailability during any month must commence after 6 a.m. CST (the “6 a.m. Requirement”)

Note:  For purposes of the foregoing, the Sunday Requirement, the Single Event Requirement and the 6 a.m. Requirement shall be referred to as the “Monthly Requirements.”

Service Affecting

$[* * *] for each hour portion thereof of Scheduled Service Unavailability time which exceeds or fails to satisfy any of the following:

(1) 20 Hour Requirement Violation: If Scheduled Service Unavailability time exceeds the 20 Hour Requirement in any Three Month Period or any Subsequent Three Month Period; or

(2) Monthly Requirements Violations: If Scheduled Service Unavailability time exceeds or fails to satisfy any one or more of the Monthly Requirements (that is, the Sunday Requirement, the Single Event Requirement or the 6 am Requirement) in any month; provided, however, that if the 20 Hour Requirement and one or more of the Monthly Requirements are violated in any single month, the Performance Credit for that month shall be computed based solely upon the violation of either the 20 Hour Requirement or that Monthly

13

November 30, 2001	SOW 31NE

SLR No.	Procedure	Service Commitment Level	Service Affecting/ Non-Service Affecting	Performance Credit	Report Frequency and Performance Credit Calculation Interval

Requirement that results in the greatest Performance Credit for that month.  With respect to determining the Performance Credit in any month for a violation of the 20 Hour Requirement, (a) the Performance Credit for the first month in which the 20 Hour Requirement is violated will be computed based upon each hour or portion thereof in which the cumulative Scheduled Service Unavailability time commencing at the beginning of the applicable Three Month Period or Subsequent Three Month Period in which such month is contained and ending on the last day of such month exceeded the 20 Hour Requirement; and (b) the Performance Credit for any subsequent month contained within the applicable Three Month Period in which the 20 hour Requirement has already been violated, shall be computed based upon the difference between (1) each hour or portion thereof in which the cumulative Scheduled Service Unavailability time commencing at the beginning of the applicable Three Month Period or Subsequent Three Month Period in

14

November 30, 2001	SOW 31NE

SLR No.	Procedure	Service Commitment Level	Service Affecting/ Non-Service Affecting	Performance Credit	Report Frequency and Performance Credit Calculation Interval

which such month is contained and ending on the last day of such month exceeded the 20 Hour Requirement; minus (2) each hour or portion thereof in which the cumulative Scheduled Service Unavailability time commencing at the beginning of the applicable Three Month Period or Subsequent Three Month Period in which such month is contained and ending on the last day of the month immediately preceding the current month exceeded the 20 Hour Requirement.

For purposes of this Attachment 3 to SOW 31 NE, the Three Month Period shall commence on November 1, 2001 and end on January 31, 2002. The first Subsequent Three Month Period as described in paragraph 2 of this Attachment 3, shall commence on February 1, 2002 and end on April 30, 2002. Any additional Subsequent Three Month Periods, if any, must be agreed to by the Parties in accordance with paragraph 2 of this Attachment 3.

2)                                      Extension and Operation with Respect to GEP Element No. 3.  The Parties agree that they may extend the terms of the Temporary SLR-2 Modification upon the same terms of paragraph I of this Attachment 3 beyond April 30, 2002, only for one or more three month periods (a “Subsequent Three Month Period”) without otherwise changing the provisions of this Attachment 3 and without the requirement of a Statement of Work, and that they have, accordingly extended the terms of the Temporary SLR-2 Modification upon the same terms of paragraph 1 of this Attachment 3 for only the first Subsequent Three Month Period, which, as set forth above, shall commence on February 1, 2002 and end on April 30, 2002. The Parties also agree and acknowledge that prior to the SOW Effective Date, the provisions of Attachment 3 as it existed prior to the SOW Effective Date, including all extension letters with respect to Attachment 3 (the “Prior Attachment 3”) shall control, except for purposes of measuring satisfaction of GEP Element No. 3 pursuant to Section 32.6d of the Master Agreement, which is set forth in the following sentence. Accordingly, the Parties further agree that for purposes of measuring satisfaction of GEP Element No. 3 pursuant to Section 32.6d. of the Master Agreement, a “Failure” of GEP Element No. 3 shall be considered to occur when any one of the

15

November 30, 2001	SOW 31NE

following two events occurs, it being expressly understood that for this purpose, any Three Month Period or Subsequent Three Month Period as defined in the :Prior Attachment 3 shall be referred to as a “Prior Three Month Period”):

(a)                                  20 Hour Requirement Violation: The Scheduled Service Unavailability time exceeds the 20 Hour Requirement in more than one of the following periods that fall in an Associated EP, even if the Subsequent Three Month Periods in which Scheduled Service Unavailability time exceed the 20 Hour Requirement are not consecutive: any Prior Three Month Period, the Three Month Period and any Subsequent Three Month Period.

(b)                                 Monthly Requirements Violations: The Scheduled Service Unavailability time exceeds or fails to satisfy any one or more of the Monthly Requirements (that is, the Sunday Requirement, the Single Event Requirement or the 6 a.m. Requirement), whether the same Monthly Requirement or any combination of the Monthly Requirements either (1) in any 2 consecutive months in the Associated EP, or (2) in any 3 or more months (even if not consecutive) during the Associated EP. By way of illustrating the operation of the foregoing sentence, a “Failure” of GEP Element No. 3 shall be considered to occur during an Associated EP during which the Temporary SLR-2 Modification is in effect if (1) during the first month of the Associated EP Scheduled Service Unavailability time failed to satisfy the Sunday Requirement, (2) during the 4th month of the Associated EP Scheduled Service Unavailability time failed to satisfy the 6 am Requirement and (3) during the 10”‘ month of the Associated EP Scheduled Service Unavailability time failed to satisfy the Single Event Requirement. By way of additional illustration, a “Failure” of GEP Element No. 3 shall not be considered to have occurred during an Associated EP during which the Temporary SLR-2 Modification is in effect, if during a month within the Associated EP, Scheduled Service Unavailability time failed to satisfy in any single month any two or all of the Monthly Requirements, for example, both the Sunday Requirement and the 6 a.m. Requirement, because such failure to satisfy more than one Monthly Requirement in a single month is not by itself a condition sufficient to constitute a “Failure” of this GEP Element.

The Customer and the Contractor agree that there may be instances during an Associated EP and during such times as the Temporary SLR-2 Modification is in effect that they may agree to one or more express waivers of any one or more of the 20 Hour Requirement, the Sunday Requirement, the Single Event Requirement or the 6 am Requirement. Accordingly, the parties agree that for purposes of determining a “Failure” of GEP Element No. 3 during such times, the GEP Auditor shall consider the existence of such waiver to mean that a failure to satisfy any one or more of the 20 Hour Requirement, the Sunday Requirement, the Single Event Requirement or the 6 a.m. Requirement did not occur, if and only if the GEP Auditor determines upon examination that a waiver satisfying the following specific requirements was given: (1) the waiver is an original paper copy and not a photocopy or electronic version or copy; (2) the waiver is executed by both Co-Chairs of the Customer; (3) the waiver makes specific reference to which one or more of the 20 Hour Requirement, the Sunday Requirement, the Single Event Requirement or the 6 a.m.

16

November 30, 2001	SOW 31NE

Requirement is or are being waived; and (4) the waiver makes specific reference to which specific Subsequent Three Month Period or which specific month or months it is applicable. If the GEP Auditor is unable conclusively to determine satisfaction of any one or more of the preceding four requirements for any alleged waiver, then such waiver shall be considered by the GEP Auditor not to constitute a waiver sufficient to waive any GEP Element 3 Requirements.

3)                                      Additional Obligations.  In addition to the foregoing and as a continuing obligation during the time of the Temporary SLR-2 Modification, and any extension thereof, Contractor shall be required to provide an Advance Notification and a Post Mortem Report of all activity/functions performed during each NPAC Scheduled Service Unavailability time.

a)                                      The Advance Notification is to be provided to each respective of the Customer’s Project Executive at least 10 business days in advance of the date the Schedule Service Unavailability event is to be performed.

b)                                     The Post Mortem report is to be provided to the Customer’s Project Executive on or before the close of four business days following the performance of each NPAC Scheduled Service Unavailable time.

c)                                      Each Notification and/or Report shall report the required data under the following category descriptions: a Task by Task Description, Planned Down Time (Start and End Time), Actual Down Time (Start and End Time), and Duration.

4)                                      Agreement to Consider Actual History.  Subject to the preceding provisions of this Attachment 3, from this SOW Effective Date through the end of the last Subsequent Three Month Period (currently April 30, 2002), Customer and Contractor shall jointly evaluate the prior results of NPAC Scheduled Service Unavailability time activity/functions actuals, i.e., actual Scheduled Service Unavailability required each month.

5)                                      Express Continuing Reservation.  The agreement set forth herein is not intended by itself to in any way constitute an agreement or waiver of the Performance Credits referenced in Exhibit G (as modified by the SLR-2 Letter Agreement) for any period other than the period commencing with the SOW Effective Date and concluding with the expiration of the last Three Month Period, unless sooner ended pursuant to the previous provisions of this Attachment 3.

17

November 30, 2001	SOW 31NE

IN WITNESS WHEREOF, the undersigned have executed this SOW 31NE as of the SOW Effective Date.

Contractor:

NeuStar, Inc.

By:
Name:
Title:
Date:

Customer:

North American Portability Management LLC
as successor to Northeast Carrier Acquisition Company, LLC

By:
Name:
Title:
Date:

By:
Name:
Title:
Date:

18

July 8, 2002	SOW 34

STATEMENT OF WORK 34

NPAC/SMS TEST PLATFORM SERVICES

July 8, 2002	SOW 34

PROPOSED STATEMENT OF WORK
NPAC/SMS TEST PLATFORM SERVICES

(under Agreement for NPAC/SMS Services)

1.                                      INTRODUCTION; PARTIES.  This Statement of Work (this “SOW”) is entered into pursuant to Article 13 of, and upon execution shall become a part of, the Agreement for Number Portability Administration Center / Service Management System (each, a “Master Agreement”) between NeuStar, Inc. (“Contractor”) and the North American Portability Management, LLC, on behalf of the respective limited liability companies indicated below (the “Customer”):

North American Portability Management, LLC, on behalf of:

LNP, LLC (Midwest)

Southwest Region Portability Company, LLC

Northeast Carrier Acquisition Company, LLC

Western Region Telephone Number Portability, LLC

Southeast Number Portability Administration Company, LLC

Mid-Atlantic Carrier Acquisition Company, LLC

West Coast Portability Services, LLC

The number in the upper right hand corner refers to this SOW.  Capitalized terms used herein without definition shall have the meanings as defined in the Master Agreements.  For the purposes of this SOW, the limited liability companies that executed the Master Agreement, including Customer, shall be referred to as the “Regional Companies”.

2.                                      TERM OF SOW.  This SOW shall be effective with respect to the Contractor and the Customer only on execution by Contractor and Customer in accordance with Article 30 of the Master Agreement, and the date this SOW becomes effective shall be the “SOW Effective Date.”  This SOW shall remain in effect until May 31, 2006.

3.                                      SCOPE OF ADDITIONAL SERVICES. The Additional Services contemplated under this SOW are a custom enhancement for a service that provides a test environment that is the functional equivalent to the production NPAC/SMS.  This test environment is specifically for services outside the scope of the Master Agreement and outside software release SOWs.  The Additional Services to be undertaken by Contractor are generally described as set forth below.  Furthermore, this SOW does not in any way entitle a User to access the production NPAC/SMS.  Testing associated with this SOW will not in any way satisfy the certification testing requirements of SOW 24 (Continuing Certification Process) and as such will not result in validation of the User’s systems as certified for LNP purposes.

The NPAC/SMS Test Platform (the “NPAC/SMS Test Platform”) shall provide a suitable environment for Service Providers to perform unsupported regression testing and testing for vendor software.

July 8, 2002	SOW 34

(a) NPAC/SMS Test Platform Configuration

On an ongoing basis, the NPAC/SMS Test Platform will support the current production release of software.  During new SOW software releases, the NPAC/SMS Test Platform will support the existing production release of software until all regions have successfully implemented the new software release.  The NPAC/SMS Test Platform will not support region custom releases.  The NPAC/SMS Test Platform front-end application will employ a HP server (HP N series, rp7410 server) while the back-end database will utilize a Sun series server (Sun Fire V880 server).  There will be no replication feature.

It is intended that any upgrades required to support future NPAC/SMS software releases will be recouped by the SOW associated with the software release.

(b) NPAC/SMS Test Platform Availability

NPAC/SMS Test Platform Normal Support Hours (“Normal Support Hours”) are defined to be 9:00am through 7:00pm EST during Business Days .  The NPAC/SMS Test Platform will be available on a 24/7 basis and maintain 90.0% minimum service availability per calendar month.   There will be a monthly maintenance allowance of ten (10) hours.  Contractor will give Users as much notice as reasonably possible prior to NPAC/SMS Test Platform maintenance periods.

Any condition other than the maintenance allowance mentioned above or any monthly maintenance over the 10 hour allowance where the NPAC/SMS Test Platform is inaccessible to all Users shall be considered NPAC/SMS Test Platform Unavailability (“NPAC/SMS Test Platform Unavailability”).  The maintenance hour allowance will not occur during NPAC/SMS Test Platform Normal Support Hours and will not count towards NPAC/SMS Test Platform Unavailability.

There shall be performance credits associated with NPAC/SMS Test Platform Unavailability.  These performance credits shall be in accordance with Table 1.

Table 1

Monthly Performance Credits

Test Platform Unavailability	Performance Credit	Maximum Credit

< 90%	One and One Half (1.5) hours for every full unavailable hour	[* * *]

Notes: (1) Performance Credit = [* * *] for every full unavailable hour

The Monthly Performance Credit listed above shall be the User’s sole and exclusive remedy and Contractor’s only liability for NPAC/SMS Test Platform Unavailability.  The duration of NPAC/SMS Test Platform Unavailability periods will be determined at the sole discretion of Contractor, based upon Contractor’s internal records.

July 8, 2002	SOW 34

(c) NPAC/SMS Test Platform Support Resources

NPAC/SMS Test Platform support shall be performed by Contractor Application Engineer (“Application Engineer”) resource.  The Application Engineer is a resource shared by all Users on a first-come, first-served basis whose responsibilities associated with the NPAC/SMS Test Platform shall include, but not be limited to, the following:

•                  System Administration

•                  Database Administration

•                  Application Support/Trouble Shooting

•                  Key Exchange

•                  Filter Management

•                  BDD File Requests

The Application Engineer resource shall be available during NPAC/SMS Test Platform Normal Support Hours.  Users may request Application Engineer support through a process to be defined by Contractor which will be posted on its web site.  The Application Engineer resource shall be available to assist Users on a “first-come-first-served” basis.

 A Dedicated Test Engineer (“Dedicated Test Engineer”) performs testing one-on-one solely for the requesting User.  Users may request Dedicated Test Engineer support resources through a process to be defined by Contractor which will be posted on its web site.  This type of resource is solely a User elective option based on User test requirements.  Dedicated Test Engineer support resources are charged directly to the requesting User in accordance with section 8.1 below.

If Dedicated Test Engineer support is scheduled by User and User does not advise Contractor of cancellation, changes, reductions or delays at least three (3) Business Days prior to scheduled commencement of Dedicated Test Engineer support activity, the Contractor shall charge the User the amount the Contractor in good faith determines the User would have paid if Dedicated Test Engineer support had occurred as scheduled.  Notwithstanding the foregoing, the maximum User payment liability shall be equal to eight (8) hours of Dedicated Test Engineer support cost.

If Dedicated Test Engineer support is scheduled by User but Dedicated Test Engineer support becomes unavailable due to Contractor’s actions or inactions, and provided Contractor does not advise User of unavailability of Dedicated Test Engineer support at least three (3) Business Days prior to scheduled commencement of Dedicated Test Engineer support activity, then Contractor will issue a credit to the User’s account, which credit shall be the User’s sole and exclusive remedy and Contractor’s only liability for such unavailability, the amount the Contractor in good faith determines the User would have paid if Dedicated Test Engineer support had occurred as scheduled.   Notwithstanding the foregoing, the maximum Contractor credit liability shall be equal to eight (8) hours of Dedicated Test Engineer support cost.

July 8, 2002	SOW 34

If Dedicated Test Engineer support resource was scheduled by User for testing activity on the NPAC/SMS Test Platform and the NPAC/SMS Test Platform is in a state of NPAC/SMS Test Platform Unavailability for any portion of the period for which Testing was scheduled, Contractor will waive User’s Dedicated Test Engineer support charge for the duration of the NPAC/SMS Test Platform Unavailability, even though the Dedicated Test Engineer support resource is available.

User may request a specific Dedicated Test Engineer support resource but if the specified Dedicated Test Engineer support resource becomes unavailable after originally scheduled, Contractor shall not be liable for credits if Contractor reasonably determines that a suitable replacement resource is available for the User’s scheduled Dedicated Test Engineer support activity.

4.                                      OUT OF SCOPE SERVICES.  This SOW contains the agreed upon terms and conditions that shall govern Contractor’s performance of the services described herein.  The services provided for in this SOW and for which Contractor shall be compensated in accordance with Section 8 shall not be interpreted, implied, or assumed to include any other service(s), including, but not limited to, additional or changed services, not specifically described in this Section 2, Scope of Additional Services.  Any and all requested or required services or change orders (hereinafter “Out of Scope Services”) may be provided in accordance with the Master Agreement and, specifically, Section 13, Additional Services.

Any and all performance parameters, services or products associated with this Agreement will not be measured by nor directly impact the GEP metric requirements of SOW 25 – T/N Price Reduction And Contract Update And Extension or Exhibit G Service Level Requirements NPAC/SMS Services of the Master Agreement.

5.                                      PROJECT PHASES.  The schedule set forth in the following table is a summary and estimate of tasks and time frames for implementation:

Phase	Summary Milestones	Interval
Phase 0.0	SOW Effective Date	Week 0
Phase 1.0	NPAC/SMS Test Platform Procurement	Weeks 1-6
Phase 2.0	NPAC/SMS Test Platform Set-up	Week 7-8
Phase 3.0	NPAC/SMS Test Platform General Availability	End of Week 8

Phase 0.0                                           This phase marks agreement between the parties for the implementation of the Additional Services.

Phase 1.0                                           This phase involves but is not limited to procuring NPAC/SMS Test Platform hardware and software required for the test environment and other resources for ongoing support.

July 8, 2002	SOW 34

Phase 2.0                                           This phase involves but is not limited to configuration and integration of the NPAC/SMS Test Platform and database migration and the training of resources for ongoing support.

Phase 3.0                                           This phase marks the implementation and availability of the Test Platform to the Users.  The completion of this phase constitutes the SOW Completion Date (“SOW Completion Date”) of the Additional Services.

6.   COMPLETION AND ACCEPTANCE CRITERIA.  The following internal documents are applicable to the Additional Services contemplated under this SOW:

N/A                         Functional Requirements Specifications

N/A                         Requirements Traceability Matrix

N/A                         System Design

N/A                         Detailed Design

N/A                         Integration Test Plan

N/A                         System Test Plan

N/A                         Software Quality Assurance Program Report

                                      User Documentation

N/A                         Software Configuration Management Plan

N/A                         Standards and Metrics

7.                                      IMPACTS ON MASTER AGREEMENT (Includes Existing Specifications).

None                   Master Agreement

None                   Exhibit B Functional Requirements Specification

None                   Exhibit C Interoperable Interface Specification

None                   Exhibit E Pricing Schedules

None                   Exhibit F Project Plan and Test Schedule

None                   Exhibit G Service Level Requirements

None                   Exhibit H Reporting and Monitoring Requirements

None                   Exhibit J User Agreement Form

None                   Exhibit K External Design

None                   Exhibit L Infrastructure/Hardware

None                   Exhibit N System Performance Plan for NPAC/SMS Services

8.                                      COMPENSATION AND PAYMENT

8.1                               Compensation

Customer represents that it is executing this SOW on behalf of their regional End-Users, as defined herein.  Customer understands that the Non-Recurring Charges and Monthly Recurring Fee are considered Allocable Charges as referenced in the FCC’s Third Report and Order, CC Docket 95-116, RM 8535, FCC 98-82 (“Cost Recovery Order”) and Statement of Work for Billing and Collection Operations and System (“SOW 11”).  Pursuant to the Cost Recovery

July 8, 2002	SOW 34

Order, all End-Users in each Subscribing Customer’s region are to be invoiced a portion of the Allocated Charges, as determined by an allocation percentage based on end-user revenue, provided that End-Users with no end-user revenue (i.e. Wholesalers) are to be invoiced [* * *]Dollars ($[* * *]) per region per year.  Customer understands that as a result of the Third Report and Order, all End-Users in each Subscribing Customer’s region are responsible to pay the total purchase price of the Enhancement, as defined herein.  As used under this SOW, “End-Users” shall mean all telecommunications carriers that are subject to local number portability contribution requirements and file Telecommunications Worksheets, FCC Form 499-A.

For the purposes of and in accordance with both Section 23.3 (“Users’ Liability for Payments”) of the Master Agreement and the Cost Recovery Order, this Enhancement shall be considered by all End-Users to be services performed prior to any effective date of termination. Accordingly and notwithstanding any other provisions to the contrary in the Master Agreement or any exhibit attached thereto, in the event any amounts owed pursuant to this SOW remain outstanding upon any termination or expiration of the Master Agreement or this SOW, such amounts shall be immediately due and payable by the charged End-Users as provided for herein.

Customer’s payment obligations hereunder shall not be subject to, and Customer hereby expressly waives, any right of setoff or deduction with respect to any such amounts.

A.                                    Non-Recurring Charges

Non-Recurring Charges (“Non-Recurring Charges”) are defined as initial costs and set-up fees associated with the establishment of the NPAC/SMS Test Platform.

Pricing Methodology.  The price for Non-Recurring Charges under this SOW shall be calculated based upon the following pricing methodology:

Pricing. The pricing for Non-Recurring Charges shall be an amount equal to the Costs plus the Fee, not to exceed the cap or maximum amount of Non-Recurring Charges as more particularly described herein below (the “Cap”).

(i)            Costs. As used in this SOW, “Costs” or “Cost” mean those costs that have been incurred or will be incurred by Contractor as a result of implementing or postponing the implementation of the NPAC/SMS Test Platform, which Costs shall include but not be limited to the following:

Direct costs. Those direct costs incurred by Contractor attributable to the implementation of the NPAC/SMS Test Platform, including, but not limited to hardware, software, licenses, maintenance, dedicated resources, quality assurance, configuration control, any delay caused by a User, labor, employee benefits, incentive payments, bonuses, consultants, and associated operating expenses thereof and other allocable direct charges (collectively, “Direct Costs”);

July 8, 2002	SOW 34

Corporate Overhead costs.  Those shared expenses that are allocable as indirect costs, applied in accordance with Contractor’s overhead indirect allocation methodology, and which is consistent with U.S. general accepted accounting principles (collectively, “Corporate Overhead Costs”);

(ii)        Fee.  As used in this SOW, “Fee” shall be equal to [* * *]

[* * *]Dollars ($[* * *]).  Contractor shall be solely responsible for any and all Costs which cause the Cost plus the Fee to exceed the Cap.

There are two payment options for Non-Recurring Charges: (i) in one lump sum payment on the SOW Completion Date (“SOW Invoice Date”) to be billed no earlier than January, 2003  (ii) through financing the Non-Recurring Charges with Contractor over thirty-six (36) months, billing to commence no earlier than January, 2003.  These payments options are illustrated in Table 2, using the CAP as the amount financed.

Table 2

Example of Non-Recurring Charges Payment Options

	Total Price		Total Price Per Region

Lump Sum Payment	$	[* * *]	$	[* * *]

Finance Option	Total		Per Region
Total Financed	$	[* * *]	$	[* * *]
Number of Months**	[* * *]		[* * *]
APR**	[* * *]		[* * *]
Monthly Payment	$	[* * *]	$	[* * *]
Total of Payments	$	[* * *]	$	[* * *]

** Assumes an SOW Completion Date of December, 2002 with payments beginning in Jan-03 and continuing through Dec-05 (36 months) at a 10.5% APR.  Interest will accrue on amount financed beginning on the SOW Completion Date.

The financing charge shall be equal to the lesser of: (i) 10.5%; (ii) the thirty-six (36) month London Interbank Offered Rate (“LIBOR”) on the SOW Invoice Date plus 532 basis points(1)  or (iii) Contractor’s actual financing rate, inclusive of any structuring, administrative, or other related financing costs.

In the event that Customer fails to provide Contractor with written notice of its intention to finance the Non-Recurring Charges as set forth above within sixty (60) days after the SOW Effective Date, Customer shall be obligated to pay the entire Non-Recurring Charge on the SOW Invoice Date.

(1) The 532 basis spread was calculated by substracting the thrity-six(36) month LIBOR as of 5/31/2004 from 10.5%.

July 8, 2002	SOW 34

The prices set forth herein are valid only if all seven (7) Regional Companies execute the SOW.  It is hereby understood that if the Canadian LNP Consortium, Inc. (the “Consortium”) implements the Enhancement contemplated by this SOW, or portions thereof, then the Consortium will share on a proportional basis the relevant costs (e.g., Non-Recurring Charges and Monthly Recurring Fee) in the same manner as the costs of Enhancements set forth in other SOWs.

B.  Monthly Recurring Fee

The Monthly Recurring Fee (“Monthly Recurring Fee”) is defined as the allocable charge to the customer billed at the end of each month.  Monthly Recurring Fees will begin accruing immediately after the SOW Completion Date.  Any Monthly Recurring Fees incurred in 2002 will be billed as a lump sum in January, 2003.  Subsequent Monthly Recurring Fees will be invoiced with the next billing cycle after the month in which they were incurred.  The first and final invoices may be prorated as necessary.

a)              Pricing.  The pricing for the Monthly Recurring Fee shall be equal to the amounts shown in Table 3 below.  The Monthly Recurring Fee reflects all maintenance and resource charges associated with operating the NPAC/SMS Test Platform.  These charges include but are not limited to hardware and software maintenance and NPAC/SMS Test Platform support resources.

Table 3

Monthly Recurring Fee

	Year 1				Year 2				Year 3				Year 4
	Per Region		Total		Per Region		Total		Per Region		Total		Per Region		Total
Monthly Recurring Fee	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]

* Year 1 will be the first 12 calendar months after the SOW Completion Date.  Subsequent years will begin on months 13, 25, and 37.

The prices are valid only if all seven (7) Regional Companies execute the SOW It is hereby understood that if the Canadian LNP Consortium, Inc. (the “Consortium”) implements the Enhancement contemplated by this SOW, or portions thereof, then the Consortium will share on a proportional basis the relevant costs (e.g., Non-Recurring Charges and Monthly Recurring Fee) in the same manner as the costs of Enhancements set forth in other SOWs.

b)             Usage Fees.   Users will be charged directly for any Dedicated Test Engineer support resources requested and scheduled.  Dedicated Test Engineer

July 8, 2002	SOW 34

support resources shall be scheduled for periods of a minimum of four (4) hours.  The price for a 4-hour period is [* * *]Dollars ($[* * *]).

8.2                               Payment Terms

Invoicing:

Contractor shall prepare invoices (separate from Master Contract invoicing, but which may include invoicing for other SOW charges) on the last day of a calendar month and send to each User for the amount of its User Charges.  Contractor shall also prepare and deliver to Customer a report (the “Monthly Summary of Charges”) setting forth the billing calculation above for each User in the Service Area, and for all Users within the Service Area.  All invoices shall be due and payable within thirty (30) days of the date of the invoice.   Late payments will be subject to a One and Twenty Five One Hundredths percent (1.25%) interest charge per month, or, if lower, the maximum rate permitted by law.

With respect to End-Users that are not Users (individually a “Non-User” and collectively, “Non-Users”), Contractor shall prepare invoices (separate from Master Contract invoicing, but which may include invoicing for other SOW charges) on the last day of a calendar quarter and send to each Non-User for the amount of its charges.  Contractor shall also prepare and deliver to Customer a report (the “Monthly Summary of Charges”) setting forth the billing calculation above for each Non-User in the Service Area, and for all Non-Users within the Service Area.  All invoices shall be due and payable within thirty (30) days of the date of the invoice.   Late payments will be subject to a One and Twenty Five One Hundredths percent (1.25%) interest charge per month, or, if lower, the maximum rate permitted by law.

Collections and remedies for those carriers and other entities that are Users (including without limitation that disputes be resolved by arbitration as specified in Article 13 of the User Agreement) will be as defined in their User Agreement.  With respect Non-Users, collections and remedies terms with respect to payment of all amounts billable to such carriers, whether for charges for this SOW or for any other Allocated Charges billed in accordance with the Cost Recovery Order, shall be as defined in Exhibit A of this SOW.

Any billing disputes shall be promptly presented to Contractor in writing and in reasonable detail.  Requests for adjustment shall not be cause for delay in payment of the undisputed balance due. User may withhold payment of any amounts which are subject to a bona fide dispute; provided it shall pay all undisputed amounts owing to Contractor that have been separately invoiced to User.  If re-invoice occurs following the thirty (30) day payment schedule, such invoice for the undisputed amount shall be paid within ten (10) business days of receipt by User.  User and Contractor shall seek to resolve any such disputes expeditiously, but in any event within less than thirty (30) days after receipt of notice thereof.  All disputed amounts ultimately paid or awarded to Contractor shall bear interest from the thirtieth (30th) day following the original invoice.

Notwithstanding the foregoing, User may not withhold payment of any amounts invoiced by Contractor based solely upon a dispute between Customer and User concerning how User is allocated charges under the Allocation Model.

July 8, 2002	SOW 34

The payments provided for in this Section shall not be applied against the Annual Target Amounts referred to in the Master Agreement.

Taxes:

Each End-User is to remit to or reimburse Contractor for any taxes that an EndUser is obligated to pay by law, rule or regulation or under this Agreement or its respective NPAC/SMS User Agreement.

Assignment of Monies Due:

As provided in Section 22.2 of the Master Agreement, Contractor may, upon written notice to Customer, assign monies due or that are to become due under a Statement of Work, provided that no such assignment may impose upon Customer or Users any obligations in addition to or different than those set forth in the Master Agreement or the subject Statement of Work, or preclude Customer or Users from dealing solely and directly with Contractor, except for billing and payments, in all matters pertaining to this Agreement or the subject Statement of Work, including the negotiation of amendments and the settlement of disputed invoices.

8.3                               Secured Financing.

Consent to Assignment:

Customer acknowledges that Contractor intends to reallocate receivables due under this SOW (the “SOW 34 Receivables”) from Future SOW Receivables to Financed SOW Receivables, as those terms are defined in SOW 30 to the Master Agreement (“SOW 30”).  Without in any way implying whether consent is or is not required under the Master Agreement, Customer consents to the transfer and assignment by Contractor of all of its right, title and interest in and to SOW 34 Receivables, and all rights to payments with respect thereto, to the Borrower pursuant to the Transfer Agreement for making loans through the Loan Facility under the Loan Agreement, as those terms are defined in SOW 30, as well as all other related transactions contemplated thereunder.  Upon the request and at the expense of Contractor, Customer shall do all such things (including the signing and execution of documents and other instruments) as may be reasonably required to effectuate the intent and purposes of the forgoing.

Waiver of Right of Set-Off:

The obligations of the Customer and the carriers and other entities which the Contractor is entitled to bill under the Master Agreement shall not be subject to, and the Customer hereby expressly waives, any right of setoff or deduction against amounts due and payable in respect of the SOW 34NE Receivables that might arise by reason of any failure by the Contractor to perform any of its obligations hereunder.  Notwithstanding the foregoing, by its execution hereof, neither the Customer nor any such entities releases, waives, discharges or otherwise agrees to forego any rights or remedies (other than set-off or deduction against amounts due and payable in respect of the SOW Receivables) that may be asserted against the Contractor under this SOW,

July 8, 2002	SOW 34

whether at law or in equity, including but not limited to termination, Performance Credits or damages, but subject to any applicable restrictions set forth herein.

8.4                               Price Review.

Contractor will cause its regular independent auditor (“Contractor’s Auditor”) to commence a review of the accuracy and validity of the Costs associated with the Non-Recurring Charges incurred under this SOW during the first Contractor quarterly financial audit that occurs after the SOW Completion Date.  This audit will validate the Costs incurred and Fees applied plus any changes to the fees to be charged to Users, and the schedule of effective date(s) for said changes in the fee structure.

If it is determined by Contractor’s Auditor that the Non-Recurring Charges are greater than the Costs incurred from Phase 0.0 continuing up to the SOW Completion Date plus the Fee applied, Contractor shall refund the overcharge to Customer.

9.                                      PROJECT MANAGEMENT.  When deemed appropriate by User and Contractor, Project Managers will be assigned to produce and verify a delivery schedule, to coordinate logistics and delivery of all deliverables, and to conduct project quality review meetings.  The Assigned Project Managers are:

Contractor Project Manager	Darius Irani (or designee)
45980 Center Oak Plaza, Bldg 10
Sterling, VA 20166

User Project Manager

10.                               CONTINUATION OF MASTER AGREEMENT AND USER AGREEMENT.  Except as specifically modified and amended hereby (including by the SOW Specifications where applicable), all the provisions of the Master Agreement and the User Agreements entered into with respect thereto shall remain unaltered and in full force and effect in accordance with their terms.  From and after the date hereof, any reference in either the Master Agreement to itself or in any User Agreement to itself or to the Master Agreement and applicable to any time from and after the date hereof, shall be deemed to be a reference to such agreement as modified and amended by this SOW.  Notwithstanding the foregoing, with respect to User Enhancements, (i) the Master Agreement shall be modified and amended only to the extent necessary to give effect to the terms of this SOW and without affecting those Users or their User Agreements that are not Subscribing Users, and (ii) only those User Agreements that have been entered into with the Subscribing Users shall be modified and amended hereby.  From and after the effectiveness of this SOW, this SOW shall be a part of the Master Agreement and, as such, shall be subject to the terms and conditions therein.

July 8, 2002	SOW 34

11.                               JOINDER.  If at any time hereafter a Customer, other than a Subscribing Customer desires to become a Subscribing Customer or, with respect to User Enhancements, a User, other than a Subscribing User, desires to become a Subscribing User, Such Customer or User may become a Subscribing Customer or Subscribing User, respectively, by executing a joinder agreement in which they agree to be bound by the terms and conditions of this SOW, as modified from time to time.  A Customer or User executing such a joinder shall share in the payment of the price of the Additional Services provided for herein in a fair and equitable manner, and in no event in excess of the payments which would have been incurred had such Customer or User been a Subscribing Customer or Subscribing User at the time of effectiveness of this SOW, excluding any incremental work, such as Industry Regression Testing, borne by the Contractor in order to properly implement the Additional Services provided herein.

12.                               INTEGRATION.       This SOW sets forth the entire understanding between the Parties with regard to the subject matter hereof and supercedes any prior or contemporaneous agreement, discussions, negotiations or representations between the Parties, whether written or oral, with respect thereto.

13.                               COUNTERPARTS.  This SOW may be executed in two or more counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document.  All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

July 8, 2002	SOW 34

IN WITNESS WHEREOF, the undersigned have executed this SOW 34 as of the SOW Effective Date.

Contractor:

NeuStar, Inc.

By:
Name:
Title:
Date:

Customer:

North American Portability Management LLC

By:

Name:
Title:
Date:

By:

Name:
Title:
Date:

July 8, 2002	SOW 34

EXHIBIT A

COLLECTION POLICY

Schedule for PAST DUE Bills

Days Past Due	Amount of Invoice(s)	Action
3	>$50K	Follow-up call to carrier
10	>$5K	Follow-up call to carrier
20	ALL	Send letter to carrier
40	ALL	Escalate: Send certified letter to carrier, List of Delinquent carriers to NANC and FCC for 208 process(2)
60	ALL	Write-off overdue amount and send to Collection Agency (1)

ALL LATE PAYMENTS
ARE SUBJECT TO A 1.25% INTEREST CHARGE PER MONTH.

(1)         Any overdue accounts referred to a collection agency will be written off, including bankruptcies.  Any amount collected net of collection agency charges will be credited to the carrier per the allocation in effect.  NeuStar will seek Customer approval for write-offs greater than Ten Thousand Dollars ($10,000), but in no case will approval be unreasonably withheld for accounts One Hundred Eighty (180) days past due.

(2)         Contractor, as part of its normal business practice, will maintain a collection history file for all accounts.  The collection history file will contain invoice dates, dates of letter and phone contacts and responses (or non-responses) to those contacts from the carriers.  This information will be provided to Subscribing Customer(s) or any regulatory agency in support of the 208 process, if required.

Amendment No.36-NAPAM(NE)

APRIL 2, 2003 - FINAL

SOW:              No

                                                _ Yes

SETTLEMENT OF BILLING FOR MODIFIES DISPUTE

UNDER

AGREEMENT FOR NUMBERING ADMINISTRATION CENTER / SERVICE MANAGEMENT SYSTEM

Amendment No.36-NAPAM(NE)

APRIL 2, 2003 - FINAL

SOW:              No

                                                _ Yes

SETTLEMENT OF BILLING FOR MODIFIES DISPUTE

UNDER

AGREEMENT FOR NUMBERING ADMINISTRATION CENTER/SERVICE
MANAGEMENT SYSTEM

1.  PARTIES

This amendment (this “Amendment”) is entered into pursuant to Article 30 of, and upon execution shall be a part of, the Agreement for Number Portability Administration Center/Service Management System (referred to as the “Master Agreement”) by and between NeuStar, Inc., a Delaware corporation (“Contractor”) and the North American Portability Management LLC, a Delaware limited liability company (the “Customer” or “NAPM”), as the successor in interest to and on behalf of Northeast Carrier Acquisition Company, L.L.C. (the “Subscribing Customer”).

2.  EFFECTIVENESS

This Amendment shall be effective as of April 2, 2003 (the “Amendment Effective Date”) only upon execution of separate amendments by Contractor and Customer as the successor in interest to and on behalf of all of the following entities that were signatories under separate agreements with Contractor and which were merged into NAPM and no longer exist  (each a “Subscribing Customer”):

•                  LNP, L.L.C. (Midwest)

•                  Mid-Atlantic Carrier Acquisition Company, L.L.C.

•                  Northeast Carrier Acquisition Company, L.L.C.

•                  Southeast Number Portability Administration Company, L.L.C.

•                  Southwest Region Portability Company, L.L.C.

•                  West Coast Portability Services, L.L.C.

•                  Western Region Telephone Number Portability, LLC

The number in the upper left-hand corner refers to this Amendment.  Capitalized terms used herein without definition shall have the meanings as defined in the Master Agreement.

3.  DISPUTE & SETTLEMENT

3.1                                 Modifies as TN Porting Event.  Customer and Contractor have disagreed on whether certain operations (referred to in this Amendment as “Modifications”) involving a modification action on any data in an active subscription version associated with a particular Telephone Number (“TN”) and the subsequent broadcast of the information related thereto constitutes a

Amendment No.36-NAPAM(NE)

APRIL 2, 2003 - FINAL

SOW:              No

                                                _ Yes

“TN Porting Event,” properly chargeable to Users in accordance with Schedule 1 of Exhibit E to the Master Agreement (the “Dispute”).

3.2                                 Settlement.  In consideration of the compromise and settlement of the Dispute under the terms and conditions set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth in this Amendment.

3.3                                 Reservations.  The modifications, amendments and price concessions made herein were negotiated together and collectively, and each is made in consideration of all of the other terms herein.  All such modifications, amendments and price concessions are interrelated and are dependent on each other.  No separate, additional or different consideration is contemplated with respect to the modifications, amendments and price concessions herein. Notwithstanding anything to the contrary contained in this Amendment, the parties expressly and explicitly agree and acknowledge that the only consideration for the compromise and settlement of the Dispute is the agreement of the parties to the resolution of the Dispute hereunder and the modifications, amendments and price concessions made herein and that no other consideration, express or implied, was involved in such compromise and settlement of the Dispute. Both parties expressly and explicitly state that nothing contained in this Amendment is intended to constitute nor shall it be implied to constitute an acceptance or acknowledgment of, or an acquiescence to, the contentions or positions of the other party regarding the Dispute.  Further, nothing contained in this Amendment is intended nor shall it be implied to constitute any change or any acknowledgment, with respect to the inclusion, treatment or charges for operations or processes other than the Modifications, and the parties expressly and explicitly do not waive, release or otherwise alter their rights or remedies with respect to such other operations or processes.

4.  SETTLEMENT PAYMENT

4.1                                 Computation.  Contractor will pay to all End-Users in all Service Areas for all Subscribing Customers the amounts set forth below as Unamortized Payments and Amortized Payments.  These payments shall be divided equally between Service Areas as set forth in Section 4.2.

(a)                                  Unamortized Payments. For purposes of this Amendment, the “Unamortized Payment” shall mean (i) for all Service Areas cumulatively, the monthly payment of a principal amount of [* * *]Dollars (US$[* * *]) in seventeen (17) equal installments and (ii) for any single Service Area, the monthly payment of a principal amount of [* * *] Dollars ($[* * *]) in seventeen (17) equal monthly installments as set forth in Section 4.2.

(b)                                 Amortized Payments.  For purposes of this Amendment, the “Amortized Payment” shall mean (i) for all Service Areas cumulatively, the monthly payment that amortizes a principal amount of [* * *]Dollars (US$[* * *]) over seventeen (17) months with an interest rate equal to the Seventeen Month LIBOR, as defined in Section 4.4, plus 532 basis points,

Amendment No.36-NAPAM(NE)

APRIL 2, 2003 - FINAL

SOW:              No

                                                _ Yes

payable in seventeen (17) equal monthly installments, and (ii) for any single Service Area, the monthly payment that amortizes a principal amount of [* * *] Dollars ($[* * *] over seventeen (17) months with an interest rate equal to the Seventeen Month LIBOR, as defined in Section 4.4, plus 532 basis points, payable in seventeen (17) equal monthly installments as set forth in Section 4.2.

4.2                                 Payment Via User Crediting.  The Unamortized Payment and Amortized Payment will be paid by Contractor in equal monthly payments (each a “Monthly Settlement Payment”).  Each Monthly Settlement Payment for all Service Areas cumulatively shall be apportioned between the separate Service Areas by dividing the Monthly Settlement Payment for all Service Areas cumulatively equally among the Subscribing Customers.  Each respective Subscribing Customer’s apportionment of the Monthly Settlement Payment for all Services Areas cumulatively shall be paid to End Users within that respective Subscribing Customer’s Service Area by crediting this apportioned amount of the Monthly Settlement Payment against Allocated Charges within that Service Areas for each calendar month, commencing with the January 2005 invoice and concluding with the May 2006 invoice.  Allocated Charges shall have the meaning set forth in SOW11 and shall be computed within each Service Area in accordance with the FCC’s Matter of Telephone Number Portability, Third Report and Order, CC Docket 95-116, RM 8535, FCC 98-82, as it may subsequently be revised or amended (the “Cost Recovery Order”).  Subject to the forgoing, the division, apportioning and invoicing of the Monthly Settlement Payments among the Users, End-Users and other entities within a Service Area that Contractor is entitled to bill under the Master Agreement shall be determined in the same manner as the division, apportioning and invoicing of Allocated Charges is determined under SOW11 and in accordance with the Cost Recovery Order.

4.3                                 Customer Remedies.  Except as set forth in clause (c) of this Section 4.3 below, the payment of Additional Payments (as set forth in clause (a) of this Section 4.3 below) and the reductions in the TN Porting Price (as set forth below in clause (b) of this Section 4.3 below) shall constitute the exclusive damages for Subscribing Customers, Users, End-Users and other entities that Contractor is entitled to bill under the Master Agreement with respect only to Contractor’s failure properly to credit any amounts of all due and payable Monthly Settlement Payment, Additional Payment (as defined in clause (a) below) and reductions in the TN Porting Prices in accordance with this Amendment.  The forgoing shall not be interpreted to waive any Subscribing Customer’s, User’s, End-User ‘s or other entity’s rights or remedies, including setoff.

(a)                                  Additional Payment.  If (i) Contractor fails to credit a Monthly Settlement Payment or an Additional Payment (as defined herein) in any Service Area either directly or in accordance with the method of crediting set forth in Section 4.2 on the date such installment is due and payable,  (ii) any Users, End-Users or other entities that Contractor is entitled to bill under the Master Agreement fail to setoff, and (iii) such failure continues for more than ten (10) business days, then Contractor shall credit to Users, End Users and such other entities in each

Amendment No.36-NAPAM(NE)

APRIL 2, 2003 - FINAL

SOW:              No

                                                _ Yes

respective Service Area a late payment charge (the “Additional Payment”)in the amount equal to the sum of the following:

(A)  the product of (I.) the original principal amount of the Unamortized Payments for that respective Service Area hereunder minus the sum of all Unamortized Payments actually credited or setoff hereunder for that Service Area and (II.) the Seventeen Month LIBOR, as defined in Section 4.4, plus 1,032 basis points, compounded monthly; and

(B)  the product of (I.) the sum of the original amortized amount of all Amortized Payments for that respective Service Area computed hereunder minus the sum of all Amortized Payments actually credited or setoff hereunder for that respective Service Area and (II.) five (5%) percent per anum, compounded monthly.

Contractor’s obligation under this clause (a) of Section 4.3 to credit the Additional Payment shall continue until all amounts of due and payable Monthly Settlement Payment and Additional Payment are properly credited in accordance with this Amendment.

(b) Reductions in TN Porting Prices.  The proper credit of both the Monthly Settlement Payment in each Service Area and the amounts of the Additional Payment specified in the immediately preceding clause (a) of this Section 4.3 for any respective Service Area shall be auditable charges for purposes of Element No. 7b of the Gateway Evaluation Process (“GEP”) in that respective Service Area and could result in reductions in TN Porting Prices in accordance with the GEP.  Contractor shall cause the auditor to include these credits and payments as an auditable item under Element No. 7b within the auditor’s audit plan.

(c) Default.  Any failure for a period of six (6) months to pay or to credit any Monthly Settlement Payment or Additional Payment as set forth herein or any failure for a period of six (6) months properly to credit any reductions in the TN Porting Price in any Service Area resulting from any Failures of Element No. 7b of the GEP occasioned by the occurrence of the failure timely to credit as set forth in clause (b) above, shall each constitute a failure by the Contractor to perform a material obligation under the Master Agreement, and if any such failure continues for a period of two hundred seventy (270) days after receipt of notice from Customer in any Service Area of such failure, then Contractor shall be considered to be in Default under Section 16.5 of the Master Agreement, with no further requirements of notice by Customer or any Users, End-Users or other entities and no further right to cure such failure.

4.4                                 Seventeen Month LIBOR.  For the purposes of this Amendment, the “Seventeen Month LIBOR” shall mean the annual London Interbank Offered Rate (“LIBOR”) for seventeen (17) months as of January 2, 2005.

Amendment No.36-NAPAM(NE)

APRIL 2, 2003 - FINAL

SOW:              No

                                                _ Yes

5.  WAIVER AND RELEASE

5.1                                 Dispute.  On the Amendment Effective Date, Customer hereby expressly waives any rights or remedies that now exist or ever existed and otherwise releases, acquits, and forever discharges Contractor and its respective present and former officers, directors, employees, affiliates, subsidiaries, agents, attorneys, servants, and representatives, as well as the respective heirs, successors and assigns of any and all of them (hereinafter collectively included in the definition of “Contractor”), in perpetuity, from any and all claims, demands, actions, causes of action, suits, obligations, accounts, damages, costs, expenses, debts, defenses, offsets or liabilities of any kind or character whatsoever, whether known, suspected or unknown, whether asserted or unasserted, which Customer and any Users, End-Users or other entities that Contractor is entitled to bill under the Master Agreement now has or ever had, related to, or arising from, either directly or indirectly, the Master Agreement with respect to the Dispute from the date of the commencement of Services through the Amendment Effective Date.

5.2                                 Representation.  Customer hereby represents that as of the Amendment Effective Date, no dispute over whether a specific action constitutes a TN Porting Event under Exhibit E (Pricing Schedules) to the Master Agreement has been brought to the attention of the Co-Chairpersons of Customer, except for the Dispute and those disputes set forth in Schedule 1 (Disclosure List) hereunder. Notwithstanding anything to the contrary contained herein, Contractor acknowledges and agrees that the Customer has made no representation or warranty whatsoever to the Contractor or to any third parties regarding the enforceability of the foregoing waiver and release by Customer against Users, End-Users or other entities that Contractor is entitled to bill under the Master Agreement, by this Amendment or otherwise.

6.  IMPACTS ON MASTER AGREEMENT

6.1                                 Pricing Schedule.  Effective on the Amendment Effective Date, Footnote 4 (TN Porting Event) in Exhibit E of the Master Agreement shall be amended and replaced in its entirety as set forth in Attachment 1, attached hereto and made a part hereof.

6.2                                 Inapplicability of Article 29.  Article 29 of the Master Agreement shall not apply with respect to the execution and delivery of this Amendment.

6.3                                 Impacts on Master Agreement.  The following portions of the Master Agreement are impacted by this Amendment:

Master Agreement
None	Exhibit B Functional Requirements Specification
None	Exhibit C Interoperable Interface Specification

Amendment No.36-NAPAM(NE)

APRIL 2, 2003 - FINAL

SOW:              No

                                                _ Yes

Exhibit E Pricing Schedules
None	Exhibit F Project Plan and Test Schedule
None	Exhibit G Service Level Requirements
None	Exhibit H Reporting and Monitoring Requirements
None	Exhibit J User Agreement Form
None	Exhibit K External Design
None	Exhibit L Infrastructure/Hardware
None	Exhibit N System Performance Plan for NPAC/SMS Services
None	Disaster Recovery
None	Back-up Plans

6.4                                 SOW25.  Except as expressly provided for, nothing herein shall affect the settlement of the “Dispute” under Section 5.1 of SOW25 (“STATEMENT OF WORK FOR T/N PRICE REDUCTION AND CONTRACT UPDATE AND EXTENSION) to the Master Agreement.

6.5                                 Numbering Scheme.  Beginning with this Amendment, each future modification to the Master Agreement shall be referenced as an “Amendment” followed by a number signifying the sequence of such amendment, e.g., “Amendment No. 40”.  If such amendment embodies a Statement of Work under the Master Agreement, then the amendment shall also be identified as a Statement of Work. All amendments shall also bear a reference by abbreviation or otherwise to clearly identify the Service Area to which it applies.

7.  MISCELLANEOUS

7.1                                 Counterparts  This Amendment may be executed in two or more counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document.  All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

7.2                                 Severability.  If any provision of this Amendment is held invalid or unenforceable, the remaining provisions of this Amendment shall become null and void and be of no further force or effect.  If by rule, regulation, order, opinion or decision of the Federal Communications Commission or any other regulatory body having jurisdiction or delegated authority with respect to the subject matter of this Amendment or the Master Agreement, this Amendment is required to be rescinded or is declared ineffective or void in whole or in part, whether temporarily, permanently or ab initio (an “Ineffectiveness Determination”), immediately upon such Ineffectiveness Determination and without any requirement on any party to appeal, protest or

Amendment No.36-NAPAM(NE)

APRIL 2, 2003 - FINAL

SOW:              No

                                                _ Yes

otherwise seek clarification of such Ineffectiveness Determination, this Amendment shall be rescinded and of no further force or effect retroactively to the Amendment Effective Date.  Consequently, the Master Agreement in effect immediately prior to the Amendment Effective Date shall continue in full force and effect in accordance with its terms, unchanged or modified in any way by this Amendment.  In the event of an Ineffectiveness Determination, any amounts that would have otherwise been due and payable under the terms and conditions of the Master Agreement, in effect immediately prior to the Amendment Effective Date (including, but not limited to any adjustments necessary to retroactively reprice TN Porting Events under Schedule E from the Amendment Effective Date through the date of the Ineffectiveness Determination, or other amounts or credits, to any party hereunder), shall be invoiced by Contractor at the earliest practical billing cycle in accordance with the Master Agreement and shall be due and payable in accordance with the applicable invoice therewith or shall be credited or applied for the benefit of the Customer or any User in accordance with the Master Agreement.

7.3                                 Joinder.  If at any time hereafter a Customer, other than a Customer that is a party hereto desires to become a party hereto, such Customer may become a party hereto by executing a joinder agreeing to be bound by the terms and conditions of this Amendment, as modified from time to time.

7.4                                 No Inferences.  This Amendment is the joint work product of representatives of Customer and Contractor; accordingly, in the event of ambiguities, no inferences will be drawn against either party, including the party that drafted the Agreement in its final form.

7.5                                 Entire Agreement.  This Amendment sets forth the entire understanding between the Parties with regard to the subject matter hereof and supercedes any prior or contemporaneous agreement, discussions, negotiations or representations between the Parties, whether written or oral, with respect thereto.

[THIS SPACE INTENTIONALLY LEFT BLANK]

Amendment No.36-NAPAM(NE)

APRIL 2, 2003 - FINAL

SOW:              No

                                                _ Yes

IN WITNESS WHEREOF, the undersigned have executed this Amendment:

CONTRACTOR:	NeuStar, Inc.

By:

Its:

Date:

CUSTOMER: North American Portability Management, LLC
as the successor in interest to and on behalf of Northeast Carrier Acquisition Company, L.L.C.

By:

Its:

Date:

CUSTOMER: North American Portability Management, LLC
as the successor in interest to and on behalf of Northeast Carrier Acquisition Company, L.L.C.

By:

Its:

Date:

Amendment No.36-NAPAM(NE)

APRIL 2, 2003 - FINAL

SOW:              No

                                                _ Yes

SCHEDULE 1

TO

AMENDMENT NO. 36-NAPM(NE)

Disclosure List

1.                                       Billing dispute with BellSouth concerning charges for SPID transfers on NeuStar invoice dated August 31, 2002.

Amendment No.36-NAPAM(NE)

APRIL 2, 2003 - FINAL

SOW:              No

                                                _ Yes

ATTACHMENT 1

TO

AMENDMENT NO. 36-NAPM(NE)

Amended Footnote 4 of Exhibit E (Pricing Schedules)

(a)  (4)   [* * *]

Amendment No.42-NPAM(NE)	October 22,2003

Sow:       No

                _ Yes

EXTENSION AGREEMENT

FOR

AGREEMENT FOR NUMBER PORTABILITY ADMINISTRATION
CENTER / SERVICE MANAGEMENT SYSTEM

Amendment No.42-NPAM(NE)	October 22,2003

Sow:       No

                _ Yes

EXTENSION AGREEMENT

FOR

AGREEMENT FOR NUMBER PORTABILITY ADMINISTRATION
CENTER/SERVICE MANAGEMENT SYSTEM

1.             PARTIES

This amendment (this “Amendment”) is entered into pursuant to Article 30 of, and upon execution shall be a part of, the Agreement for Number Portability Administration Center/Service Management System, as amended and in effect immediately prior to the Amendment Effective Date (the “Master Agreement”), by and between NeuStar, Inc., a Delaware corporation (“Contractor”), and the North American Portability Management LLC, a Delaware limited liability company (the “Customer”), as the successor in interest to and on behalf of Northeast Carrier Acquisition Company, LLC ( the “Subscribing Customer”).

2.             EFFECTIVENESS AND DEFINED TERMS

This Amendment shall be effective as of the 22nd day of October, 2003 (the “Amendment Effective Date”), conditioned upon execution by Contractor and Customer of this Amendment and six other separate amendments, in substantially the form of this Amendment, applicable to the other six (6) Service Areas for the United States (collectively, the “United States Service Areas”), whereby the Customer is the successor in interest to and acting on behalf of each of the respective other six subscribing customers named in each such amendment.

The number in the upper left-hand corner refers to this Amendment.  Capitalized terms used herein without definition or which do not specifically reference another agreement shall have the meanings as defined in the Master Agreement.  As set forth in Section 9.3 below, “Allocated Payor” means those entities that the Contractor is entitled to invoice for Allocated Charges under the Cost Recovery Order, as that term is defined in Section 7.2

3.             CONSIDERATION RECITAL

In consideration of the terms and conditions set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Contractor and Customer agree as set forth in this Amendment. The modifications and amendments made herein were negotiated together, and each is made in consideration of all of the other terms and conditions herein. All such modifications and amendments are interrelated and are dependent on each other. No separate, additional or different consideration is contemplated with respect to the modifications and amendments herein.  Contractor and Customer acknowledge that Contractor’s agreements hereunder, including by way of example and not limitation, certain TN Porting Event pricing reductions reflected in Rate Card No. 2 (defined below in this Amendment) and the Fixed Credit Payments for 2003, the Fixed Credit Payments for 2004 and the Variable Credit Payments (all as reflected and defined in this Amendment) have been offered in part because of past and

Amendment No.42-NPAM(NE)	October 22,2003

Sow:       No

                _ Yes

expected TN Porting Event volumes for the United States Service Areas and the cost savings asserted by Contractor that are or may be associated with the current and coordinated implementation in the United States Service Areas of Release 3.2 of the NPAC/SMS Software.  Notwithstanding the foregoing, Customer makes no representations with respect to expected TN Porting Event volumes in the United States Service Areas and does not guarantee or otherwise ensure any TN Porting Event volumes, and Contractor makes no representations with respect to Contractor’s realization of current or anticipated cost savings associated with the implementation in the United States Service Areas of Release 3.2 of the NPAC/SMS Software.  Nonetheless, Contractor expressly agrees and acknowledges that regardless of Contractor’s realization of any such current or anticipated costs savings, immediately upon the Amendment Effective Date, Exhibit E (Pricing Schedules) of the Master Agreement as amended and restated pursuant to Article 5 of this Amendment shall govern as provided therein.

4.             EXTENSION OF MASTER AGREEMENT

Article 3 of the Master Agreement is deleted and replaced in its entirety with the following:

This Agreement shall commence as of the Effective Date of this Agreement and continue for an initial term ending on May 31, 2011 (the “Initial Term”), unless terminated earlier under the terms of this Agreement.  After expiration of the Initial Term, this Agreement shall automatically renew for consecutive one-year terms (one year at a time) unless an election not to renew is made either (i) by Customer, by providing at least ninety (90) days written notice to Contractor prior to the end of the Initial Term or any subsequent term in which the Agreement is in effect, or (ii) by Contractor, by providing at least one hundred and eighty (180) days written notice to Customer prior to the end of the Initial Term or any subsequent term in which the Agreement is in effect.

5.             PRICING SCHEDULES

Effective on the Amendment Effective Date, Exhibit E (Pricing Schedules) of the Master Agreement is hereby amended and restated in its entirety as set forth in Attachment 1 hereunder.  Such amendment and restatement shall include, among other changes reflected therein, the identification of two separate schedules of prices per TN Porting Event in the Customer’s Service Area.  “Rate Card No. 2” (as defined in Exhibit E, as amended hereby), shall apply, commencing January 1, 2004, to determine the price per TN Porting Event in the Subscribing Customer’s Service Area, in accordance with a schedule of charges based upon the cumulative number of TN Porting Events that occur in the Subscribing Customer’s Service Area after December 31, 2003, so long as the cumulative number of TN Porting Events that have occurred in the Subscribing Customer’s Service Area since the Effective Date of the Master Agreement equal or exceed 10,000,000 on or before December 31, 2003.  If Rate Card No. 2 is not applicable, then “Rate Card No. 1” (as defined in Exhibit E, as amended hereby), shall apply to determine the price per TN Porting Event in the Subscribing Customer’s Service Area, in accordance with a schedule of charges based upon the cumulative number of TN Porting Events that occur in the Subscribing Customer’s Service Area since the Effective Date of the Master Agreement.

Amendment No.42-NPAM(NE)	October 22,2003

Sow:       No

                _ Yes

6.             FIXED CREDIT PAYMENTS

6.1   Fixed Credit Payment for 2003

(a)   For Entire Service Area.  In accordance with Section 6.1(b) below, Contractor shall make an aggregate payment in the amount of [* * *] Dollars ($[* * *]) to all Allocated Payors in the Subscribing Customer’s Service Area (the “Fixed Credit Payment for 2003”).

(b)   Division Among Allocated Payors Within the Service Area.  Each Allocated Payor’s share of the Fixed Credit Payment for 2003 shall be applied in the same manner as the division, apportioning and invoicing of Allocated Charges is determined under SOW11 and in accordance with the FCC’s Matter of Telephone Number Portability, Third Report and Order, CC Docket 95-116, RM 8535, FCC 98-82, as it may subsequently be revised or amended (the “Cost Recovery Order”), commencing with the invoices issued to Allocated Payers in January, 2004 pursuant to Section 6.6(c) of the Master Agreement.  If for any Allocated Payor such credit applied on that invoice does not pay in full such Allocated Payor’s share of the Fixed Credit Payment for 2003, then the remaining share of the Fixed Credit Payment for 2003 allocable to that Allocated Payor shall be applied to and utilized on subsequent invoices in the amount of the lesser of (i) the full amount of the remaining share of the Fixed Credit Payment for 2003 allocable to that Allocated Payor or (ii) the full amount of all charges for Services shown on such invoice and allocable or chargeable to such Allocated Payor under the Master Agreement, but not including charges allocable or chargeable pursuant to a Statement of Work for Additional Services, until the share of the Fixed Credit Payment for 2003 allocable to that Allocated Payor is fully credited and utilized.  The invoice in which the Allocated Payor’s share of the Fixed Credit Payment for 2003 is first applied shall clearly identify the amount of the share of the Fixed Credit Payment for 2003 allocable to the Allocated Payor which is applied on the invoice, and any amount of the Allocated Payor’s share of the Fixed Credit Payment for 2003 which is remaining after utilization on that invoice shall be aggregated with and added to amounts of the Allocated Payor’s share of the Fixed Credit Payment for 2004 and the Variable Credit Payments (as those terms are defined below) remaining for utilization on future invoices, and such sum shall be clearly identified on such invoice and any subsequent invoice(s) if the Allocated Payor’s share of the Fixed Credit for 2003 has not been fully utilized.  Each Allocated Payor shall be provided by Contractor with access, at no additional charge, to a secure, password-protected Web site which will provide a report identifying the application and utilization of the Allocated Payor’s share of the Fixed Credit Payment for 2003.  Such report will be provided for a period of twelve (12) months after the date of the invoice in which such credits were last utilized.  Further, Contractor shall consult with Customer prior to issuance of a form cover letter to accompany those invoices to Allocated Payors for the application of the Fixed Credit Payment for 2003.  After consultation with Customer, Contractor shall issue in November, 2003 a letter to all Allocated Payors in the Service Area describing the nature, calculation and expected payment of the Fixed Credit Payment for 2003, the Fixed Credit Payment for 2004 and the Variable Credit Payments (as those terms are defined herein), the new charges for TN Porting Events (“Rate Card 2”), as set forth in

Amendment No.42-NPAM(NE)	October 22,2003

Sow:       No

                _ Yes

Article 5, and identifying the contact personnel in the Contractor’s billing department to whom inquiries may be directed concerning the foregoing.

6.2   Fixed Credit Payment for 2004

(a)   For Entire Service Area.  Contractor shall make an aggregate payment in the amount of [* * *] Dollars ($[* * *]) to all Allocated Payors in the Subscribing Customer’s Service Area (the “Fixed Credit Payment for 2004”) in accordance with Section 6.2(b) below.

(b)   Division Among Allocated Payors Within the Service Area.  Each Allocated Payor’s share of the Fixed Credit Payment for 2004 shall be applied in the same manner as the division, apportioning and invoicing of Allocated Charges is determined under SOW11 and in accordance with the Cost Recovery Order, by crediting the first invoice issued to the Allocated Payor in such each calendar quarter of 2004 pursuant to Section 6.6(c) of the Master Agreement by an amount equal to such Allocated Payor’s share of the Fixed Credit Payment for 2004, divided by four.  If for any Allocated Payor the quarterly application and utilization of the Allocated Payor’s share of the Fixed Credit Payment for 2004 do not pay in full such Allocated Payor’s share of the Fixed Credit Payment for 2004, then the remaining share of the Fixed Credit Payment for 2004 allocable to that Allocated Payor shall be applied to and utilized on subsequent invoices in the amount of the lesser of (i) the full amount of the remaining share of the Fixed Credit Payment for 2004 allocable to that Allocated Payor or (ii) the full amount of all Charges for Services shown on such invoice and allocable or chargeable to such Allocated Payor under the Master Agreement, but not including charges allocable or chargeable pursuant to a Statement of Work for Additional Services, until the share of the Fixed Credit Payment for 2004 allocable to that Allocated Payor is fully credited and utilized.  Each invoice in which any portion of the Allocated Payor’s share of the Fixed Credit Payment for 2004 is first applied shall clearly identify the amount of the share of the Fixed Credit Payment for 2004 allocable to the Allocated Payor which is applied on the invoice, and any amount of the Allocated Payor’s share of the Fixed Credit Payment for 2004 which is remaining after utilization on that invoice shall be aggregated with and added to amounts of the Allocated Payor’s share of the Fixed Credit Payment for 2003 and the Variable Credit Payments (as that term is defined below) remaining for utilization on future invoices, and such sum shall be clearly identified on such invoice and any subsequent invoice(s) if the Allocated Payor’s share of the Fixed Credit for 2004 has not been fully utilized.  Each Allocated Payor shall be provided by Contractor with access, at no additional charge, to a secure, password-protected Web site which will provide a report identifying the application and utilization of the Allocated Payor’s share of the Fixed Credit Payment for 2004.  Such report will be provided for a period of twelve (12) months after the date of the invoice in which such credits were last utilized.  Further, Contractor shall consult with Customer prior to issuance of a form cover letter to accompany those invoices to Allocated Payors commencing the first instance in which a credit is applied for the Fixed Credit Payment for 2004.

6.3   Fixed Credit Payments:  Miscellaneous

(a)   The division, apportioning, application, utilization and invoicing of the Fixed Credit Payment Credit for 2003 and the Fixed Credit Payment for 2004 among Allocated Payors

Amendment No.42-NPAM(NE)	October 22,2003

Sow:       No

                _ Yes

as set forth in this Article 6 are separate from the computation of any Reduced TN Porting Price under Article 32 of the Master Agreement.  Further, the division, apportioning, application, utilization and invoicing of the Fixed Credit Payment for 2003 and the Fixed Credit Payment for 2004 do not and shall not be construed as altering or amending the charges for TN Porting Events set forth in Rate Card No. 1 or Rate Card No. 2.

(b)   The division, apportioning, application, utilization and invoicing of the Fixed Credit Payment Credit for 2003 and the Fixed Credit Payment for 2004 among Allocated Payors as set forth in this Article 6, including the computation of the share of the Fixed Credit Payment for 2003 and the Fixed Credit Payment for 2004 allocable to each Allocated Payor and the application, utilization and crediting on invoices of Allocated Payors, shall be auditable and included in determining “accuracy” of invoices for purposes of Element No. 7b of the Gateway Evaluation Process, as set forth in Article 32 of the Master Agreement.  The Fixed Credit Payments for 2003 and the Fixed Credit Payments for 2004 provided in this Article 6 relate to and are applicable against all charges for Services allocable to Allocated Payors, including, but not limited to TN Porting Event charges, but do not relate to and are not applicable against charges for Additional Services under Statements of Work under Article 13 of the Master Agreement.

(c)   Allocated Payors retain their right of set-off against all charges for Services allocable to Allocated Payors under the Master Agreement, including, but not limited to TN Porting Event charges, for Contractor’s failure to properly and accurately compute and credit the Fixed Credit Payments for 2003 and the Fixed Credit Payments for 2004 as contemplated under this Article 6.

7.             VARIABLE CREDIT PAYMENTS

7.1   Computation.

(a)   For Entire Service Area.  In accordance with Section 7.1(b) below, for each calendar year during the Initial Term, and after the Amendment Effective Date, Contractor shall make an aggregate payment (the “Variable Credit Payment”) to all Allocated Payors in the Service Area of the Subscribing Customer, equal to the product of the amounts calculated in subparagraphs (i) and (ii) below.

(i)                                     Calculate the following (i.e., the earned portion of the Annual Available Credit dollars for all United States Services Areas):

[(A – C) / (B – C)] * D

Where:

A = Actual number of aggregate TN Porting Events in all of the United States Service Areas, up to a maximum not to exceed the amount for Maximum TN Porting Events below in “B”.

B = Maximum TN Porting Events in the aggregate for all United States Service Areas

C= Threshold TN Porting Events in the aggregate for all United States Service Areas

Amendment No.42-NPAM(NE)	October 22,2003

Sow:       No

                _ Yes

D = Annual Available Credit dollars for all United States Service Areas

AGGREGATE FOR ALL UNITED STATES SERVICE AREAS	2003	2004	2005	2006	2007
Maximum TN Porting Events	64,032,000	122,887,000	126,591,000	130,098,000	129,994,000
Threshold TN Porting Events	60,000,000	100,000,000	100,000,000	100,000,000	100,000,000
Annual Available Credit	$ [* * *]	$ [* * *]	$ [* * *]	$ [* * *]	$ [* * *]

AGGREGATE ALL UNITED STATES SERVICE AREAS	2008	2009	2010	2011
Maximum TN Porting Events	127,394,000	126,120,000	124,859,000	123,610,000
Threshold TN Porting Events	100,000,000	100,000,000	100,000,000	100,000,000
Annual Available Credit	$ [* * *]	$ [* * *]	$ [* * *]	$ [* * *]

(ii)                                  Calculate a fraction (i.e., the Service Area’s pro-rated share of invoiced charges), the numerator of which is the aggregate amount of invoiced charges for all Allocated Payors in the Subscribing Customer’s Service Area for TN Porting Events during a calendar year and the denominator of which is the aggregate amount of invoiced charges for all Allocated Payors in all United States Service Areas for TN Porting Events during the same calendar year.

(b)   Division Among Allocated Payors Within the Service Area.  Each Allocated Payor’s share of the Variable Credit Payment for each applicable calendar year shall be applied in the same manner as the division, apportioning and invoicing of Allocated Charges is determined under SOW11 and in accordance with the Cost Recovery Order, by crediting the first invoice issued to such Allocated Payor following the end of the applicable calendar year pursuant to Section 6.6(c) under the Master Agreement by an amount equal to the Allocated Payor’s share of the Variable Credit.  If for any Allocated Payor the credit does not pay in full the Allocated Payor’s share of Variable Credit Payment, then the remaining share of the Variable Credit allocable to that Allocated Payor shall be applied to and utilized on subsequent invoices in the amount of the lesser of (i) the full amount of the remaining share of the Variable Credit Payment allocable to that Allocated Payor or (ii) the full amount of all Charges for Services shown on such invoice and allocable or chargeable to such Allocated Payor under the Master Agreement, but not including charges allocable or chargeable pursuant to a Statement of Work for Additional Services, until the share of the Variable Credit Payment allocable to that Allocated Payor is fully credited and utilized.   Each invoice in which any portion of the Allocated Payor’s share of a Variable Credit Payment for a particular calendar year is first applied shall clearly identify the amount of the share of the Variable Credit Payment allocable to the Allocated Payor which is applied on the invoice, and any amount of the Allocated Payor’s share of the Variable Credit Payment which is remaining after utilization on that invoice shall be aggregated with and added to amounts of the Allocated Payor’s share of the Fixed Credit Payment for 2003, the Fixed Credit

Amendment No.42-NPAM(NE)	October 22,2003

Sow:       No

                _ Yes

Payment for 2004, and previous calendar year Variable Credit Payments remaining for utilization on future invoices, and such sum shall be clearly identified on such invoice and any subsequent invoice(s) if the Allocated Payor’s share of a Variable Credit Payment has not been fully utilized.  Each Allocated Payor shall be provided by Contractor with access, at no additional charge, to a secure, password-protected Web site which will provide a report identifying the application and utilization of the Allocated Payor’s share of each calendar year’s Variable Credit Payment.  Such report will be provided for a period of twelve (12) months after the date of the invoice in which such credits were last utilized.  Further, Contractor shall consult with Customer prior to issuance of a form cover letter to accompany those invoices to Allocated Payors commencing the first instance in which a credit is applied for the applicable Variable Credit Payment.

(c)   Limitation on Annual Available Credit.  Notwithstanding anything herein to the contrary, in no event shall any amount of the Annual Available Credit for any year set forth above be used in the computation under Subparagraphs 7.1(a)(i) and (ii) above for any amount in a subsequent calendar year.

7.2   Allocated Charges

Allocated Charges shall have the meaning set forth in SOW11 and shall be computed within each United States Service Area in accordance with the Cost Recovery Order.  Subject to the forgoing, the division, apportioning and invoicing of payments among Allocated Payors shall be determined in the same manner as the division, apportioning and invoicing of Allocated Charges is determined under SOW11 and in accordance with the Cost Recovery Order.

7.3   Variable Credit Payments:  Miscellaneous

(a)   The division, apportioning, application, utilization and invoicing of the Variable Credit Payments set forth in this Article 7 are separate from the computation of any Reduced TN Porting Price under Article 32 of the Master Agreement.  Further, the division, apportioning, application, utilization and invoicing of the Variable Credit Payments do not and shall not be construed as altering or amending the charges for TN Porting Events set forth in Rate Card No. 1 or Rate Card No. 2.

(b)   The computation of the Variable Credit Payments, and the division, apportioning, application, utilization and invoicing of the Variable Credit Payments shall be auditable and included in determining “accuracy” of invoices for purposes of Element No. 7b of the Gateway Evaluation Process, as set forth in Article 32 of the Master Agreement.  The Variable Credit Payments provided in this Article 7 relate to and are applicable against all charges for Services allocable to Allocated Payors, including, but not limited to TN Porting Event charges, but do not relate to and are not applicable against charges for Additional Services under Statements of Work under Article 13 of the Master Agreement.

(c)   Allocated Payors retain their right of set-off against all charges for Services allocable to Allocated Payors under the Master Agreement, including, but not limited to TN

Amendment No.42-NPAM(NE)	October 22,2003

Sow:       No

                _ Yes

Porting Event charges, for Contractor’s failure to properly and accurately compute and credit the Variable Credit Payments as contemplated under this Article 7.

8.             GATEWAY EVALUATION PROCESS

Contractor and Customer acknowledge and agree that the Gateway Evaluation Process (GEP), as contemplated by Article 32 of the Master Agreement, shall continue through the Initial Term (as defined in Article 4 of this Amendment) and any extensions thereafter.

9.             MISCELLANEOUS IMPACTS ON MASTER AGREEMENT

9.1   Invoices

The first sentence of Section 6.6(c) (Invoicing of Monthly Charges for Users; Monthly Summary of Charges) of the Master Agreement is hereby deleted and replaced in its entirety by the following:

(c)           Invoicing of Monthly Charges for Users; Monthly Summary of Charges.  Promptly after the end of each Billing Cycle, Contractor shall prepare and send to each User an invoice for the amount of its User Charges, plus such User’s share of the Allocable Target Shortfall, if any, and less the sum of (i) such User’s share of the Allocable Target Credit, if any, (ii) such User’s share of any liquidated damages, if any, assessed against Contractor pursuant to Article 16 hereof and (iii) any credits pursuant to an amendment under Article 30 or SOW under Article 13.

9.2   Allocated Payor Definition

Article 1 of the Master Agreement is hereby amended by adding the following definition for “Allocated Payors” as follows:

The term “Allocated Payors” means those entities that the Contractor is entitled to invoice for Allocated Charges under the Cost Recovery Order.

9.3   Business Hours

Article 1 of the Master Agreement is hereby amended by deleting and replacing in its entirety the definition of “Normal Business Hours” as follows:

The term “Normal Business Hours” means 7:00 a.m. to 11 p.m. Central Time during Business Days and 8:00 a.m. to 11 p.m. Central Time on Saturdays and Sundays, excluding the same days excluded in the definition of “Business Days”.

Amendment No.42-NPAM(NE)	October 22,2003

Sow:       No

                _ Yes

9.4   Deletion of One-year Renewal Term

(a)   Section 32.1 (Gateway Evaluation Process Overview) under the Master Agreement, as amended by SOW25, is hereby amended as follows.

(i)                                     The parenthetical “(a)” in the second paragraph is hereby deleted.

(ii)                                  The phrase “and (b) determining whether Contractor qualifies for an Automatic One-year Renewal Term pursuant to Article 3 of this Agreement” in the second paragraph is hereby deleted.

(iii)                               The phrase “and the qualification for the Automatic One-Year Renewal Term under Article 3” in the fourth paragraph is hereby deleted.

(b)   Subparagraph (2)(B) (“Failure”) of Section 32.6(f) (GEP Element No. 5: Root Cause Analysis and Reporting Satisfaction) under the Master Agreement, as amended by SOW25, is hereby amended as follows.

(i)                                     The phrase “and for purposes of determining qualification for the Automatic One-Year Renewal Term” is hereby deleted.

(c)   Subparagraph (2)(B) (“Failure”) of Section 32.6(g) (GEP Element No. 6: Problem Escalation Satisfaction) under the Master Agreement, as amended by SOW25, is hereby amended as follows.

(i)                                     The phrase “and for purposes of determining qualification for the Automatic One-Year Renewal Term” is hereby deleted.

9.5   Inapplicability of Article 29

Article 29 of the Master Agreement shall not apply with respect to the execution and delivery of this Amendment.

9.6   Impacts on Master Agreement

The following portions of the Master Agreement are impacted by this Amendment:

Master Agreement
None	Exhibit B Functional Requirements Specification
None	Exhibit C Interoperable Interface Specification
Exhibit E Pricing Schedules
None	Exhibit F Project Plan and Test Schedule
None	Exhibit G Service Level Requirements
None	Exhibit H Reporting and Monitoring Requirements

Amendment No.42-NPAM(NE)	October 22,2003

Sow:       No

                _ Yes

None	Exhibit J User Agreement Form
None	Exhibit K External Design
None	Exhibit L Infrastructure/Hardware
None	Exhibit N System Performance Plan for NPAC/SMS Services
None	Disaster Recovery
None	Back-up Plans
Article 32 of Master Agreement (Gateway Evaluation Process)

10.          MISCELLANEOUS

(a)   Except as specifically modified and amended hereby, all the provisions of the Master Agreement and the User Agreements entered into with respect thereto, and all exhibits and schedules thereto, shall remain unaltered and in full force and effect in accordance with their terms.  From and after the Amendment Effective Date hereof, any reference in the Master Agreement to itself and any Article, Section or subsections thereof or to any Exhibit thereto, or in any User Agreement to itself or to the Master Agreement and applicable to any time from and after the Amendment Effective Date hereof, shall be deemed to be a reference to such agreement, Article, Section, subsection or Exhibit, as modified and amended by this.  From and after the Amendment Effective Date, Amendment shall be a part of the Master Agreement, including its Exhibits, and, as such, shall be subject to the terms and conditions therein.  Each of the respective Master Agreements with respect to separate Service Areas remains an independent agreement regarding the rights and obligations of each of the Parties thereto with respect to such Service Area, and neither this Amendment nor any other instrument shall join or merge any Master Agreement with any other, except by the express written agreement of the Parties thereto.

(b)   If any provision of this Amendment is held invalid or unenforceable the remaining provision of this Amendment shall become null and void and be of no further force or effect.  If by rule, regulation, order, opinion or decision of the Federal Communications Commission or any other regulatory body having jurisdiction or delegated authority with respect to the subject matter of this Amendment or the Master Agreement, this Amendment is required to be rescinded or is declared ineffective or void in whole or in part, whether temporarily, permanently or ab initio (an “Ineffectiveness Determination”), immediately upon such Ineffectiveness Determination and without any requirement on any party to appeal, protest or otherwise seek clarification of such Ineffectiveness Determination, this Amendment shall be rescinded and of no further force or effect retroactively to the Amendment Effective Date.  Consequently, the Master Agreement in effect immediately prior to the Amendment Effective Date shall continue in full force and effect in accordance with its terms, unchanged or modified in any way by this Amendment.  In the event of an Ineffectiveness Determination, any amounts that would have otherwise been due and payable under the terms and conditions of the Master Agreement, in effect immediately prior to the Amendment Effective Date (including, but not limited to any

Amendment No.42-NPAM(NE)	October 22,2003

Sow:       No

                _ Yes

adjustments necessary to retroactively re-price TN Porting Events under Schedule E from the Amendment Effective Date through the date of the Ineffectiveness Determination, or other amounts or credits, to any party hereunder), shall be invoiced by Contractor at the earliest practical billing cycle in accordance with the Master Agreement and shall be due and payable in accordance with the applicable invoice therewith or shall be credited or applied for the benefit of the Customer or any Allocated Payor in accordance with the Master Agreement.

(c)   This Amendment may be executed in two or more counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document.  All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

(d)   If at any time hereafter a Customer, other than a Customer that is a party hereto desires to become a party hereto, such Customer may become a party hereto by executing a joinder agreeing to be bound by the terms and conditions of this Amendment, as modified from time to time.

(e)   This Amendment is the joint work product of representatives of Customer and Contractor; accordingly, in the event of ambiguities, no inferences will be drawn against either party, including the party that drafted the Agreement in its final form.

(f)    This Amendment sets forth the entire understanding between the Parties with regard to the subject matter hereof and supercedes any prior or contemporaneous agreement, discussions, negotiations or representations between the Parties, whether written or oral, with respect thereto.  The modifications, amendments and price concessions made herein were negotiated together and collectively, and each is made in consideration of all of the other terms herein.  All such modifications, amendments and price concessions are interrelated and are dependent on each other.  No separate, additional or different consideration is contemplated with respect to the modifications, amendments and price concessions herein.

[THIS SPACE INTENTIONALLY LEFT BLANK]

Amendment No.42-NPAM(NE)	October 22,2003

Sow:       No

                _ Yes

IN WITNESS WHEREOF, the undersigned have executed this Amendment:

CONTRACTOR:   NeuStar, Inc.

By:

Its:

Date:

CUSTOMER:  North American Portability Management, LLC as successor in interest to and on behalf of Northeast Carrier Acquisition Company, LLC

By:

Its:

Date:

Amendment No.42-NPAM(NE)	October 22,2003

Sow:       No

                _ Yes

ATTACHMENT 1

TO

AMENDMENT NO. 42-NAPM (NE)

Amended and Restated Exhibit E (Pricing Schedules)

Amendment No.42-NPAM(NE)	October 22,2003

Sow:       No

                _ Yes

EXHIBIT E - PRICING SCHEDULES

The following schedules set forth the prices at which Contractor will be compensated for rendering the Services under the Agreement.  A general description of these charges and the methods of billing therefor are set forth in Section 6 of the Agreement.  See Agreement for other applicable charges.

Schedule 1

Service Element Fees/Unit Pricing

Category	Service Element	Unit	Price
[* * *]
	[* * *]	[* * *]	$[* * *]
	[* * *](1)	[* * *]	$[* * *]
	[* * *](2)	[* * *]	$[* * *]
	[* * *]	[* * *]	$[* * *]
	[* * *]	[* * *]	$[* * *]
[* * *]
	[* * *](3)	[* * *]	$[* * *]
	[* * *](3)	[* * *]	- $[* * *]
- $[* * *]

(1) Monthly port charges [* * *] The specific cost elements include

(2) See Note 1 above.

(3) [* * *]

Amendment No.42-NPAM(NE)	October 22,2003

Sow:       No

                _ Yes

[* * *](4)	[* * *]

		$	[* * *]
		$	[* * *]
		$	[* * *]
		$	[* * *]
		$	[* * *]
		$	[* * *]

		$	[* * *]
		$	[* * *]
		$	[* * *]
		$	[* * *]
		$	[* * *]
		$	[* * *]
		$	[* * *]
[* * *]	[* * *]	$	[* * *]
[* * *]	[* * *]	$	[* * *]
[* * *](5)	[* * *]	$	[* * *]
[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	$	[* * *]
[* * *]	[* * *]	$	[* * *]

(4) [* * *]

(5) [* * *]

Amendment No.42-NPAM(NE)	October 22,2003

Sow:       No

                _ Yes

[* * *]
	[* * *](6)	[* * *]	$	[* * *]
	[* * *](7)	[* * *]	$	[* * *]

Billable NPAC User Support Manual Request Table

Category	Description of Request
Create SV	New SP asks Help Desk to issue new SP Create, for single TN or range of TNs
Create SV	Old SP asks Help Desk to issue old SP Create, for single TN or range of TNs
Prevent SV Activation	Old SP asks Help Desk to change concur flag to “false” on pending SV (or SVs, for range of TNs)
Activate SV	New SP asks Help Desk to activate a pending SV for a single TN (or SVs, for a range of TNs)
Remove Prevention of SV Activation	Old SP (or New SP, after due date or t2 timer’s expiration) asks Help Desk to change concur flag to “true” on pending SV (or SVs, for range of TNs)
Modify Pending SV	New SP asks Help Desk to modify single SV (or SVs, for a range of TNs)
Disconnect TN	Current SP asks Help Desk to issue disconnect for TN (or range of TNs)
Cancel Pending SV	Old SP or New SP asks Help Desk to issue its cancel for pending SV (or SVs, for range of TNs)
Look Up SV	SP asks Help Desk to look up active SV for a TN (or SVs for range of TNs)
Modify Active SV	Current SP asks Help Desk to modify single active SV
Audit SV	SP asks Help Desk to issue audit request for a TN, or range of TNs, with SV(s) in active state
Look Up Network Data	SP asks Help Desk to look up NPA-NXX, NPA-NXX ID, LRN, or LRN ID to determine associated SPID and/or ID
Change Network Data

SP asks Help Desk to add to or to delete from the NPAC’s network data an NPA-NXX(s) or LRN(s). Requests to delete these data can be accommodated only if the SP making the request is the SP that originally entered the data. This limitation does not apply in the case where the SP asks Help Desk to delete an NPA-NXX (but not an LRN) where the NPA is not associated with the NPAC Service Area in which the NPA-NXX is open.

Change GUI Password	SP asks Help Desk to change its GUI Password
Re-enter GUI Logon	SP asks Help Desk to re-enter its GUI Logon which SP has allowed to expire

(6) The one-time Log-on [* * *]

(7) The Mechanized Interface [* * *]

Amendment No.42-NPAM(NE)	October 22,2003

Sow:       No

                _ Yes

Schedule 2

Training Charges

Service Element	Unit	Cost Per Participant
[* * *](8)	[* * *]	$	[* * *]
		$	[* * *]
		$	[* * *]
[* * *](9)	[* * *]	$	[* * *]
		$	[* * *]
		$	[* * *]

Schedule 3

Interoperability Testing

Category & Service Element	Unit	Price
[* * *]
	[* * *]	$	[* * *]
[* * *]
	[* * *]	$	[* * *]
[* * *]
[* * *]
	[* * *]	$	[* * *]
[* * *]
	[* * *]	$	[* * *]
[* * *]

(8) [ * *  *]

(9) [* * * ]

Amendment No.42-NPAM(NE)	October 22,2003

Sow:       No

                _ Yes

Schedule 4

Schedule of Representative Hourly Labor Charges
Applicable to Statements of Work
For Contract Years 1 Through End

Labor Category	Year 1		Year 2		Year 3		Year 4		Year 5*
[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]
[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]
[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]
[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]
[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]
[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]

*Amounts after Year 5 for each Labor Category shall be increased by 5% annually from the prior year.

Schedule 5

Schedule of Target Amounts

Target Options	Monthly Targets for Nov/Dec 1997(2)		Monthly Targets for 1Q 1998 (2)		Monthly Targets for 2Q 1998 through 4Q 2001 (2)		Monthly Targets for 1Q 2002 through 2Q 2002 (2)		Monthly Target for July 2002		Total Contract Targets
[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]
[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]

Notes:

(2)          The target schedule depends on the service term selected by the Customer.  If the service term begins on 10/1/97, then Option A applies.  Likewise, if the service term begins on 1/1/98, then Option B applies.

(2)          The targets are listed in monthly amounts for each of the respective calendar periods outlined above.  The targets are calculated and applied on a monthly basis as described in Section 6.6 of the Agreement.

Amendment No.42-NPAM(NE)	October 22,2003

Sow:       No

                _ Yes

Schedule 6

Sample Annual Target and Allocable Target Shortfall/Credit Calculation

The following is an example of how Allocable Target Shortfalls and Allocable Targets are determined in connection with the Quarterly Targets.  A description of the methodology (including defined terms used below) is set forth in

Section 6.6 of the Agreement.

	Jan-98		Feb-98		Mar-98
[* * *]

[* * *]	$	[* * *]	$	[* * *]	$	[* * *]
[* * *]	$	[* * *]	$	[* * *]	$	[* * *]

[* * *]	$	[* * *]	$	[* * *]	$	[* * *]
[* * *]	$	[* * *]	$	[* * *]	$	[* * *]

[* * *]

[* * *]	$	[* * *]	$	[* * *]	$	[* * *]

[* * *]

[* * *]	$	[* * *]	$	[* * *]	$	[* * *]

[* * *]	[* * *]		$	[* * *]	$	[* * *]

[* * *]	$	[* * *]	$	[* * *]	$	[* * *]

[* * *] *	$	[* * *]	$	[* * *]	$	[* * *]
[* * *] *	$	[* * *]	$	[* * *]	$	[* * *]

[* * *]	$	[* * *]	$	[* * *]	$	[* * *]

* [* * *]

Amendment No.43-NPAM(NE)	December 3,2003

Sow:       No

                _ Yes

AMENDMENT
OF
AGREEMENT FOR NUMBER PORTABILITY ADMINISTRATION CENTER /
SERVICE MANAGEMENT SYSTEM

Amendment No.43-NPAM(NE)	December 3,2003

Sow:       No

                _ Yes

AMENDMENT
OF
AGREEMENT FOR NUMBER PORTABILITY ADMINISTRATION
CENTER/SERVICE MANAGEMENT SYSTEM

1.              PARTIES

This amendment (this “Amendment”) is entered into pursuant to Article 30 of, and upon execution shall be a part of, the Agreement for Number Portability Administration Center/Service Management System, as amended and in effect immediately prior to the Amendment Effective Date (the “Master Agreement”), by and between NeuStar, Inc., a Delaware corporation (“Contractor”), and the North American Portability Management LLC, a Delaware limited liability company (the “Customer”), as the successor in interest to and on behalf of Northeast Carrier Acquisition Company, LLC ( the “Subscribing Customer”).

2.              EFFECTIVENESS AND DEFINED TERMS

This Amendment shall be effective as of the 3rd day of December, 2003 (the “Amendment Effective Date”), conditioned upon execution by Contractor and Customer of this Amendment and six other separate amendments, in substantially the form of this Amendment, applicable to the other six (6) Service Areas for the United States (collectively, the “United States Service Areas”), whereby the Customer is the successor in interest to and acting on behalf of each of the respective other six subscribing customers named in each such amendment.

The number in the upper left-hand corner refers to this Amendment.  Capitalized terms used herein without definition or which do not specifically reference another agreement shall have the meanings as defined in the Master Agreement, including Amendment No. 42, effective October 22, 2003 (“Amendment No. 42”).  The term “Allocated Payor” shall have the same meaning set forth in Article 1 of the Master Agreement, as amended by Section 9.2 of Amendment No. 42 i.e., any of the entities that the Contractor is entitled to invoice for Allocated Charges under the FCC’s Matter of Telephone Number Portability, Third Report and Order, CC Docket 95-116, RM 8535, FCC 98-82, as it may subsequently be revised or amended (the “Cost Recovery Order”).

3.              CONSIDERATION RECITAL

In consideration of the terms and conditions set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Contractor and Customer agree as set forth in this Amendment. The modifications and amendments made herein were negotiated together, and each is made in consideration of all of the other terms and conditions herein. All such modifications and amendments are interrelated and are dependent on each other. No separate, additional or different consideration is contemplated with respect to the modifications and amendments herein.  Notwithstanding the foregoing or anything else in this Amendment, neither Contractor nor Customer makes any representations with respect to

Amendment No.43-NPAM(NE)	December 3,2003

Sow:       No

                _ Yes

expected TN Porting Event volumes in the United States Services Areas, cumulatively or, individually, in any United States Service Areas, and does not guarantee or otherwise ensure any TN Porting Event volumes.

4.             RATIFICATION OF REMAINING PROVISIONS OF AMENDMENT NO. 42

As set forth in Article 5 of this Amendment, Article 6 and Article 7 of Amendment No. 42 are deleted in their entirety, and therefore, Customer and Contractor agree that the remaining provisions of Amendment No. 42 remain in full force and effect, and Customer and Contractor hereby ratify and reaffirm Amendment No. 42, as amended herein.

5.             DELETION OF ARTICLE 6 AND ARTICLE 7 OF AMENDMENT NO. 42

5.1                                 Deletion of Article 6: Fixed Credit Payments.

Article 6 (Fixed Credit Payments) of Amendment No. 42 is hereby deleted in its entirety.

5.2                                 Deletion of Article 7: Variable Credit Payments.

Article 7 (Variable Credit Payments) of Amendment No. 42 is hereby deleted in its entirety.

6.                                      CREDIT PAYMENTS FOR 2003 AND 2004

The Master Agreement is hereby amended as of the Amendment Effective Date by the addition of Article 33, which will read in it entirety as follows:

ARTICLE 33 – CREDIT PAYMENTS FOR 2003 AND 2004

33.1         Overview.

(a)           Credit Payments for 2003.  Commencing with the invoices issued to Allocated Payors in the Service Area pursuant to Section 6.6(c) of this Agreement in January, 2004, Contractor agrees in accordance with the provisions of this Article 33 to issue and apply as a credit a portion of the following to each Allocated Payor in the Service Area: (1) the Fixed Credit Payment for 2003; (2) Fixed Credit Payment Interest for 2003; (3) the Variable Credit Payment for 2003; and (4) the Variable Credit Payment Interest for 2003.

(b)           Credit Payments for 2004.  Commencing with the invoices issued to Allocated Payors in the Service Area pursuant to Section 6.6(c) of this Agreement in January, 2005, Contractor agrees in accordance with the provisions of this Article 33 to issue and apply as a credit a portion of the following to each Allocated Payor in the Service Area: (1) the Fixed Credit

Amendment No.43-NPAM(NE)	December 3,2003

Sow:       No

                _ Yes

Payment for 2004; (2) Fixed Credit Payment Interest for 2004; (3) the Credit Payment for 2004; and (4) the Credit Payment Interest for 2004.

(c)           Nomenclature.  For the purposes of making installment payments to Allocated Payors under this Article 33, the term “issue” and its derivatives shall refer to the availability of a particular share or portion of an installment of a credit or interest payment hereunder on an invoice for application against charges set forth in an invoice, and the term “apply” and its derivatives shall refer to the reduction of charges set forth in an invoice, except for charges allocable or chargeable pursuant to a Statement of Work for Additional Services, by the share or portion of such issued credits or interest installment payments set forth in such invoice.

33.2                           Fixed Credit Payment, Fixed Credit Installment and Fixed Credit Installment Interest

(a)           Fixed Credit Payment for 2003. For calendar year 2003, Contractor shall make an aggregate payment in the amount of [* * *] Dollars $[* * *] to all Allocated Payors in the Subscribing Customer’s Service Area (the “Fixed Credit Payment for 2003”).  The Fixed Credit Payment for 2003 reflects a price reduction for TN Porting Event volumes already achieved in calendar year 2003, and Allocated Payors shall not be entitled to any further reductions to TN Porting Event charges as a result of this Section 33.2(a).  Contractor shall make the Fixed Credit Payment for 2003 by issuing and applying 12 equal credit installments in accordance with Section 33.2(e) of this Agreement to Allocated Payors in calendar year 2004, commencing with the invoices issued to Allocated Payors in the Service Area pursuant to Section 6.6(c) of this Agreement in January, 2004 (i.e., for the Billing Cycle ending December 31, 2003).  The aggregate amount of each of the 12 equal credit installments of the Fixed Credit Payment for 2003 to be issued and applied for the benefit of all Allocated Payors in the Service Area shall equal [* * *] Dollars $[* * *] (each such equal credit installment referred to as a “Fixed Credit Installment for 2003”).

(b)           Fixed Credit Installment Interest for 2003. Commencing with the invoices issued to Allocated Payors in the Service Area pursuant to Section 6.6(c) of this Agreement in February, 2004 (i.e., for the Billing Cycle ending January 31, 2004) and concluding in January 2005 (i.e., for the Billing Cycle ending December 31, 2004), upon the issuance of the last Fixed Credit Installment for 2003, in accordance with Section 33.2(e) of this Agreement below, Contractor shall pay an additional credit in each monthly invoice to each Allocated Payor in the Service Area by issuing a credit calculated each month equal to the product of an interest rate (set forth below) and the balance of the Fixed Credit Installments for 2003 not yet issued in the invoices of such Allocated Payors issued in calendar year 2004 (such interest amount referred to as the “Fixed Credit Installment Interest for 2003”).  The amount of the Fixed Credit Installment Interest for 2003 shall be computed from January 1, 2004, based upon the actual number of days in

Amendment No.43-NPAM(NE)	December 3,2003

Sow:       No

                _ Yes

each month, shall be compounded daily and shall utilize the average after-tax interest rate on deposits that was actually obtained by Contractor from its principal bank (that is, the bank having the greatest outstanding balance of cash deposits) on cash deposits during the month preceding the invoice on which the Fixed Credit Installment Interest for 2003 appears.  For the avoidance of doubt, the forgoing interest calculation shall not apply to any portion of the Fixed Credit Installment for 2003 that is issued in invoices but not yet applied against payments due.

(c)           Fixed Credit Payment for 2004. For calendar year 2004, Contractor shall make an aggregate payment in the amount of [* * *] Dollars $[* * *] to all Allocated Payors in the Subscribing Customer’s Service Area (the “Fixed Credit Payment for 2004”).  The Fixed Credit Payment for 2004 reflects a price reduction for TN Porting Event volumes expected in calendar year 2004, and Allocated Payors shall not be entitled to any further reductions to TN Porting Event charges as a result of this Section 33.2(c). Contractor shall make the Fixed Credit Payment for 2004 by issuing and applying 12 equal credit installments in accordance with Section 33.2(e) of this Agreement to Allocated Payors in calendar year 2005, commencing with the invoices issued to Allocated Payors in the Service Area pursuant to Section 6.6(c) of this Agreement in January, 2005 (i.e., for the Billing Cycle ending December 31, 2004).  The aggregate amount of each of the 12 equal credit installments of the Fixed Credit Payment for 2004 to be issued and applied for the benefit of all Allocated Payors in the Service Area shall equal [* * *]$[* * *] (each such equal credit installment, referred to as a “Fixed Credit Installment for 2004”).

(d)           Fixed Credit Installment Interest for 2004. Commencing with the invoices issued to Allocated Payors in the Service Area pursuant to Section 6.6(c) of this Agreement in February, 2005 (i.e., for the Billing Cycle ending January 31, 2005) and concluding in January, 2006 (i.e., for the Billing Cycle ending December 31, 2005), upon the issuance of the last Fixed Credit Installment for 2004, in accordance with Section 33.2(e) of this Agreement below, Contractor shall pay an additional credit in each monthly invoice to each Allocated Payor in the Service Area by issuing a credit calculated each month equal to the product of an interest rate (set forth below) and the balance of the Fixed Credit Installments for 2004 not yet issued in the invoices of such Allocated Payors issued in calendar year 2005 (such interest amount referred to as the “Fixed Credit Installment Interest for 2004”).  The amount of the Fixed Credit Installment Interest for 2004 shall be computed from January 1, 2005 based upon the actual number of days in each month, shall be compounded daily and shall utilize the average after-tax interest rate on deposits that was actually obtained by Contractor from its principal bank (that is, the bank having the greatest outstanding balance of cash deposits) on cash deposits during the month preceding the invoice on which the Fixed Credit Payment Interest for 2004 appears. For the avoidance of doubt, the forgoing interest calculation shall not apply to any portion of the Fixed Credit Installment for 2004 that is issued in invoices but not yet applied against payments due.

Amendment No.43-NPAM(NE)	December 3,2003

Sow:       No

                _ Yes

(e)                                  Division, Application and Invoicing Among Allocated Payors in Service Area

(1)                                  Division Among Allocated Payors Within the Service Area.  Each Allocated Payor’s share of each Fixed Credit Installment for 2003, Fixed Credit Installment Interest for 2003, Fixed Credit Installment for 2004, and Fixed Credit Installment Interest for 2004 shall be issued in the same manner as the division, apportioning and invoicing of Allocated Charges is determined under SOW11 and in accordance with the Cost Recovery Order, pursuant to Section 6.6(c) of this Agreement, and shall be applied as a reduction against all charges for Services shown on such invoice and allocable or chargeable to such Allocated Payor under the Master Agreement, but not including charges allocable or chargeable pursuant to a Statement of Work for Additional Services.  If for any Allocated Payor such credit actually applied on that invoice does not apply in full such Allocated Payor’s share of the Fixed Credit Installment for 2003, Fixed Credit Installment Interest for 2003, Fixed Credit Installment for 2004, or Fixed Credit Installment Interest for 2004, as the case may be, then the remaining share of such unapplied credit allocable to that Allocated Payor shall be applied again on the next monthly invoice, and any subsequent invoices as necessary, of such Allocated Payor in the amount of the lesser of (i) the full amount of the remaining unapplied amount of the Fixed Credit Installment for 2003, Fixed Credit Installment Interest for 2003, Fixed Credit Installment for 2004, or Fixed Credit Installment Interest for 2004, as the case may be, allocable to that Allocated Payor or (ii) the full amount of all charges for Services shown on such invoice and allocable or chargeable to such Allocated Payor under the Master Agreement, but not including charges allocable or chargeable pursuant to a Statement of Work for Additional Services, until the share of the Fixed Credit Installment for 2003, Fixed Credit Installment Interest for 2003, Fixed Credit Installment for 2004, or Fixed Credit Installment Interest for 2004, as the case may be, allocable to that Allocated Payor is fully applied.

(2)                                  Invoices.  The invoices in which each Allocated Payor’s share of the Fixed Credit Installment for 2003 and of the Fixed Credit Installment for 2004, respectively, as the case may be, are first issued shall clearly identify the amount of both the share of the Fixed Credit Payment for 2003 and of the Fixed Credit Installment for 2003, and the Fixed Credit Payment for 2004 and the Fixed Credit Installment for 2004, respectively, as the case may be, allocable to the Allocated Payor which is issued and applied on the invoice.  Likewise, the invoices in which each Allocated Payor’s share of the Fixed Credit Installment Interest for 2003 and of the Fixed Credit Installment Interest for 2004, respectively, as the case may be, are first issued shall clearly identify the amount of both the share of the Fixed Credit Installment Interest for 2003 and of the Fixed Credit Installment Interest for 2004, respectively, as the case may be, allocable to the Allocated Payor which is issued and applied on the invoice.  Any amount of

Amendment No.43-NPAM(NE)	December 3,2003

Sow:       No

                _ Yes

such Allocated Payor’s share of any of the credits referenced in this Section 33.2(e)(2) that remains after application on that invoice shall be aggregated with and added to amounts of the Allocated Payor’s share of such credits remaining for application on future invoices.  Any such amounts of such credits actually applied on subsequent invoices shall be clearly identified on such invoice and any subsequent invoices.

(3)                                  Invoice Explanation and Records.  Each Allocated Payor shall be provided by Contractor with access, at no additional charge, to a secure, password-protected Web site that will provide a report identifying the issuance and application of the Allocated Payor’s share of each Fixed Credit Installment for 2003, Fixed Credit Installment Interest for 2003, Fixed Credit Installment for 2004, and Fixed Credit Installment Interest for 2004.  Such report will be provided for a period of twelve (12) months after the date of the invoice in which such credits were last applied.  Further, Contractor shall consult with Customer prior to issuance of a form cover letter to accompany those invoices to Allocated Payors for the issuance and application of each Fixed Credit Installment for 2003, Fixed Credit Installment Interest for 2003, Fixed Credit Installment for 2004, and Fixed Credit Installment Interest for 2004.  After consultation with Customer, Contractor shall issue in December, 2003 a letter to all Allocated Payors in the Service Area describing the nature, calculation and expected payment of the Fixed Credit Payment for 2003 (pursuant to the Fixed Credit Payment Installments for 2003), the Fixed Credit Payment for 2004 (pursuant to the Fixed Credit Payment Installments for 2004), the Fixed Credit Installment Interest for 2003, the Fixed Credit Installment Interest for 2004, the Variable Credit Payments for 2003 and 2004 (pursuant to the Variable Credit Installments), the Variable Credit Installment Interest for 2003 and 2004, the Annual Volume Dependent TN Porting Event Price Reductions (as those terms are defined herein), the new charges for TN Porting Events (“Rate Card 2”), as set forth in Article 5 of Amendment No. 42, and identifying the contact personnel in the Contractor’s billing department to whom inquiries may be directed concerning the foregoing.

(f)                                    Miscellaneous.

(1)                                  Separate from Reduced TN Porting Event Charge or Rate Cards.  The computation, division, apportioning, issuance, application, and invoicing of the Fixed Credit Payment Credit for 2003 (pursuant to the Fixed Payment Credit Installments for 2003), the Fixed Credit Installment Interest for 2003, the Fixed Credit Payment for 2004 (pursuant to the Fixed Payment Credit Installment for 2004) and the Fixed Credit Installment Interest for 2004 among Allocated Payors as set forth in this Section 33.2 are separate from the computation of any Reduced TN Porting Price under Article 32 of this Agreement.  Further, the computation, division, apportioning, issuance, application, and invoicing of the Fixed Credit Payment Credit for 2003 (pursuant

Amendment No.43-NPAM(NE)	December 3,2003

Sow:       No

                _ Yes

to the Fixed Payment Credit Installments for 2003), the Fixed Credit Installment Interest for 2003, the Fixed Credit Payment for 2004 (pursuant to the Fixed Payment Credit Installment for 2004) and the Fixed Credit Installment Interest for 2004 do not and shall not be construed as altering or amending the charges for TN Porting Events set forth in Rate Card No. 1 or Rate Card No. 2.

(2)                                  Application of Gateway Evaluation Process.  The computation, division, apportioning, issuance, application, and invoicing of the Fixed Credit Payment Credit for 2003 (pursuant to the Fixed Payment Credit Installments for 2003), the Fixed Credit Installment Interest for 2003, the Fixed Credit Payment for 2004 (pursuant to the Fixed Payment Credit Installment for 2004) and the Fixed Credit Installment Interest for 2004 among Allocated Payors as set forth in this Section 33.2, shall be auditable and included in determining “accuracy” of invoices for purposes of Element No. 7b of the Gateway Evaluation Process, as set forth in Article 32 of this Agreement. The Fixed Credit Payment Credit for 2003 (pursuant to the Fixed Payment Credit Installments for 2003), the Fixed Credit Installment Interest for 2003, the Fixed Credit Payment for 2004 (pursuant to the Fixed Payment Credit Installment for 2004) and the Fixed Credit Installment Interest for 2004 provided in this Section 33.2 relate to and are applicable against all charges for Services allocable to Allocated Payors, including, but not limited to TN Porting Event charges, but do not relate to and are not applicable against charges for Additional Services under Statements of Work under Article 13 of the Master Agreement.

(3) Preservation of Rights of Setoff.  Allocated Payors retain their right of set-off against all charges for Services allocable to Allocated Payors under the Master Agreement, including, but not limited to TN Porting Event charges, for Contractor’s failure to properly and accurately compute and credit the Fixed Credit Payment Credit for 2003 (pursuant to the Fixed Payment Credit Installments for 2003), the Fixed Credit Installment Interest for 2003, the Fixed Credit Payment for 2004 (pursuant to the Fixed Payment Credit Installment for 2004) and the Fixed Credit Installment Interest for 2004, all as contemplated under this Section 33.2.

33.3                           Variable Credit Payment, Variable Credit Installment and Variable Credit Installment Interest.

(a)                                  Computation of Variable Credit Payment and Variable Credit Installment.

(1)                                  Variable Credit Payment and Variable Credit Installment for Entire Service Area.  For each of calendar years 2003 and 2004, Contractor shall make an aggregate payment (the “Variable Credit Payment”) to all Allocated Payors in the Service Area of the Subscribing Customer, equal to the product of the amounts calculated in subparagraphs (i) and

Amendment No.43-NPAM(NE)	December 3,2003

Sow:       No

                _ Yes

(ii) below. The Variable Credit Payment for 2003 reflects a price reduction for TN Porting Events volumes already achieved in calendar year 2003, the Variable Credit Payment for 2004 reflects a price reduction for TN Porting Events volumes expected in calendar year 2004, and Allocated Payors shall not be entitled to any further reductions to TN Porting Event charges as a result of this Section 33.3(a)(1).   Contractor shall make the Variable Credit Payment by issuing and applying 12 equal credit installments in accordance with Section 33.2(e) of this Agreement to Allocated Payors in the immediately following calendar year, commencing with the invoices issued to Allocated Payors in the Service Area pursuant to Section 6.6(c) of this Agreement in February of such immediately following calendar year (i.e., the invoice for the Billing Cycle ending January 31 of the applicable calendar year).  Each such equal credit installment of the applicable calendar year’s Variable Credit Payment shall be referred to as a “Variable Credit Installment” for such applicable calendar year.  .

(i) Calculate the following (i.e., the earned portion of the Annual Available Credit dollars for all United States Services Areas):

[(A – C) / (B – C)] * D

Where, as identified in the table below:

A = Actual number of aggregate TN Porting Events in all of the United States Service Areas, up to a maximum not to exceed the amount for Maximum TN Porting Events below in “B”.

B = Maximum TN Porting Events in the aggregate for all United States Service Areas

C= Threshold TN Porting Events in the aggregate for all United States Service Areas

D = Annual Maximum Available Credit dollars for all United States Service Areas

For the avoidance of doubt, the “Annual Maximum Available Credit” is the maximum possible amount of the Variable Credit Payment available in the aggregate for computation hereunder for all United States Service Areas for each applicable calendar year.

AGGREGATE FOR ALL UNITED STATES SERVICE AREAS	2003	2004
Maximum TN Porting Events (“B”)	64,032,000	122,887,000
Threshold TN Porting Events (“C”)	60,000,000	100,000,000
Annual Maximum Available Credit (“D”)	$ [* * *]	$ [* * *]

Amendment No.43-NPAM(NE)	December 3,2003

Sow:       No

                _ Yes

(ii) Calculate a fraction (i.e., the Service Area’s pro-rated share of invoiced charges), the numerator of which is the aggregate amount of invoiced charges for all Allocated Payors in the Subscribing Customer’s Service Area for TN Porting Events during a calendar year and the denominator of which is the aggregate amount of invoiced charges for all Allocated Payors in all United States Service Areas for TN Porting Events during the same calendar year.

(2)                                  Variable Credit Installment Interest for 2003.  Commencing with the invoices issued to Allocated Payors in the Service Area pursuant to Section 6.6(c) of this Agreement in February, 2004 (i.e., the Billing Cycle ending January 31, 2004) and concluding in January 2005 (i.e., the Billing Cycle ending December 31, 2004), upon the issuance of the last Variable Payment Credit Installment for 2003, in accordance with Section 33.3(e) of this Agreement below, Contractor shall pay an additional credit in each monthly invoice to each Allocated Payor in the Service Area by issuing a credit calculated each month equal to the product of an interest rate (set forth below) and the balance of the Variable Credit Installments for 2003 not yet issued in the invoices of such Allocated Payors issued in calendar year 2004 (such interest amount referred to as the “Variable Credit Installment Interest” for 2003).  The amount of the Variable Credit Installment Interest for 2003 shall be computed from January 1, 2004, based upon the actual number of days in each month, shall be compounded daily and shall utilize the average after-tax interest rate on deposits that was actually obtained by Contractor from its principal bank (that is, the bank having the greatest outstanding balance of cash deposits) on cash deposits during the month preceding the invoice on which the Variable Credit Installment Interest for 2003 appears.  For the avoidance of doubt, the forgoing interest calculation shall not apply to any portion of the Variable Credit Payment for 2003 that is issued in invoices but not yet applied against payments due.

(3)                                  Variable Credit Installment Interest for 2004. Commencing with the invoices issued to Allocated Payors in the Service Area pursuant to Section 6.6(c) of this Agreement in February, 2005 (i.e., the Billing Cycle ending January 31, 2005) and concluding in January, 2006 (i.e., Billing Cycle ending December 31, 2005), upon the issuance of the last Variable Payment Credit for 2004, in accordance with Section 33.3(e) of this Agreement below, Contractor shall pay an additional credit in each monthly invoice to each Allocated Payor in the Service Area by issuing a credit calculated each month equal to the product of an interest rate (set forth below) and the balance of the Variable Credit Installments for 2004 not yet issued in the invoices of such Allocated Payors issued in calendar year 2005 (such interest amount referred to as the “Variable Credit Installment Interest” for 2004).  The amount of the Variable Credit Installment Interest for 2004 shall be computed from January 1, 2005, based upon the actual number of days in each month, shall be compounded daily and shall utilize the average after-tax interest rate on deposits that was actually

Amendment No.43-NPAM(NE)	December 3,2003

Sow:       No

                _ Yes

obtained by Contractor from its principal bank (that is, the bank having the greatest outstanding balance of cash deposits) on cash deposits during the month preceding the invoice on which the Variable Credit Installment Interest for 2004 appears.  For the avoidance of doubt, the forgoing interest calculation shall not apply to any portion of the Variable Credit Payment for 2004 that is issued in invoices but not yet applied against payments due.

(b)                                 Division, Application and Invoicing Among Allocated Payors in Service Area

(1)                                  Division Among Allocated Payors Within the Service Area. Each Allocated Payor’s share of each Variable Credit Installment for 2003 and 2004, Variable Credit Installment Interest for 2003, and Variable Credit Installment Interest for 2004 shall be issued in the same manner as the division, apportioning and invoicing of Allocated Charges is determined under SOW11 and in accordance with the Cost Recovery Order, pursuant to Section 6.6(c) of this Agreement, and shall be applied as a reduction against all charges for Services shown on such invoice and allocable or chargeable to such Allocated Payor under this Agreement, but not including charges allocable or chargeable pursuant to a Statement of Work for Additional Services.  If for any Allocated Payor such credit actually applied on that invoice does not apply in full such Allocated Payor’s share of the Variable Credit Installment for 2003 or 2004, Variable Credit Installment Interest for 2003, or Variable Credit Installment Interest for 2004, as the case may be, then the remaining share of such unapplied credit allocable to that Allocated Payor shall be applied again on the next monthly invoice, and any subsequent invoices as necessary, of such Allocated Payor in the amount of the lesser of (i) the full amount of the remaining unapplied amount of the Variable Credit Installment for 2003 or 2004, Variable Credit Installment Interest for 2003, or Variable Credit Installment Interest for 2004, as the case may be, allocable to that Allocated Payor or (ii) the full amount of all charges for Services shown on such invoice and allocable or chargeable to such Allocated Payor under this Agreement, but not including charges allocable or chargeable pursuant to a Statement of Work for Additional Services, until the share of the Variable Credit Installment for 2003 or 2004, Variable Credit Installment Interest for 2003, or Variable Credit Installment Interest for 2004, as the case may be, allocable to that Allocated Payor is fully applied.

(2)                                  Invoices.  The invoices in which each Allocated Payor’s share of the Variable Credit Installment for 2003 and for 2004, respectively, as the case may be, are first issued shall clearly identify the amount of both the share of the Variable Credit Payment for 2003 and of the Variable Credit Installment for 2003, and the Variable Credit Payment for 2004 and the Variable Credit Installment for 2004, respectively, as the case may be, allocable to the Allocated Payor which is issued and applied on the invoice.  Likewise, the

Amendment No.43-NPAM(NE)	December 3,2003

Sow:       No

                _ Yes

invoices in which each Allocated Payor’s share of the Variable Credit Installment Interest for 2003 and for 2004, respectively, as the case may be, are first issued and applied shall clearly identify the amount of both the share of the Variable Credit Installment Interest for 2003 and for 2004, respectively, as the case may be, allocable to the Allocated Payor which is applied on the invoice.  Any amount of such Allocated Payor’s share of any of the credits referenced in this Section 33.3(b)(2) that remains after application on that invoice shall be aggregated with and added to amounts of the Allocated Payor’s share of such credits remaining for application on future invoices.  Any such amounts of such credits actually applied on subsequent invoices shall be clearly identified on such invoice and any subsequent invoices.

(3)                                  Invoice Explanation and Records.  Each Allocated Payor shall be provided by Contractor with access, at no additional charge, to a secure, password-protected Web site that will provide a report identifying the issuance and application of the Allocated Payor’s share of the Variable Credit Payment for 2003 and 2004, the Variable Credit Installment for 2003 and 2004 and the Variable Credit Installment Interest for 2003 and 2004.  Such report will be provided for a period of twelve (12) months after the date of the invoice in which such credits were last applied.  Further, Contractor shall consult with Customer prior to issuance of a form cover letter to accompany those invoices to Allocated Payors for which amounts of the Variable Credit Payment for 2003 and 2004, the Variable Credit Installment for 2003 and 2004 and the Variable Credit Installment Interest for 2003 and 2004, respectively, are each first applied and utilized.

(4)                                  Limitation on Annual Maximum Available Credit.  Notwithstanding anything herein to the contrary, in no event shall any unused amount of an Annual Maximum Available Credit for any year set forth above be available or otherwise be used (i.e., carry over) in the computation under Section 33.3(a)(1)(i) and (ii) above in a subsequent calendar year.

(c)                                  Miscellaneous

(1)                                  Separate from Reduced TN Porting Event Charge or Rate Cards.  The computation, division, apportioning, issuance, application, and invoicing of the Variable Payment Credit for 2003 and for 2004 (pursuant to the Variable Payment Credit Installments for 2003 and for 2004, and the Variable Credit Installment Interest for 2003 and for 2004 among Allocated Payors as set forth in this Section 33.3 are separate from the computation of any Reduced TN Porting Price under Article 32 of this Agreement.  Further, the computation, division, apportioning, issuance, application, and invoicing of the Variable Payment Credit for 2003 and for 2004 (pursuant to the Variable Payment Credit Installments for 2003 and for 2004, and the Variable Credit Installment Interest

Amendment No.43-NPAM(NE)	December 3,2003

Sow:       No

                _ Yes

for 2003 and for 2004 do not and shall not be construed as altering or amending the charges for TN Porting Events set forth in Rate Card No. 1 or Rate Card No. 2.

(2)                                  Application of Gateway Evaluation Process.  The computation, division, apportioning, issuance, application, and invoicing of the Variable Payment Credit for 2003 and for 2004 (pursuant to the Variable Payment Credit Installments for 2003 and for 2004, and the Variable Credit Installment Interest for 2003 and for 2004 among Allocated Payors as set forth in this Section 33.3, shall be auditable and included in determining “accuracy” of invoices for purposes of Element No. 7b of the Gateway Evaluation Process, as set forth in Article 32 of this Agreement. The Variable Payment Credit for 2003 and for 2004 (pursuant to the Variable Payment Credit Installments for 2003 and for 2004, and the Variable Credit Installment Interest for 2003 and for 2004 provided in this Section 33.3 relate to and are applicable against all charges for Services allocable to Allocated Payors, including, but not limited to TN Porting Event charges, but do not relate to and are not applicable against charges for Additional Services under Statements of Work under Article 13 of the Master Agreement.

(3)                                  Preservation of Rights of Setoff.  Allocated Payors retain their right of set-off against all charges for Services allocable to Allocated Payors under this Agreement including, but not limited to TN Porting Event charges, for Contractor’s failure to properly and accurately compute and credit the Variable Payment Credit for 2003 and for 2004 (pursuant to the Variable Payment Credit Installments for 2003 and for 2004, and the Variable Credit Installment Interest for 2003 and for 2004, all as contemplated under this Section 33.3.

7.              ANNUAL VOLUME DEPENDENT TN PORTING PRICE REDUCTIONS

The Master Agreement is hereby amended as of the Amendment Effective Date by the addition of Article 34, which will read in its entirely as follows:

ARTICLE 34 – ANNUAL VOLUME DEPENDENT TN PORTING PRICE REDUCTIONS FOR 2005 TO END OF INITIAL TERM

34.1                           Overview.  Customer and Contractor agree that annually for calendar years commencing in 2005 until the expiration of the Initial Term of this Agreement, and in addition to any TN Porting Price Reductions under Section 32.5 of this Agreement, if any, Contractor shall within any given calendar year, and if certain volumes are attained, on a temporary basis, and in accordance with this Article 34, further reduce the TN Porting Event charge to Allocated Payors in the Subscribing Customer’s Service Area based upon the attainment of various ranges of volumes of TN Porting Events in all United States Service Areas for each calendar year (each such range referred to, respectively, in this Article 34 as the “Tier 1 Volume Range” and the “Tier 2 Volume Range”).  Each reduction in the TN Porting Event

Amendment No.43-NPAM(NE)	December 3,2003

Sow:       No

                _ Yes

charge under this Article 34 and referred to in the preceding sentence shall be referred to as the “Annual Volume Dependent TN Porting Price Reduction.”  For the purposes of this Article 34, the “Prevailing TN Porting Charge” shall mean the then effective TN Porting Event charge, as set forth in Schedule 1 (Service Element Fees/Unit Pricing) of Exhibit E (Pricing Schedules) of this Agreement, as adjusted by any TN Porting Price Reductions under Section 32.5 of this Agreement.

34.2                           Computation.  For each calendar year commencing in 2005 and concluding in 2011, Contractor shall temporarily reduce, in accordance with Section 34.3, the Prevailing TN Porting Event Charge for Allocated Payors in the Subscribing Customer’s Service Area by the respective amount of Annual Volume Dependent TN Porting Price Reductions set forth in the following tables below (each an “Annual Volume Dependent TN Porting Price Reduction”).  The Annual Volume Dependent TN Porting Price Reduction is based upon the aggregate volume of TN Porting Events for all United States Service Areas in each applicable calendar year reaching certain tiered volume ranges (i.e., Tier 1 Volume Range and Tier 2 Volume Range shown for each such year as set forth in the following tables).

	2005				2006
Annual
ANNUAL TN PORTING	Volume	Maximum		ANNUAL TN PORTING	Annual Volume		Maximum
EVENT VOLUMES FOR	Dependent TN	Equivalent		EVENT VOLUMES FOR	Dependent TN		Equivalent
ALL UNITED STATES	Porting Price	National		ALL UNITED STATES	Porting Price		National
SERVICE AREAS	Reduction	Reduction		SERVICE AREAS	Reduction		Reduction
< 100,000,000	$ [* * *]	$	[* * *]	< 100,000,000	$	[* * *]	$	[* * *]
Tier 1 Volume Range: 100,000,000 – 126,591,000	$ [* * *]	$	[* * *]	Tier 1 Volume Range: 100,000,000-130,098,000	$	[* * *]	$	[* * *]
Tier 2 Volume Range: 126,591,001 – 153,182,000	$ [* * *]	$	[* * *]	Tier 2 Volume Range: 130,098,001 – 160,195,000	$	[* * *]	$	[* * *]
>153,182,000	$ [* * *]	$	[* * *]	>160,195,000	$	[* * *]	$	[* * *]

	2007				2008
Annual
ANNUAL TN PORTING	Volume	Maximum		ANNUAL TN PORTING	Annual Volume		Maximum
EVENT VOLUMES FOR	Dependent TN	Equivalent		EVENT VOLUMES FOR	Dependent TN		Equivalent
ALL UNITED STATES	Porting Price	National		ALL UNITED STATES	Porting Price		National
SERVICE AREAS	Reduction	Reduction		SERVICE AREAS	Reduction		Reduction
< 100,000,000	$ [* * *]	$	[* * *]	< 100,000,000	$	[* * *]	$	[* * *]
Tier 1 Volume Range: 100,000,000 – 129,994,000	$ [* * *]	$	[* * *]	Tier 1 Volume Range: 100,000,000-127,394,000	$	[* * *]	$	[* * *]
Tier 2 Volume Range: 129,994,001 – 159,987,000	$ [* * *]	$	[* * *]	Tier 2 Volume Range: 127,394,001 – 154,787,000	$	[* * *]	$	[* * *]
>159,987,000	$ [* * *]	$	[* * *]	>154,787,000	$	[* * *]	$	[* * *]

Amendment No.43-NPAM(NE)	December 3,2003

Sow:       No

                _ Yes

	2009				2010
Annual
ANNUAL TN PORTING	Volume	Maximum		ANNUAL TN PORTING	Annual Volume		Maximum
EVENT VOLUMES FOR	Dependent TN	Equivalent		EVENT VOLUMES FOR	Dependent TN		Equivalent
ALL UNITED STATES	Porting Price	National		ALL UNITED STATES	Porting Price		National
SERVICE AREAS	Reduction	Reduction		SERVICE AREAS	Reduction		Reduction
< 100,000,000	$ [* * *]	$	[* * *]	< 100,000,000	$	[* * *]	$	[* * *]
Tier 1 Volume Range: 100,000,000 – 126,120,000	$ [* * *]	$	[* * *]	Tier 1 Volume Range: 100,000,000-124,859,000	$	[* * *]	$	[* * *]
Tier 2 Volume Range: 126,120,001 – 152,240,000	$ [* * *]	$	[* * *]	Tier 2 Volume Range: 124,859,001 – 149,717,000	$	[* * *]	$	[* * *]
>152,240,000	$ [* * *]	$	[* * *]	>149,717,000	$	[* * *]	$	[* * *]

Amendment No.43-NPAM(NE)	December 3,2003

Sow:       No

                _ Yes

2011
Annual
ANNUAL TN PORTING	Volume	Maximum
EVENT VOLUMES FOR	Dependent TN	Equivalent
ALL UNITED STATES	Porting Price	National
SERVICE AREAS	Reduction	Reduction
< 100,000,000	$ [* * *]	$	[* * *]
Tier 1 Volume Range: 100,000,000 –123,610,000	$ [* * *]	$	[* * *]
Tier 2 Volume Range: 123,610,001 –147,220,000	$ [* * *]	$	[* * *]
>147,220,000	$ [* * *]	$	[* * *]

34.3                           Timing and Application.  For each calendar year, each Annual Volume Dependent TN Porting Price Reduction, if any, shall be applied in accordance with the following:

(a) No Annual Volume Dependent TN Porting Price Reduction shall apply to reduce the Prevailing TN Porting Charge for any Allocated Payor in the Subscribing Customer’s Service Area when the aggregate number of TN Porting Events for all United States Service Areas for the applicable calendar year is less than the lowest number in the Tier 1 Volume Range.

(b) Upon the aggregate number of TN Porting Events in all United States Service Areas for the applicable calendar year equaling the lowest number in the Tier 1 Volume Range and until the aggregate number of TN Porting Events in all United States Service Areas in such calendar year exceeds the highest number in the Tier 1 Volume Range, the Annual Volume Dependent TN Porting Price Reduction set forth immediately opposite the Tier 1 Volume Range for that year shall apply to reduce the Prevailing TN Porting Charge for all the TN Porting Events in the Subscribing Customer’s Service Area which are included in the Tier 1 Volume Range.

(c) Upon the aggregate number of TN Porting Events in all United States Service Areas for the applicable calendar year equaling the lowest number in the Tier 2 Volume Range and until the aggregate number of TN Porting Events in all United States Service Areas for the applicable calendar year exceeds the highest number in the Tier 2 Volume Range, the Annual Volume Dependent TN Porting Price Reduction referenced in Paragraph (b) above shall expire and be replaced by the Annual Volume Dependent TN Porting Price Reduction set forth immediately opposite the Tier 2 Volume Range for that calendar year shall apply to reduce the Prevailing TN Porting Charge for all the TN Porting Events in the Subscribing Customer’s Service Area in such calendar year which are included in the Tier 2 Volume Range.

Amendment No.43-NPAM(NE)	December 3,2003

Sow:       No

                _ Yes

(d) Upon the aggregate number of TN Porting Events in all United States Service Areas for the applicable calendar year exceeding the highest number in the Tier 2 Volume Range for that calendar year, the Annual Volume Dependent TN Porting Price Reduction referenced in Paragraph (c) above shall expire and no Annual Volume Dependent TN Porting Price Reduction shall apply to reduce the Prevailing TN Porting Charge for any subsequent TN Porting Events in the Subscribing Customer’s Service Area for the remainder of that applicable calendar year.  After such expiration, only the Prevailing TN Porting Charge, as defined in Section 34.1, shall apply for that calendar year.

(e) Any Annual Volume Dependent TN Porting Price Reductions determined by Sections 34.3(a) through (d) above shall be immediately effective to reduce the Prevailing TN Porting Event Charge, and shall be issued and reflected on Allocated Payors’ invoices issued for the Billing Cycle in which such Annual Volume Dependent TN Porting Price Reductions became effective.

(f) The dollar amounts set forth under the “Maximum Equivalent National Reduction” for each of Tier 1 Volume Range and Tier 2 Volume Range in the tables above represent the maximum amount of aggregate price reductions under this Article 34 available to all United States Service Areas for the applicable calendar year; i.e., the product of the Annual Volume Dependent TN Porting Price Reduction and the maximum value of the corresponding tiered volume range.  In no event shall such maximum amounts carry over to any subsequent calendar year.

(g) Solely for the purpose of calculating the Annual Volume Dependent TN Porting Price Reduction under this Article 34 for each applicable calendar year, the actual volume of TN Porting Events for all United States Service Areas shall be reset to zero each calendar year on January 1st, and in no event shall the volume of TN Porting Events used in determining whether an Annual Volume Dependent TN Porting Price Reduction in any given year carry over to any subsequent calendar year.

34.4                           Invoice Explanation.  Contractor shall consult with Customer prior to issuance of a form cover letter to accompany those invoices to Allocated Payors on which, for each calendar year, the first Annual Volume Dependent TN Porting Price Reduction appears or becomes applicable.

34.5                           Application of Gateway Evaluation Process. The computation, division, apportioning, issuance, application, and invoicing of any Annual Volume Dependent TN Porting Price Reduction shall be auditable and included in determining “accuracy” for purposes of Element No. 7b of the Gateway Evaluation Process, as set forth in Article 32 of this Agreement, only on the third invoice after the Billing Cycle in which each such Annual Volume Dependent TN Porting Price Reduction was effective, and the previous two invoices shall be

Amendment No.43-NPAM(NE)	December 3,2003

Sow:       No

                _ Yes

considered accurate with respect to that particular issuance of an Annual Volume Dependent TN Porting Price Reduction for purposes of Element No. 7b of the Gateway Evaluation Process, regardless of whether the relevant Annual Volume Dependent TN Porting Price Reduction was accurately reflected on those two invoices.  Nothing herein shall preclude Contractor, in the event that Contractor does not reflect such Annual Volume Dependent TN Porting Event Charge Reduction when and as required under Section 34.3(e), from issuing an adjustment credit to reflect the proper computation, division, apportioning, issuance, application, and invoicing of the Annual Volume Dependent TN Porting Price Reduction on any one or more invoices issued after such Annual Volume Dependent TN Porting Event Charge Reduction became effective.

8.              IMPACTS ON MASTER AGREEMENT

The following portions of the Master Agreement are impacted by this Amendment:

Master Agreement
None	Exhibit B Functional Requirements Specification
None	Exhibit C Interoperable Interface Specification
Exhibit E Pricing Schedules
None	Exhibit F Project Plan and Test Schedule
None	Exhibit G Service Level Requirements
None	Exhibit H Reporting and Monitoring Requirements
None	Exhibit J User Agreement Form
None	Exhibit K External Design
None	Exhibit L Infrastructure/Hardware
None	Exhibit N System Performance Plan for NPAC/SMS Services
None	Disaster Recovery
None	Back-up Plans
Gateway Evaluation Process (Article 32 of Master Agreement)

9.              MISCELLANEOUS

(a)          Except as specifically modified and amended hereby, all the provisions of the Master Agreement and the User Agreements entered into with respect thereto, and all exhibits and schedules thereto, shall remain unaltered and in full force and effect in accordance with their terms.  From and after the Amendment Effective Date hereof, any reference in the Master

Amendment No.43-NPAM(NE)	December 3,2003

Sow:       No

                _ Yes

Agreement to itself and any Article, Section or subsections thereof or to any Exhibit thereto, or in any User Agreement to itself or to the Master Agreement and applicable to any time from and after the Amendment Effective Date hereof, shall be deemed to be a reference to such agreement, Article, Section, subsection or Exhibit, as modified and amended by this.  From and after the Amendment Effective Date, Amendment shall be a part of the Master Agreement, including its Exhibits, and, as such, shall be subject to the terms and conditions therein.  Each of the respective Master Agreements with respect to separate Service Areas remains an independent agreement regarding the rights and obligations of each of the Parties thereto with respect to such Service Area, and neither this Amendment nor any other instrument shall join or merge any Master Agreement with any other, except by the express written agreement of the Parties thereto.

(b)         If any provision of this Amendment is held invalid or unenforceable the remaining provision of this Amendment shall become null and void and be of no further force or effect.  If by rule, regulation, order, opinion or decision of the Federal Communications Commission or any other regulatory body having jurisdiction or delegated authority with respect to the subject matter of this Amendment or the Master Agreement, this Amendment is required to be rescinded or is declared ineffective or void in whole or in part, whether temporarily, permanently or ab initio (an “Ineffectiveness Determination”), immediately upon such Ineffectiveness Determination and without any requirement on any party to appeal, protest or otherwise seek clarification of such Ineffectiveness Determination, this Amendment shall be rescinded and of no further force or effect retroactively to the Amendment Effective Date.  Consequently, the Master Agreement in effect immediately prior to the Amendment Effective Date shall continue in full force and effect in accordance with its terms, unchanged or modified in any way by this Amendment.  In the event of an Ineffectiveness Determination, any amounts that would have otherwise been due and payable under the terms and conditions of the Master Agreement, in effect immediately prior to the Amendment Effective Date (including, but not limited to any adjustments necessary to retroactively re-price TN Porting Events under Schedule E from the Amendment Effective Date through the date of the Ineffectiveness Determination, or other amounts or credits, to any party hereunder), shall be invoiced by Contractor at the earliest practical billing cycle in accordance with the Master Agreement and shall be due and payable in accordance with the applicable invoice therewith or shall be credited or applied for the benefit of the Customer or any Allocated Payor in accordance with the Master Agreement.

(c)          This Amendment may be executed in two or more counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document.  All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

(d)         If at any time hereafter a Customer, other than a Customer that is a party hereto desires to become a party hereto, such Customer may become a party hereto by executing a joinder agreeing to be bound by the terms and conditions of this Amendment, as modified from time to time.

Amendment No.43-NPAM(NE)	December 3,2003

Sow:       No

                _ Yes

(e)          This Amendment is the joint work product of representatives of Customer and Contractor; accordingly, in the event of ambiguities, no inferences will be drawn against either party, including the party that drafted the Agreement in its final form.

(f)            This Amendment sets forth the entire understanding between the Parties with regard to the subject matter hereof and supercedes any prior or contemporaneous agreement, discussions, negotiations or representations between the Parties, whether written or oral, with respect thereto.  The modifications, amendments and price concessions made herein were negotiated together and collectively, and each is made in consideration of all of the other terms herein.  All such modifications, amendments and price concessions are interrelated and are dependent on each other.  No separate, additional or different consideration is contemplated with respect to the modifications, amendments and price concessions herein.

[THIS SPACE INTENTIONALLY LEFT BLANK]

Amendment No.43-NAPM(NE)	December 3,2003

Sow:       No

                _ Yes

IN WITNESS WHEREOF, the undersigned have executed this Amendment:

CONTRACTOR: NeuStar, Inc.

By:

Its:

Date:

CUSTOMER:  North American Portability Management, LLC as successor in interest to and on behalf of Northeast Carrier Acquisition Company, LLC

By:

Its:

Date:

CUSTOMER:  North American Portability Management, LLC as successor in interest to and on behalf of Northeast Carrier Acquisition Company, LLC

By:

Its:

Date:

Amendment No.47-NAPM(NE)	February 20, 2004

Sow:       No

                _ Yes

STATEMENT OF WORK

AMENDING PRICING SCHEDULES

UNDER

AGREEMENT FOR NUMBER PORTABILITY ADMINISTRATION CENTER / SERVICE MANAGEMENT SYSTEM

Amendment No.47-NAPM(NE)	February 20, 2004

Sow:       No

                _ Yes

STATEMENT OF WORK

AMENDING PRICING SCHEDULES

UNDER

AGREEMENT FOR NUMBER PORTABILITY ADMINISTRATION
CENTER/SERVICE MANAGEMENT SYSTEM

4.              PARTIES

This statement of work amendment (this “Statement of Work” or “SOW”) is entered into pursuant to Article 13 of, and upon execution shall be a part of, the Agreement for Number Portability Administration Center/Service Management System, as amended and in effect immediately prior to the SOW Effective Date (the “Master Agreement”), by and between NeuStar, Inc., a Delaware corporation (“Contractor”), and the North American Portability Management LLC, a Delaware limited liability company (the “Customer”), as the successor in interest to and on behalf of the respective limited liability companies listed below for the separate Service Areas (referred to individually as a “Subscribing Customer” and collectively as the “Subscribing Customers”):

•                  LNP, LLC (Midwest)

•                  Mid-Atlantic Carrier Acquisition Company, LLC

•                  Northeast Carrier Acquisition Company, LLC

•                  Southeast Number Portability Administration Company, LLC

•                  Southwest Region Portability Company, LLC

•                  West Coast Portability Services, LLC

•                  Western Region Telephone Number Portability, LLC

5.              EFFECTIVENESS AND DEFINED TERMS

This Statement of Work shall be effective as of the 20th day of February 2004 (the “SOW Effective Date”).  The number in the upper left-hand corner refers to this Statement of Work.  Capitalized terms used herein without definition or which do not specifically reference another agreement shall have the meanings as defined in the Master Agreement.

6.              CONSIDERATION RECITAL

In consideration of the terms and conditions set forth in this Statement of Work, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Contractor and Customer agree as set forth in this Statement of Work.

7.              AMENDMENTS TO PRICING SCHEDULES

Effective on the SOW Effective Date, Exhibit E (Pricing Schedules) of the Master Agreement is hereby amended and restated in its entirety as set forth in Attachment 1 hereunder.  Such amendment and restatement shall include, among other changes reflected therein, the addition of

Amendment No.47-NAPM(NE)	February 20, 2004

Sow:       No

                _ Yes

a charge for an Initial Ad Hoc Report, a Subsequent Ad Hoc Report, and Dedicated Technical Support.

8.              IMPACTS ON MASTER AGREEMENT

This Statement of Work impacts the following portions of the Master Agreement:

None	Master Agreement
None	Exhibit B Functional Requirements Specification
None	Exhibit C Interoperable Interface Specification
Exhibit E Pricing Schedules
None	Exhibit F Project Plan and Test Schedule
None	Exhibit G Service Level Requirements
None	Exhibit H Reporting and Monitoring Requirements
None	Exhibit J User Agreement Form
None	Exhibit K External Design
None	Exhibit L Infrastructure/Hardware
None	Exhibit N System Performance Plan for NPAC/SMS Services
None	Disaster Recovery
None	Back-up Plans
None	Gateway Evaluation Process (Article 32 of Master Agreement)

9.              MISCELLANEOUS

(g)         Except as specifically modified and amended hereby, all the provisions of the Master Agreement and the User Agreements entered into with respect thereto, and all exhibits and schedules thereto, shall remain unaltered and in full force and effect in accordance with their terms.  From and after the SOW Effective Date hereof, any reference in the Master Agreement to itself and any Article, Section or subsections thereof or to any Exhibit thereto, or in any User Agreement to itself or to the Master Agreement and applicable to any time from and after the SOW Effective Date hereof, shall be deemed to be a reference to such agreement, Article, Section, subsection or Exhibit, as modified and amended by this.  From and after the SOW Effective Date, Amendment shall be a part of the Master Agreement, including its Exhibits, and, as such, shall be subject to the terms and conditions therein.  Each of the respective Master Agreements with respect to separate Service Areas remains an independent agreement regarding the rights and obligations of each of the Parties thereto with respect to such Service Area, and

Amendment No.47-NAPM(NE)	February 20, 2004

Sow:       No

                _ Yes

neither this Statement of Work nor any other instrument shall join or merge any Master Agreement with any other, except by the express written agreement of the Parties thereto.

(h)         If any provision of this Statement of Work is held invalid or unenforceable the remaining provision of this Statement of Work shall become null and void and be of no further force or effect.  If by rule, regulation, order, opinion or decision of the Federal Communications Commission or any other regulatory body having jurisdiction or delegated authority with respect to the subject matter of this Statement of Work or the Master Agreement, this Statement of Work is required to be rescinded or is declared ineffective or void in whole or in part, whether temporarily, permanently or ab initio (an “Ineffectiveness Determination”), immediately upon such Ineffectiveness Determination and without any requirement on any party to appeal, protest or otherwise seek clarification of such Ineffectiveness Determination, this Statement of Work shall be rescinded and of no further force or effect retroactively to the SOW Effective Date.  Consequently, the Master Agreement in effect immediately prior to the SOW Effective Date shall continue in full force and effect in accordance with its terms, unchanged or modified in any way by this Statement of Work.  In the event of an Ineffectiveness Determination, any amounts that would have otherwise been due and payable under the terms and conditions of the Master Agreement, in effect immediately prior to the SOW Effective Date (including, but not limited to any adjustments necessary to retroactively re-price TN Porting Events under Schedule E from the SOW Effective Date through the date of the Ineffectiveness Determination, or other amounts or credits, to any party hereunder), shall be invoiced by Contractor at the earliest practical billing cycle in accordance with the Master Agreement and shall be due and payable in accordance with the applicable invoice therewith or shall be credited or applied for the benefit of the Customer or any Allocated Payor in accordance with the Master Agreement.

(i)             This Statement of Work may be executed in two or more counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document.  All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

(j)             If at any time hereafter a Customer, other than a Customer that is a party hereto desires to become a party hereto, such Customer may become a party hereto by executing a joinder agreeing to be bound by the terms and conditions of this Statement of Work, as modified from time to time.

(k)          This Statement of Work is the joint work product of representatives of Customer and Contractor; accordingly, in the event of ambiguities, no inferences will be drawn against either party, including the party that drafted the Agreement in its final form.

(l)             This Statement of Work sets forth the entire understanding between the Parties with regard to the subject matter hereof and supercedes any prior or contemporaneous agreement, discussions, negotiations or representations between the Parties, whether written or oral, with respect thereto.  The modifications, amendments and price concessions made herein were negotiated together and collectively, and each is made in consideration of all of the other terms herein.  All such modifications, amendments and price concessions are interrelated and are

Amendment No.47-NAPM(NE)	February 20, 2004

Sow:       No

                _ Yes

dependent on each other.  No separate, additional or different consideration is contemplated with respect to the modifications, amendments and price concessions herein.

[THIS SPACE INTENTIONALLY LEFT BLANK]

Amendment No.47-NAPM(NE)	February 20, 2004

Sow:       No

                _ Yes

IN WITNESS WHEREOF, the undersigned have executed this Statement of Work:

CONTRACTOR: NeuStar, Inc.

By:

Its:

Date:

CUSTOMER:  North American Portability Management, LLC as successor in interest to and on behalf of Mid-Atlantic Carrier Acquisition Company, LLC

By:

Its:

Date:

CUSTOMER:  North American Portability Management, LLC as successor in interest to and on behalf of Mid-Atlantic Carrier Acquisition Company, LLC

By:

Its:

Date:

Amendment No.47-NAPM(NE)	February 20, 2004

Sow:       No

                _ Yes

EXHIBIT E - PRICING SCHEDULES

The following schedules set forth the prices at which Contractor will be compensated for rendering the Services under the Agreement.  A general description of these charges and the methods of billing therefor are set forth in Section 6 of the Agreement.  See Agreement for other applicable charges.

Schedule 1

Service Element Fees/Unit Pricing

Category	Service Element	Unit	Price
[* * *]
	[* * *]	[* * *]	$	[* * *]
	[* * *](1)	[* * *]	$	[* * *]
	[* * *](2)	[* * *]	$	[* * *]
	[* * *]	[* * *]	$	[* * *]
	[* * *]	[* * *]	$	[* * *]
[* * *]
	[* * *](3)	[* * *]	$	[* * *]
	[* * *](3)	[* * *]	$	- [* * *]
			$	- [* * *]

(1)  Monthly port charges [* * *] The specific cost elements include

(2)  See Note 1 above.

(3)  [* * *]

Amendment No.47-NAPM(NE)	February 20, 2004

Sow:       No

                _ Yes

Category	Service Element	Unit	Price
	[* * *](4)	[* * *]

$[* * *]
$[* * *]
$[* * *]
$[* * *]
$[* * *]
$[* * *]

$[* * *]
$[* * *]
$[* * *]
$[* * *]
$[* * *]
$[* * *]
$[* * *]
	[* * *](5)	[* * *]	$[* * *]
	[* * *](6)	[* * *]	$[* * *]
	[* * *]	[* * *]	$[* * *]
	[* * *](7)	[* * *]	$[* * *]
	[* * *]	[* * *]	[* * *]
	[* * *]	[* * *]	[* * *]

(4) [* * *]

(5) [* * *]

(6) [* * *]

(7) [* * *]

Amendment No.47-NAPM(NE)	February 20, 2004

Sow:       No

                _ Yes

	[* * *]	[* * *]	$[* * *]
	[* * *](8)	[* * *]	$[* * *]
[* * *]
	[* * *](9)	[* * *]	$[* * *]
	[* * *](10)	[* * *]	$[* * *]

Billable NPAC User Support Manual Request Table

Category	Description of Request
Create SV	New SP asks Help Desk to issue new SP Create, for single TN or range of TNs
Create SV	Old SP asks Help Desk to issue old SP Create, for single TN or range of TNs
Prevent SV Activation	Old SP asks Help Desk to change concur flag to “false” on pending SV (or SVs, for range of TNs)
Activate SV	New SP asks Help Desk to activate a pending SV for a single TN (or SVs, for a range of TNs)
Remove Prevention of SV Activation	Old SP (or New SP, after due date or t2 timer’s expiration) asks Help Desk to change concur flag to “true” on pending SV (or SVs, for range of TNs)
Modify Pending SV	New SP asks Help Desk to modify single SV (or SVs, for a range of TNs)
Disconnect TN	Current SP asks Help Desk to issue disconnect for TN (or range of TNs)
Cancel Pending SV	Old SP or New SP asks Help Desk to issue its cancel for pending SV (or SVs, for range of TNs)
Look Up SV	SP asks Help Desk to look up active SV for a TN (or SVs for range of TNs)
Modify Active SV	Current SP asks Help Desk to modify single active SV
Audit SV	SP asks Help Desk to issue audit request for a TN, or range of TNs, with SV(s) in active state
Look Up Network Data	SP asks Help Desk to look up NPA-NXX, NPA-NXX ID, LRN, or LRN ID to determine associated SPID and/or ID
Change Network Data

SP asks Help Desk to add to or to delete from the NPAC’s network data an NPA-NXX(s) or LRN(s). Requests to delete these data can be accommodated only if the SP making the request is the SP that originally entered the data. This limitation does not apply in the case where the SP asks Help Desk to delete an NPA-NXX (but not an LRN) where the NPA is not associated with the NPAC Service Area in which the NPA-NXX is open.

Change GUI Password	SP asks Help Desk to change its GUI Password
Re-enter GUI Logon	SP asks Help Desk to re-enter its GUI Logon which SP has allowed to expire

(8) [* * *]

(9) The one-time Log-on ID [ * * *]

(10) The Mechanized interface [* * *]

Amendment No.47-NAPM(NE)	February 20, 2004

Sow:       No

                _ Yes

Schedule 2

Training Charges

Service Element		Unit	Cost Per Participant
[* * *]	(11)	[* * *]	$	[* * *]
			$	[* * *]
			$	[* * *]
[* * *]	(12) (13)	[* * *]	$	[* * *]
			$	[* * *]
			$	[* * *]

Schedule 3

Interoperability Testing

Category & Service Element	Unit	Price
[* * *]
[* * *]	[* * *]	$	[* * *]
[* * *]	[* * *]	$	[* * *]
[* * *]
[* * *]	[* * *]	$	[* * *]
[* * *]	[* * *]	$	[* * *]

(11) [* * *]

(12) [* * *]

(13) [* * *]

Amendment No.47-NAPM(NE)	February 20, 2004

Sow:       No

                _ Yes

Schedule 4

Schedule of Representative Hourly Labor Charges

Applicable to Statements of Work

For Contract Years 1 Through End

Labor Category	Year 1		Year 2		Year 3		Year 4		Year 5*
[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]
[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]
[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]
[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]
[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]
[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]

* Amounts after Year 5 for each Labor Category shall be increased by 5% annually from the prior year.

Schedule 5

Schedule of Target Amounts

Target Options	Monthly Targets for Nov/Dec 1997 (2)		Monthly Targets for 1Q 1998 (2)		Monthly Targets for 2Q 1998 through 4Q 2001 (2)		Monthly Targets for 1Q 2002 through 2Q 2002 (2)		Monthly Target for July 2002		Total Contract Targets
[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]
[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]	$	[* * *]

Notes:

(1)          The target schedule depends on the service term selected by the Customer.  If the service term begins on 10/1/97, then Option A applies.  Likewise, if the service term begins on 1/1/98, then Option B applies.

(2)          The targets are listed in monthly amounts for each of the respective calendar periods outlined above.  The targets are calculated and applied on a monthly basis as described in Section 6.6 of the Agreement.

Schedule 6

Sample Annual Target and Allocable Target Shortfall/Credit Calculation

The following is an example of how Allocable Target Shortfalls and Allocable Targets are determined in connection with the Quarterly Targets.  A description of the methodology (including defined terms used below) is set forth in Section 6.6 of the Agreement.

Amendment No.47-NAPM(NE)	February 20, 2004

Sow:       No

                _ Yes

	Jan-98		Feb-98		Mar-98
[* * *]

[* * *]	$	[* * *]	$	[* * *]	$	[* * *]
[* * *]	$	[* * *]	$	[* * *]	$	[* * *]

[* * *]	$	[* * *]	$	[* * *]	$	[* * *]
[* * *]	$	[* * *]	$	[* * *]	$	[* * *]

[* * *]

[* * *]	$	[* * *]	$	[* * *]	$	[* * *]

[* * *]

[* * *]	$	[* * *]	$	[* * *]	$	[* * *]

[* * *]	[* * *]		$	[* * *]	$	[* * *]

[* * *]	$	[* * *]	$	[* * *]	$	[* * *]

[* * *]*	$	[* * *]	$	[* * *]	$	[* * *]
[* * *]*	$	[* * *]	$	[* * *]	$	[* * *]

[* * *]	$	[* * *]	$	[* * *]	$	[* * *]

* [* * *]

Amendment No.48-NAPM(NE)	April 2, 2004

Sow:       No

                _ Yes

AMENDMENT

OF

AGREEMENT FOR NUMBER PORTABILITY ADMINISTRATION CENTER / SERVICE MANAGEMENT SYSTEM

FOR

INTERMODAL PORTED TELEPHONE NUMBER IDENTIFICATION SERVICE

Amendment No.48-NAPM(NE)	April 2, 2004

Sow:       No

                _ Yes

AMENDMENT

OF

AGREEMENT FOR NUMBER PORTABILITY ADMINISTRATION
CENTER/SERVICE MANAGEMENT SYSTEM

FOR

INTERMODAL PORTED TELEPHONE NUMBER IDENTIFICATION SERVICE

1.              PARTIES

This amendment (this “Amendment”) is entered into pursuant to Article 30 of, and upon execution shall be a part of, the Agreement for Number Portability Administration Center/Service Management System, as amended and in effect immediately prior to the Amendment Effective Date (the “Master Agreement”), by and between NeuStar, Inc., a Delaware corporation (“Contractor”), and the North American Portability Management LLC, a Delaware limited liability company (the “Customer”), as the successor in interest to and on behalf of Northeast Carrier Acquisition Company, LLC ( the “Subscribing Customer”).

2.              EFFECTIVENESS AND DEFINED TERMS

This Amendment shall be effective as of the 2nd day of April, 2004 (the “Amendment Effective Date”), conditioned upon execution by Contractor and Customer of this Amendment and six other separate amendments, in substantially the form of this Amendment, applicable to the other six (6) Service Areas for the United States (collectively, the “United States Service Areas”), whereby the Customer is the successor in interest to and acting on behalf of each of the respective other six Subscribing Customers named in each such amendment.

The number in the upper left-hand corner refers to this Amendment.  Capitalized terms used herein without definition or which do not specifically reference another agreement shall have the meanings as defined in the Master Agreement.

3.              CONSIDERATION RECITAL

In consideration of the terms and conditions set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Contractor and Customer agree as set forth in this Amendment.

4.               REASON FOR THIS AMENDMENT

4.1                                 Requests for User Data. The United States Federal Communications Commission (the “FCC”) has by order implementing the Telephone Consumer Protection Act of 1991 (the “TCPA”) adopted rules, including those set forth in 47 C.F.R. Sec. 64.1200, (together with the TCPA, the “TCPA Rules”), prohibiting the initiation of telephone calls (other than a call made for emergency purposes or made with the prior express consent of the called party) using automatic telephone dialing systems or an artificial or prerecorded voice to telephone numbers assigned to a paging service, cellular telephone service, specialized mobile radio service, or other radio common carrier service, or any service for which the called party is charged for the call (referred to herein as “TCPA Prohibited Conduct”).  As a result, for the purpose of avoiding

Amendment No.48-NAPM(NE)	April 2, 2004

Sow:       No

                _ Yes

engaging in TCPA Prohibited Conduct, various parties have requested that Contractor provide portions of User Data to them.

4.2                                 Limitations on Disclosure and Use of Confidential Information and User Data.  Both the Master Contract and the User Agreement restrict the disclosure and use of User Data.  User Data is provided to Contractor by respective Users pursuant to the terms and conditions of the User Agreement.  Pursuant to Section 6.1(k) of the User Agreement, Contractor expressly accepts the obligation to maintain the confidentiality of User Data as provided in Article 15 of the Master Agreement. Further, Section 7.6 of the User Agreement expressly prohibits Users from engaging in specific enumerated conduct with respect to the User Data of other Users.  Accordingly, questions have arisen with respect to the allowability under the Master Agreement and the User Agreement of providing any portions of User Data to parties requesting it for the purpose of avoiding engaging in TCPA Prohibited Conduct.

5.                                      CLARIFICATION OF OPERATION OF MASTER AGREEMENT AND USER AGREEMENT

After careful consideration, Customer and Contractor desire to amend the Master Agreement by this Amendment to clarify the operation of the Master Agreement and the User Agreement with respect solely to requests for specified portions of User Data to be used by such requesting parties to avoid engaging in TCPA Prohibited Conduct.  Accordingly, the Master Agreement is hereby amended as of the Amendment Effective Date by the addition of new Section 15.7 to follow immediately after existing Section 15.6, such new Section 15.7 to read in its entirety as follows:

15.7                        Intermodal Ported TN ID Services

(a)                                  Scope.  Notwithstanding the foregoing provisions of this Article 15, Contractor is authorized in accordance with this Section 15.7 to provide certain User Data elements to any entity making a request to Contractor in writing and who satisfies the requirements and conditions set forth in this Section 15.7 (referred to herein as a “Qualified Limited User Data Recipient”).  The provision of such User Data elements to Qualified Limited User Data Recipients pursuant to the requirements and conditions of this Section 15.7 shall be referred to as the “Intermodal Ported Telephone Number Identification Service,” or “Intermodal Ported TN ID Service,” for short.  The Intermodal Ported TN ID Service contemplated hereunder is neither Services, Additional Services nor an Enhancement, as those terms are defined in this Agreement.  Accordingly, and for all purposes of this Agreement, the Intermodal Ported TN ID Service shall not (1) be considered in the definition of or to constitute Services, NPAC/SMS services, or Additional Services under this Agreement or to constitute access or use of Services, NPAC/SMS services or Additional Services under this Agreement, (2) be subject to the requirements and provisions of

Amendment No.48-NAPM(NE)	April 2, 2004

Sow:       No

                _ Yes

Article 13 of this Agreement, (3) be considered in the definition of or to constitute a User Enhancement or a Custom Enhancement under this Agreement.  It is the intention of the Customer and the Contractor that the Intermodal Ported TN ID Service is allowable under this Agreement and the User Agreement in furtherance of law, rule, regulation or order of the Federal Communications Commission or other regulatory agencies having jurisdiction over the NPAC/SMS Service.

(b)                                 Intermodal Ported TN ID Service Agreement.  The Intermodal Ported TN ID Service shall only be provided to Qualified Limited User Data Recipients, as determined in accordance with this Section 15.7, after execution and delivery of an agreement satisfying the requirements set forth in Section 15.7(f), in substantially the form of Exhibit O attached hereto and made a part hereof, and as it may be amended from time to time in accordance with or permitted by this Section 15.7 (the “Intermodal Ported TN ID Service Agreement”).  Contractor shall have the right to amend or to change any provision of the Intermodal Ported TN ID Service Agreement which is not required under Section 15.7(f) and which is not otherwise in violation or breach of this Agreement, including this Section 15.7; provided, however that Contractor shall provide Customer with at least thirty (30) days advance written notice of any such allowable change or revision to the Intermodal Ported TN ID Service Agreement; and provided, further, that changes or amendments to those provisions in the Intermodal Ported TN ID Service Agreement which are required under Section 15.7(f)  may be made and shall only be effective upon the advance written agreement of Customer and the Contractor. In consideration for providing the Intermodal Ported TN ID Service in accordance with the Intermodal Ported TN ID Service Agreement and this Section 15.7, Contractor shall be compensated directly and exclusively from each respective Qualified Limited User Data Recipient in accordance with Section 15.7(i).  Customer shall not unreasonably withhold consent to Customer requests for the use of alternative versions of the Intermodal Ported TN ID Service Agreement for differently situated Qualified Limited User Data Recipients, so long as those agreements otherwise comply with the requirements of this Section 15.7.

(c)                                  Relationship to User Agreements.  Nothing in this Section 15.7 shall supersede the rights of any User under a User Agreement with respect to that User’s User Data and other User’s User Data, and nothing in this Section 15.7 shall alter or otherwise change the acknowledgment and agreement under Section 7.8 of the User Agreement and Section 15.1 of this Agreement that all User Data shall remain the property of the User furnishing it to Contractor.  Accordingly, Customer and Contractor hereby agree and acknowledge that a User (and User’s properly authorized agents,

Amendment No.48-NAPM(NE)	April 2, 2004

Sow:       No

                _ Yes

attorneys, and legal representatives) may obtain and use User Data pursuant to the terms of the User Agreement for the purpose of ensuring that such User does not itself engage in TCPA Prohibited Conduct (as defined below in Section 15.7(f)(2)) without being subject to this Section 15.7 or being required to enter into an the Intermodal Ported TN ID Service Agreement and at no additional charge other than as provided in the User Agreement.  In addition, Customer and Contractor further hereby agree and acknowledge that a User may obtain and disclose or otherwise make available to a Third Party that is an “Affiliate” of the User (referred to as an “Affiliated Third Party”) User Data for the purpose of ensuring that such Affiliated Third Party does not itself engage in TCPA Prohibited Conduct (as defined below in Section 15.7(f)(2)), without being subject to this Section 15.7 or being required to enter into an Intermodal Ported TN ID Service Agreement and at no additional charge; provided, however, that the obtaining, disclosure and otherwise making available of such User Data by a User to an Affiliate Third Party shall not be considered in violation of Section 7.6 of the User Agreement and shall be considered in satisfaction of Article 9 of the User Agreement, only so long as such User certifies to Contractor that such Affiliated Third Party is an Affiliate of the User and such Affiliated Third Party executes a confidentiality agreement directly with Contractor, as set forth in Section 15.6 of this Agreement, which confidentiality agreement shall include the substantive restrictions set forth in this Article 15 and shall otherwise be in a form reasonably satisfactory to Contractor and Customer.  For purposes of the foregoing sentence, an “Affiliate” of a User is any entity, directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the respective User, and the term “control” for purposes of determining an “Affiliate” shall mean either the right to exercise, directly or indirectly, more than ten percent (10%) of the voting rights attributable to the controlled entity or the ownership, directly or indirectly, of more than ten percent (10%) of the total interest in the profits or losses of the controlled entity.

(d)                                 Relationship to NPAC/SMS Services.  The Contractor and the Customer expressly agree and acknowledge that the Intermodal Ported TN ID Service shall only be offered so long as it does not adversely affect the operation and performance of the NPAC/SMS and the delivery of Services pursuant to this Agreement, and accordingly, the provision of Services under the terms and conditions of this Agreement other than this Section 15.7 shall take priority to the provision of the Intermodal Ported TN ID Service.  Further, in addition to causes for termination of this Agreement and the User Agreement set forth in this Agreement and the User Agreement, the provision of the Intermodal Ported TN ID Service and all Intermodal Ported TN ID Service Agreements may be terminated upon the

Amendment No.48-NAPM(NE)	April 2, 2004

Sow:       No

                _ Yes

occurrence of those events set forth in Section 15.7(l). If Contractor establishes an Intermodal Ported TN ID Service help desk, the telephone number for such help desk shall be different than any current telephone number for a NPAC/SMS help desk and such costs not be included in any charges with respect to the Services.

(e)                                  Inapplicability of Service Levels, GEP Elements and Benchmarking Process.  Contractor and Customer expressly agree and acknowledge that Contractor’s provision of the Intermodal Ported TN ID Service hereunder shall not be subject to any separate Service Level Requirements under Article 8 of this Agreement and Exhibit G, to any Benchmarking Process under Article 7 of this Agreement, or to the Gateway Evaluation Process under Article 32 of this Agreement, and thus no separate Service Levels, GEP Elements or Benchmarking Process are hereby established with respect to the provision of the Intermodal Ported TN ID Services .  Notwithstanding the foregoing, the effect and consequences on the Services from the provision of the Intermodal Ported TN ID Service shall be included in evaluating the obligations of Contractor with respect to the Service Levels under Article 8 and the GEP Elements under Article 32, including but not limited to all the remedies and recourses resulting from Contractor’s failure or noncompliance under this Agreement and the User Agreement.

(f)                                    Required Provisions of Intermodal Ported TN ID Service Agreement.  Each Intermodal Ported TN ID Service Agreement shall be only between the Contractor and the Qualified Limited User Data Recipient and, in addition to containing provisions customary in commercial contracts of this nature, must contain provisions specifying the following:

(i)                                     User Data Elements Provided. Contractor shall make available, by whatever manner and format Contractor considers commercially feasible, and not more frequently than daily, two (2) files consisting of lists of intermodal ports of TNs since November 24, 2003, segregated between wireline to wireless ports and wireless to wireline ports (“Intermodal Ports”) for each of the of the 7 Service Areas, on a password secure Web/FTP site for downloading by the Qualified Limited User Data Recipient.  The data elements of such Intermodal Ports shall consist exclusively of TNs, and no other User Data elements.  Contractor shall not provide the Qualified Limited User Data Recipient direct access to the NPAC or any other User Data elements.

(ii)                                  Specified Exclusive Use. The United States Federal Communications Commission (the “FCC”) has by order

Amendment No.48-NAPM(NE)	April 2, 2004

Sow:       No

                _ Yes

implementing the Telephone Consumer Protection Act of 1991 (the “TCPA”) adopted rules, including those set forth in 47 C.F.R. Sec. 64.1200, (together with the TCPA, the “TCPA Rules”), prohibiting the initiation of telephone calls (other than a call made for emergency purposes or made with the prior express consent of the called party) using automatic telephone dialing systems or an artificial or prerecorded voice to telephone numbers assigned to a paging service, cellular telephone service, specialized mobile radio service, or other radio common carrier service, or any service for which the called party is charged for the call (referred to herein as “TCPA Prohibited Conduct”).  Accordingly, the Intermodal Ports shall be considered Confidential Information and shall only be provided to a Qualified Limited User Data Recipient for the sole purposes of either (A) permitting that Qualified Limited User Data Recipient to avoid engaging in TCPA Prohibited Conduct by verifying whether TNs are assigned to a paging service, cellular telephone service, specialized mobile radio service, or other radio common carrier service, or any service for which the called party is charged for the call or (B) allowing that Qualified Limited User Data Recipient to disclose, sell, assign, lease or otherwise provide to any other party (referred to as a “Second Tier Limited User Data Recipient”) to permit such a Second Tier Limited User Data Recipient to avoid engaging in TCPA Prohibited Conduct by verifying whether TNs are assigned to a paging service, cellular telephone service, specialized mobile radio service, or other radio common carrier service, or any service for which the called party is charged for the call.  Other than the foregoing, the Qualified Limited User Data Recipient and the Second Tier Limited User Data Recipient shall be absolutely prohibited, subject to damages and injunctive relief, from (a) disclosing, selling, assigning, leasing or otherwise providing to any other party the Intermodal Ports, including to a local service management system or other party or public database, or (b) commercially exploiting the Intermodal Ports in any way, including by way of example and not limitation, for resale or marketing purposes.

(iii)                               Compliance with Laws.  The Qualified Limited User Data Recipient shall be required to comply with all applicable laws, orders and regulations applicable, including those applicable to the NPAC/SMS, including User Data.

(iv)                              Acknowledgment of Non-liability of Customer and Users.  Both Contractor and the Qualified Limited User Data Recipient shall agree and expressly acknowledge the rights of termination under

Amendment No.48-NAPM(NE)	April 2, 2004

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                _ Yes

this Agreement, including by reason of Section 15.7(l), the absolute exclusions from liability with respect to Customer and the exclusion from liability with respect to Users and End-Users for any amounts that would have otherwise been due and payable by such Qualified Limited User Data Recipient under the terms and conditions of the Intermodal Ported TN ID Service Agreements or as a result of the provision the Intermodal Ported TN ID Service upon the termination of the provision the Intermodal Ported TN ID Service (the “Unpaid Intermodal Charges”) without an explicit rule, regulation, order, opinion or decision of the Federal Communications Commission or any other regulatory body having jurisdiction or delegated authority with respect to the subject matter of this Agreement directing the responsibility and liability for payment of those Unpaid Intermodal Charges by Users or End Users.

(v)                                 Other Termination. Both Contractor and the Qualified Limited User Data Recipient shall agree and expressly acknowledge that, in addition to the rights of termination under this Agreement, including by reason of Section 15.7(l), the Intermodal Ported TN ID Service Agreement may be terminated by either Contractor or the Qualified Limited User Data Recipient with sixty (60) days advance written notice for any reason or for no reason at all, but that the restrictions with respect to User Data and Intermodal Ports shall survive such termination.

(vi)                              Liability, Indemnification and Dispute Resolution.  The Intermodal Ported TN ID Service Agreement shall contain liability, indemnification and dispute resolution terms and conditions customary in the industry for like services.

(vii)                           Compensation. Subject to Section 15.7(i) of this Agreement, Contractor may charge compensation and the Qualified Limited User Data Recipient shall agree to pay such compensation for the provision of the Intermodal Ported TN ID Service.

(viii)                        Continuing Qualification.  The Qualified Limited User Data Recipient agrees to the continuing qualification process set forth in Section 15.7(h)(iii).

(g)                                 Remain User Data.  The Intermodal Ports, being provided as part of the Intermodal Ported TN ID Service, being User Data, shall remain User Data and Confidential Information.

Amendment No.48-NAPM(NE)	April 2, 2004

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                _ Yes

(h)                                 Qualification and Continuing Qualification Process.  Contractor shall not provide Intermodal Ported TN ID Service to any party, whether a User or otherwise, unless pursuant to this Section 15.7(h) such party qualifies, and continues to qualify during the time such Intermodal Ported TN ID Service is provided to such party, as a Qualified Limited User Data Recipient, and such party enters into and executes the Intermodal Ported TN ID Service Agreement.

(i)                                     Application.  Any party requesting the Intermodal Ported TN ID Service shall be required to complete an application.  Such an application will require the applying party to identify the User Data which it is requesting, the intended use of the Intermodal Ports to be received through the Intermodal Ported TN ID Service and any all Second Tier Limited User Data Recipients to whom such party intends to disclose, sell, assign, lease or otherwise provide the requested User Data.

(ii)                                  Evaluation of Qualification. Based upon this application, Contractor shall determine, based upon a good-faith, reasonable interpretation of the information provided by such applicant, (A) whether the User Data requested constitutes solely Intermodal Ports, AND (B) whether the intended use of the requested User Data is for the sole purposes of either (I) permitting that applicant as a Qualified Limited User Data Recipient to avoid engaging in TCPA Prohibited Conduct by verifying whether TNs are assigned to a paging service, cellular telephone service, specialized mobile radio service, or other radio common carrier service, or any service for which the called party is charged for the call or (II) allowing that applicant as a Qualified Limited User Data Recipient to disclose, sell, assign, lease or otherwise provide to another third party who qualify as Second Tier Limited User Data Recipients who shall use the User Data only to avoid engaging in TCPA Prohibited Conduct by verifying whether TNs are assigned to a paging service, cellular telephone service, specialized mobile radio service, or other radio common carrier service, or any service for which the called party is charged for the call.  If Contractor is able to make both determinations set forth in clauses (A) and (B) of the preceding sentence AND PROVIDED FURTHER THAT the applicant is otherwise not already a Second Tier Limited User Data Recipient AND no Second Tier Limited User Data Recipient identified in such applicant application is already itself a Qualified Limited User Data Recipient, then upon execution by both Contractor and the applicant of the Intermodal Ported TN ID Service Agreement, such applicant shall be considered a Qualified

Amendment No.48-NAPM(NE)	April 2, 2004

Sow:       No

                _ Yes

Limited User Data Recipient.  Contractor shall have no duty to investigate the accuracy of any information provided by an applicant on such application.  If Contractor is unsure whether a party qualifies as a Qualified Limited User Data Recipient, Contractor shall refer such application to Customer for its decision before entering into an the Intermodal Ported TN ID Service Agreement with such party, which shall be binding.

(iii)                               Continued Qualification Process. Contractor shall require each Qualified Limited User Data Recipient on the anniversary date of its execution of the Intermodal Ported TN ID Service Agreement to certify to Contractor the following:  (A) that it is in full compliance with the terms and conditions of the Intermodal Ported TN ID Service Agreement, (B) that it intends in the upcoming year to continue to comply with the terms and conditions of the Intermodal Ported TN ID Service Agreement and (C) if it is providing Intermodal Ports to Second Tier Limited User Data Recipients, that (I) all such Second Tier Limited User Data Recipients have agreed to use the User Data only to avoid engaging in TCPA Prohibited Conduct by verifying whether TNs are assigned to a paging service, cellular telephone service, specialized mobile radio service, or other radio common carrier service, or any service for which the called party is charged for the call and (II) either the identity of those Second Tier Limited User Data Recipients has not changed since the later of the original execution of the Intermodal Ported TN ID Service Agreement or the last preceding certification or listing the additions and deletions to that list of Second Tier Limited User Data Recipients. If a Qualified Limited User Data Recipient fails to deliver such certification on such date to Contractor, or if Contractor determines, by reason of the certification or otherwise, that such party no longer qualifies as a Qualified Limited User Data Recipient, or if such party breaches any of the obligations of the Intermodal Ported TN ID Service Agreement, then Contractor shall notify Customer and shall take appropriate action, including, without limitation, immediately discontinuing the delivery of Intermodal Ports to such parity, terminating the Intermodal Ported TN ID Service Agreement and seeking appropriate damages and remedies thereunder.

(iv)                              Quarterly Reports.  At no additional charge, Contractor shall provide to Customer a quarterly report listing all applicants for the Intermodal Ported TN ID Service during the preceding quarter, and all current Qualified Limited User Data Recipients and Second Tier Limited User Data Recipients, which report shall set

Amendment No.48-NAPM(NE)	April 2, 2004

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                _ Yes

forth in a separate section all new Qualified Limited User Data Recipients and Second Tier Limited User Data Recipients since the last report.

(i)                                     Compensation.

(i)                                     Basis for Compensation.  Contractor shall not be entitled to compensation of any kind under this Section 15.7 from Customer, Subscribing Customer, Users or End-Users, and shall look solely to the respective Qualified Limited User Data Recipients for any and all compensation for the provision of the Intermodal Ported TN ID Service (referred to as the “Intermodal Charges”).  Customer and Contractor agree and acknowledge that the Intermodal Ported TN ID Service is not necessary for the provision of number portability.  Contractor agrees to compute and to allocate the compensation for the provision of Intermodal Ported TN ID Service in a fair and non-discriminatory manner consistent with the rules, regulations, orders, opinions and decisions of the Federal Communications Commission and other regulatory body having jurisdiction or delegated authority with respect to the NPAC/SMS or this Agreement.

(ii)                                  Cost Plus the Fee.  Subject to Section 15.7(i)(i) above and Section 15.7(i)(iv) below, the aggregate amount of Intermodal Charges received by Customer under this Section 15.7(i) since the inception of the Intermodal Ported TN Identification Service and during the Initial Term shall equal not more than the Cost plus the Fee, as more particularly described herein below.

(A)                              Costs. “Costs” means those costs that have been incurred or will be incurred by Contractor as a result of providing the Intermodal Ported TN ID Service and which have not been recovered by Contractor by way of payment of compensation under this Section 15.7 or otherwise, which Costs shall include the Direct Costs, Engineering Overhead Costs, and Administrative Overhead Costs, which are defined as follows.

“Direct Costs” costs are those direct costs incurred commencing January 1, 2004 or which will be incurred by Contractor, or by a subcontractor or vendor at the direction

Amendment No.48-NAPM(NE)	April 2, 2004

Sow:       No

                _ Yes

of the Contractor, attributable to the Intermodal Ported TN ID Service, including activities related to, but not limited to, start-up costs, design, coding and unit testing, system integration testing, regression testing, program management, quality assurance, configuration control and documentation management.  Direct Costs shall also include, without limitation, to labor, employee benefits, incentive payments, bonus, travel, meals, the costs of any audit under Section 15.7(j) below, and associated incremental maintenance and operating expenses thereof, and other direct or allocable direct charges, but excluding any Performance Credits and GEP Price Reductions.  Support for Direct Costs will include Contractor’s timesheets and/or specific invoices from subcontracts or vendors in support of the associated work.

“Engineering Overhead Costs” are those costs associated with support activities provided by engineering, software development and information technology/systems personnel that are not captured as Direct Costs.  Engineering Overhead Costs shall be derived by first calculating an overhead rate (the “Engineering Overhead Rate”) based on Contractor’s overall ratio of direct and indirect activities within engineering, software development and information technology/systems departments. The Engineering Overhead Rate will be then be applied to Direct Costs as a markup to establish Engineering Overhead Costs.

“Administrative Overhead Costs” are those general administrative costs associated with any applicable work that are not captured as Direct Costs or as part of the Engineering Overhead Costs.  Administrative Overhead Costs shall be derived by first calculating an overhead rate (the “Administrative Overhead Rate”) based on Contractor’s overall ratio of direct engineering, software development and information technology/systems costs and the indirect costs of support functions provided by, but not limited to, the procurement, finance, human resources, facilities, and legal departments.  The Administrative Overhead Rate will then be applied to Direct Costs as a markup to establish the Administrative Overhead Costs.

Amendment No.48-NAPM(NE)	April 2, 2004

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                _ Yes

(B)                                Fee. “Fee” is the amount that equals [* * *]percent ([* * *]%) of the sum of Direct Costs, Engineering Overhead Costs and Administrative Overhead Costs.

(iii)                               Allocation.  In establishing the Intermodal Charges payable by Qualified Limited User Data Recipients, Contractor shall allocate the Cost plus Fee among Qualified Limited User Data Recipients in any manner that is fair and reasonable, which for the purposes of this Section 15.7(i) shall mean usage based, equitably, customary for similar services, commercially reasonable, and which does not discriminate against similarly situated Qualified Limited User Data Recipients.  Notwithstanding the foregoing, Contractor and Customer expressly agree and acknowledge that the manner of allocating the Cost plus Fee shall be solely the responsibility of the Contractor, and that Customer assume no responsibility or control with respect to such manner nor does Customer in any way endorse the manner selected by Contractor; subject, however, to the right of the Customer to seek guidance or direction from the Federal Communications Commission or any other regulatory body having jurisdiction or delegated authority with respect to the subject matter of this Agreement.  Further, no amounts of any Intermodal Charges which, for whatever reason are not recovered by Contractor or allocated and paid for by Qualified Limited User Data Recipients, including by way of inclusion in any cost or overhead computations related to Services under the Master Agreements, any Statements of Work or otherwise, shall be charged or allocated to or assessed and paid by Customer, any Subscribing Customer, any User or any End-User.

(iv)                              Cost Review.  Within ninety (90) days after the end of each calendar year, Contractor will cause its regular independent auditor (“Contractor’s Auditor”) to commence a review of the accuracy and validity of the Costs and related calculations under Section 15.7(ii) (the “Intermodal Cost Review”).  Within sixty (60) days after commencing the Intermodal Cost Review, Contractor’s Auditor shall issue a sufficiently detailed report (“Intermodal Cost Report”) to the Contractor validating the Costs incurred and the Fee applied.  Contractor shall make available to Contractor’s Auditor such documentation necessary to conduct the Intermodal Cost Review and issue the Intermodal Cost Report, including the following: general ledger reports of Intermodal Ported TN Identification Service activity, accounts payable vouchers, invoices, and documents supporting purchases in support of the Intermodal Ported TN Identification Service activity, and other

Amendment No.48-NAPM(NE)	April 2, 2004

Sow:       No

                _ Yes

financial records used to support general ledger activity related to the Intermodal Ported TN Identification Service and any other records reasonably requested by Contractor’s Auditor (collectively, the “Intermodal Review Documents”).

Contractor shall present Customer with the Intermodal Price Report within thirty (30) days after Contractor’s receipt of the Intermodal Price Report.  Upon Customer’s receipt of the Intermodal Price Report, Customer shall have forty-five (45) days to review the Intermodal Price Report and, at Subscribing Customer’s sole cost and expense, do either of the following (i) meet with Contractor’s Auditor to review and explain the Intermodal Price Report, or (ii) inform Contractor in writing that Customer shall employ a separate auditor (“Customer’s Auditor”) to conduct a separate review of the accuracy and validity of the Costs incurred under this Section 15.7.  Customer’s Auditor will be given reasonable access to the Intermodal Review Documents.  Customer’s Auditor shall complete such separate review within ninety (90) days of receipt of the Intermodal Price Report.  Before access is given to Customer’s Auditor, Customer’s Auditor will have to execute a non-disclosure agreement with Contractor to prevent the disclosure of Contractor proprietary or confidential information or other information not relevant to verifying the accuracy and validity of the Costs incurred by the Contractor under this Section 15.7.

If it is determined by Contractor’s Auditor or Customer’s Auditor that the compensation Contractor has received since the inception of the Intermodal Ported TN Identification Service under this Section 15.7 exceeds Cost plus the Fee, Contractor shall propose to Contractor’s Auditor and Customer’s Auditor, if any, its plan, which may include, but is not limited to, at Contractor’s discretion, changes to the Intermodal Charges under Section 15.7(i)(i) and and/or the allocations under Section 15.7(i)(iii), such that its continuing aggregate compensation does not exceed Cost plus the Fee in accordance with Section 15.7(i)(ii).  Contractor’s Auditor and Customer’s Auditor, if any, shall review for reasonableness and adequacy Contractor’s proposal and supplement, as necessary, the Intermodal Cost Report.  In no event shall Contractor be deemed in violation of Section 15.7(i)(ii) merely because the amount of Intermodal Charges received by Customer under this Section 15.7(i) since the inception of the Intermodal Ported TN Identification Service and during the Initial Term exceeds Cost plus the Fee; provided, however, that Contractor’s Auditor and

Amendment No.48-NAPM(NE)	April 2, 2004

Sow:       No

                _ Yes

 Customer’s Auditor, if any, concludes that Contractor’s proposal under this paragraph for limiting its aggregate compensation such that it does not exceed the limit set forth in Section 15.7(i)(ii) is reasonable and adequate.

If Customer’s Auditor determines that the amount of Intermodal Charges received by Customer under this Section 15.7(i) since the inception of the Intermodal Ported TN Identification Service and during the Initial Term exceeds Cost plus the Fee by more than seven and one half percent (7.5%), Contractor shall reimburse Customer for the reasonable costs of such review by the Customer’s Auditor; provided however that such reimbursement for Customer collectively shall not exceed One Hundred Thousand US Dollars (US $[* * *]).

(j)                                     Audit of Section 15.7 Performance. Subject to Section 15.7(e), Contractor shall annually engage the GEP Auditor separately to audit Contractor’s compliance with this Section 15.7 (referred to as the “Intermodal Services Audit”), including the maintenance of the certifications and issuance of the reports set forth in Section 15.7(h) and the computation of the Intermodal Services Charge under Section 15.7(i).  The costs and expenses of the Intermodal Services Audit shall be charged and accounted for separately from the costs and expenses of the GEP Audit and shall be properly included in “Direct Costs” under Section 15.7(i).  A report from the GEP Auditor regarding the results of the Intermodal Services Audit (“Intermodal Services Audit Report”) shall be provided to the Customer and the Contractor for informational purposes only in the same manner that the GEP Audit Report is provided under Section 34.4(e), and such Intermodal Services Audit Report shall be so provided within thirty (30) days after its completion, subject to any review and consideration of a draft of the Intermodal Services Audit Report Draft.  If the GEP Auditor is unable alone to determine the methodology and procedures for the Intermodal Services Audit, such Auditor shall determine the methodology and procedures in consultation with the Customer and the Contractor, and the GEP Auditor shall included in such Intermodal Services Audit Report both findings and recommendations to correct and identified deficiencies or failures to comply with the provisions of this Section 15.7.  Notwithstanding the foregoing, the Customer and the Contractor agree and acknowledge that neither the Intermodal Services Audit nor this Section 15.7 is intended to result in the imposition of any damages, Performance Credits, TN Porting Price Reductions, subject to Section 15.7(d) above regarding the effect and consequences on the Services from the provision of the Intermodal Ported TN ID Service and the causes for termination of the provision of the

Amendment No.48-NAPM(NE)	April 2, 2004

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                _ Yes

Intermodal Ported TN ID Service and all Intermodal Ported TN ID Service Agreements set forth in Section 15.7(l) below.

(k)                                  Neutrality Reviews.  In addition to the Intermodal Services Audit, and further subject to Section 15.7(e), the Intermodal Ported TN ID Service shall be included in the Neutrality Review provided for in the Assignment Agreement (Contractor Services Agreement), dated November 30, 1999, by and among Contractor, Lockheed Martin IMS and the Customer (the “Assignment Agreement).  If it is determined under and as part of a Neutrality Review that Contractor’s provision of the Intermodal Ported TN ID Service in any way resulted in the violation of a neutrality requirement set forth in the Master Agreement, the User Agreement, the Assignment Agreement, or any applicable rule, regulation, order, opinion or decision of the Federal Communications Commission or any other regulatory body having jurisdiction or delegated authority with respect to the subject matter of this Amendment or the Master Agreement.  Contractor shall attempt to correct such violation within thirty (30) days following the date of the issuance of the Neutrality Review; provided, however, that where such failure cannot reasonably be cured within such thirty (30) day period, so long as Contractor is diligently pursuing such cure, and regulatory authorities having jurisdiction over such matters (after having reviewed the details of the event(s) causing Contractor’s failure) have not specifically required Customer to terminate the Intermodal Ported TN ID Service and terminate all Intermodal Ported TN ID Service Agreements, the time for curing such failure shall be extended for such period as may be necessary for Contractor to complete such cure.  Notwithstanding the foregoing, the Customer may, at its election but without duty or obligation, and without risk of costs or damages recoverable from Contractor for Customer’s election, seek the guidance and direction of such regulatory authorities if such failure has not been cured with ninety (90) days following the date of the issuance of the Neutrality Review and the Intermodal Ported TN ID Service and all Intermodal Ported TN ID Service Agreements have not been terminated.  The costs and expenses of including the Intermodal Ported TN ID Service in the Neutrality Review shall be charged and accounted for separately from the costs and expenses of the Neutrality Review and shall be properly included in “Direct Costs” under Section 15.7(i).

(l)                                     Additional Causes for Termination.  In addition to the causes for termination of this Agreement and the User Agreement set forth in this Agreement and the User Agreement, the provision of the Intermodal Ported TN ID Service and all Intermodal Ported TN ID Service Agreements shall immediately be terminated upon the direction of the Federal Communications Commission or any other regulatory body having

Amendment No.48-NAPM(NE)	April 2, 2004

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                _ Yes

jurisdiction or delegated authority with respect to the subject matter of this Agreement or upon an finding or determination of the Federal Communications Commission or any other regulatory body that the continued provision of the Intermodal Ported TN ID Service is contrary to or inconsistent with the duties or roles of the Contractor or the Customer in any way.  Contractor shall be responsible for any fines and penalties arising from any noncompliance by Contractor, its subcontractors or agents with any such determinations, findings or rulings or with Contractor’s refusal to terminate the provision of the Intermodal Ported TN ID Service and all Intermodal Ported TN ID Service Agreements.

6.               IMPACTS ON MASTER AGREEMENT

The following portions of the Master Agreement are impacted by this Amendment:

Master Agreement
None	Exhibit B Functional Requirements Specification
None	Exhibit C Interoperable Interface Specification
None	Exhibit E Pricing Schedules
None	Exhibit F Project Plan and Test Schedule
None	Exhibit G Service Level Requirements
None	Exhibit H Reporting and Monitoring Requirements
None	Exhibit J User Agreement Form
None	Exhibit K External Design
None	Exhibit L Infrastructure/Hardware
None	Exhibit N System Performance Plan for NPAC/SMS Services
None	Disaster Recovery
None	Back-up Plans
None	Gateway Evaluation Process (Article 32 of Master Agreement)

Amendment No.48-NAPM(NE)	April 2, 2004

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                _ Yes

7.              MISCELLANEOUS

(a)                                  Neither Customer nor Subscribing Customer shall in any way be liable to any Qualified Limited User Data Recipient or Second Tier Limited User Data Recipient or to Contractor or any User under the Intermodal Ported TN ID Service Agreements or as a result of the provision the Intermodal Ported TN ID Service.

(b)                                 Except as specifically modified and amended hereby, all the provisions of the Master Agreement and the User Agreements entered into with respect thereto, and all exhibits and schedules thereto, shall remain unaltered and in full force and effect in accordance with their terms.  From and after the Amendment Effective Date hereof, any reference in the Master Agreement to itself and any Article, Section or subsections thereof or to any Exhibit thereto, or in any User Agreement to itself or to the Master Agreement and applicable to any time from and after the Amendment Effective Date hereof, shall be deemed to be a reference to such agreement, Article, Section, subsection or Exhibit, as modified and amended by this.  From and after the Amendment Effective Date, Amendment shall be a part of the Master Agreement, including its Exhibits, and, as such, shall be subject to the terms and conditions therein.  Each of the respective Master Agreements with respect to separate Service Areas remains an independent agreement regarding the rights and obligations of each of the Parties thereto with respect to such Service Area, and neither this Amendment nor any other instrument shall join or merge any Master Agreement with any other, except by the express written agreement of the Parties thereto.

(c)                                  If any provision of this Amendment is held invalid or unenforceable the remaining provision of this Amendment shall become null and void and be of no further force or effect.  If by rule, regulation, order, opinion or decision of the Federal Communications Commission or any other regulatory body having jurisdiction or delegated authority with respect to the subject matter of this Amendment or the Master Agreement, this Amendment is required to be rescinded or is declared ineffective or void in whole or in part, whether temporarily, permanently or ab initio (an “Ineffectiveness Determination”), immediately upon such Ineffectiveness Determination and without any requirement on any party to appeal, protest or otherwise seek clarification of such Ineffectiveness Determination, this Amendment shall be rescinded and of no further force or effect retroactively to the Amendment Effective Date.  Consequently, the Master Agreement in effect immediately prior to the Amendment Effective Date shall continue in full force and effect in accordance with its terms, unchanged or modified in any way by this Amendment.  In the event of an Ineffectiveness Determination, any amounts that would have otherwise been due and payable under the terms and conditions of the Intermodal Ported TN ID Service Agreements or as a result of the provision the Intermodal Ported TN ID Service (the “Unpaid Intermodal Charges”) will in no event be charged to allocated to Users or End Users, including by way of inclusion in any cost or overhead computations related to Services under the Master Agreements, any Statements of Work or otherwise, without an explicit rule, regulation, order, opinion or decision of the Federal Communications Commission or any other regulatory body having jurisdiction or delegated authority with respect to the subject matter of this Amendment or the Master Agreement directing the responsibility and liability for payment of those Unpaid Intermodal Charges by Users or End Users.

(d)                                 This Amendment may be executed in two or more counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document.  All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

Amendment No.48-NAPM(NE)	April 2, 2004

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                _ Yes

(e)                                  If at any time hereafter a Customer, other than a Customer that is a party hereto desires to become a party hereto, such Customer may become a party hereto by executing a joinder agreeing to be bound by the terms and conditions of this Amendment, as modified from time to time.

(f)                                    This Amendment is the joint work product of representatives of Customer and Contractor; accordingly, in the event of ambiguities, no inferences will be drawn against either party, including the party that drafted the Agreement in its final form.

(g)                                 This Amendment sets forth the entire understanding between the Parties with regard to the subject matter hereof and supercedes any prior or contemporaneous agreement, discussions, negotiations or representations between the Parties, whether written or oral, with respect thereto.  The modifications, amendments and price concessions made herein were negotiated together and collectively, and each is made in consideration of all of the other terms herein.  All such modifications, amendments and price concessions are interrelated and are dependent on each other.  No separate, additional or different consideration is contemplated with respect to the modifications, amendments and price concessions herein.

(h)                                 This Amendment, the use of the Cost Plus Fee method for determining compensation payable by Qualified Limited User Data Recipients and the composition and details of the Cost Plus Fee method set forth in this Amendment are intended by Contractor and Customer to be separate and distinct from and unrelated to any agreement with respect to Statements of Work under the Master Agreement and the method of determining the cost of such Statements of Work, and shall not be considered to alter, modify, change or amend any such agreements with respect to Statements of Work or to supersede any such agreements with respect to such Statements of Work.

[THIS SPACE INTENTIONALLY LEFT BLANK]

Amendment No.48-NAPM(NE)	April 2, 2004

Sow:       No

                _ Yes

IN WITNESS WHEREOF, the undersigned have executed this Amendment:

CONTRACTOR: NeuStar, Inc.

By:

Its:

Date:

CUSTOMER:  North American Portability Management, LLC as successor in interest to and on behalf of Northeast Carrier Acquisition Company, LLC

By:

Its:

Date:

By:

Its:

Date:

Amendment No.48-NAPM(NE)	April 2, 2004

Sow:       No

                _ Yes

EXHIBIT O

INTERMODAL PORTED TN IDENTIFICATION SERVICE AGREEMENT

Amendment No.48-NAPM(NE)	April 2, 2004

Sow:       No

                _ Yes

NEUSTAR

August 14, 2002

Ms. Pamela Connell

Co-Chair, NAPM, LLC

1200 Peachtree Street

Room 5101

Atlanta, GA  30309

Mr. Richard Theiss

Co-Chair, NAPM, LLC

545 E. John Carpenter Freeway

Irving, TX  75062-7971

Re: Bank of America Revolving Credit Loan Agreement

Ms. Connell:

Mr. Theiss:

1.             Background:

1.1           As you know, NeuStar, Inc. (“Contractor”) proposes to enter into a revolving credit loan agreement (the  “Credit Agreement”) with Bank of America, N.A. (“BofA”) as Administrative Agent, Lender and Letter of Credit (“L/C”) Issuer, dated August 14, 2002, and to secure loans of up to Twenty-Five Million Dollars ($25,000,000) under the Credit Agreement and Contractor’s other obligations under the Credit Agreement and the other loan documents, all dated August 14, 2002, entered into in connection with the Credit Agreement (the “Loan Documents”) with a pledge of substantially all of its properties and assets pursuant to a general Security Agreement and a Securities Pledge Agreement, including the “LNP Receivables Tracking Certificate” and the “LNP Receivables” (as those terms are defined in the Credit Agreement), but not including the “SOW Receivables” (as defined in the Credit Agreement).

1.2           Unless otherwise explicitly defined herein, capitalized terms used herein shall have the meanings as defined in the Loan Documents or in the Agreements for Number Portability Administration Center/Service Management System between NeuStar, Inc., as Contractor, and North American Portability Management LLC (“NAPM”), acting on behalf of the Subscribing Customers named therein for each of the seven United States Service Areas, even if documented as separate legal instruments for each of the seven United States Service Areas (individually, a Master Agreement and collectively, the “Master Agreements”), as the case may be.  If terms used herein have different meanings between the Loan Documents and the Master Agreements, then the meaning assigned to any such term in the Loan Documents shall govern.

2.             Representations of Contractor.  Contractor hereby represents and warrants to NAPM that:

2.1           Without in any way implying whether a consent is or is not required under the Master Agreements with respect to indebtedness incurred by NeuStar which involves an assignment or transfer of any rights or obligations under the Master Agreements, under the Credit Agreement, neither Contractor nor any of its affiliates (other than Warburg, Pincus & Co. and DB Capital Investors, L.P., and ABS Capital Partners and their respective affiliates) has incurred indebtedness to BofA, or any of its successors, assigns or affiliates, in excess of Twenty-Five Million Dollars ($25,000,000) in principal amount, and Contractor further agrees that, neither Contractor nor any of its affiliates will incur indebtedness (including principal, interest, penalties or any other fees) to BofA, or any of its successors, assigns or affiliates, in excess of Twenty Five Million Dollars ($25,000,000) in principal amount.

2.2           Contractor represents that it will provide 14 days advance written notice to NAPM of any indebtedness (other than the indebtedness referred to in Section 2.1 above) incurred by Contractor after the date hereof that is secured by amounts due or payable under the Master Agreements.

2.3           In connection with entering into the Credit Agreement, Contractor will not make any representations or warranties or covenant to provide any releases or waivers to BofA regarding rights of set-off or deduction, or any waiver thereof, by NAPM or any “Users” under any of the Master Agreements.

2.4           If Contractor violates any of the provisions of Sections 2.1, 2.2, or 2.3 hereof; the assignment or transfer of any rights or obligations under the Master Agreements with respect to any indebtedness incurred in violation of this Section 2 shall be void.

3.             Modification of and Amendment to the Master Agreements.

3.1          LNP Receivables Secured Financing.

Acknowledgement.  NAPM acknowledges that (i) the Contractor will enter into the Credit Agreement pursuant to which the Lenders will establish for the Contractor a secured revolving credit loan facility for the purposes of making the Loans described in the Credit Agreement (the “Credit Facility”), and (ii) all of the Contractor’s right, title and interest in and to the LNP Receivables, including any LNP Receivables arising in the future, and in and to the LNP Receivables Tracking Certificate will be transferred and assigned as collateral security to secure Contractor’s obligations to the Lenders under the Credit Facility pursuant to a Security Agreement and a Securities Pledge Agreement attached as Exhibits to the Credit Agreement.  As a condition to the effectiveness of the credit Agreement, the Contractor will grant BofA, as administrative agent acting on behalf of the Lenders (the “Administrative Agent”), a perfected, first priority security interest in and to the LNP Receivables Tracking Certificate and the LNP Receivables and the right to collect and receive any amount available for distribution in connection with the LNP Receivables.  In connection with the NAPM’s agreements and consents hereunder relating to the aforementioned transactions, the Contractor has delivered to NAPM the Credit Agreement, the Guaranty Agreement, the Security Agreement, the Securities Pledge Agreement, the Lockbox Account Agreement and the Intercreditor Agreement in substantially the form to be executed by the parties thereto, such documents delivered by Contractor referred to herein as the “Provided Agreements.”  Accordingly, NAPM acknowledges both the receipt of

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the Provided Agreements and that it has consulted with its counsel to the extent that it has deemed appropriate.

3.2           Consent to Credit Facility and Assignment of LNP Receivables.  Without in any way implying whether a consent is or is not required under the Master Agreements or otherwise, and subject to the conditions set forth in this Section 3.2, NAPM consents to the grant by the Contractor of a first priority security interest in and to the LNP Receivables Tracking Certificate and the LNP Receivables to the Administrative Agent, on behalf of the Lenders, to secure the Contractor’s obligations under the Credit Facility and to the perfection of such security interest in accordance with the Provided Agreements.  Notwithstanding the foregoing, this consent shall be conditioned, and shall only be effective, upon receipt by NAPM of an acknowledgment by BofA that it has received a copy and acknowledged the terms of this letter agreement, and Contractor agrees and acknowledges (1) that notwithstanding any provisions of the Loan Documents to the contrary and without in any way implying whether a consent is or is not required under the Master Agreements or otherwise, the foregoing consent by NAPM is not intended to constitute and shall not be deemed or considered by the Contractor to constitute a waiver of any rights or remedies whoever, including, without limitation, any right of offset or deduction, against or with respect to the Contractor (or any of its successors or assigns) that may now exist or which may in the future exist in the absence of the Loan Documents; (2) that without in any way implying whether a consent is or is not required under the Master Agreements, the foregoing consent by NAPM is not intended to constitute and shall not be deemed or considered by Contractor to constitute a consent to the assignment of the LNP Receivables or of any of their proceeds or products or of the LNP Receivables Tracking Certificate, except for the grant of a security interest in the LNP Receivables and their proceeds or products and corresponding LNP Receivables Tracking Certificate pursuant to the Loan Documents; and (3) that the Contractor and its successors and assigns will not assert or claim a position contrary to the foregoing and that the Contractor will cause its successors, assigns, agents, representatives or fiduciaries not to assert or claim a position contrary to the foregoing.  Subject to the foregoing, the consent set forth in this Section 3.2 shall (i) be deemed to constitute a consent under Section 22.1 and (ii) apply notwithstanding the limitations set forth in Section 22.2 of the Master Agreements.

3.3           Further Assurances.  NAPM has given its consent as set forth herein expressly conditioned upon the following additional assurances from the Contractor:

(a)           The LNP Receivables have been assigned by Contractor under the Loan Documents to the Administrative Agent as collateral security for the benefit of the Lenders subject to the right of the carriers and other entities Contractor is entitled to bill under the Master Agreements (“Users”) to assert setoff or deduct claims against the LNP Receivables.

(b)           Any and all documents delivered under the Loan Documents which contain NAPM or User information, files or data shall be afforded the confidentiality required by Contractor under the Master Agreements, and all disputes under the Master Agreements among NAPM, Users and Contractor shall be governed by the dispute resolution procedures set forth in the Master Agreements.

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(c)           The Contractor, agrees that no previously executed document and no document executed in the future, except to the extent specifically provided therein and specifically consented to by NAPM in writing, shall contradict, diminish or otherwise impair the benefits, privileges and rights afforded NAPM and the Users under this letter agreement.  To the extent Contractor does not comply with the foregoing sentence, any such document shall be void.  In particular, any documents requested to be executed under this Section 3.3(c) shall expressly recite that they are made subject to and conditioned upon the assurances set forth in this letter agreement as of the time of execution of such documents.

(d)           NAPM has made no representation or warranty whatsoever to the Contractor regarding the enforceability of the modification of the Master Agreements pursuant hereto on Users.

(e)           The Contractor shall notify NAPM as soon as reasonably practicable, but no later than five (5) business days after the occurrence of any of the following events:  (i) any violation, or any waiver by the Lenders of any violation, of any provision of Section 8.11 of the Credit Agreement, (ii) any increase in the “Available Amount” (as defined in the Credit Agreement), and (iii) any termination or reduction of “Commitments” (as defined in the Credit Agreement) pursuant to Section 2.05 of the Credit Agreement.  The requirement to provide the notices under this Section 3.3(e) shall be incorporated in the GEP process under SOW 25 as it relates to reporting requirements.

(f)            Subject to the rights of Users under User Agreements to assert setoff or deduction claims on amounts owed under the Master Agreements, as amended under any Statement of Work thereunder, Users rights to assert setoff or deduction claims may be exercised against the LNP Receivables, or, to the extent that the LNP Receivables Tracking Certificates represents a right with respect to the LNP Receivables, the LNP Receivables Tracking Certificates; provided however, that any such right of setoff or deduction against the LNP Receivables and LNP Receivables Tracking Certificates shall terminate upon payment of such amounts to the Trust

(g)           Contractor agrees that without the prior written consent of NAPM Contractor shall not amend Section 9.01(m) of the Credit Agreement, which consent will not be unreasonably withheld, delayed or conditioned.

4.             Miscellaneous.

4.1           NAPM hereby waives any requirement under that certain letter dated November 2, 2001 relating to the Wachovia loan facility that Contractor provide it with 14 days advance written notice of any indebtedness incurred pursuant to the Credit Agreement, without either NAPM or Contractor agreeing or acknowledging that such notice or Contractor’s agreement to provide such notice constitutes either an acknowledgment of the need to seek or to obtain the consent of NAPM to such indebtedness or the grant of consent by NAPM to such indebtedness.

4.2           Except as specifically modified hereby, all the provisions of the Master Agreements and the User Agreements entered into with respect thereto, and all exhibits and schedules thereto, shall remain unaltered and in full force and effect in accordance with their

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terms, and, in accordance therewith, Contractor’s grant of the security interest and the perfection thereof as contemplated by the Loan Documents does not alter or modify any of the provisions of the Master Agreements and the User Agreements, and all exhibits and schedules thereto, and any agreements contemplated thereby.  From and after the effective date hereof, this letter agreement shall be a part of the Master Agreements, including its exhibits, and, as such, shall be subject to the terms and conditions therein.  Each of the respective Master Agreements with respect to separate Service Areas remains an independent agreement regarding the rights and obligations of each of the Parties thereto with respect to such Service Area, and neither this letter agreement nor any other instrument shall join or merge any Master Agreement with any other, except by the express written agreement of the Parties thereto.

4.3           This letter agreement sets forth the entire understanding between the Contractor and NAPM with regard to the subject matter hereof and supersedes any prior or contemporaneous agreement, discussions, negotiations or representations between the Parties, whether written or oral, with respect thereto.

4.4           If any provision of this letter agreement is held invalid or unenforceable the remaining provisions of this letter agreement shall become null and void and be of no further force or effect.  If by rule, regulation, order, opinion or decision of the Federal Communications Commission or any other regulatory body having jurisdiction or delegated authority with respect to the subject matter of this letter agreement or the Master Agreements, this letter agreement is required to be rescinded or is declared ineffective or void in whole or in part, whether temporarily, permanently or ab initio (an “Ineffectiveness Determination”), immediately upon such Ineffectiveness Determination and without any requirement on any party to appeal, protest or otherwise seek clarification of such Ineffectiveness Determination, this letter agreement shall be rescinded and of no further force or effect retroactively to the date hereof.  Consequently, the Master Agreements in effect immediately prior to the date hereof shall continue in full force and effect in accordance with their respective terms, unchanged or modified in any way by this letter ageement.

4.5           This letter agreement may be executed in two or more counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document.  All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

4.6           This letter agreement is the joint work product of representatives of NAPM and Contractor, accordingly, in the event of ambiguities, no inferences will be drawn against either Party, including the Party that drafted the Agreement in its final form.

4.7           All notices or other communications required or permitted to be given to NAPM under this letter agreement, including, without limitation, specifically the notices required under Sections 2.2 and 3.3(e) of this letter agreement, must be in writing, as the requirement of writing is defined in Section 27.6(a) of the Master Agreements and shall be given to the then current chair (or if more than one chair, all co-chairs) of NAPM, with notice given to NAPM’s then-current legal counsel, and each such notice or communication shall for purposes of this letter agreement be deemed to be given and delivered in accordance with the requirements of Section 27.6(b) of the Master Agreements.

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Please indicate your consent to the transactions described in Sections 1 and 3 of this letter by executing in the space provided below and returning to the undersigned a copy of this letter. NeuStar appreciates your cooperation and prompt attention to this matter.

Very truly yours,

NeuStar, Inc.

By:

The undersigned on behalf of NAPM acknowledge, accept, consent to and rely upon the terms of this letter agreement as set forth herein.

NORTH AMERICAN PORTABILITY MANAGEMENT LLC

By:
Pamela H. Connell
Co-Chair

By:
Richard Theiss
Co-Chair

By:	/s/ Pamela H. Connell
Pamela H. Connell
Co-Chair

Receipt and acknowledgment of the terms of an executed copy of the foregoing letter agreement are hereby acknowledged

BANK OF AMERICA, N.A.

By:
Authorized Signatory

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